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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                            Dated as of May 25, 2001

                                 $675,727,178.21

                       Mortgage Pass-Through Certificates
                                 Series 2001-12






--------------------------------------------------------------------------------

                                TABLE OF CONTENTS




                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions..................................................
Section 1.02   Acts of Holders..............................................
Section 1.03   Effect of Headings and Table of Contents.....................
Section 1.04   Benefits of Agreement........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans.................................
Section 2.02   Acceptance by Trust Administrator............................
Section 2.03   Representations and Warranties of the Master Servicer and
                the Seller..................................................
Section 2.04   Execution and Delivery of Certificates.......................
Section 2.05   Designation of Certificates; Designation of Startup Day
                and  Latest Possible Maturity Date..........................
Section 2.06   Optional Substitution of Mortgage Loans......................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01   Certificate Account..........................................
Section 3.02   Permitted Withdrawals from the Certificate Account...........
Section 3.03   Advances by Master Servicer and Trust Administrator..........
Section 3.04   Trust Administrator to Cooperate;
                Release of Owner Mortgage Loan Files........................
Section 3.05   Reports to the Trust Administrator; Annual Compliance
                Statements..................................................
Section 3.06   Title, Management and Disposition of Any REO Mortgage Loan...
Section 3.07   Amendments to Servicing Agreements,
                Modification of Standard Provisions.........................
Section 3.08   Oversight of Servicing.......................................
Section 3.09   Termination and Substitution of Servicing Agreements.........
Section 3.10   Application of Net Liquidation Proceeds......................
Section 3.11   Act Reports..................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01   Distributions................................................
Section 4.02   Allocation of Realized Losses................................
Section 4.03   Paying Agent.................................................
Section 4.04   Statements to Certificateholders;
                Report to the Trust Administrator, MBIA and the Seller......
Section 4.05   Reports to Mortgagors and the Internal Revenue Service.......
Section 4.06   Reserve Fund.................................................
Section 4.07   Distributions in Reduction of the Class I-A-9 Certificates...
Section 4.08   Policy Matters...............................................
Section 4.09   Calculation of Amounts; Binding Effect of Interpretations
                and Actions of Master Servicer..............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates.............................................
Section 5.02   Registration of Certificates.................................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04   Persons Deemed Owners........................................
Section 5.05   Access to List of Certificateholders' Names and Addresses....
Section 5.06   Maintenance of Office or Agency..............................
Section 5.07   Definitive Certificates......................................
Section 5.08   Notices to Clearing Agency...................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01   Liability of the Seller and the Master Servicer..............
Section 6.02   Merger or Consolidation of the Seller or the Master
                Servicer....................................................
Section 6.03   Limitation on Liability of the Seller, the Master Servicer
                and Others..................................................
Section 6.04   Resignation of the Master Servicer...........................
Section 6.05   Compensation to the Master Servicer..........................
Section 6.06   Assignment or Delegation of Duties by Master Servicer........
Section 6.07   Indemnification of Trustee, the Trust Administrator and
                Seller by Master Servicer...................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default............................................
Section 7.02   Other Remedies of Trustee....................................
Section 7.03   Directions by Certificateholders and
                 Duties of Trustee During Event of Default..................
Section 7.04   Action upon Certain Failures of the
                 Master Servicer and upon Event of Default..................
Section 7.05   Trust Administrator to Act; Appointment of Successor.........
Section 7.06   Notification to Certificateholders...........................


                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01   Duties of Trustee and the Trust Administrator................
Section 8.02   Certain Matters Affecting the Trustee and the Trust
                Administrator...............................................
Section 8.03   Neither the Trustee Nor the Trust Administrator Required to
                Make Investigation..........................................
Section 8.04   Neither Trustee nor Trust Administrator Liable for
                Certificates or Mortgage Loans..............................
Section 8.05   Trustee and Trust Administrator May Own Certificates.........
Section 8.06   The Master Servicer to Pay Fees and Expenses.................
Section 8.07   Eligibility Requirements.....................................
Section 8.08   Resignation and Removal......................................
Section 8.09   Successor....................................................
Section 8.10   Merger or Consolidation......................................
Section 8.11   Authenticating Agent.........................................
Section 8.12   Separate Trustees and Co-Trustees............................
Section 8.13   Appointment of Custodians....................................
Section 8.14   Tax Matters; Compliance with REMIC Provisions................
Section 8.15   Monthly Advances.............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01        Termination upon Purchase by the
                      Seller or Liquidation of All Mortgage Loans...........
Section 9.02        Additional Termination Requirements.....................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01       Amendment...............................................
Section 10.02       Recordation of Agreement................................
Section 10.03       Limitation on Rights of Certificateholders..............
Section 10.04       Governing Law; Jurisdiction.............................
Section 10.05       Notices.................................................
Section 10.06       Severability of Provisions..............................
Section 10.07       Special Notices to Rating Agencies......................
Section 10.08       Covenant of Seller......................................
Section 10.09       Recharacterization......................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01       Cut-Off Date............................................
Section 11.02       Cut-Off Date Aggregate Principal Balance................
Section 11.03       Original Group I-A Percentage...........................
Section 11.04       Original Group II-A Percentage..........................
Section 11.05       Original Principal Balances of the Classes of Class A
                     Certificates...........................................
Section 11.06       Original Aggregate Non-PO Principal Balance.............
Section 11.07       Original Aggregate Subordinate Percentage...............
Section 11.08       Original Class B Principal Balance......................
Section 11.09       Original Group I Subordinated Principal Balance.........
Section 11.10       Original Group II Subordinated Principal Balance........
Section 11.11       Original Principal Balances of the Classes of Class B
                     Certificates...........................................
Section 11.12       Original Class B-1 Fractional Interest..................
Section 11.13       Original Class B-2 Fractional Interest..................
Section 11.14       Original Class B-3 Fractional Interest..................
Section 11.15       Original Class B-4 Fractional Interest..................
Section 11.16       Original Class B-5 Fractional Interest..................
Section 11.17       Closing Date............................................
Section 11.18       Right to Purchase.......................................
Section 11.19       Wire Transfer Eligibility...............................
Section 11.20       Single Certificate......................................
Section 11.21       Servicing Fee Rate......................................
Section 11.22       Master Servicing Fee Rate...............................
Section 11.23       MBIA Contact Person.....................................

                                    EXHIBITS

EXHIBIT A-I-A-1    -   Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2    -   Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-3    -   Form of Face of Class I-A-3 Certificate
EXHIBIT A-I-A-4    -   Form of Face of Class I-A-4 Certificate
EXHIBIT A-I-A-5    -   Form of Face of Class I-A-5 Certificate
EXHIBIT A-I-A-6    -   Form of Face of Class I-A-6 Certificate
EXHIBIT A-I-A-7    -   Form of Face of Class I-A-7 Certificate
EXHIBIT A-I-A-8    -   Form of Face of Class I-A-8 Certificate
EXHIBIT A-I-A-9    -   Form of Face of Class I-A-9 Certificate
EXHIBIT A-I-A-10   -   Form of Face of Class I-A-10 Certificate
EXHIBIT A-I-A-11   -   Form of Face of Class I-A-11 Certificate
EXHIBIT A-I-A-12   -   Form of Face of Class I-A-12 Certificate
EXHIBIT A-I-A-13   -   Form of Face of Class I-A-13 Certificate
EXHIBIT A-I-A-14   -   Form of Face of Class I-A-14 Certificate
EXHIBIT A-I-A-15   -   Form of Face of Class I-A-15 Certificate
EXHIBIT A-I-A-16   -   Form of Face of Class I-A-16 Certificate
EXHIBIT A-I-A-17   -   Form of Face of Class I-A-17 Certificate
EXHIBIT A-I-A-18   -   Form of Face of Class I-A-18 Certificate
EXHIBIT A-I-A-19   -   Form of Face of Class I-A-19 Certificate
EXHIBIT A-I-A-20   -   Form of Face of Class I-A-20 Certificate
EXHIBIT A-I-A-21   -   Form of Face of Class I-A-21 Certificate
EXHIBIT A-I-A-22   -   Form of Face of Class I-A-22 Certificate
EXHIBIT A-I-A-23   -   Form of Face of Class I-A-23 Certificate
EXHIBIT A-I-A-24   -   Form of Face of Class I-A-24 Certificate
EXHIBIT A-I-A-25   -   Form of Face of Class I-A-25 Certificate
EXHIBIT A-I-A-26   -   Form of Face of Class I-A-26 Certificate
EXHIBIT A-I-A-27   -   Form of Face of Class I-A-27 Certificate
EXHIBIT A-I-A-28   -   Form of Face of Class I-A-28 Certificate
EXHIBIT A-I-A-29   -   Form of Face of Class I-A-29 Certificate
EXHIBIT A-I-A-30   -   Form of Face of Class I-A-30 Certificate
EXHIBIT A-I-A-31   -   Form of Face of Class I-A-31 Certificate
EXHIBIT A-I-A-32   -   Form of Face of Class I-A-32 Certificate
EXHIBIT A-I-A-33   -   Form of Face of Class I-A-33 Certificate
EXHIBIT A-I-A-34   -   Form of Face of Class I-A-34 Certificate
EXHIBIT A-I-A-35   -   Form of Face of Class I-A-35 Certificate
EXHIBIT A-I-A-36   -   Form of Face of Class I-A-36 Certificate
EXHIBIT A-I-A-37   -   Form of Face of Class I-A-37 Certificate
EXHIBIT A-I-A-38   -   Form of Face of Class I-A-38 Certificate
EXHIBIT A-I-A-39   -   Form of Face of Class I-A-39 Certificate
EXHIBIT A-I-A-40   -   Form of Face of Class I-A-40 Certificate
EXHIBIT A-I-A-41   -   Form of Face of Class I-A-41 Certificate
EXHIBIT A-I-A-42   -   Form of Face of Class I-A-42 Certificate
EXHIBIT A-I-A-43   -   Form of Face of Class I-A-43 Certificate
EXHIBIT A-I-A-44   -   Form of Face of Class I-A-44 Certificate
EXHIBIT A-I-A-PO   -   Form of Face of Class I-A-PO Certificate
EXHIBIT A-I-A-R    -   Form of Face of Class I-A-R Certificate
EXHIBIT A-I-A-LR   -   Form of Face of Class I-A-LR Certificate
EXHIBIT A-II-A-1   -   Form of Face of Class II-A-1 Certificate
EXHIBIT A-I-A-PO   -   Form of Face of Class II-A-PO Certificate
EXHIBIT B-1        -   Form of Face of Class B-1 Certificate
EXHIBIT B-2        -   Form of Face of Class B-2 Certificate
EXHIBIT B-3        -   Form of Face of Class B-3 Certificate
EXHIBIT B-4        -   Form of Face of Class B-4 Certificate
EXHIBIT B-5        -   Form of Face of Class B-5 Certificate
EXHIBIT B-6        -   Form of Face of Class B-6 Certificate
EXHIBIT C          -   Form of Reverse of Series 2001-12 Certificates
EXHIBIT D          -   Reserved
EXHIBIT E          -   Custodial Agreement
EXHIBIT F-1A       -   Schedule of Type 1 Mortgage Loans in Loan Group I
EXHIBIT F-1B       -   Schedule of Type 1 Mortgage Loans in Loan Group II
EXHIBIT F-2        -   Schedule of Type 2 Mortgage Loans in Loan Group I
EXHIBIT F-3A       -   Schedule of Other Servicer Mortgage Loans in Group I
EXHIBIT F-3B       -   Schedule of Other Servicer Mortgage Loans in Group II
EXHIBIT G          -   Request for Release
EXHIBIT H          -   Affidavit Pursuant to Section 860E(e)(4) of the Internal
                       Revenue Code of 1986, as amended, and for Non-ERISA
                       Investors
EXHIBIT I          -   Letter from Transferor of Residual Certificates
EXHIBIT J          -   Transferee's Letter (Class [B-4] [B-5] [B-6]
                       Certificates)
EXHIBIT K          -   Reserved
EXHIBIT L          -   Servicing Agreements
EXHIBIT M          -   Form of Special Servicing Agreement
EXHIBIT N          -   Form of Policy
SCHEDULE I         -   Applicable Unscheduled Principal Receipt Period

          This Pooling and Servicing Agreement, dated as of May 25, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.

                        W I T N E S S E T H     T H A T:
                        - - - - - - - - - -     - - - -

          In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 DEFINITIONS.

          Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

          Additional Collateral: The Additional Collateral, as defined in the Cendant Servicing Agreement.

          Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the Cendant Servicing Agreement.

          Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

          Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

          Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

          Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

          Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

          Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

          Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

          Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

          Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

          Aggregate Non-PO Principal Balance: As of any Determination Date, the sum of the Group I-A Non-PO Principal Balance, the Group II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

          Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

          Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

          Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

          Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Paragraph fourth of Section 4.01(a)(i) and (ii) the Apportionment Fraction for such Class.

          Apportioned Interest Accrual Amount: As to any Distribution Date and either of the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance or Group II Apportioned Principal Balance as of the Determination Date preceding such Distribution Date.

          Apportionment Fraction: As to any Class of Class B Certificates and
(i) any Distribution Date occurring prior to the Subordination Depletion Date and on or after the Distribution Date on which the Principal Balance of each Class of one Group (other than the Class A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group Optimal Principal Amount for which the corresponding Class A Certificates (other than the Class A-PO Certificates) are no longer outstanding and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

          Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

          Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

          Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

          Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

          Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $107,948.73 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-9 Certificates, without giving effect to the guaranty provided by MBIA) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

          Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

          Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-5 Certificates, Class I-A-6 Certificates, Class I-A-7 Certificates, Class I-A-9 Certificates, Class I-A-10 Certificates, Class I-A-11 Certificates, Class I-A-12 Certificates, Class I-A-13 Certificates, Class I-A-14 Certificates, Class I-A-15 Certificates, Class I-A-16 Certificates, Class I-A-17 Certificates, Class I-A-18 Certificates, Class I-A-19 Certificates, Class I-A-20 Certificates, Class I-A-21 Certificates, Class I-A-22 Certificates, Class I-A-23 Certificates, Class I-A-24 Certificates, Class I-A-25 Certificates, Class I-A-26 Certificates, Class I-A-27 Certificates, Class I-A-28 Certificates, Class I-A-29 Certificates, Class I-A-30 Certificates, Class I-A-31 Certificates, Class I-A-32 Certificates, Class I-A-33 Certificates, Class I-A-34 Certificates, Class I-A-35 Certificates, Class I-A-36 Certificates, Class I-A-37 Certificates, Class I-A-38 Certificates, Class I-A-39 Certificates, Class I-A-40 Certificates, Class I-A-41 Certificates, Class I-A-42 Certificates, Class I-A-43 Certificates, Class I-A-44 Certificates, Class II-A-1 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in
Section 5.01(b).

          Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

          Cendant Servicing Agreement: The Servicing Agreement, dated April 1, 1998, between Cendant Mortgage Corporation (as successor to Merrill Lynch Credit Corporation), as servicer, and WFHM, as owner.

          Certificate: Any one of the Class A Certificates or Class B Certificates.

          Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

          Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trust Administrator.

          Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

          Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

          Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

          Class I-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

          Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

          Class I-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

          Class I-A-2 Certificateholder: The registered holder of a Class I-A-2 Certificate.

          Class I-A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-3 and Exhibit C hereto.

          Class I-A-3 Certificateholder: The registered holder of a Class I-A-3 Certificate.

          Class I-A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-4 and Exhibit C hereto.

          Class I-A-4 Certificateholder: The registered holder of a Class I-A-4 Certificate.

          Class I-A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-5 and Exhibit C hereto.

          Class I-A-5 Certificateholder: The registered holder of a Class I-A-5 Certificate.

          Class I-A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-6 and Exhibit C hereto.

          Class I-A-6 Certificateholder: The registered holder of a Class I-A-6 Certificate.

          Class I-A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-7 and Exhibit C hereto.

          Class I-A-7 Certificateholder: The registered holder of a Class I-A-7 Certificate.

          Class I-A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-8 and Exhibit C hereto.

          Class I-A-8 Certificateholder: The registered holder of a Class I-A-8 Certificate.

          Class I-A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-9 and Exhibit C hereto.

          Class I-A-9 Certificateholder: The registered holder of a Class I-A-9 Certificate.

          Class I-A-9 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount for the Class I-A-9 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class I-A-9 Certificates that are covered by the Reserve Fund over (ii) the amount of the Group I Pool Distribution Amount available to be distributed in respect of the Class I-A-9 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) plus any amounts available to be distributed in respect of the Class I-A-9 Certificates on such Distribution Date pursuant to
Section 4.01(b)(iii).

          Class I-A-9 Principal Loss Amount: As to any Distribution Date, the sum of, without duplication, (i) the principal portion of Excess Losses allocated to the Class I-A-9 Certificates for such Distribution Date pursuant to
Section 4.02(b) of this Agreement and (ii) any amount allocated to the Class I-A-9 Certificates which reduces the Principal Balance of the Class I-A-9 Certificates after the Subordination Depletion Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class I-A-9 Certificates.

          Class I-A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-10 and Exhibit C hereto.

          Class I-A-10 Certificateholder: The registered holder of a Class I-A-10 Certificate.

          Class I-A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-11 and Exhibit C hereto.

          Class I-A-11 Certificateholder: The registered holder of a Class I-A-11 Certificate.

          Class I-A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-12 and Exhibit C hereto.

          Class I-A-12 Certificateholder: The registered holder of a Class I-A-12 Certificate.

          Class I-A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-13 and Exhibit C hereto.

          Class I-A-13 Certificateholder: The registered holder of a Class I-A-13 Certificate.

          Class I-A-14 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-14 and Exhibit C hereto.

          Class I-A-14 Certificateholder: The registered holder of a Class I-A-14 Certificate.

          Class I-A-15 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-15 and Exhibit C hereto.

          Class I-A-15 Certificateholder: The registered holder of a Class I-A-15 Certificate.

          Class I-A-16 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-16 and Exhibit C hereto.

          Class I-A-16 Certificateholder: The registered holder of a Class I-A-16 Certificate.

          Class I-A-17 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-17 and Exhibit C hereto.

          Class I-A-17 Certificateholder: The registered holder of a Class I-A-17 Certificate.

          Class I-A-18 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-18 and Exhibit C hereto.

          Class I-A-18 Certificateholder: The registered holder of a Class I-A-18 Certificate.

          Class I-A-19 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-19 and Exhibit C hereto.

          Class I-A-19 Certificateholder: The registered holder of a Class I-A-19 Certificate.

          Class I-A-20 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-20 and Exhibit C hereto.

          Class I-A-20 Certificateholder: The registered holder of a Class I-A-20 Certificate.

          Class I-A-21 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-21 and Exhibit C hereto.

          Class I-A-21 Certificateholder: The registered holder of a Class I-A-21 Certificate.

          Class I-A-22 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-22 and Exhibit C hereto.

          Class I-A-22 Certificateholder: The registered holder of a Class I-A-22 Certificate.

          Class I-A-23 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-23 and Exhibit C hereto.

          Class I-A-23 Certificateholder: The registered holder of a Class I-A-23 Certificate.

          Class I-A-24 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-24 and Exhibit C hereto.

          Class I-A-24 Certificateholder: The registered holder of a Class I-A-24 Certificate.

          Class I-A-25 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-25 and Exhibit C hereto.

          Class I-A-25 Certificateholder: The registered holder of a Class I-A-25 Certificate.

         Class I-A-26 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-26 and Exhibit C hereto.

          Class I-A-26 Certificateholder: The registered holder of a Class I-A-26 Certificate.

          Class I-A-27 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-27 and Exhibit C hereto.

          Class I-A-27 Certificateholder: The registered holder of a Class I-A-27 Certificate.

          Class I-A-28 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-28 and Exhibit C hereto.

          Class I-A-28 Certificateholder: The registered holder of a Class I-A-28 Certificate.

          Class I-A-29 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-29 and Exhibit C hereto.

          Class I-A-29 Certificateholder: The registered holder of a Class I-A-29 Certificate.

          Class I-A-30 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-30 and Exhibit C hereto.

          Class I-A-30 Certificateholder: The registered holder of a Class I-A-30 Certificate.

          Class I-A-31 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-31 and Exhibit C hereto.

          Class I-A-31 Certificateholder: The registered holder of a Class I-A-31 Certificate.

          Class I-A-32 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-32 and Exhibit C hereto.

          Class I-A-32 Certificateholder: The registered holder of a Class I-A-32 Certificate.

          Class I-A-33 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-33 and Exhibit C hereto.

          Class I-A-33 Certificateholder: The registered holder of a Class I-A-33 Certificate.

          Class I-A-34 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-34 and Exhibit C hereto.

          Class I-A-34 Certificateholder: The registered holder of a Class I-A-34 Certificate.

          Class I-A-35 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-35 and Exhibit C hereto.

          Class I-A-35 Certificateholder: The registered holder of a Class I-A-35 Certificate.

          Class I-A-36 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-36 and Exhibit C hereto.

          Class I-A-36 Certificateholder: The registered holder of a Class I-A-36 Certificate.

          Class I-A-37 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-37 and Exhibit C hereto.

          Class I-A-37 Certificateholder: The registered holder of a Class I-A-37 Certificate.

          Class I-A-38 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-38 and Exhibit C hereto.

          Class I-A-38 Certificateholder: The registered holder of a Class I-A-38 Certificate.

          Class I-A-39 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-39 and Exhibit C hereto.

          Class I-A-39 Certificateholder: The registered holder of a Class I-A-39 Certificate.

          Class I-A-40 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-40 and Exhibit C hereto.

          Class I-A-40 Certificateholder: The registered holder of a Class I-A-40 Certificate.

          Class I-A-41 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-41 and Exhibit C hereto.

          Class I-A-41 Certificateholder: The registered holder of a Class I-A-41 Certificate.

          Class I-A-42 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-42 and Exhibit C hereto.

          Class I-A-42 Certificateholder: The registered holder of a Class I-A-42 Certificate.

          Class I-A-43 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-43 and Exhibit C hereto.

          Class I-A-43 Certificateholder: The registered holder of a Class I-A-43 Certificate.

          Class I-A-44 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-44 and Exhibit C hereto.

          Class I-A-44 Certificateholder: The registered holder of a Class I-A-44 Certificate.

          Class I-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class I-A-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class I-A-L9 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class I-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class I-A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit I-A-LR and Exhibit C hereto.

          Class I-A-LR Certificateholder: The registered holder of the Class I-A-LR Certificate.

          Class I-A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class I-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-PO and Exhibit C hereto.

          Class I-A-PO Certificateholder: The registered holder of a Class I-A-PO Certificate.

          Class I-A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class I-A-PO Optimal Principal Amounts for the Class I-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class I-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third Clause (A) of Section 4.01(a)(i) and (y) the sum of the product for each Group I Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Group I Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class I-A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class I-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth Clause (A) of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class I-A-PO Deferred Amount will be zero. No interest will accrue on any Class I-A-PO Deferred Amount.

          Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group I Mortgage Loan;

          (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group I Mortgage Loan; and

     (II) the Class I-A-PO Recovery for such Distribution Date.

          Class I-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class I-A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class I-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group I Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the amount of the Recovery with respect to such Group I Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

          Class I-A-R Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

          Class I-A-R Certificateholder: The registered holder of a Class I-A-R Certificate.

          Class II-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

          Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

          Class II-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class II-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class II-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

          Class II-A-PO Certificateholder: The registered holder of a Class II-A-PO Certificate.

          Class II-A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO Optimal Principal Amounts for the Class II-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third Clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Group II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Group II Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class II-A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth Clause (B) of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

          Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum of, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group II Mortgage Loan;

          (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group II Mortgage Loan; and

     (II) the Class II-A-PO Recovery for such Distribution Date.

          Class II-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class II-A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class II-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group II Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the amount of the Recovery with respect to such Group II Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

          Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

          Class A Certificateholder: The registered holder of a Class A Certificate.

          Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount, (b) the Group II-A Interest Accrual Amount and (c) the Premium Payment (determined, in each case, without regard to clause (ii) of the definition of each Interest Accrual Amount or the Premium Payment, as applicable).

          Class A Pass-Through Rate: As to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-7, Class I-A-8, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class I-A-29, Class I-A-30, Class I-A-31, Class I-A-32, Class I-A-33, Class I-A-34, Class I-A-35, Class I-A-36, Class I-A-37, Class I-A-38, Class I-A-39, Class I-A-40, Class I-A-41, Class I-A-42, Class I-A-43, Class I-A-44, Class I-A-R, Class I-A-LR Certificates, 6.750% per annum. As to the Class I-A-6 and Class II-A-1 Certificates, 6.500% per annum. As to the Class I-A-9 Certificates, 6.700% per annum. The Class I-A-PO and Class II-A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

          Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

          Class A-PO Certificates: Any of the Class I-A-PO Certificates or Class II-A-PO Certificates.

          Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

          Class B Certificateholder: The registered holder of a Class B Certificate.

          Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

          Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

          Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

          Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

          Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

          Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

          Class B Loan Group Optimal Principal Amount: Any of the Class B Loan Group I Optimal Principal Amount or Class B Loan Group II Optimal Principal Amount.

          Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

          Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

          Class B Pass-Through Rate: With respect to the Distribution Date occurring in June 2001, 6.676% per annum. With respect to each succeeding Distribution Date, a per annum rate equal to the weighted average of 6.750% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group.

          Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

          Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

          Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

          Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

          Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

          Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

          Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(ii).

          Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

     (II) the Group I Class B-1 Prepayment Percentage or Group II Class B-1 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

          Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph third of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

          Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

          Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

          Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

          Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

          Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(ii).

          Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(ii).

          Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

     (II) the Group I Class B-2 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

          Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

          Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(ii).

          Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(ii).

          Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

          Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

          Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(ii).

          Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(ii).

          Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

     (II) the Group I Class B-3 Prepayment Percentage or Group II Class B-3 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

          Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph ninth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

          Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(ii).

          Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(ii).

          Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

          Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

          Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs tenth, eleventh, and twelfth of Section 4.01(a)(ii).

          Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(ii).

          Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

     (II) the Group I Class B-4 Prepayment Percentage, Group II Class B-4 Prepayment Percentage or Group II Class B-4 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

          Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph twelfth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

          Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(ii).

          Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(ii).

          Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

          Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

          Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a)(ii).

          Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(ii).

          Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending prior to the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
     2.02 or 2.03; and

          (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending prior to the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

     (II) the Group I Class B-5 Prepayment Percentage or Group II Class B-5 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

          Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph fifteenth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

          Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(ii).

          Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(ii).

          Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

          Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

          Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(ii).

          Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(ii).

          Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

     (II) the Group I Class B-6 Prepayment Percentage or Group II Class B-6 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date.

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

          Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(ii) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

          Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(ii).

          Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(ii).

          Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

          Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

          Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

          Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

          Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.17.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

          Compensating Interest: With respect to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

          Co-op Shares: Shares issued by private non-profit housing corporations.

          Corporate Trust Office: The principal office of the Trust Administrator or Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28202 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

          Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

Uncertificated Lower-Tier Interest     Corresponding Upper-Tier Class or Classes
----------------------------------     -----------------------------------------

Class I-A-L1 Interest                 Class I-A-1, Class I-A-2, Class I-A-3,
                                      Class I-A-4, Class I-A-5, Class I-A-7,
                                      Class I-A-10, Class I-A-11, Class I-A-12,
                                      Class I-A-13, Class I-A-14, Class I-A-15,
                                      Class I-A-16, Class I-A-17, Class I-A-18,
                                      Class I-A-19, Class I-A-20, Class I-A-21,
                                      Class I-A-22, Class I-A-23, Class I-A-24,
                                      Class I-A-25, Class I-A-26, Class I-A-27,
                                      Class I-A-28, Class I-A-29, Class I-A-30,
                                      Class I-A-31, Class I-A-32, Class I-A-33,
                                      Class I-A-34, Class I-A-35, Class I-A-36,
                                      Class I-A-37, Class I-A-38, Class I-A-39,
                                      Class I-A-40, Class I-A-41, Class I-A-42,
                                      Class I-A-43 and Class I-A-44 Certificates

Class I-A-L6 Interest                 Class I-A-6 and Class I-A-8 Certificates

Class I-A-L9 Interest                 Class I-A-9 Certificates

Class I-A-LPO Interest                Class I-A-PO Certificates

Class I-A-LUR Interest                Class I-A-R Certificate

Class II-A-L1 Interest                Class II-A-1 Certificates

Class II-A-LPO Interest               Class II-A-PO Certificates

Class B-L1 Interest                   Class B-1 Certificates

Class B-L2 Interest                   Class B-2 Certificates

Class B-L3 Interest                   Class B-3 Certificates

Class B-L4 Interest                   Class B-4 Certificates

Class B-L5 Interest                   Class B-5 Certificates

Class B-L6 Interest                   Class B-6 Certificates

          Credit Suisse: Credit Suisse First Boston Corporation, or its successor in interest.

          Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates and the Premium Payment pursuant to Paragraph first Clause (A) of Section 4.01(a)(i) on such Distribution Date.

          Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first Clause (B) of Section 4.01(a)(i) on such Distribution Date.

          Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a)(ii) on such Distribution Date.

          Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

          Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

          Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

          Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

          Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

          Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

          Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

          Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

          Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of the Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

          Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

          Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

          Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

          Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

          Deceased Holder: A Beneficial Owner of a Class I-A-9 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trust Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trust Administrator.

          Deficiency Amount: With respect to the Class I-A-9 Certificates on each Distribution Date, the sum of (i) the Class I-A-9 Interest Loss Amount for such Distribution Date and (ii) the Class I-A-9 Principal Loss Amount for such Distribution Date.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

          Definitive Certificates: As defined in Section 5.01(b).

          Denomination: The amount, if any, specified on the face of each Certificate (other than the Class I-A-8 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class I-A-8 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

          Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

          Discount Mortgage Loan: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

          Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

          Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

          Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

          Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-9 Certificates, without giving effect to the guaranty provided by
     MBIA) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-9 Certificates, without giving effect to the guaranty provided by MBIA)by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-9 Certificates, without giving effect to the guaranty provided by
     MBIA) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-9 Certificates, without giving effect to the guaranty provided by MBIA) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-9 Certificates, without giving effect to the guaranty provided by MBIA) by either Rating Agency.

          In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          ERISA Prohibited Holder: As defined in Section 5.02(d).

          Errors and Omissions Policy: As defined in each of the Servicing Agreements.

          Event of Default: Any of the events specified in Section 7.01.

          Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

          Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Fraud Loss.

          Excess Loss: Collectively any Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses.

          Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

          FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

          Fidelity Bond: As defined in each of the Servicing Agreements.

          Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

          Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Group I-A Certificates and Class B Certificates is June 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for each Class of Group II-A Certificates is June 25, 2016.

          Fitch: Fitch, Inc., or its successors in interest.

          Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than (i) for the Group I Mortgage Loans, the sum of (a) 6.750%, (b) the applicable Servicing Fee Rate and
(c) the Master Servicing Fee Rate and (ii) for the Group II Mortgage Loans, the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in clause (i) or (ii), as applicable, which is not assigned to and not part of the Trust Estate.

          Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus (i) for the Group I Mortgage Loans, the sum of (a) 6.750%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate or (ii) for the Group II Mortgage Loans, the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate.

          Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

          Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $13,514,543.56 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

          Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

          Group: The Group I-A Certificates or the Group II-A Certificates.

          Group Subordinate Amount: Either of the Group I Subordinate Amount or the Group II Subordinate Amount.

          Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

          Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

          Group I Aggregate Non-PO Principal Balance: The sum of the Class A Non-PO Principal Balance for Group I and the Group I Subordinate Amount.

          Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount (determined without regard to clause (ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the sum of (i) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (ii) the Premium Payment (determined without regard to clause (ii) of the definition thereof).

          Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

          Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

          Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

          Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

          Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

          Group I Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

          Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

          Group I Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

          Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

          Group I Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

          Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

          Group I Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

          Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

          Group I Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

          Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

          Group I Discount Mortgage Loan: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

          Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

          Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A, F-2 and F-3A attached hereto.

          Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

          Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

          Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trust Administrator;

          (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Liquidation Profits in respect of Group I Mortgage Loans;

          (k) Month End Interest in respect of Group I Mortgage Loans; and

          (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

          Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

          Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group I-A Percentage.

          Group I Subordinate Amount: As to any Distribution Date, the excess of
(i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

          Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

          Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

          Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the applicable Group I-A Prepayment Percentage.

          Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

          Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

          Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

          Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

          Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

          Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

          Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

          Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

          Group II Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

          Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

          Group II Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

          Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

          Group II Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

          Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

          Group II Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

          Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

          Group II Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

          Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

          Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

          Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

          Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1B and F-3B attached hereto.

          Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

          Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

          Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trust Administrator;

          (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Liquidation Profits in respect of Group II Mortgage Loans;

          (k) Month End Interest in respect of Group II Mortgage Loans; and

          (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

          Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

          Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

          Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

          Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

          Group I-A Certificate: Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class I-A-29, Class I-A-30, Class I-A-31, Class I-A-32, Class I-A-33, Class I-A-34, Class I-A-35, Class I-A-36, Class I-A-37, Class I-A-38, Class I-A-39, Class I-A-40, Class I-A-41, Class I-A-42, Class I-A-43, Class I-A-44, Class I-A-PO, Class I-A-R or Class I-A-LR Certificate.

          Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of
Section 4.01(a)(i). As to any Distribution Date and the Class I-A-PO Certificates, the amount distributable to the Class I-A-PO Certificates pursuant to Paragraphs third Clause (A)(2) and fourth Clause (A) of Section 4.01(a)(i) on such Distribution Date.

          Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

          Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

          Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (A) of Section 4.01(a)(i).

          Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Non-PO Principal Balance.

          Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

          Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount, (ii) the Aggregate Group I-A Unpaid Interest Shortfall, (iii) the Premium Payment,
(iv) the Premium Unpaid Shortfall and (v) the Group I-A Non-PO Optimal Principal Amount.

          Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

     (II) the Group I-A Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

          Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Certificates.

          Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third Clause (A)(1) of Section 4.01(a)(i).

          Group I-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

          Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in May 2006, 100%. As to any Distribution Date subsequent to May 2006 to and including the Distribution Date in May 2007, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2007 to and including the Distribution Date in May 2008, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2008 to and including the Distribution Date in May 2009, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2009 to and including the Distribution Date in May 2010, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2010, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the May preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group II-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable or (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including June 2006 and May 2007 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including June 2007 and May 2008, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including June 2008 and May 2009, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including June 2009 and May 2010, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after June 2010. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

          Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates.

          Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

          Group II-A Certificate: Any Class II-A-1 and Class II-A-PO
Certificate.

          Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first Clause (B), second Clause (B) and third Clause (B)(1) of
Section 4.01(a)(i). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Paragraphs third Clause (B)(2) and fourth Clause (B) of Section 4.01(a)(i) on such Distribution Date.

          Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

          Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

          Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (B) of Section 4.01(a)(i).

          Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

          Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

          Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount, (ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

          Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

     (II) the Group II-A Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

          Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

          Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third Clause (B)(1) of Section 4.01(a)(i).

          Group II-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

          Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in May 2006, 100%. As to any Distribution Date subsequent to May 2006 to and including the Distribution Date in May 2007, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2007 to and including the Distribution Date in May 2008, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2008 to and including the Distribution Date in May 2009, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2009 to and including the Distribution Date in May 2010, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2010, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the May preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group I-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable or (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including June 2006 and May 2007 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including June 2007 and May 2008, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including June 2008 and May 2009, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including June 2009 and May 2010, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after June 2010. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

          Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1 Certificates and Class II-A-PO Certificates.

          Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

          Group A Non-PO Principal Balance: Any of the Group I-A Non-PO Principal Balance and Group II-A Non-PO Principal Balance.

          Holder: See "Certificateholder."

          Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Individual Class I-A-9 Certificate: A Class I-A-9 Certificate which evidences $1,000 Original Principal Balance.

          Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

          Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

          Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

          Insured Payment: The sum of (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

          Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance or Notional Amount of such Class as of the Determination Date immediately preceding such Distribution Date minus
(ii) the sum of (A) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date allocated pursuant to Section 4.02(e), (B) the Group I-A Interest Percentage or Group II-A Interest Percentage of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates and the Premium Payment or to the Group II-A Certificates, as applicable, on or after the Subordination Depletion Date pursuant to Section 4.02(e) and (C) the Class A Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date. The Class I-A-PO and Class II-A-PO Certificates have no Interest Accrual Amount.

          As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (B) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to the Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date allocated pursuant to Section 4.02(e).

          Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

          Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

          Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

          Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

          Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

          Living Holder: Beneficial Holder of a Class I-A-9 Certificate other than a Deceased Holder.

          Loan Group I: The Group I Mortgage Loans.

          Loan Group II: The Group II Mortgage Loans.

          Loan Group: Any of Loan Group I or Loan Group II.

          Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

          Lower-Tier Distribution Amount: As defined in Section 4.01(a)(iii).

          Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

          Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

          Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

          Master Servicing Fee Rate: As set forth in Section 11.22.

          MBIA: MBIA Insurance Corporation, a New York-domiciled stock insurance company, or any successor thereto.

          MBIA Contact Person: The officer designated by the Master Servicer to provide information to MBIA pursuant to Section 4.08(g). The initial MBIA Contact Person is appointed in Section 11.23.

          MBIA Default: The existence and continuance of any of the following:

          (a) MBIA fails to make a payment required under the Policy in accordance with its terms;

          (b) MBIA (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for MBIA or for all or any material portion of its property or
(2) authorizing the taking of possession by a custodian, trustee, agent or receiver of MBIA (or the taking of possession of all or any material portion of the property of MBIA).

          MERS: As defined in Section 2.01.

          Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

          MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Wells Fargo Funding, Inc., as purchaser.

          Month End Interest: As defined in each Servicing Agreement or with respect to the Cendant Servicing Agreement, the amount defined as "Compensating Interest".

          Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

          Month End Interest: As defined in each Servicing Agreement.

          Moody's: Moody's Investors Service, Inc., or its successor in interest.

          Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

          Mortgage 100sm Pledge Agreement: As defined in the Cendant Servicing Agreement.

          Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

          Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of May 25, 2001 between WFHM, as seller, and the Seller, as purchaser.

          Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

          Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

          (i)    the Mortgage Loan identifying number;

          (ii)   the city, state and zip code of the Mortgaged Property;

          (iii)  the type of property;

          (iv)   the Mortgage Interest Rate;

          (v)    the Net Mortgage Interest Rate;

          (vi)   the Monthly Payment;

          (vii)  the original number of months to maturity;

          (viii) the scheduled maturity date;

          (ix)   the Cut-Off Date Principal Balance;

          (x)    the Loan-to-Value Ratio at origination;

          (xi)   whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the applicable Servicing Fee Rate;

          (xiv)  the Master Servicing Fee Rate;

          (xv)   Fixed Retained Yield Rate, if applicable; and

          (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

          Such schedule may consist of multiple reports that collectively set forth all of the information required.

          Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

          Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

          Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

          Mortgagor: The obligor on a Mortgage Note.

          Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.


          Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.21 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

          Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

          Non-permitted Foreign Holder: As defined in Section 5.02(d).

          Non-PO Fraction: With respect to any Group I or Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750% or 6.500%, respectively.

          Non-PO Recovery: As to any Distribution Date and each Loan Group, the amount of all Recoveries for Group I Mortgages Loans or Group II Mortgage Loans, as applicable, received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class I-A-PO Recovery or Class II-A-PO Recovery, as applicable, for such Distribution Date.

          Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trust Administrator, in each case detailing the reasons for such determination.

          Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates, the Premium Payment and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

          Non-U.S. Person: As defined in Section 4.01(g).

          Notice of Nonpayment: The notice to be delivered by the Trust Administrator to MBIA with respect to any date as to which a claim for an Insured Payment shall be made, which shall be in the form attached to the Policy.

          Notional Amount: As to any Distribution Date, an amount equal to 1/27th of the Principal Balance of the Class I-A-6 Certificates.

          Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator.

          Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

          Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

          Original Aggregate Non-PO Principal Balance. The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.06.

          Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.07.

          Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.09.

          Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

          Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

          Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

          Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

          Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.12.

          Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.13.

          Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.14.

          Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.15.

          Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.16.

          Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

          Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

          Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

          Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

          Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

          Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

          Original Notional Amount: The Original Notional Amount, as set forth in Section 11.05(a).

          Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.11.

          Other Servicer: Any of the Servicers other than WFHM.

          Other Servicer Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-3A hereto and any of the Group II Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

          Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

          Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

          Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements (or in the case of each Mortgage Loan serviced by Cendant Mortgage Corporation, the documents specified in the MLCC Mortgage Loan Purchase Agreement) under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

          Parent Power(R)Guaranty Agreement for Real Estate: As defined in the Cendant Servicing Agreement.

          Parent Power(R)Guaranty and Security Agreement for Securities Account:
As defined in the Cendant Servicing Agreement.

          Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

          Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

          Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

          Payment Account: The account maintained pursuant to Section 4.03(b).

          Percentage Interest: With respect to a Class A Certificate (other than the Class I-A-8 and Class I-A-9 Certificates) of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to the Class I-A-8 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount. With respect to the Class I-A-9 Certificates, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

          Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

          Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Plan: As defined in Section 5.02(c).

          PMI Advance: As defined in the related Servicing Agreement, if applicable.

          PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

          Policy: The irrevocable MBIA Insurance Policy No. 35363, including any endorsements thereto, issued by MBIA with respect to the Class I-A-9 Certificates, in the form attached hereto as Exhibit N.

          Policy Payment Account: The account maintained pursuant to Section 4.08(b).

          Pool Balance (Non-PO Portion): Any of the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion).

          Pool Scheduled Principal Balance: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

          Preference Amount: Any amount previously distributed to a Class I-A-9 Certificateholder on the Class I-A-9 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          Premium Apportionment Percentage: As to any Distribution Date, the percentage calculated by dividing (a) the Premium Payment (determined without regard to clause (ii) of the definition thereof) by (b) the sum of (i) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (ii) the Premium Payment (determined without regard to clause (ii) of the definition thereof).

          Premium Group Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause
(ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

          Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.050% and (b) the Principal Balance of the Class I-A-9 Certificates as of the Determination Date immediately preceding such Distribution Date minus
(ii) the sum of (A) the Premium Apportionment Percentage of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans with respect to such Distribution Date allocated pursuant to Section 4.02(e), (B) the Premium Group Percentage of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates and the Premium Payment on or after the Subordination Depletion Date pursuant to Section 4.02(e) and (C) the Premium Percentage of any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date.

          Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause
(ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount, (b) the Group II-A Interest Accrual Amount and (c) the Premium Payment (determined, in each case, without regard to clause (ii) of the definition of each Interest Accrual Amount or the Premium Payment, as applicable).

          Premium Shortfall Amount: As to any Distribution Date, any amount by which the Premium Payment with respect to such Distribution Date exceeds the amount distributed to MBIA on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

          Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Premium Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed to MBIA on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

          Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

          Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

          Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                                Prepayment Shift
Distribution Date Occurring In                                     Percentage
------------------------------                                  ----------------

June 2001 through May 2006.....................................          0%
June 2006 through May 2007.....................................         30%
June 2007 through May 2008.....................................         40%
June 2008 through May 2009.....................................         60%
June 2009 through May 2010.....................................         80%
June 2010 and thereafter.......................................        100%

          Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

          Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class I-A-8 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clauses (A)(1), (B)(1) and (C)(1) of Section 4.01(a)(i) and from the Rounding Account, (ii) pursuant to Clause (iii) of
Section 4.01(b) and (iii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date. The Class I-A-8 Certificates are interest only Certificates and have no Principal Balance.

          As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class I-A-PO and Class II-A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class I-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (A)(2) and fourth Clause
(A) of Section 4.01(a)(i), or all amounts previously distributed in respect of the Class II-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B)(2) and fourth Clause (B) of Section 4.01(a)(i), as applicable, and (b) the Realized Losses allocated through such Determination Date to the Class I-A-PO or Class II-A-PO Certificates, as applicable, pursuant to Section 4.02(b). After the Subordination Depletion Date, the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

          As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

          Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third Clauses (A)(1), (B)(1) or (C)(1) of Section 4.01(a)(i), Paragraph third Clauses (A)(2), (B)(2) or (C)(2) of Section 4.01(a)(i), or Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a)(ii).

          Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

          Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class I-A-4 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Group I Scheduled Principal Amount and (B) the product of the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Group I Unscheduled Principal Amount.

          Priority Percentage: The Principal Balance of the Class I-A-4 Certificates divided by the Group I Aggregate Non-PO Principal Balance.

          Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

          Prospectus: The prospectus dated May 17, 2001 as supplemented by the prospectus supplement dated May 17, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

          Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

          Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) are Moody's and Fitch. The Rating Agency for the Class I-A-R, Class I-A-LR, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator, the Trustee, MBIA and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean P-1 in the case of Moody's and F-1+ in the case of Fitch and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

          Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

          Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

          Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

          Relevant Anniversary: See "Bankruptcy Loss Amount."

          REMIC: A "real estate mortgage investment conduit" as defined in Code
Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate. The Reserve Fund, the Policy and the Policy Payment Account are not part of either REMIC.

          REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

          Remittance Date: As defined in each of the Servicing Agreements.

          REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

          REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

          Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

          Reserve Fund: The separate non-interest bearing trust account established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.06 for the benefit of the Class I-A-9 Certificateholders and MBIA. The Reserve Fund shall be an Eligible Account.

          Reserve Withdrawal: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class I-A-9 Certificates and the Premium Payment.

          Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Rounding Account: The special account established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

          Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

          Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

          Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

          Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

          Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

          Servicers: Each of WFHM, National City Mortgage Co., Countrywide Home Loans, Inc., First Union Mortgage Corporation, First Nationwide Mortgage Corporation, First Horizon Home Loan Corporation, HSBC Mortgage Corporation
(USA), HomeSide Lending, Inc., Fleet Mortgage Corp., Chase Manhattan Mortgage Corporation, Washington Mutual Bank, FA, The Huntington Mortgage Company, Hibernia National Bank, Colonial Savings, F.A., Columbia National, Inc., SunTrust Mortgage, Inc., Cendant Mortgage Corporation, Chevy Chase Bank, F.S.B. and Fleet Mortgage Corp., as Servicer under the related Servicing Agreement.

          Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

          Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

          Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.21.

          Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

          Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                                        Shift
Distribution Date Occurring In                                        Percentage
------------------------------                                        ----------

June 2001 through May 2006............................................     0%
June 2006 and thereafter..............................................   100%

          Similar Law: As defined in Section 5.02(c).

          Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.20.

          Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

          (1)  normal wear and tear;

          (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

          (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

          Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $6,757,271.78 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

          Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

          Startup Day: As defined in Section 2.05.

          Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

          Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

          Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

          Substitute Mortgage Loan: As defined in Section 2.02

          Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

          Surety Bond: The Surety Bond, as defined in the Cendant Servicing Agreement.

          Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

          Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan, the Reserve Fund, the Rounding Account, the Policy Payment Account and the rights of the Trustee and Trust Administrator under the Policy.

          Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

          Uncertificated Lower-Tier Interest: Any of the Class I-A-L1 Interest, the Class I-A-L6 Interest, the Class I-A-L9 Interest, the Class I-A-LPO Interest, the Class I-A-LUR Interest, the Class II-A-L1 Interest, the Class II-A-LPO Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

          Type I Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-1A hereto and any of the Group II Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

          Type 2 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

          Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

          Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

          Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

          Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class I-A-LR Certificate) and the Class B Certificates.

          Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

          Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

          U.S. Person: As defined in Section 4.01(g).

          Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class I-A-8 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

          For so long as no MBIA Default has occurred and is continuing, MBIA shall be entitled to exercise on behalf of the Holders of the Class I-A-9 Certificates the Voting Interest of such Class unless MBIA has consented in writing to the exercise of such Voting Interests by such Holders.

          Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

          WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

          WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

          WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

          SECTION 1.02 ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

          (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, MBIA, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

          SECTION 1.04 BENEFITS OF AGREEMENT.

          (a) Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and MBIA any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

          (b) For so long as no MBIA Default has occurred and is continuing, MBIA shall be a third party beneficiary to this Agreement to the extent of its rights hereunder and the rights of the Holders of the Class I-A-9 Certificates.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

          SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.

          The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

          In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator, on behalf of the Trustee, or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trust Administrator, on behalf of the Trustee, will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trust Administrator agrees that any recordation of assignments in the name of the Trust Administrator shall be on behalf of the Trustee for the benefit of the Certificateholders. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trust Administrator on the Closing Date.

          In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator, on behalf of the Trustee, in a form suitable for recordation, if (i) with respect to a particular state the Trust Administrator has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

          SECTION 2.02 ACCEPTANCE BY TRUST ADMINISTRATOR.

          The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section
2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

          In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trust Administrator, on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02.

          The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

          SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND
                       THE SELLER.

          (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

          It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

          (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

          Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

          It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

          (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trust Administrator, on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

          SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

          The Trustee acknowledges (i) the assignment to it of the Mortgage Loans and (ii) the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders. The Trust Administrator acknowledges the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

          SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY
                       AND LATEST POSSIBLE MATURITY DATE.

          The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class I-A-L1 Interest, Class I-A-L6 Interest, Class I-A-L9 Interest, Class I-A-LPO Interest, Class I-A-LUR Interest, Class II-A-L1 Interest, Class II-A-LPO Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class I-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is June 25, 2031 for purposes of Code Section 860G(a)(1).

          SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

          During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

          SECTION 3.01 CERTIFICATE ACCOUNT.

          (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer, MBIA and the Seller of the location of the Certificate Account and of any change in the location thereof.

          (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate, or any amounts received pursuant to the Surety Bond and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

          (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

          (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

          SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

          (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

          (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

          (xii) to clear and terminate the Certificate Account pursuant to
     Section 9.01; and

          (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

          (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

          SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

          (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to made Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

          (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

          (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

          (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

          SECTION 3.04 TRUST ADMINISTRATOR TO COOPERATE; RELEASE OF OWNER
                       MORTGAGE LOAN FILES.

          Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

          From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

          Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

          SECTION 3.05 REPORTS TO THE TRUST ADMINISTRATOR; ANNUAL COMPLIANCE
                       STATEMENTS.

          (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

          (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

          SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE
                       LOAN.

          The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

          SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF
                       STANDARD PROVISIONS.

          (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

          (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

          (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

          (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

          SECTION 3.08 OVERSIGHT OF SERVICING.

          The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

          For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided however that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

          During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

          The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

          The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

          In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

          The Master Servicer, on behalf of the Trust Administrator, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

          Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trustee and the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

          The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class I-A-9 Certificates, giving effect to the guaranty provided by MBIA) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

          SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

          Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, MBIA, the Trust Administrator and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the WFHM Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the WFHM Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

          SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

          For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

          SECTION 3.11 ACT REPORTS.

          The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

          SECTION 4.01 DISTRIBUTIONS.

          (a) On each Distribution Date, the Group I Pool Distribution Amount and Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

          (i) with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

               first, (A) to the Classes of Group I-A Certificates and MBIA, pro rata, based upon their respective Interest Accrual Amounts and the Premium Payment, respectively, in an aggregate amount up to the sum of the Group I-A Interest Accrual Amount and the Premium Payment with respect to such Distribution Date; or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

               second, (A) to the Classes of Group I-A Certificates and MBIA, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and Premium Unpaid Shortfall, respectively, in an aggregate amount up to the sum of the Aggregate Group I-A Unpaid Interest Shortfall and the Premium Unpaid Shortfall; or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

               third, (A) concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and the Class I-A-PO Certificates, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Optimal Principal Amount; or (B) concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount;

               fourth, (A) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class I-A-PO Deferred Amount and the Class II-A-PO Deferred Amount; and

          (ii) to the Class B Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, subject to Section 4.01(b)(iii), as follows:

               first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

               second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

               third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

               fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

               fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

               sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

               seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

               eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

               ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

               tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

               eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

               twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above;

               thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

               fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

               fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above;

               sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

               seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

               eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above; and

               nineteenth, to the Holder of the Class I-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class I-A-LR Certificate, any amounts remaining in the Payment Account.

          Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class I-A-R and Class I-A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls). In addition, MBIA will not be entitled to its Premium Payments and Premium Unpaid Shortfalls after the Principal Balance of the Class I-A-9 Certificates has been reduced to zero.

          With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class I-A-8, Class I-A-PO and Class II-A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

          (iii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

          As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

          The pass-through rate with respect to the Class I-A-L1 Interest, Class I-A-L6 Interest and Class I-A-LUR Interest shall be 6.750%. The pass-through rate with respect to the Class I-A-L9 Interest shall be 6.700%. The pass-through rate with respect to the Class II-A-L1 Interest shall be 6.500%. The pass-through rate with respect to the Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be equal to the Class B Pass-Through Rate. The Class I-A-LPO Interest and Class II-A-PLO Interest are principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

          (b) (i) The Class I-A-8 Certificates are interest only Certificates and are not entitled to distributions in respect of principal.

          On each Distribution Date prior to the Subordination Depletion Date, the Group I-A Non-PO Principal Distribution Amount will be distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates (other than the Principal Balance of the Class I-A-PO Certificates) as follows:

               first, to the Class I-A-4 Certificates, up to the Priority Amount for such Distribution Date;

               second, sequentially, to the Class I-A-R and Class I-A-LR Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

               third, concurrently, as follows, until the Principal Balance of the Class I-A-5 Certificates has been reduced to zero:

               (a) 36.5762795561%, sequentially, as follows:

                    I. for any Distribution Date on or after June 2004,
               $15,000.00 for each Distribution Date to the Class I-A-9 Certificates; and

                    II. sequentially, to the Class I-A-43, Class I-A-44 and
               Class I-A-9 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

               (b) 40.5969809640%, sequentially, as follows:

                    I. concurrently, as follows, until the Principal Balance of the Class I-A-1 Certificates has been reduced to zero; and

                         A. 57.9261684269% to the Class I-A-1 Certificates; and

                         B. 42.0738315731%, sequentially, to the Class I-A-6 and
                    Class I-A-7 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                    II. sequentially, to the Class I-A-10, Class I-A-11, Class
               I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class I-A-29, Class I-A-33, Class I-A-34, Class I-A-35, Class I-A-36, Class I-A-37, Class I-A-38, Class I-A-39, Class I-A-40, Class I-A-41, Class I-A-42, Class I-A-30, Class I-A-3, Class I-A-31, Class I-A-32 and Class I-A-5 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

               (c) 22.8267394799%, sequentially, to the Class I-A-2 and Class I-A-9 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

               fourth, to the Class I-A-4 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

          (ii) On each Distribution Date prior to the Subordination Depletion Date, the Group II-A Non-PO Principal Distribution Amount will be allocated and distributed to the Class II-A-1 Certificates until the Principal Balance thereof has been reduced to zero.

          (iii) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Subordination Depletion Date but on or after the date on which the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates) or the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 3.75% or (b) the average outstanding principal balance of the Mortgage Loans in any Loan Group delinquent 60 days or more over the preceding six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%, the remaining Group of Class A Certificates (other than the Class A-PO Certificates) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of each such Group of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group and with respect to Group I, MBIA will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls or any Premium Unpaid Shortfall therefor (including any Group I Interest Shortfall Amount, Premium Unpaid Shortfall or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "Undercollateralized Amount"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above (less any amounts used to pay any Class I-A-PO Deferred Amounts or Class II-A-PO Deferred Amounts).

          (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and (ii).

          (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

               (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

          (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages and Group II Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group I Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

          (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class I-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Group I-A Distribution Amount with respect to the Class I-A-LR Certificate and all other amounts distributable to the Class I-A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

          (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class I-A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.19, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates (other than the Class I-A-9 Certificates) and the Class B Distribution Amount with respect to each Class of Class B Certificates and, in the case of the Class I-A-9 Certificates, as provided in Section 4.07.

          In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-8, Class I-A-R or Class I-A-LR Certificate) or the Principal Balance of any Class of Class B Certificates would be reduce to zero, or in the case of the Class I-A-8 Certificates, the Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder and MBIA in the case of the Class I-A-9 Certificates of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

          (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

          (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

               first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

               second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

               third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

               fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

               fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

               sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

               seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and Class I-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively; and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

          This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

          (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan allocable to the Class I-A-PO or Class II-A-PO Certificates, respectively, will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to any Mortgage Loan in Loan Group I or Loan Group II, respectively, remaining after allocation to the Class I-A-PO or Class II-A-PO Certificates, as applicable, in accordance with the preceding sentence shall be allocated pro rata among the Group I-A Certificates (other than the Class I-A-PO Certificates) or Group II-A Certificates (other than the Class II-A-PO Certificates), respectively, and each Class of Class B Certificates based on the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance in the case of such Group I-A Certificates or Group II-A Certificates and the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance in the case of each Class of Class B Certificates, respectively. Any such loss allocated to the Group I-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) in accordance with the Group I-A Loss Percentages as of such Determination Date, and any such loss allocated to the Group II-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) in accordance with the Group II-A Loss Percentages as of such Determination Date.

          (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

          (d) [Intentionally Left Blank]

          (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan shall be allocated among (i) each Class of Group I-A Certificates and the Premium Payment or Group II-A Certificates, as applicable, and (ii) each Class of Class B Certificates, pro rata based upon each Class's Group I Apportioned Interest Percentage and the Premium Apportionment Percentage or Group II Apportioned Interest Percentage, as applicable for the related Distribution Date. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A Certificates and Group II-A Certificates, respectively, based on their Group I-A Interest Percentages and the Premium Group Percentage, as the case may be, and Group II-A Interest Percentages.

          (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

          (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

          (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

          SECTION 4.03 PAYING AGENT.

          (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

          The Master Servicer may, at any time, remove or replace the Paying Agent.

          The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

          (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

          SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORT TO THE TRUST
                       ADMINISTRATOR, MBIA AND THE SELLER.

          Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and MBIA a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group I Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Group I-A Percentage and Group II-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages: and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages; for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

                     (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) in the case of the Class I-A-8 Certificates, the Notional Amount, if any;

          (xxiv) the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount, if any; and

          (xxv) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group;

          (xxvi) in the case of the Class I-A-9 Certificates, (a) the Deficiency Amount, if any, for such Distribution Date and (b) amounts, if any in respect of the Deficiency Amount paid under the Policy;

          (xxvii) in the case of the Class I-A-9 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date, the Reserve Withdrawal, if any, for such Distribution Date and the amount of Reserve Withdrawal allocated to the Class I-A-9 Certificates;

          (xxviii) in the case of the Class I-A-9 Certificates, the Rounding Amount, if any, for such Distribution Date and the amount applied to repay the Rounding Amount withdrawn for such Class on the prior Distribution Date; and

          (xxix) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

          In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R and Class I-A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class I-A-R and Class I-A-LR Certificates with a $50 Denomination.

          Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

          Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trust Administrator shall promptly forward a copy of such statement to MBIA. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

          In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

          SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

          The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

          SECTION 4.06 RESERVE FUND

          (a) A separate Reserve Fund shall be established on the Closing Date for the Class I-A-9 Certificates and the Premium Payment. The Reserve Fund shall be maintained by the Trust Administrator in accordance with this Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $2,000.

          With respect to each Distribution Date, the applicable Reserve Withdrawal shall be withdrawn by the Trust Administrator from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date between the Holders of the Class I-A-9 Certificates and MBIA, pro rata, based on the amount of Non-Supported Interest Shortfall allocated to the Class I-A-9 Certificates and the Premium Payment. Any amount distributed to the Class I-A-9 Certificates shall be for such Distribution Date allocated among such Certificates, pro rata, based upon Percentage Interest.

          Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class A Principal Balance of the Class I-A-9 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to Credit Suisse at the address provided by it to the Trust Administrator.

          (b) The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Credit Suisse, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of either REMIC.

          SECTION 4.07 DISTRIBUTIONS IN REDUCTION OF THE CLASS I-A-9
                       CERTIFICATES.

          Distributions in reduction of the Principal Balance of the Class I-A-9 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause
(f) below.

          (a) On each Distribution Date on which distributions in reduction of the Principal Balance of the Class I-A-9 Certificates are made, such distributions will be made with respect to such Class in the following priority:

          (ii) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

          (iii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

          Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class I-A-9 Certificates until all such requests have been honored.

          For each such sequence of priorities described above, requests for distributions in reduction of the principal balance of Class I-A-9 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class I-A-9 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balance of the Class I-A-9 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class I-A-9 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class I-A-9 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class I-A-9 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any Class I-A-9 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

          Distributions in reduction of the Principal Balance of the Class I-A-9 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class I-A-9 Certificates as a payment under the Policy of a Class I-A-9 Principal Loss Amount minus amounts to repay any funds withdrawn from the Rounding Account for such Class for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.07(e), provided that the aggregate distribution in reduction of the Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

          To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Principal Balance of the Class I-A-9 Certificates on any Distribution Date plus any amounts distributable to the Class I-A-9 Certificates as a payment under the Policy of a Class I-A-9 Principal Loss Amount (minus amounts to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account for such Class pursuant to Section 4.07(e)) exceeds the aggregate principal balance of Class I-A-9 Certificates with respect to which distribution requests, as set forth above, have been received, distributions in reduction of the Principal Balance of the Class I-A-9 Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

          (b) A Class I-A-9 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class I-A-9 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class I-A-9 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class I-A-9 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class I-A-9 Certificates greater than the number of Individual Class I-A-9 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class I-A-9 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class I-A-9 Certificates will be deemed to be the death of the Beneficial Owner of such Class I-A-9 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trust Administrator, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class I-A-9 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balance of the Class I-A-9 Certificates payable with respect thereto. The Trust Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

          (c) Requests for distributions in reduction of the principal balance of Class I-A-9 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class I-A-9 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer, the Trust Administrator nor the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

          The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class I-A-9 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

          Individual Class I-A-9 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from MBIA or otherwise with respect to interest on such Certificates after such last day of the month.

          Any Beneficial Owner of a Class I-A-9 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Principal Balance of Class I-A-9 Certificates on such Distribution Date.

          In the event any requests for distributions in reduction of the principal balance of Class I-A-9 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.07, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

          (d) To the extent, if any, that distributions in reduction of the Principal Balance of Class I-A-9 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Principal Balance of the Class I-A-9 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class I-A-9 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Principal Balance of the Class I-A-9 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class I-A-9 Certificates would not be reduced to zero, the Individual Class I-A-9 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class I-A-9 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Principal Balance of the Class I-A-9 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class I-A-9 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class I-A-9 Certificates selected for mandatory distributions in reduction of the principal balance are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balance of Class I-A-9 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

          (e) On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class I-A-9 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class I-A-9 Certificates. Rounding of such distribution on the Class I-A-9 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class I-A-9 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class I-A-9 Certificates are to be made, the aggregate amount of such distributions allocable to the Class I-A-9 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date for which funds were withdrawn from such account for such Class, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class I-A-9 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class I-A-9 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

          Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Principal Balance of the Class I-A-9 Certificates will reduce the Principal Balance thereof to zero or in the event that distributions in reduction of the Principal Balance of the Class I-A-9 Certificates are made in accordance with the provisions set forth in
Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-LR Certificate.

          (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after MBIA's failure to make an Insured Payment, distributions in reduction of the Principal Balance of the Class I-A-9 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class I-A-9 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

          (g) In the event that the pro rata distributions described in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class I-A-9 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balance of the Class I-A-9 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class I-A-9 Certificates, with the provisions of this Section 4.07.

          SECTION 4.08 POLICY MATTERS.

          (a) If, on the third Business Day before any Distribution Date, the Trust Administrator determines that there will be a Deficiency Amount for such Distribution Date, the Trust Administrator shall determine the amount of such Deficiency Amount and shall give notice to MBIA by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such third Business Day.

          (b) At the time of the execution and delivery of this Agreement, the Trust Administrator shall establish a separate special purpose trust account in the name of the Trust Administrator for the benefit of Holders of the Class I-A-9 Certificates referred to herein as the "Policy Payment Account" over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amounts paid under the Policy into the Policy Payment Account and distribute such amounts only for purposes of payment to Holders of the Class I-A-9 Certificates of the Insured Payment for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trustee, Trust Administrator or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trust Administrator to Holders of the Class I-A-9 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(e). It shall not be necessary for such payments of the Insured Payment to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class I-A-9 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payment Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class I-A-9 Certificates and MBIA pursuant to
Section 4.04. Funds held in the Policy Payment Account shall not be invested by the Trust Administrator.

          On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator as a result of the claim under the Policy to the extent necessary to make distributions on the Class I-A-9 Certificates equal to the Deficiency Amount on such Distribution Date shall be withdrawn from the Policy Payment Account and applied by the Trust Administrator to the payment in full of the Deficiency Amount. Any funds deposited into the Policy Payment Account in respect of the Class I-A-9 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Deficiency Amount has been made to the Certificateholders of such Class shall be remitted in immediately available funds to MBIA, pursuant to the instructions of MBIA, by the end of such Business Day.

          (c) The Trust Administrator shall keep a complete and accurate record of the Class I-A-9 Interest Loss Amount, the Class I-A-9 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class I-A-9 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. MBIA shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Administrator.

          (d) In the event that the Trust Administrator has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class I-A-9 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Administrator shall so notify MBIA and shall comply with the provisions of the Policy to obtain payment by MBIA of such avoided distribution, and shall, at the time it provides notice to MBIA, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the Policy, a copy of which shall be made available by the Trust Administrator and the Trust Administrator shall furnish to MBIA its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in Section 4.08(c)) on the Class I-A-9 Certificates, if any, which have been made by the Trust Administrator and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the Policy shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Trust Administrator or any Class I-A-9 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to MBIA).

          (e) The Trust Administrator shall promptly notify MBIA of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class I-A-9 Certificates as to which it has actual knowledge. Each Holder of a Class I-A-9 Certificate, by its purchase of such Certificates, and the Trustee and Trust Administrator hereby agree that MBIA (so long as no MBIA Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, MBIA shall be subrogated to the rights of the Trustee, the Trust Administrator and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

          (f) The Trust Administrator and the Trustee acknowledge, and each Holder of a Class I-A-9 Certificate by its acceptance of such Certificate agrees, that without the need for any further action on the part of MBIA, the Trustee or the Trust Administrator, to the extent that MBIA makes payments directly or indirectly on account of principal or interest on any Class I-A-9 Certificate, MBIA shall be fully subrogated to all of the rights of such Certificateholders with respect to any and all amounts paid under the Policy. The Class I-A-9 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to MBIA to the extent of MBIA's interest with respect to amounts paid under the Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining MBIA's rights, as applicable, as subrogee for payments distributable pursuant to Section 4.01, any payment with respect to distributions to the Class I-A-9 Certificates which is made with funds received pursuant to the terms of the Policy, shall not be considered payment of the Class I-A-9 Certificates from the Trust Estate and shall not result in the distribution or the provision for the distribution in reduction of the Principal Balance of the Class I-A-9 Certificates except to the extent such payment has been reimbursed to MBIA pursuant to the terms hereof.

          (g) The Master Servicer shall designate an MBIA Contact Person who shall be available to MBIA to provide reasonable access to information regarding the Mortgage Loans. The initial MBIA Contact Person is appointed in Section 11.23.

          (h) The Trust Administrator shall surrender the Policy to MBIA for cancellation upon reduction of the Principal Balance of the Class I-A-9 Certificates to zero.

          (i) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Policy.

          (j) For so long as there is no continuing default by MBIA under its obligations under the Policy, each Holder of a Class I-A-9 Certificate agrees that MBIA shall be entitled to exercise the voting, consent, directing and other control rights of the Holders of the Class I-A-9 Certificates without consent of such Holders and the Holders of the Class I-A-9 Certificates shall only exercise such rights with the prior written consent of MBIA.

          (k) Any actions taken by the Trust Administrator pursuant to this
Section 4.08 shall be performed on behalf of the Trustee.

          SECTION 4.09 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS
                       AND ACTIONS OF MASTER SERVICER.

          The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01 THE CERTIFICATES.

          (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R and Class I-A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R and Class I-A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-3, A-I-A-4, A-I-A-5, A-I-A-6, A-I-A-7, A-I-A-8, A-I-A-9, A-I-A-10, A-I-A-11, A-I-A-12, A-I-A-13,
A-I-A-14, A-I-A-15, A-I-A-16, A-I-A-17, A-I-A-18, A-I-A-19, A-I-A-20, A-I-A-21,
A-I-A-22, A-I-A-23, A-I-A-24, A-I-A-25, A-I-A-26, A-I-A-27, A-I-A-28, A-I-A-29,
A-I-A-30, A-I-A-31, A-I-A-32, A-I-A-33, A-I-A-34, A-I-A-35, A-I-A-36, A-I-A-37,
A-I-A-38, A-I-A-39, A-I-A-40, A-I-A-41, A-I-A-42, A-I-A-43, A-I-A-44, A-I-A-PO,
A-I-A-R, A-I-A-LR, A-II-A-1, A-II-A-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C
(reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

          "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

          (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

          Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

          SECTION 5.02 REGISTRATION OF CERTIFICATES.

          (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

          Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

          At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

          (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

          (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trust Administrator and the Seller shall have received
(i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

          (d) No legal or beneficial interest in all or any portion of the Class I-A-R or Class I-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R or Class I-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R or Class I-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R or Class I-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R or Class I-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R or Class I-A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R or Class I-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R or Class I-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

          The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R or Class I-A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R and Class I-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

          Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R or Class I-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R or Class I-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class I-A-R or Class I-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R or Class I-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R or Class I-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R or Class I-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

          SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

          If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent (and MBIA in the case of the Class I-A-9 Certificates) receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent (and MBIA in the case of the Class I-A-9 Certificates) such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

          SECTION 5.04 PERSONS DEEMED OWNERS.

          Prior to the due presentation of a Certificate for registration of transfer, the Seller, MBIA, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, MBIA, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, MBIA, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

          SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
                       ADDRESSES.

          (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

          (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

          (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

          SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

          The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

          SECTION 5.07 DEFINITIVE CERTIFICATES.

          If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trust Administrator nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

          SECTION 5.08 NOTICES TO CLEARING AGENCY.

          Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

          SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

          The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

          SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER
                       SERVICER.

          Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

          SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER
                       SERVICER AND OTHERS.

          Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee or the Trust Administrator in their respective capacities hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

          SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

          The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

          SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

          The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

          SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

          The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class I-A-9 Certificates, giving effect to the guaranty provided by MBIA); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

          SECTION 6.07 INDEMNIFICATION OF TRUSTEE, THE TRUST ADMINISTRATOR AND
                       SELLER BY MASTER SERVICER.

          The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01 EVENTS OF DEFAULT.

          In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator, on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator, on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee and the Trust Administrator in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator, on behalf of the Trustee, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

          SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

          SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE
                       DURING EVENT OF DEFAULT.

          During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

          SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND
                       UPON EVENT OF DEFAULT.

          In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

          SECTION 7.05 TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

          When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator, on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class I-A-9 Certificates, giving effect to the guaranty provided by MBIA) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

          SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.

          Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

          SECTION 8.01 DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

          The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

          The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

          No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator and conforming to the requirements of this Agreement;

          (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

          None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST
                       ADMINISTRATOR.

          Except as otherwise provided in Section 8.01:

          (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or the Trust Administrator, as applicable, may prescribe;

          (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
     Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

          (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

          SECTION 8.03 NEITHER THE TRUSTEE NOR THE TRUST ADMINISTRATOR REQUIRED
                       TO MAKE INVESTIGATION.

          Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

          SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR
                       CERTIFICATES OR MORTGAGE LOANS.

          The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

          SECTION 8.05 TRUSTEE AND TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

          Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

          SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

          The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

          SECTION 8.07 ELIGIBILITY REQUIREMENTS.

          Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

          SECTION 8.08 RESIGNATION AND REMOVAL.

          Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

          If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

          The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

          Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

          SECTION 8.09 SUCCESSOR.

          Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

          Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

          SECTION 8.10 MERGER OR CONSOLIDATION.

          Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

          SECTION 8.11 AUTHENTICATING AGENT.

          The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

          Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

          The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

          The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

          SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

          The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

          Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

          No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

          The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

          The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

          SECTION 8.13 APPOINTMENT OF CUSTODIANS.

          The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

          SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

          (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class I-A-1, I-A-2, I-A-3, I-A-4, I-A-5, I-A-6, I-A-7, I-A-8, I-A-9, I-A-10,
I-A-11, I-A-12, I-A-13, I-A-14, I-A-15, I-A-16, I-A-17, I-A-18, I-A-19, I-A-20,
I-A-21, I-A-22, I-A-23, I-A-24, I-A-25, I-A-26, I-A-27, I-A-28, I-A-29, I-A-30,
I-A-31, I-A-32, I-A-33, I-A-34, I-A-35, I-A-36, I-A-37, I-A-38, I-A-39, I-A-40,
I-A-41, I-A-42, I-A-43, I-A-44, Class I-A-PO, Class I-A-R, Class I-A-LR, Class II-A-1 and Class II-A-PO Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interest in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L5, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class I-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R and Class I-A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class I-A-R and Class I-A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMICs are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

          In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

          (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

          SECTION 8.15 MONTHLY ADVANCES.

          In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF
                       ALL MORTGAGE LOANS.

          Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.18. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

          Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

          Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R and Class I-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(iii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and (g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

          In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

          SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

          In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator and the Trustee have received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator, on behalf of the Trustee, shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in
     Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

          SECTION 10.01 AMENDMENT.

          (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee and with respect to amendments affecting the rights or obligations of MBIA, with the consent of MBIA, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without, in the case of the Class I-A-9 Certificates, giving effect to the guaranty provided by MBIA).

          This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of MBIA (only with respect to amendments affecting the rights or obligations of MBIA) with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

          Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

          It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

          (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (a) changing the Applicable Unscheduled Principal Receipt Period for Type 1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

          A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

          SECTION 10.02 RECORDATION OF AGREEMENT.

          This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

          SECTION 10.04 GOVERNING LAW; JURISDICTION.

          This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 10.05 NOTICES.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department and (iv) in the case of MBIA, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:
IPM-SF (Wells Fargo Series 2001-12) (in each case in which notice or other communication to MBIA refers to an MBIA Default or a claim under the policy or with respect to which failure on the part of MBIA to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED"). Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

          For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, the Servicer or a Certificateholder.

          SECTION 10.06 SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.

          (a) The Trust Administrator shall give prompt notice to each Rating Agency and MBIA of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or transfer of the Class B Certificates pursuant to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the occurrence of any of the Events of Default described in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

          (b) The Master Servicer shall give prompt notice to each Rating Agency and MBIA of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

          (c) The Master Servicer shall deliver to each Rating Agency and MBIA:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

          SECTION 10.08 COVENANT OF SELLER.

          The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

          SECTION 10.09 RECHARACTERIZATION.

          The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

          SECTION 11.01 CUT-OFF DATE.

          The Cut-Off Date for the Certificates is May 1, 2001.

          SECTION 11.02 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

          The Cut-Off Date Aggregate Principal Balance is $675,727,178.21.

          SECTION 11.03 ORIGINAL GROUP I-A PERCENTAGE.

          The Original Group I-A Percentage is 96.64817297%.

          SECTION 11.04 ORIGINAL GROUP II-A PERCENTAGE.

          The Original Group II-A Percentage is 96.64745664%.

          SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A
                        CERTIFICATES.

          As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                         Original
             Class                                   Principal Balance
             -----                                   -----------------
         Class I-A-1                                 $   77,500,000.00
         Class I-A-2                                 $   90,000,000.00
         Class I-A-3                                 $    8,450,000.00
         Class I-A-4                                 $   45,901,530.00
         Class I-A-5                                 $   10,355,000.00
         Class I-A-6                                 $   45,000,000.00
         Class I-A-7                                 $   11,291,000.00
         Class I-A-9                                 $   15,000,000.00
         Class I-A-10                                $      275,000.00
         Class I-A-11                                $      275,000.00
         Class I-A-12                                $      275,000.00
         Class I-A-13                                $      275,000.00
         Class I-A-14                                $      275,000.00
         Class I-A-15                                $      275,000.00
         Class I-A-16                                $      275,000.00
         Class I-A-17                                $      275,000.00
         Class I-A-18                                $      275,000.00
         Class I-A-19                                $      275,000.00
         Class I-A-20                                $      275,000.00
         Class I-A-21                                $      275,000.00
         Class I-A-22                                $      275,000.00
         Class I-A-23                                $      275,000.00
         Class I-A-24                                $      275,000.00
         Class I-A-25                                $      275,000.00
         Class I-A-26                                $      275,000.00
         Class I-A-27                                $      275,000.00
         Class I-A-28                                $      275,000.00
         Class I-A-29                                $      275,000.00
         Class I-A-30                                $    2,250,000.00
         Class I-A-31                                $    2,080,000.00
         Class I-A-32                                $    3,035,000.00
         Class I-A-33                                $      225,000.00
         Class I-A-34                                $      225,000.00
         Class I-A-35                                $      225,000.00
         Class I-A-36                                $      225,000.00
         Class I-A-37                                $      225,000.00
         Class I-A-38                                $      225,000.00
         Class I-A-39                                $      225,000.00
         Class I-A-40                                $      225,000.00
         Class I-A-41                                $      225,000.00
         Class I-A-42                                $      225,000.00
         Class I-A-43                                $  121,225,000.00
         Class I-A-44                                $   19,176,000.00
         Class I-A-PO                                $      259,008.12
         Class I-A-R                                 $           50.00
         Class I-A-LR                                $           50.00
         Class II-A-1                                $  193,665,557.00
         Class II-A-PO                               $      152,121.83

          SECTION 11.05(A) ORIGINAL NOTIONAL AMOUNT.

          The Original Notional Amount is $1,666,666.00.

          SECTION 11.06 ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.

          The Original Aggregate Non-PO Principal Balance is $675,316,048.26.

          SECTION 11.07 ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

          The Original Aggregate Subordinate Percentage is 3.35203958%.

          SECTION 11.08 ORIGINAL CLASS B PRINCIPAL BALANCE.

          The Original Class B Principal Balance is $22,636,861.26.

          SECTION 11.09 ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

          The Original Group I Subordinated Principal Balance is $15,918,917.51.

          SECTION 11.10 ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.

          The Original Group II Subordinated Principal Balance is $6,717,943.75.

          SECTION 11.11 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B
                        CERTIFICATES.

          As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                         Original
            Class                                    Principal Balance
            -----                                    -----------------

          Class B-1                                  $   10,811,635.00
          Class B-2                                  $    4,730,090.00
          Class B-3                                  $    2,365,045.00
          Class B-4                                  $    2,027,182.00
          Class B-5                                  $    1,013,590.00
          Class B-6                                  $    1,689,319.26

          SECTION 11.12 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

          The Original Class B-1 Fractional Interest is 1.75106548%.

          SECTION 11.13 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

          The Original Class B-2 Fractional Interest is 1.05063936%.

          SECTION 11.14 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

          The Original Class B-3 Fractional Interest is 0.70042630%.

          SECTION 11.15 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

          The Original Class B-4 Fractional Interest is 0.40024359%.

          SECTION 11.16 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

          The Original Class B-5 Fractional Interest is 0.25015239%.

          SECTION 11.17 CLOSING DATE.

          The Closing Date is May 25, 2001.

          SECTION 11.18 RIGHT TO PURCHASE.

          The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $67,572,717.82 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

          SECTION 11.19 WIRE TRANSFER ELIGIBILITY.

          With respect to the Class A Certificates (other than the Class I-A-R, Class I-A-LR, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class I-A-29, Class I-A-33, Class I-A-34, Class I-A-35, Class I-A-36, Class I-A-37, Class I-A-38, Class I-A-39, Class I-A-40, Class I-A-41 and Class I-A-42 Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class I-A-R, Class I-A-LR, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class I-A-29, Class I-A-33, Class I-A-34, Class I-A-35, Class I-A-36, Class I-A-37, Class I-A-38, Class I-A-39, Class I-A-40, Class I-A-41 and Class I-A-42 Certificates are not eligible for wire transfer.

          SECTION 11.20 SINGLE CERTIFICATE.

          A Single Certificate for the Class I-A-1, Class I-A-2, Class I-A-4, Class I-A-6, Class I-A-43 and Class II-A-1 Certificates represent a $25,000 Denomination. A Single Certificate for the Class I-A-3, Class I-A-5, Class I-A-7, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class I-A-29, Class I-A-30, Class I-A-31, Class I-A-32, Class I-A-33, Class I-A-34, Class I-A-35, Class I-A-36, Class I-A-37, Class I-A-38, Class I-A-39, Class I-A-40, Class I-A-41, Class I-A-42 and Class I-A-44 Certificates represent a $1,000 Denomination. A Single Certificate for the Class I-A-8 Certificate represents a $1,666,666.67 Denomination. A Single Certificate for the Class I-A-PO, Class II-A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class I-A-R and Class I-A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

          SECTION 11.21 SERVICING FEE RATE.

          The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

          SECTION 11.22 MASTER SERVICING FEE RATE.

          The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

          SECTION 11.23 MBIA CONTACT PERSON.

          The initial MBIA Contact Person is Patrick Greene, Vice President of the Seller.

          IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    WELLS FARGO ASSET SECURITIES CORPORATION
                                      as Seller


                                    By:
                                       -----------------------------------------
                                       Name:  Alan S. McKenney
                                       Title: Vice President


                                    WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                        as Master Servicer


                                    By:
                                       -----------------------------------------
                                       Name:  Nancy E. Burgess
                                       Title: Vice President


                                    FIRST UNION NATIONAL BANK
                                      as Trust Administrator


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


Attest:
By: ________________________________
Name: ______________________________
Title: _____________________________


                                    UNITED STATES TRUST COMPANY
                                      OF NEW YORK
                                        as Trustee


                                    By:
                                       -----------------------------------------
                                       Name
                                       Title:

STATE OF MARYLAND                   )
                                    ss.:
COUNTY OF FREDERICK                 )


          On this 25th day of May, 2001, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



------------------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND                   )
                                    ss.:
COUNTY OF FREDERICK                 )


          On this 25th day of May, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



------------------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA                     )
                                            ss.:
COUNTY OF                                   )


          On this 25th day of May, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


          On this 25th day of May, 2001, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



--------------------------------------------
Notary Public
[NOTARIAL SEAL]





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA                     )
                                            ss.:
COUNTY OF                                   )


          On this 25th day of May, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



------------------------------------
Notary Public

[NOTARIAL SEAL]

                                EXHIBIT I-A-1
                  [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AA 8           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-2
                  [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-2

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AB 6           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively),, formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Group I-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-3
                  [FORM OF FACE OF CLASS I-A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AC 4           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-3 Certificates required to be distributed to Holders of the Class I-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-4
                  [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-4

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AD 2           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-4 Certificates required to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-5
                  [FORM OF FACE OF CLASS I-A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-5

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AE 0           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-5 Certificates required to be distributed to Holders of the Class I-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-6
                  [FORM OF FACE OF CLASS I-A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-6

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AF 7           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-6 Certificates required to be distributed to Holders of the Class I-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-7
                  [FORM OF FACE OF CLASS I-A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-7

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AG 5           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-7 Certificates required to be distributed to Holders of the Class I-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-7 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-8
                  [FORM OF FACE OF CLASS I-A-8 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-8

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AH 3           First Distribution Date:  June 25, 2001

                                 Denomination: $________________ (Initial
                                                                Notional Amount)

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-8 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-8 Certificates required to be distributed to Holders of the Class I-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-8 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class I-A-8 Certificates each month in an amount equal to the product of (i) 1/12th of 6.750% and (ii) the Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-9
                  [FORM OF FACE OF CLASS I-A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-9

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AJ 9           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-9 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of the Class I-A-9 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class I-A-9 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, on which MBIA fails to make a required principal payment under the Policy, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-9 Certificates applicable to each Distribution Date will be 6.700% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-9 Certificates, as described in the Agreement.

            The Class I-A-9 Certificates will be entitled to the benefits of a Financial Guaranty Insurance Policy issued by MBIA Insurance Corporation (the "Policy") to the extent described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-10
                  [FORM OF FACE OF CLASS I-A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-10

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AK 6           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-10 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-10 Certificates required to be distributed to Holders of the Class I-A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-10 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-11
                  [FORM OF FACE OF CLASS I-A-11 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-11

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AL 4           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-11 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-11 Certificates required to be distributed to Holders of the Class I-A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-12
                  [FORM OF FACE OF CLASS I-A-12 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-12

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AM 2           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-12 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-12 Certificates required to be distributed to Holders of the Class I-A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-12 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-13
                  [FORM OF FACE OF CLASS I-A-13 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-13

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AN 0           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-13 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-13 Certificates required to be distributed to Holders of the Class I-A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-13 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-14
                  [FORM OF FACE OF CLASS I-A-14 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-14

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AP 5           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-14 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-14 Certificates required to be distributed to Holders of the Class I-A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-14 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-15
                  [FORM OF FACE OF CLASS I-A-15 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-15

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AQ 3           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-15 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-15 Certificates required to be distributed to Holders of the Class I-A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-15 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-16
                  [FORM OF FACE OF CLASS I-A-16 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-16

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AR 1           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-16 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-16 Certificates required to be distributed to Holders of the Class I-A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-16 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-17
                  [FORM OF FACE OF CLASS I-A-17 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-17

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AS 9           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-17 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-17 Certificates required to be distributed to Holders of the Class I-A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-17 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-17 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-18
                  [FORM OF FACE OF CLASS I-A-18 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-18

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AT 7           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-18 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-18 Certificates required to be distributed to Holders of the Class I-A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-18 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-18 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-19
                  [FORM OF FACE OF CLASS I-A-19 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-19

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AU 4           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-19 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-19 Certificates required to be distributed to Holders of the Class I-A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-19 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-19 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-20
                  [FORM OF FACE OF CLASS I-A-20 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-20

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AV 2           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-20 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-20 Certificates required to be distributed to Holders of the Class I-A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-20 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-20 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-21
                  [FORM OF FACE OF CLASS I-A-21 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-21

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AW 0           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-21 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-21 Certificates required to be distributed to Holders of the Class I-A-21 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-21 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-21 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-22
                  [FORM OF FACE OF CLASS I-A-22 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-22

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AX 8           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-22 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-22 Certificates required to be distributed to Holders of the Class I-A-22 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-22 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-22 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-23
                  [FORM OF FACE OF CLASS I-A-23 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-23

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AY 6           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-23 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-23 Certificates required to be distributed to Holders of the Class I-A-23 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-23 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-23 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-24
                  [FORM OF FACE OF CLASS I-A-24 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-24

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X AZ 3           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-24 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-24 Certificates required to be distributed to Holders of the Class I-A-24 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-24 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-24 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-25
                  [FORM OF FACE OF CLASS I-A-25 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-25

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BA 7           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-25 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-25 Certificates required to be distributed to Holders of the Class I-A-25 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-25 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-25 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-26
                  [FORM OF FACE OF CLASS I-A-26 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-26

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BB 5           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-26 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-26 Certificates required to be distributed to Holders of the Class I-A-26 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-26 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-26 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-27
                  [FORM OF FACE OF CLASS I-A-27 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-27

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BC 3           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-27 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-27 Certificates required to be distributed to Holders of the Class I-A-27 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-27 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-27 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-28
                  [FORM OF FACE OF CLASS I-A-28 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-28

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BD 1           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-28 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-28 Certificates required to be distributed to Holders of the Class I-A-28 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-28 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-28 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-29
                  [FORM OF FACE OF CLASS I-A-29 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-29

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BE 9           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-29 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-29 Certificates required to be distributed to Holders of the Class I-A-29 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-29 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-29 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-30
                  [FORM OF FACE OF CLASS I-A-30 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-30

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BF 6           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-30 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-30 Certificates required to be distributed to Holders of the Class I-A-30 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-30 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-30 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-31
                  [FORM OF FACE OF CLASS I-A-31 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-31

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BG 4           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-31 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-31 Certificates required to be distributed to Holders of the Class I-A-31 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-31 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-31 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-32
                  [FORM OF FACE OF CLASS I-A-32 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-32

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BH 2           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-32 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-32 Certificates required to be distributed to Holders of the Class I-A-32 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-32 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-32 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-33
                  [FORM OF FACE OF CLASS I-A-33 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-33

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BJ 8           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-33 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-33 Certificates required to be distributed to Holders of the Class I-A-33 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-33 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-33 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-34
                  [FORM OF FACE OF CLASS I-A-34 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-34

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BK 5           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-34 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-34 Certificates required to be distributed to Holders of the Class I-A-34 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-34 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-34 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-35
                  [FORM OF FACE OF CLASS I-A-35 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-35

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BL 3           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-35 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-35 Certificates required to be distributed to Holders of the Class I-A-35 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-35 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-35 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-36
                  [FORM OF FACE OF CLASS I-A-36 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-36

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BM 1           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-36 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-36 Certificates required to be distributed to Holders of the Class I-A-36 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-36 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-36 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-37
                  [FORM OF FACE OF CLASS I-A-37 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-37

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BN 9           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-37 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-37 Certificates required to be distributed to Holders of the Class I-A-37 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-37 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-37 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-38
                  [FORM OF FACE OF CLASS I-A-38 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-38

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BP 4           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-38 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-38 Certificates required to be distributed to Holders of the Class I-A-38 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-38 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-38 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-39
                  [FORM OF FACE OF CLASS I-A-39 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-39

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BQ 2           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-39 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-39 Certificates required to be distributed to Holders of the Class I-A-39 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-39 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-39 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-40
                  [FORM OF FACE OF CLASS I-A-40 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-40

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BR 0           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-40 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-40 Certificates required to be distributed to Holders of the Class I-A-40 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-40 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-40 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-41
                  [FORM OF FACE OF CLASS I-A-41 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-41

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BS 8           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-41 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-41 Certificates required to be distributed to Holders of the Class I-A-41 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-41 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-41 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-42
                  [FORM OF FACE OF CLASS I-A-42 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-42

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BT 6           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-42 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-42 Certificates required to be distributed to Holders of the Class I-A-42 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-42 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-42 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-43
                  [FORM OF FACE OF CLASS I-A-43 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-43

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BU 3           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-43 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-43 Certificates required to be distributed to Holders of the Class I-A-43 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-43 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-43 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-44
                  [FORM OF FACE OF CLASS I-A-44 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS I-A-44

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BV 1           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-44 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-44 Certificates required to be distributed to Holders of the Class I-A-44 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-44 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-44 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                 EXHIBIT I-A-PO
                   [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-12, CLASS I-A-PO

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BY 5           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-PO Certificates required to be distributed to Holders of the Class I-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-R
                  [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-12, CLASS I-A-R


                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BW 9           First Distribution Date:  June 25, 2001

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to the Holder of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                EXHIBIT I-A-LR
                  [Form of Face of Class I-A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-12, CLASS I-A-LR

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BX 7                   First Distribution Date: June 25, 2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  June 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-LR Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-LR Certificate required to be distributed to the Holder of the Class I-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trust Administrator



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                EXHIBIT II-A-1
                  [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-12, CLASS II-A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X BZ 2           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                 EXHIBIT II-A-PO
                   [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-12, CLASS II-A-PO

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X CA 6           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND MBIA AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-12, CLASS B-1

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X CB 4           First Distribution Date:  June 25, 2001

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and MBIA as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to the Distribution Date occurring in June 2001 will be 6.676% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.750% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES, MBIA AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-12, CLASS B-2

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X CC 2           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, MBIA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to the Distribution Date occurring in June 2001 will be 6.676% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.750% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, MBIA, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-12, CLASS B-3

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X CD 0           First Distribution Date:  June 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, MBIA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to the Distribution Date occurring in June 2001 will be 6.676% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.750% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, MBIA, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-12, CLASS B-4

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X CE 8           First Distribution Date:  June 25, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, MBIA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to the Distribution Date occurring in June 2001 will be 6.676% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.750% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, MBIA, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-12, CLASS B-5

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X CF 5           First Distribution Date:  June 25, 2001

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, MBIA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to the Distribution Date occurring in June 2001 will be 6.676% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.750% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, MBIA, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-12, CLASS B-6

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  May 1, 2001

CUSIP No.: 94976X CG 3           First Distribution Date:  June 25, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate: ______%     Final Scheduled Maturity Date: June 25, 2031

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, MBIA and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to the Distribution Date occurring in June 2001 will be 6.676% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.750% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:__________________________
   Authorized Officer

                                    EXHIBIT C
                [Form of Reverse of Series 2001-12 Certificates]

                   WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-12

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
   (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:

Dated:



                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _____________________________________ for the account of _______________________________________________ account number
_____________, or, if mailed by check, to ___________________________________.
Applicable statements should be mailed to _______________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                          W I T N E S S E T H  T H A T
                          - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer, and the Trust Administrator and the United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of May 25, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-12 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and


            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;


            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:




                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION


7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

                                  EXHIBIT F-1A

                [Schedule of Type 1 Mortgage Loans in Group I]


WFMBS


(i)         (ii)                                                  (iii)       (iv)        (v)           (vi)        (viii)
--------    --------------------------------------    --------    --------    --------    ----------    --------    ----------
                                                                              NET
MORTGAGE                                                          MORTGAGE    MORTGAGE    CURRENT       ORIGINAL    SCHEDULED
LOAN                                         ZIP      PROPERTY    INTEREST    INTEREST    MONTHLY       TERM TO     MATURITY
NUMBER      CITY                    STATE    CODE     TYPE        RATE        RATE        PAYMENT       MATURITY    DATE
--------    --------------------------------------    --------    --------    --------    ----------    --------    ----------
4974635     WESTFIELD                NJ      07090      SFD         8.000      6.750      $ 2,935.35      360        1-Nov-30
5102560     SUMMIT                   NJ      07901      SFD         7.500      6.750      $ 3,321.27      360        1-Jan-30
5108382     WESTHAMPTON DUNES        NY      11978      SFD         7.750      6.750      $ 4,458.24      360        1-Apr-31
5114730     CLOVIS                   NM      88101      SFD         7.625      6.750      $ 2,725.01      360        1-Nov-30
5123084     GOLD RIVER               CA      95670      SFD         7.500      6.750      $ 2,370.34      360        1-Feb-30
5126028     OLD TAPPAN               NJ      07675      SFD         7.625      6.750      $ 2,207.59      360        1-Aug-30
5131923     STAMFORD                 CT      06903      SFD         7.625      6.750      $ 3,155.71      360        1-May-30
5135378     WASHINGTON               DC      20015      SFD         7.875      6.750      $ 3,219.31      360        1-Apr-30
5137005     BLOOMFIELD HILLS         MI      48301      SFD         7.625      6.750      $ 2,477.28      360        1-Feb-30
5138158     LONG VALLEY              NJ      07853      SFD         7.625      6.750      $ 2,318.06      360        1-May-30
5143484     ROCKVILLE                MD      20853      SFD         7.625      6.750      $ 2,686.31      360        1-Sep-30
5143486     SOUTHLAKE                TX      76092      SFD         7.500      6.750      $ 2,272.45      360        1-Feb-30
5144905     MORGAN HILL              CA      95037      SFD         7.625      6.750      $ 2,654.16      360        1-Mar-30
5149009     PORT WASHINGTON          NY      11050      SFD         7.875      6.750      $ 2,894.48      360        1-Jul-30
5149204     GAINESVILLE              VA      20155      SFD         7.625      6.750      $ 2,434.81      360        1-Mar-30
5157271     AURORA                   CO      80016      SFD         7.625      6.750      $ 2,989.47      360        1-May-30
5160607     WEST LINN                OR      97068      SFD         7.875      6.750      $ 2,871.27      360        1-May-30
5162982     SAN CLEMENTE             CA      92672      SFD         7.875      6.750      $ 2,384.03      360        1-Jun-30
5164410     SONOMA                   CA      95476      SFD         7.625      6.750      $ 2,852.73      360        1-Jun-30
5164575     ALPHARETTA               GA      30022      SFD         7.750      6.750      $ 2,708.95      360        1-Jul-30
5165442     HOLMES BEACH             FL      34217      SFD         7.875      6.750      $ 2,581.25      360        1-Apr-30
5167247     NEWTON                   MA      02468      SFD         7.500      6.750      $ 2,796.86      360        1-Jul-30
5167292     WASHINGTON               DC      20007      SFD         7.625      6.750      $ 2,180.77      360        1-Nov-30
5167902     WAYNE                    PA      19087      SFD         7.625      6.750      $ 3,538.97      360        1-Jun-30
5707954     YARDLEY                  PA      19067      SFD         7.625      6.750      $ 3,165.50      360        1-Apr-30
5708392     ARLINGTON                TX      76016      SFD         7.500      6.750      $ 2,545.14      360        1-Apr-30
5709801     GAITHERSBURG             MD      20878      SFD         7.625      6.750      $ 1,982.69      360        1-Apr-30
5714056     MAHOPAC                  NY      10541      SFD         7.500      6.750      $ 1,985.77      360        1-Jun-30
5715612     SAN LEANDRO              CA      94578      SFD         7.625      6.750      $ 3,354.49      360        1-Jun-30
5717470     BOCA RATON               FL      33432      SFD         7.625      6.750      $ 2,124.31      360        1-Apr-30
5718703     ALEXANDRIA               VA      22314      PUD         8.000      6.750      $ 2,935.06      360        1-Jun-30
5719072     HIGHLAND PARK            IL      60035      SFD         7.500      6.750      $ 2,880.76      360        1-May-30
5719575     SAN RAMON                CA      94583      SFD         7.625      6.750      $ 3,185.07      360        1-Jul-30
5719715     YONKERS                  NY      10705      SFD         7.625      6.750      $ 2,831.17      360        1-Jun-30
5720210     SCARSDALE                NY      10583      SFD         7.625      6.750      $ 2,040.05      360        1-Jul-30
5721173     SAN DIEGO                CA      92122      LCO         7.875      6.750      $ 3,625.35      360        1-Jun-30
5721802     ARLINGTON                VA      22205      SFD         7.625      6.750      $ 2,569.41      360        1-Apr-30
5722290     SCOTCH PLAINS            NJ      07076      SFD         7.875      6.750      $ 1,313.89      360        1-Jul-30
5725560     FORT WASHINGTON          MD      20744      SFD         7.625      6.750      $ 2,033.16      360        1-Jun-30
5726224     WASHINGTON               DC      20003      SFD         7.500      6.750      $ 2,385.02      360        1-May-30
5727874     ROCKVILLE                MD      20852      SFD         7.500      6.750      $ 2,124.55      360        1-May-30
5729212     KEY WEST                 FL      33040      SFD         7.875      6.750      $ 2,143.30      360        1-May-30
5730470     HARTLAND                 WI      53029      SFD         7.625      6.750      $ 3,008.12      360        1-Jul-30
5730554     HENDERSONVILLE           TN      37075      SFD         7.625      6.750      $ 2,036.13      360        1-Aug-30
5734210     BARRINGTON               IL      60010      SFD         7.500      6.750      $ 2,237.49      360        1-Jul-30
5734729     FRANKLIN                 TN      37064      SFD         7.625      6.750      $ 2,339.80      360        1-Jun-30
5734839     MCKINNEY                 TX      75070      SFD         7.500      6.750      $ 2,992.64      360        1-Aug-30
5735166     ESSEX FELLS              NJ      07021      SFD         7.625      6.750      $ 3,029.69      360        1-Oct-30
5735213     EAGAN                    MN      55123      SFD         7.500      6.750      $ 2,233.22      360        1-Aug-30
5735532     CLEVELAND PARK           DC      20008      SFD         7.625      6.750      $ 3,510.66      360        1-May-30
5736612     WEST CHESTER             OH      45069      SFD         7.625      6.750      $ 4,532.25      360        1-Oct-30
5736925     WESTON                   MA      02493      SFD         7.625      6.750      $ 2,478.17      360        1-Jun-30
5736946     SAN JOSE                 CA      95136      SFD         7.625      6.750      $ 2,478.17      360        1-Jun-30
5737222     PHOENIXVILLE             PA      19460      SFD         7.500      6.750      $ 2,357.79      360        1-Aug-30
5738287     ROSLYN HEIGHTS           NY      11577      SFD         7.625      6.750      $ 2,678.29      360        1-Jun-30
5739063     BOSTON                   MA      02116      SFD         7.625      6.750      $ 3,518.11      360        1-Aug-30
5739878     SCOTTSDALE               AZ      85262      SFD         7.500      6.750      $ 2,447.25      360        1-Jul-30
5741258     COLUMBIA                 MD      21044      SFD         7.625      6.750      $ 2,180.23      360        1-Jun-30
5742704     ELK GROVE                CA      95624      SFD         7.500      6.750      $ 2,321.39      360        1-Jun-30
5743386     BETHESDA                 MD      20817      SFD         7.625      6.750      $ 2,058.86      360        1-Aug-30
5745451     AUSTIN                   TX      78756      LCO         7.625      6.750      $ 2,321.62      360        1-Jul-30
5749051     ATLANTA                  GA      30350      SFD         7.250      6.750      $ 2,837.86      360        1-Apr-31
5751308     FRANKLIN                 MA      02038      SFD         7.625      6.750      $ 2,535.52      360        1-Jul-30
5751749     ARCADIA                  CA      91006      SFD         7.625      6.750      $ 3,824.52      360        1-Jul-30
5752304     MIAMI BEACH              FL      33140      LCO         7.625      6.750      $ 2,420.86      360        1-Aug-30
5755578     EVANSTON                 IL      60201      SFD         7.625      6.750      $ 2,718.71      360        1-Aug-30
5755972     REHOBOTH                 DE      19971      SFD         7.625      6.750      $ 3,579.64      360        1-Aug-30
5756125     MIAMI                    FL      33176      SFD         7.750      6.750      $ 2,460.85      360        1-Jul-30
5759288     SAN JOSE                 CA      95112      SFD         7.625      6.750      $ 2,098.36      360        1-Sep-30
5760976     FAIRFIELD                CT      06430      SFD         7.875      6.750      $ 3,813.86      360        1-Aug-30
5763549     NEW CITY                 NY      10956      SFD         8.000      6.750      $ 2,140.09      360        1-Aug-30
5763817     TEWKSBURY                MA      01876      SFD         8.000      6.750      $ 2,568.31      360        1-Nov-30
5764141     WESTLAKE VILLAGE         CA      91362      SFD         8.000      6.750      $ 3,669.92      360        1-Aug-30
5766560     LUTZ                     FL      33549      SFD         7.625      6.750      $ 2,707.76      360        1-Nov-30
5767913     SEDONA                   AZ      86351      SFD         7.625      6.750      $ 2,634.67      360        1-Jul-30
5773562     GWYNEDD VALLEY           PA      19437      SFD         8.000      6.750      $ 2,612.98      360        1-Aug-30
5774269     SAN FRANCISCO            CA      94110      SFD         7.625      6.750      $ 3,398.84      360        1-Oct-30
5774599     NAPLES                   FL      34105      SFD         7.625      6.750      $ 2,039.69      360        1-Sep-30
5779549     RUMSON                   NJ      07717      SFD         7.625      6.750      $ 7,080.97      360        1-Aug-30
5779697     VERONA                   NJ      07044      SFD         8.000      6.750      $ 3,595.45      360        1-Nov-30
5784176     ROCKVILLE                MD      20852      SFD         7.625      6.750      $ 3,540.29      360        1-Sep-30
5786347     MAHWAH                   NJ      07430      LCO         7.750      6.750      $ 2,665.33      358        1-Jan-31
5789619     MYSTIC                   CT      06355      SFD         7.625      6.750      $ 2,151.69      360        1-Sep-30
5801572     ROSLYN HARBOR            NY      11576      SFD         7.875      6.750      $ 3,806.61      360        1-Nov-30
5802209     COLLEYVILLE              TX      76034      SFD         8.375      6.750      $ 4,378.02      360        1-Nov-30
5804167     OAKTON                   VA      22124      SFD         7.625      6.750      $ 2,774.24      360        1-Nov-30
5804244     HATTERAS                 NC      27943      SFD         7.750      6.750      $ 2,753.89      360        1-May-31
5823222     PARK RIDGE               NJ      07656      LCO         7.250      6.750      $ 2,558.17      360        1-Apr-31
5824373     SUNNYVALE                CA      94087      SFD         7.250      6.750      $ 5,866.72      360        1-May-31
5828071     BASKING RIDGE            NJ      07920      SFD         7.625      6.750      $ 2,456.70      360        1-Nov-30
5829893     DESTIN                   FL      32541      HCO         8.000      6.750      $ 3,265.90      360        1-Oct-30
5831228     RENO                     NV      89502      SFD         8.000      6.750      $ 2,043.01      360        1-Nov-30
5833530     KENNEBUNK                ME      04043      SFD         7.625      6.750      $ 2,017.64      360        1-Dec-30
5835890     CORTLANDT MANOR          NY      10567      SFD         7.125      6.750      $ 2,560.14      360        1-Apr-31
5842805     BOSTON                   MA      02116      HCO         7.500      6.750      $ 2,796.86      360        1-Jan-31
5843310     GLOUCESTER               MA      01930      SFD         7.875      6.750      $ 3,648.55      360        1-Dec-30
5847713     HARVARD                  MA      01451      LCO         7.750      6.750      $ 2,379.86      360        1-Dec-30
5861606     BERWYN                   PA      19312      SFD         7.875      6.750      $ 3,625.35      360        1-Apr-31
5863748     LAKE FOREST              IL      60045      PUD         7.875      6.750      $ 4,169.15      360        1-Feb-31
5864666     GAITHERSBURG             MD      20882      SFD         7.875      6.750      $ 3,387.52      360        1-Feb-31
5866086     GREAT NECK               NY      11021      COP         8.375      6.750        $ 651.96      360        1-Mar-31
5870446     WASHINGTON               DC      20008      SFD         7.250      6.750      $ 4,365.93      360        1-May-31
5875069     ST AUGUSTINE             FL      32080      SFD         8.000      6.750      $ 2,935.06      360        1-Mar-31
5879234     COTATI                   CA      94931      SFD         7.500      6.750      $ 3,104.52      360        1-Mar-31
5879396     SAN JOSE                 CA      95123      SFD         7.500      6.750      $ 3,251.35      360        1-Mar-31
5880850     OAKLAND                  CA      94618      SFD         8.125      6.750      $ 3,396.92      360        1-Jan-31
5881611     BEAUMONT                 CA      92223      SFD         8.500      6.750      $ 2,283.67      360        1-Jan-31
5881895     SANTA ANA                CA      92705      SFD         7.875      6.750      $ 4,712.96      360        1-Mar-31
5881992     DANVILLE                 CA      94506      SFD         8.625      6.750      $ 3,927.84      360        1-Jan-31
5882168     MONROVIA                 CA      91016      SFD         8.375      6.750      $ 3,496.33      360        1-Jan-31
5883879     DARIEN                   CT      06820      SFD         7.250      6.750      $ 2,489.95      360        1-May-31
5884003     BRIARCLIFF MANOR         NY      10510      SFD         7.500      6.750      $ 3,859.67      360        1-Apr-31
5885188     INCLINE VILLAGE          NV      89451      SFD         7.250      6.750      $ 3,902.05      360        1-Apr-31
5886044     COTO DE CAZA             CA      92679      SFD         7.500      6.750      $ 3,799.59      360        1-Apr-31
5886320     PONTE VEDRA BEACH        FL      32082      SFD         7.625      6.750      $ 2,831.18      360        1-Apr-31
5894339     CRESSKILL                NJ      07646      SFD         7.000      6.733      $ 6,653.03      360        1-Apr-31
5895414     EL DORADO HILLS          CA      95762      SFD         8.000      6.750      $ 3,301.95      360        1-May-31
5895499     KEY WEST                 FL      33040      SFD         7.875      6.750      $ 3,451.33      360        1-Apr-31
5897750     VENTURA                  CA      93001      SFD         7.000      6.733      $ 3,991.82      360        1-Apr-31
5899093     SUWANEE                  GA      30024      SFD         7.750      6.750      $ 2,997.83      360        1-Jan-31
5899312     WILLIAMSBURG             VA      23185      SFD         7.375      6.750      $ 6,872.22      360        1-May-31
5899429     PHOENIX                  AZ      85045      SFD         7.250      6.750      $ 2,428.55      360        1-May-31
5901029     LOS ANGELES              CA      90045      SFD         7.250      6.750      $ 2,221.17      360        1-Apr-31
5901175     BIRMINGHAM               MI      48009      SFD         8.250      6.750      $ 4,462.53      360        1-Mar-31
5902090     IRVINE                   CA      92604      SFD         7.000      6.733      $ 3,240.03      360        1-May-31
5902119     BETHESDA                 MD      20817      SFD         7.250      6.750      $ 2,524.06      360        1-May-31
5903436     CHARLOTTE                NC      28277      SFD         7.375      6.750      $ 2,375.93      360        1-Apr-31
5904548     ATLANTA                  GA      30309      SFD         7.750      6.750      $ 3,385.05      360        1-Apr-31
5905623     APPLE VALLEY             MN      55124      SFD         7.625      6.750      $ 2,120.56      360        1-May-31
5907005     SOUTH BARRINGTON         IL      60010      SFD         7.500      6.750      $ 6,852.30      360        1-Apr-31
5907127     SAN MIGUEL               CA      93451      SFD         7.125      6.750      $ 2,568.89      360        1-May-31
5907165     BERKELEY                 CA      94707      SFD         7.500      6.750      $ 3,915.61      360        1-Apr-31
5907228     MOUNTAIN VIEW            CA      94040      SFD         7.125      6.750      $ 4,177.06      360        1-May-31
5908042     YORKTOWN HEIGHTS         NY      10598      SFD         7.625      6.750      $ 2,548.06      360        1-Apr-31
5908331     HAUPPAUGE                NY      11788      SFD         7.125      6.750      $ 2,021.16      360        1-Apr-31
5908335     HARTLAND                 WI      53029      SFD         7.500      6.750      $ 4,544.20      360        1-Apr-31
5908745     SUDBURY                  MA      01776      SFD         7.625      6.750      $ 3,652.22      360        1-Mar-31
5908753     LAUREL                   MD      20723      SFD         7.500      6.750      $ 2,377.33      360        1-Apr-31
5908864     NEWPORT BEACH            CA      92663      SFD         7.875      6.750      $ 2,356.48      360        1-Apr-31
5908929     VIENNA                   VA      22182      SFD         7.250      6.750      $ 2,237.54      360        1-Apr-31
5909655     EASTON                   CT      06612      SFD         7.500      6.750      $ 4,055.45      360        1-Apr-31
5910019     CHICAGO                  IL      60618      MF2         7.500      6.750      $ 2,359.85      360        1-Apr-31
5910576     LANHAM                   MD      20706      SFD         7.250      6.750      $ 1,933.97      360        1-May-31
5910999     ELLICOTT CITY            MD      21042      SFD         7.125      6.750      $ 2,768.99      360        1-Apr-31
5911317     EVANSTON                 IL      60201      SFD         7.250      6.750      $ 4,191.30      360        1-May-31
5911901     SANTA BARBARA            CA      93108      SFD         7.125      6.750      $ 4,956.55      360        1-Apr-31
5913067     KEY WEST                 FL      33040      SFD         7.375      6.750      $ 2,569.32      360        1-May-31
5913197     BENTON HARBOR            MI      49022      SFD         7.875      6.750      $ 7,250.69      360        1-Mar-31
5914443     MIMBRES                  NM      88049      SFD         7.625      6.750      $ 2,760.40      360        1-Apr-31
5914972     CORAL GABLES             FL      33146      SFD         7.625      6.750      $ 2,990.43      360        1-Apr-31
5915478     LOS ANGELES              CA      91604      SFD         7.750      6.750      $ 3,625.05      360        1-Apr-31
5916234     WASHINGTON               DC      20008      SFD         7.500      6.750      $ 2,703.17      360        1-Apr-31
5916518     SAINT PETERSBURG         FL      33701      LCO         7.500      6.750      $ 4,111.39      360        1-May-31
5916892     REDWOOD CITY             CA      94062      SFD         7.500      6.750      $ 4,544.90      360        1-Apr-31
5917062     PETALUMA                 CA      94954      SFD         8.250      6.750      $ 4,180.80      360        1-Apr-31
5917624     BLOOMFIELD TOWNSHIP      MI      48301      SFD         8.125      6.750      $ 4,261.94      360        1-Mar-31
5917743     VASS                     NC      28394      SFD         7.375      6.750      $ 2,099.65      360        1-Apr-31
5918231     WELLESLEY                MA      02482      SFD         7.250      6.750      $ 3,069.80      360        1-Apr-31
5918417     TRACY                    CA      95304      SFD         7.375      6.750      $ 2,774.45      360        1-Apr-31
5918569     SAN JOSE                 CA      95136      SFD         7.250      6.750      $ 2,728.71      360        1-May-31
5918822     HOCKESSIN                DE      19707      SFD         7.500      6.750      $ 2,372.43      360        1-Mar-31
5919104     BELLEVUE                 WA      98008      SFD         7.375      6.750      $ 2,313.76      360        1-Apr-31
5919119     ANAHEIM HILLS            CA      92807      SFD         7.625      6.750      $ 2,703.78      360        1-Apr-31
5919581     BROOKLYN                 NY      11219      SFD         7.875      6.750      $ 2,740.77      360        1-May-31
5920022     REDMOND                  WA      98053      SFD         7.875      6.750      $ 2,900.28      360        1-Mar-31
5920583     APTOS                    CA      95003      SFD         7.500      6.750      $ 6,817.34      360        1-Apr-31
5920588     DAVIE                    FL      33330      SFD         7.250      6.750      $ 2,524.06      360        1-Apr-31
5920770     LIVERMORE                CA      94550      SFD         7.625      6.750      $ 2,625.92      360        1-Apr-31
5921495     SARATOGA                 CA      95070      SFD         7.625      6.750      $ 3,538.97      360        1-Apr-31
5921694     OAKLAND                  CA      94610      SFD         8.125      6.750      $ 3,854.31      360        1-Mar-31
5922017     MARINE CITY              MI      48039      SFD         8.000      6.750      $ 2,933.23      360        1-Feb-31
5922263     GEORGETOWN               MA      01833      SFD         7.500      6.750      $ 2,712.96      360        1-Apr-31
5922296     SCOTTSDALE               AZ      85262      SFD         7.500      6.750      $ 2,394.81      360        1-Apr-31
5922571     EASTCHESTER              NY      10709      SFD         7.625      6.750      $ 3,538.97      360        1-Apr-31
5922788     SAN DIEGO                CA      92130      SFD         7.875      6.750      $ 3,552.85      360        1-Apr-31
5923036     SAN CARLOS               CA      94070      SFD         7.375      6.750      $ 3,453.38      360        1-Apr-31
5924214     SAN CARLOS               CA      94070      SFD         7.250      6.750      $ 2,524.06      360        1-Apr-31
5924413     BOXBOROUGH               MA      01719      SFD         7.250      6.750      $ 2,564.99      360        1-Apr-31
5924965     SAN DIEGO                CA      92131      SFD         7.750      6.750      $ 4,656.68      360        1-Mar-31
5925014     SAN DIEGO                CA      92116      SFD         7.750      6.750      $ 3,008.93      360        1-Mar-31
5925136     VALLEY HEAD              AL      35989      SFD         7.625      6.750      $ 2,180.01      360        1-Apr-31
5925200     TOPANGA                  CA      90290      SFD         7.875      6.750      $ 2,349.22      360        1-Apr-31
5925335     SAN CLEMENTE             CA      92672      SFD         8.250      6.750      $ 2,197.46      360        1-Apr-31
5925640     VALLEY CENTER            CA      92082      SFD         7.625      6.750      $ 4,034.43      360        1-Apr-31
5925677     LIVERMORE                CA      94550      SFD         7.875      6.750      $ 2,059.20      360        1-Apr-31
5925801     OAKLAND                  CA      94610      SFD         8.250      6.750      $ 2,644.46      360        1-May-31
5926559     CUPERTINO                CA      95014      SFD         7.500      6.750      $ 2,796.86      360        1-Apr-31
5926580     SPARTA                   NJ      07871      SFD         7.500      6.750      $ 2,447.26      360        1-Apr-31
5926625     MENDHAM                  NJ      07945      SFD         7.250      6.750      $ 1,609.94      360        1-May-31
5926723     SANTA CRUZ               CA      95062      SFD         7.125      6.750      $ 2,526.45      360        1-May-31
5926789     SANTA ANA                CA      92704      SFD         7.125      6.750      $ 1,119.44      240        1-Apr-21
5927076     GILROY                   CA      95020      SFD         7.750      6.750      $ 2,794.01      360        1-May-31
5927906     LOS ALTOS HILLS          CA      94024      SFD         7.875      6.750      $ 2,755.27      360        1-Apr-31
5928125     HOUSTON                  TX      77007      SFD         8.000      6.750      $ 2,345.11      360        1-Mar-31
5928309     MORAGA                   CA      94556      SFD         8.000      6.750      $ 2,406.75      360        1-Apr-31
5928566     SAMMAMISH                WA      98075      SFD         7.875      6.750      $ 2,870.94      360        1-Apr-31
5929121     ALAMEDA                  CA      94501      SFD         7.750      6.750      $ 2,865.65      360        1-Apr-31
5929252     SAN LEANDRO              CA      94579      SFD         7.375      6.750      $ 2,831.77      360        1-Apr-31
5929313     UNION CITY               CA      94587      SFD         8.125      6.750      $ 2,598.75      360        1-Apr-31
5929331     PLEASANTON               CA      94566      SFD         7.000      6.733      $ 2,661.21      360        1-Apr-31
5929664     SAMMAMISH                WA      98075      SFD         7.375      6.750      $ 3,308.33      360        1-Mar-31
5930267     WALNUT CREEK             CA      94598      SFD         8.125      6.750      $ 2,227.50      360        1-May-31
5930378     GENOA CITY               WI      53128      SFD         7.250      6.750      $ 3,410.88      360        1-Apr-31
5930464     NORTHBOROUGH             MA      01532      SFD         7.375      6.750      $ 3,259.99      360        1-Apr-31
5930869     BOCA RATON               FL      33486      SFD         7.875      6.750        $ 768.57      360        1-Apr-31
5930896     PRIOR LAKE               MN      55372      SFD         7.500      6.750      $ 3,132.49      360        1-Mar-31
5931046     SAN MATEO                CA      94403      SFD         7.625      6.750      $ 2,831.18      360        1-May-31
5931160     SAN DIEGO                CA      92130      SFD         7.500      6.750      $ 2,999.64      360        1-Apr-31
5931327     BETHESDA                 MD      20817      SFD         7.625      6.750      $ 2,831.18      360        1-May-31
5931378     SAN FRANCISCO            CA      94127      SFD         7.875      6.750      $ 3,299.07      360        1-Apr-31
5931625     WHITE LAKE               MI      48383      SFD         7.875      6.750      $ 2,496.05      360        1-Mar-31
5931907     MENDON                   MA      01756      SFD         7.250      6.750      $ 2,455.84      360        1-Apr-31
5931969     ARLINGTON                VA      22207      SFD         7.375      6.750      $ 3,431.27      360        1-Mar-31
5932213     HASSAN TOWNSHIP          MN      55374      SFD         7.250      6.750      $ 2,251.18      360        1-Apr-31
5933081     GREENSBORO               NC      27406      SFD         7.500      6.750      $ 2,111.63      360        1-May-31
5933104     MISSION VIEJO            CA      92692      SFD         7.750      6.750      $ 2,736.70      360        1-Apr-31
5933590     UNION CITY               CA      94587      SFD         7.750      6.750      $ 2,808.34      360        1-May-31
5933785     SAN JOSE                 CA      95126      MF2         7.250      6.750      $ 3,956.63      360        1-May-31
5933938     MONTARA                  CA      94037      SFD         7.375      6.750      $ 2,614.21      360        1-May-31
5934009     CHARLOTTE                NC      28211      SFD         7.125      6.750      $ 6,737.19      360        1-Apr-31
5934150     BOISE                    ID      83702      SFD         7.250      6.750      $ 4,093.06      360        1-Apr-31
5934185     BELVEDERE TIBURON        CA      94920      SFD         7.500      6.750      $ 3,510.06      360        1-May-31
5934196     ENCINITAS                CA      92024      SFD         7.500      6.750      $ 4,195.29      360        1-Apr-31
5934274     PALO ALTO                CA      94303      SFD         7.750      6.750      $ 4,656.68      360        1-May-31
5934399     HAMILTON                 VA      20158      SFD         6.875      6.608      $ 2,864.21      360        1-May-31
5934677     IJAMSVILLE               MD      21754      SFD         7.375      6.750      $ 2,037.50      360        1-Apr-31
5934679     ATLANTA                  GA      30328      SFD         7.250      6.750      $ 2,991.00      360        1-Apr-31
5934936     EL GRANADA               CA      94018      SFD         7.125      6.750      $ 3,793.04      360        1-Apr-31
5935098     CUPERTINO                CA      95014      SFD         7.750      6.750      $ 2,944.46      360        1-May-31
5935239     RANCHO SANTA FE          CA      92067      SFD         7.750      6.750      $ 7,164.13      360        1-Apr-31
5935304     CHICAGO                  IL      60610      HCO         7.875      6.750      $ 2,365.54      360        1-Apr-31
5935323     DRIFTWOOD                TX      78619      SFD         7.125      6.750      $ 2,021.16      360        1-May-31
5935471     IRVINE                   CA      92614      LCO         7.500      6.750      $ 2,215.11      360        1-Apr-31
5935906     LITTLETON                CO      80127      SFD         7.250      6.750      $ 2,578.63      360        1-May-31
5935910     PORTLAND                 OR      97210      LCO         7.750      6.750      $ 3,331.32      360        1-Apr-31
5935914     OREM                     UT      84097      SFD         7.250      6.750      $ 2,776.46      360        1-Apr-31
5935917     HOLLISTER                CA      95023      SFD         7.375      6.750      $ 3,066.60      360        1-Apr-31
5936043     ORLANDO                  FL      32803      SFD         7.500      6.750      $ 2,971.67      360        1-Apr-31
5936101     DELRAY BEACH             FL      33484      SFD         7.750      6.750      $ 2,865.65      360        1-Apr-31
5936218     SAN JOSE                 CA      95138      SFD         8.250      6.750      $ 4,357.35      360        1-May-31
5936568     HERCULES                 CA      94547      SFD         7.500      6.750      $ 2,373.84      360        1-Apr-31
5936635     SAN DIEGO                CA      92107      SFD         8.250      6.750      $ 5,935.01      360        1-Apr-31
5936686     SIMI VALLEY              CA      93065      SFD         7.500      6.750      $ 2,866.78      360        1-Apr-31
5936687     COTTONWOOD               CA      96022      SFD         8.000      6.750        $ 818.15      360        1-Apr-31
5936795     LAFAYETTE                CA      94549      SFD         7.375      6.750      $ 4,109.52      360        1-Apr-31
5937061     TORRANCE                 CA      90277      SFD         7.250      6.750      $ 3,751.97      360        1-Apr-31
5937307     HOUSTON                  TX      77024      SFD         7.375      6.750      $ 4,489.39      360        1-Apr-31
5937708     CARLSBAD                 CA      92009      SFD         8.125      6.750      $ 3,474.89      360        1-Apr-31
5938123     GOLETA                   CA      93117      SFD         8.250      6.750      $ 4,101.92      360        1-May-31
5938151     NOVATO                   CA      94945      SFD         7.750      6.750      $ 2,485.95      360        1-Mar-31
5938292     STILLWATER               MN      55082      SFD         7.250      6.750      $ 4,434.15      360        1-Apr-31
5938698     MARLBORO                 MA      01752      SFD         7.375      6.750      $ 2,975.43      360        1-Apr-31
5939075     PARKER                   CO      80138      SFD         7.375      6.750      $ 3,467.19      360        1-Apr-31
5939134     LOVETTSVILLE             VA      20180      SFD         7.500      6.750      $ 2,377.33      360        1-May-31
5939150     LOUISVILLE               CO      80027      SFD         7.500      6.750      $ 2,412.30      360        1-May-31
5939223     WESTON                   CT      06883      SFD         7.375      6.750      $ 2,569.32      360        1-Apr-31
5939551     EL CAJON                 CA      92019      SFD         8.000      6.750      $ 2,458.12      360        1-May-31
5939580     KEY WEST                 FL      33040      SFD         7.875      6.750      $ 1,836.61      360        1-May-31
5939841     SAN MATEO                CA      94403      SFD         7.500      6.750      $ 2,545.15      360        1-Apr-31
5939857     WOODLAND HILLS           CA      91364      SFD         7.875      6.750      $ 2,856.78      360        1-May-31
5939921     DEL MAR                  CA      92014      SFD         6.875      6.608      $ 2,305.83      360        1-May-31
5939952     WEST WINDSOR             NJ      08550      SFD         7.500      6.750      $ 2,097.65      360        1-May-31
5940089     DUBLIN                   CA      94568      SFD         7.500      6.750      $ 1,992.77      360        1-May-31
5940163     POMONA                   CA      91766      SFD         7.250      6.750      $ 2,395.80      360        1-Mar-31
5940772     CONCORD                  MA      01742      SFD         7.375      6.750      $ 3,677.85      360        1-Apr-31
5941057     GAITHERSBURG             MD      20878      PUD         7.500      6.750      $ 2,540.25      360        1-Apr-31
5941143     BROOKLYN                 NY      11219      MF2         7.625      6.750      $ 3,531.90      360        1-Apr-31
5941292     SAN DIEGO                CA      92122      SFD         7.625      6.750      $ 2,194.16      360        1-Mar-31
5941342     LIVERMORE                CA      94550      SFD         8.375      6.750      $ 2,422.74      360        1-May-31
5941749     REDWOOD CITY             CA      94062      SFD         7.625      6.750      $ 3,121.37      360        1-Mar-31
5941847     SOUTHAMPTON              NY      11968      SFD         7.875      6.750      $ 2,175.21      360        1-Apr-31
5942000     LOS GATOS                CA      95032      SFD         7.875      6.750      $ 2,954.66      360        1-Apr-31
5942052     PENNINGTON               NJ      08534      SFD         6.625      6.358      $ 3,617.76      360        1-May-31
5942302     CHICAGO                  IL      60620      LCO         7.375      6.750      $ 2,096.20      360        1-Mar-31
5942401     SOUTH LYON               MI      48178      LCO         7.500      6.750      $ 2,080.52      360        1-Apr-31
5942629     RENO                     NV      89509      SFD         7.875      6.750      $ 3,660.78      360        1-Apr-31
5942752     CARLSBAD                 CA      92008      SFD         7.250      6.750      $ 2,530.20      360        1-Apr-31
5942981     DALTON GARDENS           ID      83815      SFD         7.250      6.750      $ 2,660.49      360        1-Apr-31
5942985     LIBERTYVILLE             IL      60048      SFD         7.500      6.750      $ 2,447.25      360        1-Apr-31
5943130     SANTA CLARITA            CA      91355      PUD         7.750      6.750      $ 4,513.40      360        1-Mar-31
5943146     CHEVY CHASE              MD      20815      SFD         7.500      6.750      $ 2,321.40      360        1-Apr-31
5943302     IRVINE                   CA      92620      PUD         7.250      6.750      $ 3,858.39      360        1-Apr-31
5943651     DENVER                   CO      80223      SFD         7.500      6.750      $ 1,991.37      360        1-May-31
5943973     MC CALL                  ID      83638      SFD         7.375      6.750      $ 2,417.36      360        1-Apr-31
5944110     TORRANCE                 CA      90505      SFD         7.375      6.750      $ 4,468.67      360        1-Apr-31
5944244     MORGAN HILL              CA      95037      SFD         7.375      6.750      $ 3,347.07      360        1-Apr-31
5944539     LAS VEGAS                NV      89118      SFD         7.500      6.750      $ 2,104.99      360        1-May-31
5944591     WARREN                   NJ      07059      SFD         7.500      6.750      $ 2,691.98      360        1-Apr-31
5944802     SAN JOSE                 CA      95125      SFD         7.750      6.750      $ 3,223.86      360        1-Apr-31
5944839     SUWANEE                  GA      30024      SFD         7.000      6.733      $ 2,401.75      360        1-May-31
5945004     DES MOINES               IA      50321      PUD         7.625      6.750      $ 2,151.70      360        1-May-31
5945120     CARLSBAD                 CA      92009      SFD         7.125      6.750      $ 3,158.06      360        1-Mar-31
5945287     JAMISON                  PA      18929      SFD         7.500      6.750      $ 2,349.36      360        1-Apr-31
5945562     PINOLE                   CA      94564      SFD         7.625      6.750      $ 2,257.87      360        1-Apr-31
5945630     LOS GATOS                CA      95030      SFD         7.750      6.750      $ 2,357.00      360        1-May-31
5945885     PALO ALTO                CA      94301      SFD         7.125      6.750      $ 4,379.18      360        1-Apr-31
5946301     MCLEAN                   VA      22102      SFD         6.625      6.358      $ 6,002.92      360        1-May-31
5946643     DENVER                   CO      80205      SFD         7.125      6.750      $ 3,705.46      360        1-Apr-31
5946741     KEY WEST                 FL      33040      PUD         7.375      6.750      $ 2,244.69      360        1-Apr-31
5946797     EL CAJON                 CA      92021      SFD         7.125      6.750      $ 2,719.13      360        1-May-31
5946851     BELMONT                  CA      94002      SFD         7.000      6.733      $ 2,428.36      360        1-Apr-31
5946953     PASADENA                 CA      91105      SFD         7.875      6.750      $ 2,697.26      360        1-May-31
5947193     PORT WASHINGTON          NY      11050      SFD         7.375      6.750      $ 2,348.30      360        1-Apr-31
5947426     RIVERSIDE                CA      92508      SFD         7.250      6.750      $ 1,847.00      360        1-Apr-31
5948090     ALPHARETTA               GA      30022      SFD         7.000      6.733      $ 3,326.51      360        1-Apr-31
5948109     COTO DE CAZA AREA        CA      92679      SFD         7.250      6.750      $ 4,419.48      360        1-May-31
5948155     SAMMAMISH                WA      98074      SFD         7.250      6.750      $ 2,919.72      360        1-Apr-31
5948174     REDWOOD CITY             CA      94061      SFD         7.125      6.750      $ 3,301.23      360        1-May-31
5948191     SAN CLEMENTE             CA      92672      SFD         7.875      6.750      $ 2,816.89      360        1-Dec-30
5948210     HOUSTON                  TX      77042      SFD         8.125      6.750      $ 2,224.53      360        1-Aug-30
5948623     FREMONT                  CA      94536      SFD         7.375      6.750      $ 3,626.05      360        1-May-31
5948676     SAN JOSE                 CA      95120      SFD         7.375      6.750      $ 2,451.90      360        1-May-31
5948779     SAINT PETERSBURG         FL      33703      SFD         7.250      6.750      $ 2,728.71      360        1-May-31
5949464     CAROLINA BEACH           NC      28428      SFD         7.875      6.750        $ 797.58      360        1-May-31
5949542     NAPLES                   FL      34108      HCO         7.625      6.750      $ 2,377.48      360        1-May-31
5949549     PELHAM MANOR             NY      10803      SFD         7.375      6.750      $ 2,728.17      360        1-May-31
5949566     ATLANTA                  GA      30328      LCO         7.125      6.750        $ 478.35      360        1-May-31
5949703     BROOKLINE                MA      02446      LCO         7.125      6.750      $ 3,031.74      360        1-May-31
5950031     SAN JOSE                 CA      95120      SFD         7.375      6.750      $ 3,315.24      360        1-Mar-31
5950054     HUNTINGTON BEACH         CA      92648      SFD         7.875      6.750      $ 3,001.79      360        1-Apr-31
5950080     NORTHRIDGE               CA      91326      SFD         7.375      6.750      $ 3,038.97      360        1-Mar-31
5950097     NEWPORT BEACH            CA      92660      SFD         7.375      6.750      $ 2,983.72      360        1-Mar-31
5950374     SPARKS                   NV      89436      SFD         7.375      6.750      $ 2,489.88      360        1-Mar-31
5950421     SAN FRANCISCO            CA      94116      SFD         7.750      6.750      $ 2,987.44      360        1-Apr-31
5950437     CASTRO VALLEY            CA      94546      SFD         7.375      6.750      $ 2,969.90      360        1-Mar-31
5950564     SAN JOSE                 CA      95129      SFD         7.250      6.750      $ 3,479.10      360        1-May-31
5950904     DANVILLE                 CA      94506      SFD         7.375      6.750      $ 2,769.61      360        1-May-31
5950920     PLEASANTON               CA      94566      SFD         7.000      6.733      $ 2,395.09      360        1-May-31
5950946     CASTRO VALLEY            CA      94552      PUD         7.750      6.750      $ 2,285.36      360        1-May-31
5951004     SUNNYVALE                CA      94087      SFD         7.500      6.750      $ 3,775.76      360        1-May-31
5951779     SANTA FE                 NM      87501      SFD         7.500      6.750      $ 2,296.92      360        1-Apr-31
5952284     ARLINGTON                VA      22207      SFD         7.250      6.750      $ 2,352.15      360        1-May-31
5952431     NOKOMIS                  FL      34275      SFD         7.625      6.750      $ 3,450.50      360        1-Apr-31
5952530     AMBLER                   PA      19002      SFD         7.500      6.750      $ 2,481.52      360        1-Apr-31
5952628     SUWANEE                  GA      30024      SFD         7.000      6.733      $ 2,714.43      360        1-Apr-31
5952686     EDEN PRAIRIE             MN      55347      SFD         7.125      6.750      $ 2,301.03      360        1-May-31
5952697     CHARLOTTE                NC      28277      SFD         7.250      6.750      $ 2,558.17      360        1-May-31
5952838     MOORESTOWN               NJ      08057      SFD         7.750      6.750      $ 2,500.28      360        1-Apr-31
5953309     GARRETT PARK             MD      20896      SFD         7.500      6.750      $ 2,427.68      360        1-May-31
5953500     LEWISVILLE               TX      75056      SFD         7.375      6.750      $ 3,052.78      360        1-May-31
5953667     SAN FRANCISCO            CA      94116      SFD         7.250      6.750      $ 3,069.80      360        1-May-31
5954234     BOXBOROUGH               MA      01719      SFD         7.375      6.750      $ 2,237.79      360        1-Apr-31
5954435     RAMONA                   CA      92065      SFD         7.625      6.750      $ 2,588.76      360        1-Apr-31
5954466     HILLSBORO                OR      97123      SFD         7.250      6.750      $ 2,507.00      360        1-Apr-31
5954500     PORTLAND                 OR      97229      SFD         7.375      6.750      $ 2,486.43      360        1-Apr-31
5954584     ARLINGTON                VA      22203      SFD         8.125      6.750      $ 2,672.99      360        1-Mar-31
5954587     CODY                     WY      82414      SFD         8.375      6.750      $ 2,120.60      360        1-Mar-31
5954958     FREMONT                  CA      94536      SFD         7.750      6.750      $ 2,622.07      360        1-Apr-31
5955139     WILTON                   CA      95693      SFD         7.625      6.750      $ 2,437.64      360        1-Mar-31
5955264     HOLLISTER                CA      95023      SFD         7.250      6.750      $ 1,341.50      360        1-Apr-31
5955537     REDWOOD CITY             CA      94065      SFD         7.625      6.750      $ 3,174.46      360        1-Apr-31
5955600     NOVATO                   CA      94949      SFD         7.000      6.733      $ 2,647.90      360        1-Mar-31
5955654     EL DORADO HILLS          CA      95762      SFD         7.500      6.750      $ 2,880.76      360        1-Feb-31
5955763     CUPERTINO                CA      95014      SFD         7.625      6.750      $ 4,459.11      360        1-May-31
5956383     SANTA BARBARA            CA      93111      SFD         7.625      6.750      $ 2,429.15      360        1-May-31
5956569     PHOENIX                  AZ      85259      SFD         7.000      6.733      $ 2,863.47      360        1-Apr-31
5957021     SAN JOSE                 CA      95120      SFD         7.625      6.750      $ 2,604.69      360        1-Apr-31
5957439     CASTRO VALLEY            CA      94546      SFD         7.875      6.750      $ 2,726.26      360        1-Apr-31
5957546     COLORADO SPRINGS         CO      80919      SFD         7.875      6.750      $ 3,433.20      360        1-Mar-31
5958314     CYPRESS                  TX      77429      SFD         7.000      6.733      $ 2,408.09      360        1-Apr-31
5958369     CARLSBAD                 CA      92009      SFD         7.375      6.750      $ 2,845.58      360        1-Apr-31
5958388     ALPHARETTA               GA      30022      SFD         7.750      6.750      $ 3,725.34      360        1-Apr-31
5960004     LOWELL                   AR      72745      SFD         7.500      6.750      $ 3,076.54      360        1-Apr-31
5960234     SAN JOSE                 CA      95124      SFD         7.750      6.750      $ 2,794.01      360        1-May-31
5960375     SUDBURY                  MA      01776      SFD         7.375      6.750      $ 2,375.93      360        1-May-31
5960910     BLOOMFIELD TWP           MI      48302      SFD         7.250      6.750      $ 3,751.97      360        1-Apr-31
5961013     BONSALL                  CA      92003      SFD         7.625      6.750      $ 3,008.12      360        1-Apr-31
5961300     AUSTIN                   TX      78759      SFD         7.125      6.750      $ 2,802.67      360        1-May-31
5961421     BROOMFIELD               CO      80038      SFD         7.375      6.750      $ 2,829.70      360        1-Apr-31
5961613     BLOOMFIELD HILLS         MI      48301      SFD         7.625      6.750      $ 2,348.46      360        1-Apr-31
5962109     CARLSBAD                 CA      92008      SFD         7.625      6.750      $ 3,185.07      360        1-Apr-31
5962192     LOS ANGELES              CA      90036      SFD         7.750      6.750      $ 2,751.02      360        1-Mar-31
5962389     GRAND RAPIDS             MI      49546      SFD         7.625      6.750      $ 3,538.97      360        1-Apr-31
5962456     BELLEVUE                 WA      98005      SFD         7.750      6.750      $ 4,656.68      360        1-Apr-31
5962487     SAN JOSE                 CA      95123      SFD         7.250      6.750      $ 2,237.54      360        1-May-31
5963161     LOS ANGELES              CA      90045      SFD         7.875      6.750      $ 2,515.99      360        1-Apr-31
5963637     CHATHAM BORO             NJ      07928      SFD         7.750      6.750      $ 3,796.98      360        1-Apr-31
5964682     NORTHPORT                NY      11768      SFD         7.375      6.750      $ 2,396.64      360        1-Apr-31
5966448     DULUTH                   GA      30097      SFD         7.875      6.750      $ 3,806.62      360        1-May-31
5966848     CARMEL                   CA      93921      SFD         7.500      6.750      $ 4,544.20      360        1-Apr-31
5966993     BERNARDSVILLE            NJ      07924      SFD         7.250      6.750      $ 2,387.62      360        1-May-31
5967256     GLENDALE                 AZ      85308      PUD         7.000      6.733      $ 2,227.11      360        1-May-31
5967784     BREA                     CA      92821      SFD         7.375      6.750      $ 2,096.20      360        1-Apr-31
5967804     LAKE BARRINGTON          IL      60010      SFD         7.750      6.750      $ 3,582.06      360        1-Apr-31
5967942     SAN CLEMENTE             CA      92673      PUD         7.125      6.750      $ 2,758.34      360        1-Apr-31
5968286     RYE BROOK                NY      10573      SFD         7.375      6.750      $ 3,639.86      360        1-Apr-31
5968361     SAN FRANCISCO            CA      94121      LCO         7.500      6.750      $ 2,272.45      360        1-Apr-31
5968382     MURRIETA                 CA      92562      SFD         8.000      6.750      $ 3,169.86      360        1-Apr-31
5968399     KAILUA                   HI      96734      SFD         8.000      6.750      $ 3,375.32      360        1-Mar-31
5968451     SAN RAMON                CA      94583      PUD         8.000      6.750      $ 2,927.72      360        1-Apr-31
5969251     MISSION VIEJO            CA      92692      PUD         7.500      6.750      $ 2,564.37      360        1-Mar-31
5969259     HOUSTON                  TX      77005      SFD         7.000      6.733      $ 2,494.89      360        1-Mar-31
5969314     COTO DE CAZA             CA      92679      SFD         7.125      6.750      $ 2,533.19      360        1-Mar-31
5969429     DELRAY BEACH             FL      33446      SFD         7.625      6.750      $ 6,900.99      360        1-May-31
5970290     CASTRO VALLEY            CA      94546      SFD         7.875      6.750      $ 2,621.85      360        1-Apr-31
5970400     CHARLESTON               SC      29414      SFD         7.000      6.733      $ 2,089.05      360        1-May-31
5970615     THOUSAND OAKS            CA      91362      SFD         7.875      6.750      $ 2,842.27      360        1-Apr-31
5971186     EL CAJON AREA            CA      92019      SFD         7.750      6.750      $ 2,407.86      360        1-Apr-31
5972145     SANTA MARIA              CA      93455      SFD         7.500      6.750      $ 2,866.78      360        1-May-31
5972244     CYPRESS                  TX      77429      SFD         7.000      6.733      $ 2,561.42      360        1-May-31
5972629     FT LAUDERDALE            FL      33315      SFD         7.625      6.750      $ 2,831.53      360        1-Mar-31
5972638     NEWPORT COAST            CA      92657      LCO         6.750      6.483      $ 2,567.48      360        1-Mar-31
5972649     MARLBORO TOWNSHIP        NJ      07746      SFD         6.750      6.483      $ 2,140.37      360        1-Mar-31
5973118     ELLICOTT CITY            MD      21042      SFD         7.375      6.750      $ 2,797.23      360        1-May-31
5973413     SANTA CLARA              CA      95051      SFD         7.000      6.733      $ 2,029.18      360        1-Mar-31
5973427     VALPARAISO               IN      46383      SFD         7.625      6.750      $ 2,208.32      360        1-Feb-31
5973455     LANCASTER                MA      01523      SFD         7.250      6.750      $ 2,494.72      360        1-Feb-31
5974161     MARLBORO                 NJ      07751      SFD         7.250      6.750      $ 4,338.64      360        1-Apr-31
5974800     BLUEMONT                 VA      20135      SFD         7.125      6.750      $ 2,150.51      360        1-Feb-31
5974820     PONTE VEDRA BEACH        FL      32082      SFD         6.750      6.483      $ 2,646.67      360        1-Mar-31
5975169     WEST CHESTER             PA      19380      PUD         7.375      6.750      $ 2,320.67      360        1-Apr-31
5976065     ANAHEIM                  CA      92805      SFD         6.875      6.608      $ 1,862.39      360        1-Mar-31
5976307     DISCOVERY BAY            CA      94514      PUD         7.375      6.750      $ 2,880.12      360        1-Apr-31
5976334     ROSEVILLE                CA      95747      SFD         8.000      6.750      $ 2,436.10      360        1-Apr-31
5976408     UNION CITY               CA      94587      SFD         7.500      6.750      $ 2,552.13      360        1-Apr-31
5976411     DUBLIN                   CA      94568      SFD         8.500      6.750      $ 4,675.00      360        1-May-31
5976431     SAN DIEGO                CA      92124      PUD         7.625      6.750      $ 2,583.45      360        1-Apr-31
5976521     POTOMAC                  MD      20854      SFD         7.000      6.733      $ 2,275.33      360        1-Mar-31
5976568     FREMONT                  CA      94555      SFD         7.750      6.750      $ 2,836.99      360        1-Apr-31
5976908     SAN JOSE                 CA      95127      SFD         7.375      6.750      $ 4,482.49      360        1-May-31
5977842     TIBURON                  CA      94920      SFD         7.125      6.750      $ 5,255.01      360        1-May-31
5978282     DANVILLE                 CA      94526      SFD         7.500      6.750      $ 3,090.53      360        1-Apr-31
5978589     DALLAS                   TX      75229      SFD         6.875      6.608      $ 2,499.61      360        1-Apr-31
5978728     ALBANY                   CA      94706      SFD         7.250      6.750      $ 2,677.55      360        1-May-31
5981307     SANTA CLARA              CA      95054      SFD         7.250      6.750      $ 2,455.83      360        1-Apr-31
5981564     SAN JOSE                 CA      95125      SFD         6.875      6.608      $ 2,497.97      360        1-Apr-31
5981947     BENICIA                  CA      94510      SFD         7.875      6.750      $ 2,610.25      360        1-Apr-31
5982584     RANCHO CUCAMONGA         CA      91739      SFD         7.375      6.750      $ 2,902.91      360        1-Apr-31
5991188     SAN DIEGO                CA      92117      SFD         7.750      6.750      $ 2,154.97      360        1-May-31
5994015     PLANO                    TX      75025      SFD         7.500      6.750      $ 2,223.50      360        1-Apr-31
7571011     BAKERSFIELD              CA      93312      SFD         7.625      6.750      $ 2,709.08      360        1-Jan-30
7706797     HIGHLANDS RANCH          CO      80126      SFD         7.750      6.750      $ 2,498.70      360        1-Sep-30
7731643     MARINA DEL REY           CA      90292      HCO         7.500      6.750      $ 4,195.29      360        1-Apr-30
7741097     HENDERSON                NV      89052      SFD         8.000      6.750      $ 3,368.42      360        1-Jul-30
7765824     BROOMFIELD               CO      80020      SFD         7.625      6.750      $ 2,228.84      360        1-Jul-30
7796120     LINCOLNTON               NC      28092      SFD         7.750      6.750      $ 2,505.87      360        1-Dec-30
7822809     MONTGOMERY               TX      77356      SFD         7.500      6.750      $ 3,076.54      360        1-Jun-30
7840085     LAKEVILLE                MN      55044      SFD         7.500      6.750      $ 2,447.25      360        1-Jan-30
7852554     AVON                     CO      81620      SFD         7.625      6.750      $ 3,895.17      360        1-May-30
7863037     CLARKSVILLE              MD      21029      SFD         7.750      6.750      $ 2,361.90      360        1-Jan-30
7869621     ANNAPOLIS                MD      21401      SFD         7.625      6.750      $ 2,543.46      360        1-Aug-30
7882696     WAPITI                   WY      82414      SFD         7.625      6.750      $ 2,456.49      360        1-Jun-30
7888509     MADISON                  NJ      07940      SFD         7.125      6.750      $ 4,311.80      360        1-Apr-31
7889587     NAGS HEAD                NC      27959      SFD         7.625      6.750      $ 2,195.52      360        1-Oct-30
7889710     FARIBAULT                MN      55021      SFD         7.500      6.750      $ 3,146.16      360        1-Feb-30
7893740     DURANGO                  CO      81301      SFD         7.625      6.750      $ 2,005.51      360        1-Jul-30
7897943     DAMASCUS                 MD      20872      SFD         7.625      6.750      $ 3,114.86      360        1-Jun-30
7916445     KEYSTONE                 CO      80435      SFD         7.750      6.750      $ 5,373.09      360        1-Dec-30
7920405     COROLLA                  NC      27927      SFD         8.000      6.750      $ 2,553.23      360        1-Jul-30
7930699     GRIMES                   IA      50111      SFD         7.500      6.750      $ 2,657.01      360        1-Apr-30
7934610     WILLIS                   TX      77318      SFD         7.500      6.750      $ 2,796.86      360        1-Jan-30
7939676     SAN DIEGO                CA      92131      SFD         7.625      6.750      $ 2,585.57      360        1-Feb-30
7949920     SAN DIEGO                CA      92128      SFD         7.500      6.750      $ 2,070.53      360        1-Feb-30
7956613     NORTH WALES              PA      19454      SFD         7.500      6.750      $ 2,407.01      360        1-Feb-30
7957752     LEESBURG                 VA      20175      SFD         7.500      6.750      $ 2,156.03      360        1-May-30
7971689     APPLE VALLEY             MN      55124      SFD         7.875      6.750      $ 2,454.66      360        1-Jun-30
7973772     OMAHA                    NE      68135      SFD         7.875      6.750      $ 4,118.39      360        1-Oct-30
7982253     MADISON BORO             NJ      07940      SFD         7.625      6.750      $ 2,123.38      360        1-Dec-29
7984750     WHEATON                  IL      60187      SFD         7.500      6.750      $ 2,206.02      360        1-Dec-29
7987197     ORLEANS                  MA      02653      SFD         7.500      6.750      $ 2,342.37      360        1-Apr-30
7989167     GOLDEN                   CO      80401      SFD         7.625      6.750      $ 2,194.87      360        1-Jul-30
7989998     YORBA LINDA              CA      92886      SFD         7.875      6.750      $ 4,413.22      360        1-Feb-30
7992265     DENVER                   CO      80206      PUD         7.625      6.750      $ 2,834.01      360        1-Jan-30
7994487     STEAMBOAT SPRINGS        CO      80477      LCO         7.625      6.750      $ 2,069.41      360        1-Dec-29
7997272     COLONIA                  NJ      07067      SFD         7.750      6.750      $ 2,040.41      360        1-Jan-31
8008719     LONGMONT                 CO      80503      SFD         7.375      6.750      $ 3,746.91      360        1-Apr-31
8009021     ALISO VIEJO              CA      92656      SFD         7.500      6.750      $ 2,307.62      360        1-Jan-30
8009613     GREENLAND                NH      03840      SFD         7.500      6.750      $ 2,810.60      360        1-Jul-30
8010668     THOUSAND OAKS            CA      91362      LCO         7.500      6.750      $ 2,395.09      360        1-Jan-30
8011828     SOUTH RIVER              NJ      08882      SFD         7.625      6.750      $ 2,129.25      360        1-Aug-30
8013262     OAKDALE                  NY      11769      SFD         7.625      6.750      $ 2,151.69      360        1-Apr-30
8013562     LA JOLLA                 CA      92037      SFD         7.625      6.750      $ 3,149.68      360        1-Jan-30
8014446     MONROE                   NJ      08831      SFD         7.625      6.750      $ 2,275.13      360        1-Nov-30
8018197     THOUSAND OAKS            CA      91362      LCO         7.625      6.750      $ 2,362.85      360        1-Jan-30
8018260     SANTA ANA                CA      92705      SFD         7.625      6.750      $ 2,265.52      360        1-Feb-30
8022175     CINCINNATI               OH      45249      SFD         7.500      6.750      $ 2,377.33      360        1-Feb-30
8023866     AVALON                   NJ      08202      SFD         7.500      6.750      $ 2,971.66      360        1-Feb-30
8027397     THORNTON                 CO      80241      SFD         7.625      6.750      $ 3,185.95      360        1-Jan-30
8027606     BETHESDA                 MD      20814      SFD         7.500      6.750      $ 3,062.56      360        1-Feb-30
8028317     BARRINGTON               IL      60010      SFD         7.625      6.750      $ 2,208.32      360        1-Jan-30
8030779     MARINA DEL REY           CA      90292      HCO         7.500      6.750      $ 3,770.51      360        1-Apr-30
8033814     BOLTON                   MA      01740      SFD         7.750      6.750      $ 2,437.21      360        1-Aug-30
8036822     BAHAMA                   NC      27503      SFD         7.625      6.750      $ 2,151.69      360        1-Mar-30
8039961     SOUTH RIDING             VA      20152      SFD         7.625      6.750      $ 2,543.04      360        1-Sep-30
8040318     TEMECULA                 CA      92390      SFD         7.625      6.750      $ 2,833.01      360        1-Apr-30
8045195     OCEAN CITY               NJ      08226      SFD         7.625      6.750      $ 3,115.77      360        1-Mar-30
8047643     POTOMAC FALLS            VA      20165      SFD         7.750      6.750      $ 2,328.34      360        1-Nov-30
8052746     WOODLANDS                TX      77381      SFD         7.625      6.750      $ 2,406.98      360        1-May-30
8054104     WINTER SPRINGS           FL      32708      SFD         7.625      6.750      $ 2,068.37      360        1-May-30
8055650     LAGUNA NIGUEL            CA      92677      SFD         7.500      6.750      $ 2,863.28      360        1-Apr-30
8058097     RIO RANCHO               NM      87124      SFD         7.625      6.750      $ 2,181.87      360        1-Apr-30
8058473     WOODBURY                 MN      55125      SFD         7.625      6.750      $ 2,662.01      360        1-Nov-30
8061827     SAN JOSE                 CA      95117      SFD         7.625      6.750      $ 2,970.39      360        1-Apr-30
8065742     MILLERSVILLE             MD      21108      SFD         8.000      6.750      $ 2,362.18      360        1-Jul-30
8065893     GOLD BEACH               OR      97444      SFD         8.000      6.750      $ 3,668.82      360        1-Apr-30
8068318     SO. ORANGE TWP.          NJ      07079      SFD         7.750      6.750      $ 2,589.08      360        1-May-30
8073114     SOUTH RIVER              NJ      08882      SFD         7.875      6.750      $ 2,412.54      360        1-Sep-30
8074276     SAN FRANCISCO            CA      94121      LCO         7.500      6.750      $ 2,174.84      360        1-Apr-30
8077347     VILLANOVA                PA      19085      SFD         8.000      6.750      $ 3,753.94      360        1-Apr-30
8077979     LITTLETON                CO      80127      SFD         7.750      6.750      $ 3,188.20      360        1-Dec-30
8089535     PRAIRIE VILLAGE          KS      66208      SFD         8.000      6.750      $ 3,492.72      360        1-May-30
8094253     MATTHEWS                 NC      28104      SFD         7.750      6.750      $ 2,054.80      360        1-Sep-30
8094508     SOUTH RIVER BORO.        NJ      08882      SFD         8.000      6.750      $ 2,348.05      360        1-Nov-30
8095173     DARNESTOWN               MD      20878      SFD         7.500      6.750      $ 2,097.64      360        1-Mar-31
8098646     ANTIOCH                  CA      94509      SFD         7.750      6.750      $ 2,294.38      360        1-Jun-30
8098740     CUMBERLAND               ME      04021      SFD         7.625      6.750      $ 2,093.22      360        1-May-30
8098994     VIRGINIA BEACH           VA      23455      SFD         7.500      6.750      $ 4,195.29      360        1-Jun-30
8105081     HIGHLANDS RANCH          CO      80126      SFD         7.625      6.750      $ 2,336.31      360        1-Sep-30
8105449     MARIETTA                 GA      30062      SFD         7.875      6.750      $ 2,110.92      360        1-Jul-30
8106598     WHITE PLAINS             NY      10603      LCO         7.750      6.750      $ 2,292.52      360        1-Nov-30
8108370     DENVER                   CO      80209      LCO         7.750      6.750      $ 2,116.10      360        1-Dec-30
8109559     MONTEBELLO               NY      10901      SFD         8.000      6.750      $ 3,301.94      360        1-Dec-30
8109676     GOLDEN                   CO      80403      SFD         7.500      6.750      $ 3,071.03      360        1-Jul-30
8111074     SNOHOMISH                WA      98296      LCO         7.625      6.750      $ 2,477.28      360        1-Jun-30
8111237     THOUSAND OAKS            CA      90314      LCO         7.625      6.750      $ 2,604.47      360        1-May-30
8112223     EL DORADO HILLS          CA      95762      SFD         7.500      6.750      $ 2,536.05      360        1-May-30
8112455     ELKRIDGE                 MD      21075      SFD         7.875      6.750      $ 2,459.07      360        1-Sep-30
8112746     SAN JOSE                 CA      95123      SFD         7.625      6.750      $ 3,427.09      360        1-May-30
8115819     ALPHARETTA               GA      30022      SFD         7.500      6.750      $ 2,447.25      360        1-Jun-30
8115855     HOUSTON                  TX      77024      SFD         7.875      6.750      $ 2,652.04      360        1-Sep-30
8115901     UNIVERSITY CITY          MO      63130      LCO         7.750      6.750      $ 3,084.38      360        1-Dec-30
8115904     WESTFIELD                NJ      07090      SFD         7.750      6.750      $ 3,940.27      360        1-Nov-30
8117159     NORTHAMPTON TWP.         PA      18966      SFD         7.875      6.750      $ 3,074.29      360        1-Jul-30
8117642     MCCORDSVILLE             IN      46055      SFD         7.625      6.750      $ 3,114.29      360        1-Nov-30
8118799     STUDIO CITY              CA      91604      SFD         7.750      6.750      $ 4,556.38      360        1-Jun-30
8119164     MADISON                  MS      39110      SFD         7.875      6.750      $ 2,146.21      360        1-Nov-30
8119699     RALEIGH                  NC      27601      SFD         7.500      6.750      $ 2,596.70      360        1-Oct-30
8121988     LAKE OSWEGO              OR      97034      SFD         7.500      6.750      $ 4,544.89      360        1-May-30
8122593     HERNDON                  VA      20170      SFD         7.500      6.750      $ 3,038.37      360        1-May-30
8123429     DALLAS                   TX      75230      SFD         7.625      6.750      $ 5,662.35      360        1-Jun-30
8124522     OAKLAND                  NJ      07436      SFD         7.625      6.750      $ 2,545.49      360        1-Jan-31
8124627     CENTREVILLE              VA      20120      SFD         7.875      6.750      $ 2,392.73      360        1-Jun-30
8125966     SAN JOSE                 CA      95121      SFD         7.750      6.750      $ 2,077.60      360        1-May-30
8127054     FLOWERMOUND              TX      75028      SFD         7.750      6.750      $ 4,011.91      360        1-Aug-30
8127640     GROSSE POINTE WOO        MI      48236      SFD         7.625      6.750      $ 2,888.74      360        1-Jul-30
8128866     CHESTER SPRINGS          PA      19425      SFD         7.750      6.750      $ 2,477.71      360        1-Nov-30
8129621     ALBUQUERQUE              NM      87122      SFD         7.500      6.750      $ 4,999.38      360        1-Jul-30
8129628     ARLINGTON                VA      22205      SFD         7.625      6.750      $ 2,546.40      360        1-Apr-30
8129989     POTOMAC                  MD      20854      SFD         7.750      6.750      $ 2,320.71      360        1-Jun-30
8129993     ST PETERSBURG            FL      33703      SFD         7.625      6.750      $ 2,014.66      360        1-Jun-30
8131242     GLENDALE                 CA      91208      SFD         7.500      6.750      $ 2,279.44      360        1-May-30
8131863     OAKTON                   VA      22124      SFD         7.750      6.750      $ 2,064.70      360        1-Jun-30
8131871     BOWIE                    MD      20720      SFD         7.750      6.750      $ 2,149.35      360        1-Dec-30
8131889     ROCKVILLE                MD      20850      SFD         7.875      6.750      $ 2,117.20      360        1-Jun-30
8133222     BRANDON                  FL      33511      SFD         7.625      6.750      $ 2,084.58      360        1-Jul-30
8133384     BOULDER                  CO      80303      SFD         7.875      6.750      $ 3,987.88      360        1-Jul-30
8133642     OCEAN CITY               NJ      08226      LCO         7.875      6.750      $ 2,900.28      360        1-Jun-30
8135288     ORONO                    MN      55391      SFD         7.500      6.750      $ 2,097.64      360        1-Jul-30
8135438     HIGHLANDS RANCH          CO      80126      SFD         7.625      6.750      $ 2,496.40      360        1-Aug-30
8135545     POWAY                    CA      92064      LCO         7.625      6.750      $ 1,971.09      360        1-May-30
8136853     AGUA DULCE               CA      91350      SFD         7.875      6.750      $ 2,896.35      360        1-Dec-30
8137058     WEST BLOOMFIELD          MI      48323      SFD         7.625      6.750      $ 2,535.83      360        1-May-30
8137441     BETHESDA                 MD      20817      SFD         7.625      6.750      $ 2,362.60      360        1-May-30
8138369     INDIAN WELLS             CA      92210      SFD         7.875      6.750      $ 2,356.58      360        1-Sep-30
8138928     OAK PARK                 CA      91377      SFD         7.500      6.750      $ 3,615.36      360        1-Dec-30
8139031     EAST HAMPTON             NY      10021      SFD         7.750      6.750      $ 3,582.06      360        1-Jun-30
8141372     OSPREY                   FL      34229      SFD         7.750      6.750      $ 2,146.45      360        1-Jul-30
8141866     SAN DIEGO                CA      92130      SFD         7.750      6.750      $ 2,507.44      360        1-Nov-30
8142496     BROOMFIELD               CO      80020      SFD         7.750      6.750      $ 2,005.95      360        1-Sep-30
8143318     ANDOVER                  MA      01810      SFD         7.625      6.750      $ 3,538.89      360        1-Jun-30
8144159     SUWANEE                  GA      30024      SFD         7.750      6.750      $ 3,223.86      360        1-Jun-30
8144316     MCALLEN                  TX      78504      SFD         7.875      6.750      $ 4,149.23      360        1-May-30
8144692     AVALON                   NJ      08202      SFD         7.750      6.750      $ 3,145.64      360        1-May-30
8145458     KENNESAW                 GA      30152      SFD         7.625      6.750      $ 3,539.55      360        1-Jul-30
8145486     KIRKLAND                 WA      98033      SFD         7.500      6.750      $ 2,443.38      360        1-May-30
8145949     INDDIAN WELLS            CA      92210      SFD         7.875      6.750      $ 3,063.62      360        1-Sep-30
8146042     OAKWOOD                  OH      45419      SFD         7.875      6.750      $ 2,827.77      360        1-Jun-30
8146147     THOUSAND OAKS            CA      91362      LCO         7.750      6.750      $ 2,346.97      360        1-May-30
8147107     SARASOTA                 FL      34240      SFD         7.750      6.750      $ 2,759.26      360        1-Sep-30
8147278     CHESWICK                 PA      15024      SFD         7.750      6.750      $ 2,607.74      360        1-Jun-30
8147870     GAINESVILLE              VA      20155      SFD         7.875      6.750      $ 2,175.21      360        1-Aug-30
8149154     THOUSAND OAKS            CA      91320      SFD         7.500      6.750      $ 2,163.37      360        1-Aug-30
8149574     VENTURA                  CA      93003      SFD         7.750      6.750      $ 1,981.02      360        1-Aug-30
8149835     AVALON                   NJ      08202      SFD         7.625      6.750      $ 3,439.16      360        1-May-30
8150489     MENDOTA HEIGHTS          MN      55118      SFD         7.750      6.750      $ 2,581.95      360        1-Jul-30
8150991     BOULDER                  CO      80302      SFD         7.625      6.750      $ 2,973.28      360        1-Jun-30
8151718     ATLANTA                  GA      30342      SFD         7.500      6.750      $ 2,157.95      360        1-May-30
8151733     DENVER                   CO      80210      SFD         7.750      6.750      $ 2,231.82      360        1-Jun-30
8151793     DAYTON                   OH      45458      SFD         7.750      6.750      $ 2,493.11      360        1-Jun-30
8151829     FALLS CHURCH             VA      22046      PUD         7.750      6.750      $ 2,680.33      360        1-Jun-30
8152023     WASHINGTON               DC      20007      SFD         7.750      6.750      $ 3,223.86      360        1-Jun-30
8152441     AVALON                   NJ      08202      SFD         7.500      6.750      $ 2,796.86      360        1-Jul-30
8156001     FRASER                   CO      80442      SFD         7.625      6.750      $ 2,490.87      360        1-Jul-30
8156906     ATLANTA                  GA      30328      SFD         7.500      6.750      $ 2,108.25      360        1-Jul-30
8157359     SMYRNA                   GA      30080      SFD         8.000      6.750      $ 2,935.41      360        1-Jul-30
8157391     OMAHA                    NE      68118      SFD         7.750      6.750      $ 2,006.06      360        1-Dec-30
8158035     MCLEAN                   VA      22102      SFD         7.750      6.750      $ 3,036.85      360        1-Jun-30
8158186     SUPERIOR                 CO      80027      SFD         7.625      6.750      $ 2,972.73      360        1-Jul-30
8158609     GYPSUM                   CO      81637      SFD         7.625      6.750      $ 2,040.23      360        1-Jun-30
8158928     SILVER SPRING            MD      20906      SFD         7.750      6.750      $ 3,044.04      360        1-Oct-30
8158936     MCLEAN                   VA      22101      SFD         7.750      6.750      $ 2,758.19      360        1-Jul-30
8159783     HERNDON                  VA      20171      SFD         7.625      6.750      $ 2,173.36      360        1-May-30
8159991     PHOENIX                  AZ      85004      SFD         7.750      6.750      $ 2,081.18      360        1-May-30
8160088     COTO DE CAZA             CA      92679      SFD         7.500      6.750      $ 3,461.11      360        1-Jun-30
8161063     DAYTON                   MT      59914      SFD         7.625      6.750      $ 2,406.50      360        1-Jul-30
8161612     THOUSAND OAKS            CA      91362      LCO         7.875      6.750      $ 2,247.71      360        1-May-30
8161942     ANNAPOLIS                MD      21401      SFD         7.750      6.750      $ 2,340.67      360        1-Jun-30
8163465     MONTEBELLO               NY      10901      SFD         7.000      6.733      $ 2,494.88      360        1-Apr-31
8164877     RENO                     NV      89509      SFD         7.625      6.750      $ 2,517.56      360        1-Nov-30
8165184     BARTLETT                 IL      60103      SFD         8.000      6.750      $ 2,201.29      360        1-Dec-30
8165447     HUDSON                   OH      44236      SFD         7.500      6.750      $ 2,167.56      360        1-Apr-31
8165625     LEESBURG                 VA      20175      SFD         7.750      6.750      $ 2,185.36      360        1-Nov-30
8165863     RUNNELLS                 IA      50237      SFD         7.875      6.750      $ 2,231.80      360        1-Jun-30
8166439     WASHINGTON               DC      20007      SFD         7.625      6.750      $ 2,605.53      360        1-Jul-30
8167050     AUSTIN                   TX      78746      SFD         7.625      6.750      $ 3,681.13      360        1-Jul-30
8167467     BOSTON                   MA      02116      HCO         8.000      6.750      $ 2,935.06      360        1-Aug-30
8167795     CLARKSVILLE              MD      21029      SFD         7.750      6.750      $ 2,299.33      360        1-Jun-30
8167977     ANTHEM                   AZ      85086      SFD         7.875      6.750      $ 2,267.64      360        1-Nov-30
8168654     ENGLEWOOD                NJ      07631      SFD         7.750      6.750      $ 2,866.85      360        1-Jul-30
8168869     DILLON                   CO      80435      SFD         7.625      6.750      $ 2,261.49      360        1-Aug-30
8169410     GIBSONIA                 PA      15044      SFD         7.500      6.750      $ 2,716.33      360        1-Jun-30
8170361     CHULA VISTA              CA      91915      SFD         7.875      6.750      $ 2,785.40      360        1-Aug-30
8170486     ALEXANDRIA               VA      22314      SFD         7.875      6.750      $ 2,186.81      360        1-Jun-30
8170689     LYONS                    CO      80540      SFD         7.875      6.750      $ 3,074.29      360        1-Jul-30
8173423     ATLANTA                  GA      30318      SFD         7.625      6.750      $ 2,050.87      360        1-Jun-30
8179348     SAN DIEGO                CA      92128      SFD         7.875      6.750      $ 2,368.08      360        1-Oct-30
8179868     CARLSBAD                 CA      92008      SFD         7.750      6.750      $ 2,292.52      360        1-Jul-30
8179912     OAKLAND                  NJ      07436      SFD         7.875      6.750      $ 2,610.25      360        1-Jul-30
8180037     FAIRFIELD                CT      06430      SFD         7.875      6.750      $ 3,834.13      360        1-Aug-30
8180203     WASHINGTON               DC      20016      SFD         7.875      6.750      $ 2,755.26      360        1-Aug-30
8181875     BALTIMORE                MD      21218      SFD         7.625      6.750      $ 2,479.07      360        1-Sep-30
8182364     IRVINE                   CA      92618      SFD         7.875      6.750      $ 2,022.40      360        1-Nov-30
8182799     PLYMOUTH                 MN      55446      SFD         7.625      6.750      $ 2,549.68      360        1-Jul-30
8184056     KATY                     TX      77450      SFD         7.625      6.750      $ 1,976.83      360        1-Jul-30
8185622     KILDEER                  IL      60047      SFD         7.875      6.750      $ 4,688.23      360        1-Jul-30
8187092     SHARON                   MA      02067      SFD         7.375      6.750      $ 2,175.63      360        1-Apr-31
8187378     PARSIPPANY               NJ      07054      SFD         7.625      6.750      $ 2,460.40      360        1-Oct-30
8189216     SAN DIEGO                CA      92128      SFD         7.625      6.750      $ 2,069.15      360        1-Nov-30
8189920     FOLSOM                   CA      95630      SFD         7.625      6.750      $ 2,082.31      360        1-Sep-30
8191027     HASTINGS ON HUDSO        NY      10706      SFD         7.625      6.750      $ 3,831.00      360        1-Nov-30
8191455     HIGHLANDS RANCH          CO      80126      SFD         7.625      6.750      $ 2,620.10      360        1-Jul-30
8192653     SCOTTSDALE               AZ      85257      SFD         7.500      6.750      $ 2,356.35      360        1-Apr-31
8193511     ARDSLEY                  NY      10502      SFD         7.750      6.750      $ 3,940.48      360        1-Dec-30
8194849     SAN JOSE                 CA      95123      SFD         8.000      6.750      $ 3,668.53      360        1-Oct-30
8194905     TUALATIN                 OR      97062      SFD         7.875      6.750      $ 2,247.71      360        1-Jul-30
8194981     BOULDER                  CO      80304      SFD         7.625      6.750      $ 2,690.77      360        1-Aug-30
8196127     STEAMBOAT SPRINGS        CO      80477      SFD         8.000      6.750      $ 3,780.02      360        1-Aug-30
8197126     SAN DIEGO                CA      92121      SFD         7.625      6.750      $ 2,212.09      360        1-Aug-30
8197416     SUGAR LAND               TX      77479      SFD         7.875      6.750      $ 2,609.67      360        1-Jul-30
8199554     UNINC(OAKVILLE)          MO      63129      SFD         7.750      6.750      $ 2,386.10      360        1-Dec-30
8200538     GREAT FALLS              VA      22066      SFD         7.750      6.750      $ 4,585.04      360        1-Aug-30
8202808     BELLEAIR BEACH           FL      33786      SFD         7.625      6.750      $ 2,392.99      360        1-Aug-30
8203365     NIWOT                    CO      80544      SFD         7.875      6.750      $ 3,444.08      360        1-Aug-30
8204295     BROADVIEW HEIGHTS        OH      44147      SFD         7.625      6.750      $ 2,757.56      360        1-Aug-30
8206595     WAUKEE                   IA      50263      SFD         7.875      6.750      $ 2,341.23      360        1-Jul-30
8207112     BAINBRIDGE ISLAND        WA      98110      SFD         7.875      6.750      $ 2,481.55      360        1-Jul-30
8207397     CARLSBAD                 CA      92009      SFD         7.625      6.750      $ 2,360.79      360        1-Sep-30
8208962     MONTEBELLO               NY      10901      SFD         7.750      6.750      $ 3,223.86      360        1-Jan-31
8209527     LEXINGTON                KY      40513      SFD         8.000      6.750      $ 2,825.16      360        1-Aug-30
8210147     DARNESTOWN               MD      20874      SFD         7.625      6.750      $ 2,102.45      360        1-Jul-30
8211569     IRVINE                   CA      92618      SFD         8.000      6.750      $ 2,124.31      360        1-Aug-30
8212330     ROCHESTER                MN      55904      SFD         7.625      6.750      $ 2,124.87      360        1-Aug-30
8213861     FORT WAYNE               IN      46814      SFD         7.750      6.750      $ 2,202.90      360        1-Jan-31
8213963     SPARTA TOWNSHIP          NJ      07871      SFD         7.625      6.750      $ 3,568.42      360        1-Oct-30
8215776     DARNESTOWN               MD      20878      SFD         7.250      6.750      $ 3,453.18      360        1-Apr-31
8216048     SHREWSBURY               NJ      07702      SFD         8.000      6.750      $ 2,495.22      360        1-Sep-30
8218159     ARVADA                   CO      80007      SFD         8.000      6.750      $ 2,605.30      360        1-Sep-30
8218730     MINNEAPOLIS              MN      55413      LCO         7.750      6.750      $ 2,743.36      360        1-Jan-31
8218849     VIENNA                   VA      22182      SFD         7.875      6.750      $ 3,592.36      360        1-Nov-30
8219204     POTOMAC FALLS            VA      20165      SFD         7.750      6.750      $ 3,124.60      360        1-Jan-31
8220538     GLENVIEW                 IL      60025      SFD         7.875      6.750      $ 2,900.28      360        1-Nov-30
8223332     WILLIAMSBURG             VA      23185      SFD         7.625      6.750      $ 2,265.59      360        1-Aug-30
8223366     LEAWOOD                  KS      66224      SFD         7.750      6.750      $ 2,149.83      360        1-Nov-30
8224626     COVINGTON                WA      98042      SFD         7.625      6.750      $ 2,702.44      360        1-Dec-30
8228346     SOUTH RIVER              NJ      08882      SFD         7.625      6.750      $ 1,967.52      360        1-Nov-30
8231106     WEST DES MOINES          IA      50265      SFD         7.625      6.750      $ 2,208.95      360        1-Aug-30
8233018     ARLINGTON                VA      22207      SFD         7.875      6.750      $ 3,045.29      360        1-Aug-30
8233134     MONCKS CORNER            SC      29461      SFD         7.500      6.750      $ 2,039.26      360        1-Apr-31
8236339     FAIRFAX                  VA      22031      SFD         7.875      6.750      $ 2,039.96      360        1-Sep-30
8236816     ROUND ROCK               TX      78664      SFD         7.875      6.750      $ 2,431.68      360        1-Nov-30
8239289     FAIRFIELD                CA      94585      SFD         7.750      6.750      $ 2,290.60      360        1-Dec-30
8242447     MILPITAS                 CA      95035      LCO         7.625      6.750      $ 2,321.56      360        1-Dec-30
8243116     LEESBURG                 VA      20176      SFD         7.750      6.750      $ 2,722.37      360        1-Dec-30
8244612     FOUNTAIN HILLS           AZ      85268      LCO         7.625      6.750      $ 2,209.09      360        1-Nov-30
8244825     FAIRFAX                  VA      22033      SFD         7.500      6.750      $ 4,673.41      360        1-Apr-31
8249402     TARPON SPRINGS           FL      34689      SFD         7.875      6.750      $ 2,574.00      360        1-Aug-30
8251162     SIMI VALLEY              CA      93065      SFD         7.625      6.750      $ 1,981.82      360        1-Jan-31
8252540     CHADDS FORD              PA      19317      SFD         7.750      6.750      $ 2,685.65      360        1-Aug-30
8254103     MCLEAN                   VA      22101      SFD         7.625      6.750      $ 3,199.69      360        1-Aug-30
8256681     ARDSLEY                  NY      10502      SFD         7.500      6.750      $ 3,496.07      360        1-Apr-31
8259537     LAKE ELMO                MN      55042      SFD         7.500      6.750      $ 2,485.71      360        1-Sep-30
8261796     WELLESLEY                MA      02181      SFD         7.750      6.750      $ 2,507.44      360        1-Oct-30
8262232     RODEO                    CA      94527      SFD         7.750      6.750      $ 2,096.94      360        1-Oct-30
8263854     ARLINGTON                VA      22207      SFD         7.625      6.750      $ 4,602.38      360        1-Sep-30
8264133     REDONDO BEACH            CA      90278      SFD         7.625      6.750      $ 4,060.27      360        1-Sep-30
8266697     ARLINGTON                VA      22207      SFD         7.750      6.750      $ 2,149.35      360        1-Dec-30
8266739     BURTONSVILLE             MD      20866      SFD         7.625      6.750      $ 2,536.73      360        1-Apr-31
8269975     BRECKENRIDGE             CO      80424      LCO         7.875      6.750      $ 2,282.52      360        1-Sep-30
8270262     LACONNER                 WA      98257      SFD         7.625      6.750      $ 2,465.48      360        1-Aug-30
8273136     IRVINE                   CA      92618      LCO         7.625      6.750      $ 2,307.13      360        1-Sep-30
8273775     WASHINGTON               DC      20015      SFD         7.625      6.750      $ 2,167.17      360        1-Sep-30
8274501     CHANHASSEN               MN      55317      SFD         7.750      6.750      $ 2,546.85      360        1-Dec-30
8274549     MORRISVILLE              NC      27560      SFD         7.750      6.750      $ 2,292.68      360        1-Nov-30
8275607     LOS ANGELES              CA      91364      SFD         7.750      6.750      $ 2,246.67      360        1-Sep-30
8276132     PLEASANT HILL            IA      50317      SFD         7.750      6.750      $ 2,125.28      360        1-Oct-30
8277198     URBANDALE                IA      50322      SFD         7.625      6.750      $ 2,417.82      360        1-Sep-30
8277826     CRESTED BUTTE            CO      81224      SFD         7.625      6.750      $ 2,833.85      360        1-Sep-30
8279544     REDMOND                  WA      98053      SFD         7.875      6.750      $ 2,610.18      360        1-Sep-30
8279925     NORTH WALES              PA      19454      SFD         7.500      6.750      $ 2,237.49      360        1-Apr-31
8280499     PASADENA                 CA      91101      LCO         7.625      6.750      $ 1,987.16      360        1-Oct-30
8281363     AVON                     NC      27915      SFD         7.625      6.750      $ 2,594.26      360        1-Dec-30
8284094     INDIAN WELLS             CA      92210      SFD         7.750      6.750      $ 2,550.89      360        1-Sep-30
8289056     MINNEAPOLIS              MN      55409      SFD         7.875      6.750      $ 3,161.30      360        1-Nov-30
8291568     RICHARDSON               TX      75082      SFD         7.625      6.750      $ 2,035.35      360        1-Oct-30
8294479     SAN FRANCISCO            CA      94112      SFD         7.625      6.750      $ 3,540.82      360        1-Oct-30
8298023     CHANHASSEN               MN      55317      SFD         7.750      6.750      $ 2,348.33      360        1-Oct-30
8298066     STEAMBOAT SPRINGS        CO      80477      SFD         7.625      6.750      $ 3,168.88      360        1-Dec-30
8299345     LAKE ZURICH              IL      60047      SFD         7.875      6.750      $ 2,065.00      360        1-Oct-30
8299591     BRISBANE                 CA      94005      LCO         7.750      6.750      $ 4,568.06      360        1-Sep-30
8302923     SNOWMASS VILLAGE         CO      81615      LCO         7.875      6.750      $ 3,562.97      360        1-Oct-30
8306637     LAFAYETTE                CO      80026      SFD         7.750      6.750      $ 2,865.08      360        1-Nov-30
8308110     MONUMENT                 CO      80132      SFD         7.625      6.750      $ 2,582.86      360        1-Oct-30
8308123     CAMARILLO                CA      93010      SFD         7.500      6.750      $ 2,447.25      360        1-Nov-30
8308817     WAUKEE                   IA      50263      SFD         7.750      6.750      $ 2,722.37      360        1-Jan-31
8310291     NORTH POTOMAC            MD      20878      SFD         7.875      6.750      $ 3,335.32      360        1-Nov-30
8315956     SAN LEANDRO              CA      94579      SFD         7.875      6.750      $ 2,457.99      360        1-Oct-30
8316232     SAN DIEGO                CA      92101      HCO         7.500      6.750      $ 2,164.07      360        1-Oct-30
8317228     ALEXANDRIA               VA      22305      SFD         7.625      6.750      $ 2,058.28      360        1-Nov-30
8318116     WESTLAKE                 OH      44145      SFD         7.750      6.750      $ 3,324.84      360        1-Nov-30
8318201     WINDSOR                  CO      80550      SFD         7.500      6.750      $ 2,605.94      360        1-Nov-30
8318599     OCEAN CITY               NJ      08226      LCO         7.875      6.750      $ 2,291.22      360        1-Nov-30
8318672     PACIFICA                 CA      94044      SFD         7.625      6.750      $ 6,016.25      360        1-Jan-31
8319080     LAS VEGAS                NV      89134      SFD         7.625      6.750      $ 2,717.93      360        1-Nov-30
8319754     ATLANTA                  GA      30307      SFD         7.875      6.750      $ 2,537.74      360        1-Oct-30
8320604     BRIGHTON                 CO      80602      SFD         7.750      6.750      $ 2,213.00      360        1-Dec-30
8323675     FORESTVILLE              CA      95436      SFD         7.750      6.750      $ 3,926.29      360        1-Oct-30
8327701     SAN DIEGO                CA      92124      SFD         7.875      6.750      $ 2,626.68      360        1-Oct-30
8327903     DENVER                   CO      80209      SFD         7.750      6.750      $ 2,323.91      360        1-Oct-30
8346701     DULUTH                   GA      30097      SFD         7.750      6.750      $ 2,906.45      360        1-Nov-30
8349421     EDEN PRAIRIE             MN      55344      SFD         7.750      6.750      $ 3,364.27      360        1-Oct-30
8350400     GLENDALE                 CA      91207      SFD         7.750      6.750      $ 2,221.11      360        1-Dec-30
8350461     BROOMFIELD               CO      80020      SFD         7.750      6.750      $ 2,143.51      360        1-Dec-30
8351531     BETHESDA                 MD      20817      SFD         7.875      6.750      $ 2,233.21      360        1-Nov-30
8351730     GIG HARBOR               WA      98332      SFD         7.750      6.750      $ 2,149.24      360        1-Nov-30
8352720     DUNN LORING              VA      22027      SFD         7.500      6.750      $ 3,263.23      360        1-Apr-31
8356717     THOUSAND OAKS            CA      91362      LCO         7.750      6.750      $ 2,432.08      360        1-Nov-30
8357714     COTO DE CAZA             CA      92679      SFD         7.625      6.750      $ 2,477.28      360        1-Dec-30
8358016     NEWPORT BEACH            CA      92660      SFD         7.750      6.750      $ 2,693.85      360        1-Dec-30
8362085     RESTON                   VA      20190      SFD         7.875      6.750      $ 2,430.43      360        1-Dec-30
8363209     DILLON                   CO      80435      SFD         7.875      6.750      $ 3,197.45      360        1-Dec-30
8363258     ROSLINDALE               MA      02131      SFD         7.750      6.750      $ 2,287.03      360        1-Dec-30
8364393     WASHINGTON TWP           MI      48094      SFD         7.750      6.750      $ 2,588.40      360        1-Dec-30
8364691     JERSEY CITY              NJ      07305      LCO         7.750      6.750      $ 2,841.79      360        1-Nov-30
8365727     SOUTH ORANGE             NJ      07079      SFD         7.750      6.750      $ 3,671.61      360        1-Nov-30
8367029     ELK GROVE                CA      95758      SFD         7.750      6.750      $ 2,041.27      360        1-Dec-30
8369366     GOLDEN                   CO      80403      SFD         7.875      6.750      $ 2,025.12      360        1-Dec-30
8373174     SAN DIEGO                CA      92130      SFD         7.375      6.750      $ 3,644.35      360        1-Apr-31
8374017     RENO                     NV      89511      SFD         7.750      6.750      $ 2,505.25      360        1-Nov-30
8374475     TACOMA                   WA      98403      SFD         7.875      6.750      $ 2,610.25      360        1-Dec-30
8377188     NASHOTAH                 WI      53058      SFD         7.750      6.750      $ 2,234.71      360        1-Jan-31
8379706     PEACHTREE CITY           GA      30269      SFD         7.625      6.750      $ 2,406.50      360        1-Dec-30
8382203     CHEVY CHASE              MD      20815      SFD         7.750      6.750      $ 2,519.98      360        1-Jan-31
8385438     WEST BLOOMFIELD          MI      48324      SFD         7.625      6.750      $ 3,221.15      360        1-Dec-30
8386171     MCLEAN                   VA      22102      SFD         7.750      6.750      $ 3,324.33      360        1-Dec-30
8388831     SAN RAMON                CA      94583      SFD         7.750      6.750      $ 3,146.48      360        1-Dec-30
8390937     CLEARWATER               FL      33767      HCO         7.750      6.750      $ 2,722.46      360        1-Jan-31
8392618     SANTA CLARA              CA      95051      SFD         7.750      6.750      $ 2,611.41      360        1-Jan-31
8394275     OCEAN CITY               NJ      08226      LCO         7.750      6.750      $ 2,298.37      357        1-Dec-30
8396914     GLENCOE                  IL      60022      SFD         7.500      6.750      $ 3,496.07      360        1-Mar-31
8401492     HIGHLAND TOWNSHIP        MI      48359      LCO         7.750      6.750      $ 2,622.21      360        1-Dec-30
8411468     GREENWICH                CT      06878      SFD         7.750      6.750      $ 4,599.85      360        1-Dec-30
8437970     MEQUON                   WI      53092      SFD         7.750      6.750      $ 3,359.97      360        1-Feb-31
8438652     CHICAGO                  IL      60614      SFD         7.875      6.750      $ 2,436.23      360        1-Feb-31
8441635     ISLAND PARK              NY      11558      SFD         7.625      6.750      $ 3,236.03      360        1-Apr-31
8441994     ALPHARETTA               GA      30022      SFD         7.375      6.750      $ 2,315.14      360        1-Mar-31
8442856     CHEVY CHASE              MD      20815      SFD         7.250      6.750      $ 2,428.55      360        1-Mar-31
8448663     ATHERTON                 CA      94027      SFD         7.750      6.750      $ 6,447.71      360        1-Mar-31
8456472     NEWARK                   IL      60541      SFD         7.625      6.750      $ 2,831.18      360        1-Mar-31
8458717     INVERNESS                IL      60067      LCO         7.875      6.750      $ 2,534.12      360        1-Feb-31
8461807     TAMPA                    FL      33629      SFD         7.375      6.750      $ 3,622.94      360        1-Apr-31
8466247     CHANHASSEN               MN      55331      SFD         8.250      6.750      $ 6,599.88      360        1-Mar-31
8467643     RANCHO MIRAGE            CA      92270      SFD         7.375      6.750      $ 3,746.91      360        1-Apr-31
8473697     BURLINGTON               MA      01803      SFD         8.375      6.750      $ 2,325.06      360        1-Apr-31
8480209     WINNETKA                 IL      60093      SFD         7.625      6.750      $ 2,623.79      360        1-Mar-31
8480333     SPARKS                   NV      89436      SFD         7.125      6.750      $ 2,422.02      360        1-Apr-31
8483211     DANA POINT               CA      92629      SFD         7.375      6.750      $ 2,480.90      360        1-Apr-31
8488832     COLORADO SPRINGS         CO      80908      SFD         7.750      6.750      $ 4,298.47      360        1-Mar-31
8490758     CORDOVA                  TN      38018      SFD         7.125      6.750      $ 2,061.58      360        1-Mar-31
8492077     VILLA PARK               CA      92861      SFD         7.375      6.750      $ 3,142.57      360        1-Mar-31
8492942     CHICAGO                  IL      60610      LCO         7.750      6.750      $ 2,822.67      360        1-Mar-31
8493776     MONUMENT                 CO      80132      SFD         7.375      6.750      $ 2,648.68      360        1-Mar-31
8494200     WEST BLOOMFIELD          MI      48324      SFD         8.875      6.750      $ 2,530.15      360        1-Feb-31
8496516     CORONADO                 CA      92118      SFD         7.625      6.750      $ 2,477.28      360        1-Apr-31
8497077     SANDY                    UT      84093      SFD         7.500      6.750      $ 3,937.98      360        1-Apr-31
8497665     ORANGE                   CA      92866      SFD         7.500      6.750      $ 1,966.54      360        1-Apr-31
8499430     FREMONT                  CA      94539      SFD         7.250      6.750      $ 2,182.96      360        1-Apr-31
8501052     VIENNA                   VA      22181      SFD         7.375      6.750      $ 2,624.57      360        1-Apr-31
8503335     DOWNERS GROVE            IL      60516      SFD         7.625      6.750      $ 2,144.62      360        1-Mar-31
8503972     WESTMONT                 IL      60559      SFD         8.125      6.750      $ 2,821.49      360        1-Mar-31
8504024     MCKINNEY                 TX      75070      SFD         7.375      6.750      $ 2,072.03      360        1-Mar-31
8505575     TORRANCE                 CA      90277      SFD         7.250      6.750      $ 2,937.79      360        1-Apr-31
8506481     SANTA CRUZ               CA      95060      SFD         7.250      6.750      $ 2,592.27      360        1-Mar-31
8506681     CHANHASSEN               MN      55317      SFD         7.500      6.750      $ 3,205.20      360        1-Apr-31
8507799     WARREN                   NJ      07059      SFD         7.500      6.750      $ 6,852.30      360        1-Mar-31
8508235     KNOXVILLE                TN      37919      SFD         7.375      6.750      $ 2,265.90      360        1-Mar-31
8508531     EAST PALO ALTO           CA      94303      SFD         7.625      6.750      $ 3,963.64      360        1-Mar-31
8508774     REDDING                  CA      96003      SFD         7.500      6.750      $ 3,118.50      360        1-Apr-31
8510654     FREMONT                  CA      94539      SFD         6.875      6.608      $ 6,070.02      360        1-Apr-31
8511714     DENVER                   CO      80206      SFD         7.375      6.750      $ 4,316.72      360        1-Apr-31
8511978     YORBA LINDA              CA      92886      SFD         7.375      6.750      $ 2,236.49      300        1-Mar-26
8512217     INVER GROVE HEIGH        MN      55118      SFD         7.375      6.750      $ 2,293.04      360        1-Mar-31
8514535     THOUSAND OAKS            CA      91362      SFD         7.375      6.750      $ 2,244.69      360        1-Mar-31
8518825     TRABUCO CYN              CA      92679      SFD         7.250      6.750      $ 2,402.11      360        1-Apr-31
8522513     ENGLEWOOD                CO      80111      SFD         7.250      6.750      $ 2,112.02      360        1-Apr-31
8522764     JOHNSTON                 IA      50131      SFD         8.125      6.750      $ 2,938.43      360        1-Apr-31
8524559     PLEASANTON               CA      94566      SFD         7.500      6.750      $ 2,424.88      360        1-Mar-31
8525049     OAK VIEW                 CA      93022      SFD         7.375      6.750      $ 4,482.48      360        1-Apr-31
8525200     GALESBURG                IL      61401      SFD         7.375      6.750      $ 2,027.82      360        1-Apr-31
8528720     CAZADERO                 CA      95421      SFD         7.750      6.750      $ 2,987.44      360        1-Apr-31
8529750     HIGHLAND                 UT      84003      SFD         7.375      6.750      $ 2,624.57      360        1-Apr-31
8529987     MISSION VIEJO            CA      92692      SFD         7.625      6.750      $ 2,689.62      360        1-Mar-31
8530469     SMYRNA                   GA      30080      SFD         7.500      6.750      $ 3,440.14      360        1-Apr-31
8531453     BURLINGAME               CA      94010      SFD         7.625      6.750      $ 4,444.94      360        1-Mar-31
8532386     CHEVY CHASE              MD      20815      SFD         7.625      6.750      $ 2,472.32      360        1-Apr-31
8532991     ORO VALLEY               AZ      85737      SFD         7.500      6.750      $ 3,873.65      360        1-Apr-31
8533795     DES MOINES               IA      50312      SFD         7.625      6.750      $ 2,967.07      360        1-Apr-31
8534420     LOVELAND                 CO      80538      SFD         7.375      6.750      $ 2,978.19      360        1-Apr-31
8534490     SOLVANG                  CA      93463      SFD         7.500      6.750      $ 3,181.43      360        1-Apr-31
8535980     PHOENIX                  AZ      85023      SFD         7.625      6.750      $ 3,567.28      360        1-Apr-31
8537542     THOUSAND OAKS            CA      91361      SFD         7.625      6.750      $ 2,946.19      360        1-Apr-31
8538569     CORTE MADERA             CA      94925      SFD         7.375      6.750      $ 4,144.05      360        1-Apr-31
8538580     LOS ANGELES              CA      91311      SFD         7.500      6.750      $ 2,475.22      360        1-Apr-31
8540840     SANTA ANA AREA           CA      92705      SFD         7.625      6.750      $ 3,786.70      360        1-Apr-31
8543434     FEDERAL WAY              WA      98003      SFD         7.875      6.750      $ 3,625.35      360        1-Apr-31
8544300     NEWTON                   IA      50208      SFD         7.500      6.750      $ 2,307.41      360        1-Apr-31
8544994     BRISTOW                  VA      20136      SFD         7.750      6.750      $ 2,069.00      360        1-Apr-31
8546629     LONG LAKE                MN      55356      SFD         7.250      6.750      $ 2,831.03      360        1-Apr-31
8548274     SANTA ANA                CA      92705      SFD         7.125      6.750      $ 2,612.50      300        1-Apr-26
8548606     SEATTLE                  WA      98103      SFD         7.500      6.750      $ 2,538.15      360        1-Apr-31
8549722     LAKE BLUFF               IL      60044      SFD         7.625      6.750      $ 4,593.59      360        1-Mar-31
8552022     SAN DIEGO                CA      92124      SFD         7.375      6.750      $ 2,237.79      360        1-Apr-31
8553519     BEAVERTON                OR      97007      SFD         7.250      6.750      $ 2,363.06      360        1-Apr-31
8554955     EDWARDS                  CO      81632      SFD         7.375      6.750      $ 1,940.80      360        1-Mar-31
8556197     BASALT                   CO      81621      SFD         7.500      6.750      $ 4,188.29      360        1-Apr-31
8556500     SEATTLE                  WA      98199      SFD         7.375      6.750      $ 2,735.07      360        1-Apr-31
8561803     EXCELSIOR                MN      55331      SFD         7.375      6.750      $ 4,489.39      360        1-Apr-31
8566262     HUNTERSVILLE             NC      28078      SFD         7.375      6.750      $ 2,440.85      360        1-Apr-31
8566553     YORBA LINDA              CA      92887      SFD         7.500      6.750      $ 2,819.23      360        1-Apr-31
8568920     OCEAN CITY               NJ      08226      LCO         7.375      6.750      $ 4,361.61      360        1-Apr-31
8571014     SUAMICO                  WI      54173      SFD         7.500      6.750      $ 2,594.09      360        1-Apr-31
9001897     ALAMEDA                  CA      94501      SFD         8.000      6.750      $ 2,186.62      360        1-Feb-31
9002461     SIGNAL HILL              CA      90804      SFD         7.750      6.750      $ 2,114.85      360        1-Feb-31
9011522     MILPITAS                 CA      95035      SFD         7.625      6.750      $ 2,378.19      360        1-Feb-31
9013201     AUBURN                   CA      95602      SFD         7.500      6.750      $ 2,237.49      360        1-Apr-31
9013964     SAN JOSE                 CA      95126      SFD         7.875      6.750      $ 2,900.28      360        1-Mar-31
9062005     OAKLAND                  CA      94611      SFD         7.500      6.750      $ 3,076.55      360        1-Mar-31
9067192     FAIR OAKS                CA      95628      SFD         7.625      6.750      $ 2,017.22      360        1-Mar-31
9068839     WINDSOR                  CA      95492      SFD         7.750      6.750      $ 2,031.03      360        1-Mar-31

COUNT:                              848
WAC:                        7.597591361
WAM:                        355.1610591
WALTV:                      71.52369304

(i)         (ix)               (x)       (xi)       (xii)        (xiii)     (xv)       (xvi)
--------    ---------------    ------    -------    ---------    -------    -------    --------
            CUT-OFF
MORTGAGE    DATE                                    MORTGAGE                MASTER     FIXED
LOAN        PRINCIPAL                               INSURANCE    SERVICE    SERVICE    RETAINED
NUMBER      BALANCE            LTV       SUBSIDY    CODE         FEE        FEE        YIELD
--------    ---------------    ------    -------    ---------    -------    -------    --------
4974635     $    398,402.57    53.33                              0.250      0.017      0.983
5102560     $    469,087.43    74.80                              0.250      0.017      0.483
5108382     $    621,860.78    70.00                              0.250      0.017      0.733
5114730     $    383,301.27    70.00                              0.250      0.017      0.608
5123084     $    335,056.49    77.22                              0.250      0.017      0.483
5126028     $    309,813.89    45.00                              0.250      0.017      0.608
5131923     $    441,338.07    53.25                              0.250      0.017      0.608
5135378     $    439,867.46    80.00                              0.250      0.017      0.858
5137005     $    346,026.43    68.63                              0.250      0.017      0.608
5138158     $    324,559.60    74.91                              0.250      0.017      0.608
5143484     $    376,883.49    67.70                              0.250      0.017      0.608
5143486     $    321,219.35    78.31                              0.250      0.017      0.483
5144905     $    371,029.60    79.79                              0.250      0.017      0.608
5149009     $    396,370.14    80.00                              0.250      0.017      0.858
5149204     $    340,366.50    79.63                              0.250      0.017      0.608
5157271     $    418,565.63    85.00                   06         0.250      0.017      0.608
5160607     $    392,609.00    80.00                              0.250      0.017      0.858
5162982     $    326,227.62    80.00                              0.250      0.017      0.858
5164410     $    399,732.77    71.62                              0.250      0.017      0.608
5164575     $    375,379.30    80.00                              0.250      0.017      0.733
5165442     $    352,686.50    80.00                              0.250      0.017      0.858
5167247     $    396,946.51    52.02                              0.250      0.017      0.483
5167292     $    306,748.67    80.00                              0.250      0.017      0.608
5167902     $    495,890.33    80.00                              0.250      0.017      0.608
5707954     $    442,761.90    80.00                              0.250      0.017      0.608
5708392     $    360,353.29    80.00                              0.250      0.017      0.483
5709801     $    277,383.52    80.00                              0.250      0.017      0.608
5714056     $    281,607.69    80.00                              0.250      0.017      0.483
5715612     $    470,009.16    80.00                              0.250      0.017      0.608
5717470     $    297,196.71    89.55                   01         0.250      0.017      0.608
5718703     $    396,947.28    44.69                              0.250      0.017      0.983
5719072     $    408,201.96    80.00                              0.250      0.017      0.483
5719575     $    446,648.25    76.40                              0.250      0.017      0.608
5719715     $    396,711.83    67.23                              0.250      0.017      0.608
5720210     $    286,080.12    80.00                              0.250      0.017      0.608
5721173     $    496,088.22    76.92                              0.250      0.017      0.858
5721802     $    359,468.47    74.08                              0.250      0.017      0.608
5722290     $    179,924.09    80.00                              0.250      0.017      0.858
5725560     $    284,891.49    79.80                              0.250      0.017      0.608
5726224     $    337,955.52    90.00                   06         0.250      0.017      0.483
5727874     $    301,047.49    70.93                              0.250      0.017      0.483
5729212     $    293,068.00    80.00                              0.250      0.017      0.858
5730470     $    421,834.47    65.08                              0.250      0.017      0.608
5730554     $    285,750.86    90.00                   06         0.250      0.017      0.608
5734210     $    317,557.18    79.11                              0.250      0.017      0.483
5734729     $    327,858.87    80.00                              0.250      0.017      0.608
5734839     $    425,068.72    80.00                              0.250      0.017      0.483
5735166     $    425,836.19    80.00                              0.250      0.017      0.608
5735213     $    317,202.53    80.00                              0.250      0.017      0.483
5735532     $    491,538.31    80.00                              0.250      0.017      0.608
5736612     $    637,027.45    80.00                              0.250      0.017      0.608
5736925     $    347,248.87    54.77                              0.250      0.017      0.608
5736946     $    347,248.87    66.04                              0.250      0.017      0.608
5737222     $    334,896.50    80.00                              0.250      0.017      0.483
5738287     $    375,289.74    80.00                              0.250      0.017      0.608
5739063     $    493,311.02    54.88                              0.250      0.017      0.608
5739878     $    347,328.12    69.16                              0.250      0.017      0.483
5741258     $    305,499.65    80.00                              0.250      0.017      0.608
5742704     $    329,203.30    80.00                              0.250      0.017      0.483
5743386     $    288,940.18    80.00                              0.250      0.017      0.608
5745451     $    325,565.11    95.00                   06         0.250      0.017      0.608
5749051     $    415,675.47    80.00                              0.250      0.017      0.233
5751308     $    355,559.88    84.24                   33         0.250      0.017      0.608
5751749     $    536,319.34    80.00                              0.250      0.017      0.608
5752304     $    339,743.50    80.00                              0.250      0.017      0.608
5755578     $    381,544.17    79.34                              0.250      0.017      0.608
5755972     $    502,366.47    80.00                              0.250      0.017      0.608
5756125     $    340,999.76    81.90                   33         0.250      0.017      0.733
5759288     $    294,709.40    79.00                              0.250      0.017      0.608
5760976     $    522,655.23    80.00                              0.250      0.017      0.858
5763549     $    289,849.89    59.57                              0.250      0.017      0.983
5763817     $    348,584.90    66.67                              0.250      0.017      0.983
5764141     $    496,784.59    80.00                              0.250      0.017      0.983
5766560     $    380,875.64    80.00                              0.250      0.017      0.608
5767913     $    369,464.45    48.19                              0.250      0.017      0.608
5773562     $    353,898.01    80.00                              0.250      0.017      0.983
5774269     $    477,722.86    77.42                              0.250      0.017      0.608
5774599     $    286,469.61    80.00                              0.250      0.017      0.608
5779549     $    993,486.80    54.05                              0.250      0.017      0.608
5779697     $    487,994.13    76.56                              0.250      0.017      0.983
5784176     $    497,225.61    64.94                              0.250      0.017      0.608
5786347     $    370,977.99    64.05                              0.250      0.017      0.733
5789619     $    302,200.10    66.09                              0.250      0.017      0.608
5801572     $    522,796.28    62.50                              0.250      0.017      0.858
5802209     $    573,814.05    80.00                              0.250      0.017      1.358
5804167     $    390,226.10    80.00                              0.250      0.017      0.608
5804244     $    384,400.00    80.00                              0.250      0.017      0.733
5823222     $    374,707.46    44.12                              0.250      0.017      0.233
5824373     $    860,000.00    72.70                              0.250      0.017      0.233
5828071     $    345,560.89    66.73                              0.250      0.017      0.608
5829893     $    442,955.75    74.79                              0.250      0.017      0.983
5831228     $    277,288.17    80.00                              0.250      0.017      0.983
5833530     $    284,015.79    77.03                              0.250      0.017      0.608
5835890     $    379,696.11    55.41                              0.250      0.017      0.108
5842805     $    398,801.38    61.54                              0.250      0.017      0.483
5843310     $    501,445.63    80.00                              0.250      0.017      0.858
5847713     $    331,003.56    90.00                   33         0.250      0.017      0.733
5861606     $    499,655.90    40.00                              0.250      0.017      0.858
5863748     $    573,805.06    52.27                              0.250      0.017      0.858
5864666     $    466,229.10    79.99                              0.250      0.017      0.858
5866086     $     85,667.98    69.74                              0.250      0.017      1.358
5870446     $    640,000.00    80.00                              0.250      0.017      0.233
5875069     $    399,314.44    80.00                              0.250      0.017      0.983
5879234     $    443,338.90    80.00                              0.250      0.017      0.483
5879396     $    464,307.64    69.40                              0.250      0.017      0.483
5880850     $    456,189.72    75.00                              0.250      0.017      1.108
5881611     $    295,614.05    79.20                              0.250      0.017      1.483
5881895     $    648,526.44    76.56                              0.250      0.017      0.858
5881992     $    503,792.38    66.01                              0.250      0.017      1.608
5882168     $    458,844.32    68.15                              0.250      0.017      1.358
5883879     $    365,000.00    62.93                              0.250      0.017      0.233
5884003     $    551,590.33    69.87                              0.250      0.017      0.483
5885188     $    571,553.78    67.29                              0.250      0.017      0.233
5886044     $    543,004.71    64.46                              0.250      0.017      0.483
5886320     $    399,710.49    55.17                              0.250      0.017      0.608
5894339     $    999,180.30    42.55                              0.250      0.017      0.000
5895414     $    450,000.00    78.26                              0.250      0.017      0.983
5895499     $    475,435.50    80.00                              0.250      0.017      0.858
5897750     $    599,508.18    60.30                              0.250      0.017      0.000
5899093     $    417,252.50    79.99                              0.250      0.017      0.733
5899312     $    995,000.00    53.07                              0.250      0.017      0.358
5899429     $    356,000.00    77.56                              0.250      0.017      0.233
5901029     $    325,346.00    80.00                              0.250      0.017      0.233
5901175     $    593,239.84    69.88                              0.250      0.017      1.233
5902090     $    487,000.00    77.30                              0.250      0.017      0.000
5902119     $    370,000.00    71.15                              0.250      0.017      0.233
5903436     $    343,738.24    80.00                              0.250      0.017      0.358
5904548     $    472,166.51    70.00                              0.250      0.017      0.733
5905623     $    299,600.00    89.43                   06         0.250      0.017      0.608
5907005     $    979,272.70    70.00                              0.250      0.017      0.483
5907127     $    381,300.00    74.04                              0.250      0.017      0.108
5907165     $    559,584.39    46.67                              0.250      0.017      0.483
5907228     $    620,000.00    44.29                              0.250      0.017      0.108
5908042     $    359,739.44    64.29                              0.250      0.017      0.608
5908331     $    299,760.09    59.86                              0.250      0.017      0.108
5908335     $    649,417.68    69.14                              0.250      0.017      0.483
5908745     $    515,250.69    72.17                              0.250      0.017      0.608
5908753     $    339,747.47    79.25                              0.250      0.017      0.483
5908864     $    324,776.33    54.17                              0.250      0.017      0.858
5908929     $    327,744.13    80.00                              0.250      0.017      0.233
5909655     $    579,569.55    77.33                              0.250      0.017      0.483
5910019     $    337,249.53    90.00                   33         0.250      0.017      0.483
5910576     $    283,500.00    89.43                   12         0.250      0.017      0.233
5910999     $    410,671.32    55.54                              0.250      0.017      0.108
5911317     $    614,400.00    70.62                              0.250      0.017      0.233
5911901     $    735,111.67    70.00                              0.250      0.017      0.108
5913067     $    372,000.00    80.00                              0.250      0.017      0.358
5913197     $    998,619.09    62.50                              0.250      0.017      0.858
5914443     $    389,217.73    74.29                              0.250      0.017      0.608
5914972     $    422,194.21    59.93                              0.250      0.017      0.608
5915478     $    505,642.87    72.18                              0.250      0.017      0.733
5916234     $    386,313.08    79.71                              0.250      0.017      0.483
5916518     $    588,000.00    80.00                              0.250      0.017      0.483
5916892     $    649,517.50    59.09                              0.250      0.017      0.483
5917062     $    556,145.14    70.00                              0.250      0.017      1.233
5917624     $    573,246.49    77.57                              0.250      0.017      1.108
5917743     $    303,768.68    80.00                              0.250      0.017      0.358
5918231     $    449,648.95    78.95                              0.250      0.017      0.233
5918417     $    401,394.33    64.79                              0.250      0.017      0.358
5918569     $    400,000.00    67.00                              0.250      0.017      0.233
5918822     $    338,794.82    79.95                              0.250      0.017      0.483
5919104     $    334,745.10    62.62                              0.250      0.017      0.358
5919119     $    381,723.51    80.00                              0.250      0.017      0.608
5919581     $    378,000.00    64.07                              0.250      0.017      0.858
5920022     $    399,447.63    49.69                              0.250      0.017      0.858
5920583     $    974,276.41    69.64                              0.250      0.017      0.483
5920588     $    369,711.36    79.57                              0.250      0.017      0.233
5920770     $    370,731.48    66.25                              0.250      0.017      0.608
5921495     $    499,638.11    31.25                              0.250      0.017      0.608
5921694     $    518,418.55    62.92                              0.250      0.017      1.108
5922017     $    398,939.93    65.00                              0.250      0.017      0.983
5922263     $    387,712.04    80.00                              0.250      0.017      0.483
5922296     $    342,245.82    79.99                              0.250      0.017      0.483
5922571     $    499,638.11    25.64                              0.250      0.017      0.608
5922788     $    489,662.78    69.01                              0.250      0.017      0.858
5923036     $    499,619.54    75.87                              0.250      0.017      0.358
5924214     $    369,711.36    53.62                              0.250      0.017      0.233
5924413     $    375,706.68    78.66                              0.250      0.017      0.233
5924965     $    649,079.51    57.57                              0.250      0.017      0.733
5925014     $    419,375.06    75.00                              0.250      0.017      0.733
5925136     $    307,777.07    80.00                              0.250      0.017      0.608
5925200     $    323,722.53    90.00                   01         0.250      0.017      0.858
5925335     $    292,313.48    75.00                              0.250      0.017      1.233
5925640     $    569,587.45    69.09                              0.250      0.017      0.608
5925677     $    283,804.55    69.27                              0.250      0.017      0.858
5925801     $    352,000.00    80.00                              0.250      0.017      1.233
5926559     $    399,703.14    40.00                              0.250      0.017      0.483
5926580     $    349,740.24    66.67                              0.250      0.017      0.483
5926625     $    236,000.00    80.00                              0.250      0.017      0.233
5926723     $    375,000.00    78.95                              0.250      0.017      0.108
5926789     $    142,729.62    66.82                              0.250      0.017      0.108
5927076     $    390,000.00    75.00                              0.250      0.017      0.733
5927906     $    379,738.48    12.67                              0.250      0.017      0.858
5928125     $    319,169.68    80.00                              0.250      0.017      0.983
5928309     $    327,779.92    48.24                              0.250      0.017      0.983
5928566     $    395,681.51    80.00                              0.250      0.017      0.858
5929121     $    399,717.68    80.00                              0.250      0.017      0.733
5929252     $    409,688.02    69.97                              0.250      0.017      0.358
5929313     $    349,771.04    57.38                              0.250      0.017      1.108
5929331     $    399,672.12    69.57                              0.250      0.017      0.000
5929664     $    478,268.81    79.17                              0.250      0.017      0.358
5930267     $    300,000.00    80.00                              0.250      0.017      1.108
5930378     $    499,609.95    66.67                              0.250      0.017      0.233
5930464     $    471,640.84    80.00                              0.250      0.017      0.358
5930869     $    105,927.06    73.61                              0.250      0.017      0.858
5930896     $    447,332.95    74.67                              0.250      0.017      0.483
5931046     $    400,000.00    28.57                              0.250      0.017      0.608
5931160     $    428,681.61    74.99                              0.250      0.017      0.483
5931327     $    400,000.00    65.04                              0.250      0.017      0.608
5931378     $    454,686.87    70.00                              0.250      0.017      0.858
5931625     $    343,774.64    85.00                   33         0.250      0.017      0.858
5931907     $    359,719.16    75.00                              0.250      0.017      0.233
5931969     $    496,041.64    80.00                              0.250      0.017      0.358
5932213     $    329,742.57    63.46                              0.250      0.017      0.233
5933081     $    302,000.00    89.88                   06         0.250      0.017      0.483
5933104     $    381,730.38    74.90                              0.250      0.017      0.733
5933590     $    392,000.00    70.00                              0.250      0.017      0.733
5933785     $    580,000.00    66.29                              0.250      0.017      0.233
5933938     $    378,500.00    74.22                              0.250      0.017      0.358
5934009     $    999,200.31    58.82                              0.250      0.017      0.108
5934150     $    599,531.94    80.00                              0.250      0.017      0.233
5934185     $    502,000.00    42.72                              0.250      0.017      0.483
5934196     $    599,554.71    73.62                              0.250      0.017      0.483
5934274     $    650,000.00    50.98                              0.250      0.017      0.733
5934399     $    436,000.00    70.32                              0.250      0.017      0.000
5934677     $    294,775.52    76.03                              0.250      0.017      0.358
5934679     $    438,107.97    80.00                              0.250      0.017      0.233
5934936     $    562,549.77    69.94                              0.250      0.017      0.108
5935098     $    411,000.00    70.26                              0.250      0.017      0.733
5935239     $    999,294.20    41.67                              0.250      0.017      0.733
5935304     $    326,025.48    75.00                              0.250      0.017      0.858
5935323     $    300,000.00    41.38                              0.250      0.017      0.108
5935471     $    316,564.89    80.00                              0.250      0.017      0.483
5935906     $    378,000.00    46.67                              0.250      0.017      0.233
5935910     $    464,671.80    68.89                              0.250      0.017      0.733
5935914     $    406,682.50    56.92                              0.250      0.017      0.233
5935917     $    443,662.15    80.00                              0.250      0.017      0.358
5936043     $    424,684.58    69.22                              0.250      0.017      0.483
5936101     $    399,717.68    76.19                              0.250      0.017      0.733
5936218     $    580,000.00    40.70                              0.250      0.017      1.233
5936568     $    339,248.04    70.00                              0.250      0.017      0.483
5936635     $    789,496.24    65.83                              0.250      0.017      1.233
5936686     $    409,695.72    44.32                              0.250      0.017      0.483
5936687     $    111,425.18    69.69                              0.250      0.017      0.983
5936795     $    594,547.25    70.00                              0.250      0.017      0.358
5937061     $    549,570.95    59.14                              0.250      0.017      0.233
5937307     $    649,505.40    52.00                              0.250      0.017      0.358
5937708     $    467,693.86    80.00                              0.250      0.017      1.108
5938123     $    546,000.00    70.00                              0.250      0.017      1.233
5938151     $    346,401.36    77.11                              0.250      0.017      0.733
5938292     $    649,492.93    65.39                              0.250      0.017      0.233
5938698     $    430,472.19    80.00                              0.250      0.017      0.358
5939075     $    501,618.02    80.00                              0.250      0.017      0.358
5939134     $    340,000.00    73.91                              0.250      0.017      0.483
5939150     $    345,000.00    61.61                              0.250      0.017      0.483
5939223     $    371,716.93    57.23                              0.250      0.017      0.358
5939551     $    335,000.00    75.28                              0.250      0.017      0.983
5939580     $    253,300.00    70.36                              0.250      0.017      0.858
5939841     $    363,729.85    54.33                              0.250      0.017      0.483
5939857     $    394,000.00    69.73                              0.250      0.017      0.858
5939921     $    351,000.00    47.43                              0.250      0.017      0.000
5939952     $    300,000.00    68.49                              0.250      0.017      0.483
5940089     $    285,000.00    75.00                              0.250      0.017      0.483
5940163     $    350,650.41    79.10                              0.250      0.017      0.233
5940772     $    532,094.81    68.71                              0.250      0.017      0.358
5941057     $    363,030.38    79.99                              0.250      0.017      0.483
5941143     $    498,638.83    77.36                              0.250      0.017      0.608
5941292     $    309,503.29    72.09                              0.250      0.017      0.608
5941342     $    318,750.00    65.86                              0.250      0.017      1.358
5941749     $    440,359.61    69.45                              0.250      0.017      0.608
5941847     $    299,793.54    45.11                              0.250      0.017      0.858
5942000     $    407,219.56    57.39                              0.250      0.017      0.858
5942052     $    565,000.00    79.58                              0.250      0.017      0.000
5942302     $    303,036.70    77.82                              0.250      0.017      0.358
5942401     $    297,329.17    79.99                              0.250      0.017      0.483
5942629     $    504,001.42    60.11                              0.250      0.017      0.858
5942752     $    370,610.65    69.98                              0.250      0.017      0.233
5942981     $    389,695.76    78.00                              0.250      0.017      0.233
5942985     $    349,740.25    75.27                              0.250      0.017      0.483
5943130     $    629,107.83    76.36                              0.250      0.017      0.733
5943146     $    331,753.60    80.00                              0.250      0.017      0.483
5943302     $    565,142.00    80.00                              0.250      0.017      0.233
5943651     $    284,800.00    80.00                              0.250      0.017      0.483
5943973     $    349,733.68    29.17                              0.250      0.017      0.358
5944110     $    646,507.68    69.95                              0.250      0.017      0.358
5944244     $    484,238.24    73.43                              0.250      0.017      0.358
5944539     $    301,050.00    90.00                   13         0.250      0.017      0.483
5944591     $    384,714.27    42.78                              0.250      0.017      0.483
5944802     $    449,682.39    60.00                              0.250      0.017      0.733
5944839     $    361,000.00    42.47                              0.250      0.017      0.000
5945004     $    304,000.00    80.00                              0.250      0.017      0.608
5945120     $    467,998.07    75.00                              0.250      0.017      0.108
5945287     $    335,750.64    79.98                              0.250      0.017      0.483
5945562     $    318,769.11    89.86                   33         0.250      0.017      0.608
5945630     $    329,000.00    65.80                              0.250      0.017      0.733
5945885     $    649,480.20    38.01                              0.250      0.017      0.108
5946301     $    937,500.00    75.00                              0.250      0.017      0.000
5946643     $    549,560.17    64.55                              0.250      0.017      0.108
5946741     $    324,752.71    75.31                              0.250      0.017      0.358
5946797     $    403,600.00    69.23                              0.250      0.017      0.108
5946851     $    364,700.81    47.10                              0.250      0.017      0.000
5946953     $    372,000.00    69.92                              0.250      0.017      0.858
5947193     $    339,741.28    75.56                              0.250      0.017      0.358
5947426     $    270,538.78    75.00                              0.250      0.017      0.233
5948090     $    499,590.16    58.82                              0.250      0.017      0.000
5948109     $    647,850.00    80.00                              0.250      0.017      0.233
5948155     $    427,666.12    80.00                              0.250      0.017      0.233
5948174     $    490,000.00    39.20                              0.250      0.017      0.108
5948191     $    387,145.55    72.62                              0.250      0.017      0.858
5948210     $    297,787.58    80.00                              0.250      0.017      1.108
5948623     $    525,000.00    57.07                              0.250      0.017      0.358
5948676     $    355,000.00    44.38                              0.250      0.017      0.358
5948779     $    400,000.00    52.63                              0.250      0.017      0.233
5949464     $    110,000.00    51.16                              0.250      0.017      0.858
5949542     $    335,900.00    80.00                              0.250      0.017      0.608
5949549     $    395,000.00    75.24                              0.250      0.017      0.358
5949566     $     71,000.00    59.17                              0.250      0.017      0.108
5949703     $    450,000.00    79.65                              0.250      0.017      0.108
5950031     $    479,267.28    77.42                              0.250      0.017      0.358
5950054     $    413,715.09    60.00                              0.250      0.017      0.858
5950080     $    439,328.34    80.00                              0.250      0.017      0.358
5950097     $    431,340.54    80.00                              0.250      0.017      0.358
5950374     $    359,949.71    79.93                              0.250      0.017      0.358
5950421     $    416,705.68    78.68                              0.250      0.017      0.733
5950437     $    429,343.61    58.90                              0.250      0.017      0.358
5950564     $    510,000.00    59.65                              0.250      0.017      0.233
5950904     $    401,000.00    61.69                              0.250      0.017      0.358
5950920     $    360,000.00    60.00                              0.250      0.017      0.000
5950946     $    319,000.00    65.77                              0.250      0.017      0.733
5951004     $    540,000.00    69.68                              0.250      0.017      0.483
5951779     $    328,256.21    66.36                              0.250      0.017      0.483
5952284     $    344,800.00    80.00                              0.250      0.017      0.233
5952431     $    487,147.16    69.64                              0.250      0.017      0.608
5952530     $    354,636.61    78.87                              0.250      0.017      0.483
5952628     $    407,665.57    80.00                              0.250      0.017      0.000
5952686     $    341,541.00    75.90                              0.250      0.017      0.108
5952697     $    375,000.00    72.12                              0.250      0.017      0.233
5952838     $    348,753.68    76.45                              0.250      0.017      0.733
5953309     $    347,200.00    80.00                              0.250      0.017      0.483
5953500     $    442,000.00    78.23                              0.250      0.017      0.358
5953667     $    450,000.00    75.00                              0.250      0.017      0.233
5954234     $    323,753.46    75.00                              0.250      0.017      0.358
5954435     $    365,485.28    77.00                              0.250      0.017      0.608
5954466     $    367,213.31    52.50                              0.250      0.017      0.233
5954500     $    359,726.07    64.29                              0.250      0.017      0.358
5954584     $    359,527.43    85.71                   12         0.250      0.017      1.108
5954587     $    278,651.96    77.82                              0.250      0.017      1.358
5954958     $    365,741.68    79.05                              0.250      0.017      0.733
5955139     $    343,899.89    66.87                              0.250      0.017      0.608
5955264     $    196,496.59    45.00                              0.250      0.017      0.233
5955537     $    448,175.38    64.16                              0.250      0.017      0.608
5955600     $    397,345.63    80.00                              0.250      0.017      0.000
5955654     $    411,076.98    80.00                              0.250      0.017      0.483
5955763     $    630,000.00    57.27                              0.250      0.017      0.608
5956383     $    343,200.00    80.00                              0.250      0.017      0.608
5956569     $    430,047.20    80.00                              0.250      0.017      0.000
5957021     $    367,733.65    50.76                              0.250      0.017      0.608
5957439     $    375,741.24    80.00                              0.250      0.017      0.858
5957546     $    472,846.16    75.16                              0.250      0.017      0.858
5958314     $    361,656.31    57.00                              0.250      0.017      0.000
5958369     $    411,686.50    74.91                              0.250      0.017      0.358
5958388     $    519,632.99    76.47                              0.250      0.017      0.733
5960004     $    439,673.46    80.00                              0.250      0.017      0.483
5960234     $    390,000.00    78.00                              0.250      0.017      0.733
5960375     $    344,000.00    68.80                              0.250      0.017      0.358
5960910     $    547,570.95    58.89                              0.250      0.017      0.233
5961013     $    424,692.40    73.91                              0.250      0.017      0.608
5961300     $    416,000.00    80.00                              0.250      0.017      0.108
5961421     $    409,388.25    89.84                   33         0.250      0.017      0.358
5961613     $    331,559.85    60.33                              0.250      0.017      0.608
5962109     $    449,674.31    78.40                              0.250      0.017      0.608
5962192     $    383,456.21    73.14                              0.250      0.017      0.733
5962389     $    499,638.11    55.56                              0.250      0.017      0.608
5962456     $    649,541.24    72.22                              0.250      0.017      0.733
5962487     $    328,000.00    69.71                              0.250      0.017      0.233
5963161     $    346,761.20    74.78                              0.250      0.017      0.858
5963637     $    529,625.94    61.06                              0.250      0.017      0.733
5964682     $    346,735.96    69.82                              0.250      0.017      0.358
5966448     $    525,000.00    70.00                              0.250      0.017      0.858
5966848     $    649,417.68    61.90                              0.250      0.017      0.483
5966993     $    350,000.00    63.64                              0.250      0.017      0.233
5967256     $    334,750.00    76.95                              0.250      0.017      0.000
5967784     $    303,269.06    74.02                              0.250      0.017      0.358
5967804     $    499,647.11    64.94                              0.250      0.017      0.733
5967942     $    408,780.51    58.49                              0.250      0.017      0.108
5968286     $    526,598.99    79.93                              0.250      0.017      0.358
5968361     $    324,758.80    68.42                              0.250      0.017      0.483
5968382     $    431,710.14    80.00                              0.250      0.017      0.983
5968399     $    459,380.63    80.00                              0.250      0.017      0.983
5968451     $    398,732.28    79.80                              0.250      0.017      0.983
5969251     $    366,203.94    80.00                              0.250      0.017      0.483
5969259     $    374,383.43    79.28                              0.250      0.017      0.000
5969314     $    375,396.84    80.00                              0.250      0.017      0.108
5969429     $    975,000.00    65.00                              0.250      0.017      0.608
5970290     $    361,351.15    80.00                              0.250      0.017      0.858
5970400     $    314,000.00    65.97                              0.250      0.017      0.000
5970615     $    391,730.23    73.27                              0.250      0.017      0.858
5971186     $    335,862.79    65.48                              0.250      0.017      0.733
5972145     $    410,000.00    73.21                              0.250      0.017      0.483
5972244     $    385,000.00    71.96                              0.250      0.017      0.000
5972629     $    399,469.07    61.55                              0.250      0.017      0.608
5972638     $    395,166.44    70.00                              0.250      0.017      0.000
5972649     $    329,430.17    70.77                              0.250      0.017      0.000
5973118     $    405,000.00    55.58                              0.250      0.017      0.358
5973413     $    304,427.29    56.69                              0.250      0.017      0.000
5973427     $    311,287.84    72.56                              0.250      0.017      0.608
5973455     $    364,838.97    71.01                              0.250      0.017      0.233
5974161     $    635,503.86    79.92                              0.250      0.017      0.233
5974800     $    318,429.66    80.00                              0.250      0.017      0.108
5974820     $    379,161.82    52.81                              0.250      0.017      0.000
5975169     $    335,744.33    78.02                              0.250      0.017      0.358
5976065     $    283,022.29    90.00                   24         0.250      0.017      0.000
5976307     $    416,682.69    50.55                              0.250      0.017      0.358
5976334     $    331,777.23    80.00                              0.250      0.017      0.983
5976408     $    364,729.12    61.86                              0.250      0.017      0.483
5976411     $    608,000.00    67.56                              0.250      0.017      1.483
5976431     $    364,735.82    70.60                              0.250      0.017      0.608
5976521     $    340,431.88    77.20                              0.250      0.017      0.000
5976568     $    395,720.51    76.89                              0.250      0.017      0.733
5976908     $    649,000.00    63.94                              0.250      0.017      0.358
5977842     $    780,000.00    57.78                              0.250      0.017      0.108
5978282     $    441,671.97    66.97                              0.250      0.017      0.483
5978589     $    380,180.34    63.95                              0.250      0.017      0.000
5978728     $    392,500.00    59.47                              0.250      0.017      0.233
5981307     $    359,719.17    90.00                   06         0.250      0.017      0.233
5981564     $    379,930.55    44.84                              0.250      0.017      0.000
5981947     $    359,752.25    77.42                              0.250      0.017      0.858
5982584     $    419,980.19    80.00                              0.250      0.017      0.358
5991188     $    300,800.00    84.73                   12         0.250      0.017      0.733
5994015     $    317,764.00    80.00                              0.250      0.017      0.483
7571011     $    378,100.08    80.00                              0.250      0.017      0.608
7706797     $    346,639.73    80.00                              0.250      0.017      0.733
7731643     $    593,989.10    60.91                              0.250      0.017      0.483
7741097     $    455,885.10    80.00                              0.250      0.017      0.983
7765824     $    312,453.67    40.03                              0.250      0.017      0.608
7796120     $    347,873.32    78.65                              0.250      0.017      0.733
7822809     $    436,293.69    63.77                              0.250      0.017      0.483
7840085     $    345,643.39    70.14                              0.250      0.017      0.483
7852554     $    545,375.43    65.87                              0.250      0.017      0.608
7863037     $    325,657.91    89.99                   33         0.250      0.017      0.733
7869621     $    356,948.81    89.99                   11         0.250      0.017      0.608
7882696     $    344,210.88    69.40                              0.250      0.017      0.608
7888509     $    639,488.20    67.37                              0.250      0.017      0.108
7889587     $    308,590.37    68.89                              0.250      0.017      0.608
7889710     $    444,699.74    73.47                              0.250      0.017      0.483
7893740     $    280,873.65    60.00                              0.250      0.017      0.608
7897943     $    436,463.40    78.72                              0.250      0.017      0.608
7916445     $    747,318.89    55.56                              0.250      0.017      0.733
7920405     $    345,308.03    80.00                              0.250      0.017      0.983
7930699     $    376,193.07    80.00                              0.250      0.017      0.483
7934610     $    395,020.97    61.54                              0.250      0.017      0.483
7939676     $    361,152.78    79.98                              0.250      0.017      0.608
7949920     $    292,677.32    59.73                              0.250      0.017      0.483
7956613     $    340,239.72    80.00                              0.250      0.017      0.483
7957752     $    305,507.51    80.00                              0.250      0.017      0.483
7971689     $    335,141.28    72.81                              0.250      0.017      0.858
7973772     $    565,209.29    80.00                              0.250      0.017      0.858
7982253     $    296,115.04    65.22                              0.250      0.017      0.608
7984750     $    311,314.18    76.76                              0.250      0.017      0.483
7987197     $    331,643.92    63.81                              0.250      0.017      0.483
7989167     $    307,791.12    66.67                              0.250      0.017      0.608
7989998     $    602,081.94    69.99                              0.250      0.017      0.858
7992265     $    395,535.52    70.00                              0.250      0.017      0.608
7994487     $    288,547.91    74.81                              0.250      0.017      0.608
7997272     $    283,998.16    80.00                              0.250      0.017      0.733
8008719     $    542,087.20    49.32                              0.250      0.017      0.358
8009021     $    325,922.62    79.99                              0.250      0.017      0.483
8009613     $    398,897.50    80.00                              0.250      0.017      0.483
8010668     $    338,276.22    80.00                              0.250      0.017      0.483
8011828     $    298,819.63    80.00                              0.250      0.017      0.608
8013262     $    301,028.07    80.00                              0.250      0.017      0.608
8013562     $    439,593.76    74.79                              0.250      0.017      0.608
8014446     $    320,021.26    80.00                              0.250      0.017      0.608
8018197     $    329,776.82    80.00                              0.250      0.017      0.608
8018260     $    316,448.69    73.47                              0.250      0.017      0.608
8022175     $    336,044.89    80.00                              0.250      0.017      0.483
8023866     $    420,056.16    67.57                              0.250      0.017      0.483
8027397     $    444,656.23    67.67                              0.250      0.017      0.608
8027606     $    432,904.89    79.64                              0.250      0.017      0.483
8028317     $    308,209.48    80.00                              0.250      0.017      0.608
8030779     $    533,847.77    75.00                              0.250      0.017      0.483
8033814     $    337,979.25    80.00                              0.250      0.017      0.733
8036822     $    300,789.16    80.00                              0.250      0.017      0.608
8039961     $    357,163.32    80.00                              0.250      0.017      0.608
8040318     $    396,345.96    89.38                   33         0.250      0.017      0.608
8045195     $    435,558.70    80.00                              0.250      0.017      0.608
8047643     $    323,601.30    63.75                              0.250      0.017      0.733
8052746     $    337,009.54    59.59                              0.250      0.017      0.608
8054104     $    289,599.56    79.14                              0.250      0.017      0.608
8055650     $    405,397.65    70.00                              0.250      0.017      0.483
8058097     $    305,249.45    80.00                              0.250      0.017      0.608
8058473     $    374,440.68    79.72                              0.250      0.017      0.608
8061827     $    415,566.31    80.00                              0.250      0.017      0.608
8065742     $    319,700.02    79.99                              0.250      0.017      0.983
8065893     $    495,459.89    72.25                              0.250      0.017      0.983
8068318     $    357,617.47    80.00                              0.250      0.017      0.733
8073114     $    330,857.48    90.00                   06         0.250      0.017      0.858
8074276     $    307,923.93    80.00                              0.250      0.017      0.483
8077347     $    506,954.52    80.00                              0.250      0.017      0.983
8077979     $    443,432.72    79.26                              0.250      0.017      0.733
8089535     $    472,023.65    80.00                              0.250      0.017      0.983
8094253     $    285,161.23    80.00                              0.250      0.017      0.733
8094508     $    318,690.03    80.00                              0.250      0.017      0.983
8095173     $    299,553.33    49.13                              0.250      0.017      0.483
8098646     $    317,674.62    80.00                              0.250      0.017      0.733
8098740     $    293,078.75    52.94                              0.250      0.017      0.608
8098994     $    594,945.84    80.00                              0.250      0.017      0.483
8105081     $    328,128.86    59.24                              0.250      0.017      0.608
8105449     $    289,070.27    80.00                              0.250      0.017      0.858
8106598     $    318,622.82    73.06                              0.250      0.017      0.733
8108370     $    294,318.07    80.00                              0.250      0.017      0.733
8109559     $    448,470.04    78.95                              0.250      0.017      0.983
8109676     $    435,858.16    80.00                              0.250      0.017      0.483
8111074     $    347,123.23    69.44                              0.250      0.017      0.608
8111237     $    364,659.98    80.00                              0.250      0.017      0.608
8112223     $    359,356.53    90.00                   01         0.250      0.017      0.483
8112455     $    337,239.36    79.88                              0.250      0.017      0.858
8112746     $    479,837.65    79.95                              0.250      0.017      0.608
8115819     $    347,051.77    80.00                              0.250      0.017      0.483
8115855     $    361,143.60    33.64                              0.250      0.017      0.858
8115901     $    428,992.10    80.00                              0.250      0.017      0.733
8115904     $    547,632.94    65.87                              0.250      0.017      0.733
8117159     $    420,994.41    80.00                              0.250      0.017      0.858
8117642     $    438,058.64    61.81                              0.250      0.017      0.608
8118799     $    630,899.74    80.00                              0.250      0.017      0.733
8119164     $    294,757.51    80.00                              0.250      0.017      0.858
8119699     $    369,408.16    80.00                              0.250      0.017      0.483
8121988     $    644,008.16    61.90                              0.250      0.017      0.483
8122593     $    430,534.22    80.00                              0.250      0.017      0.483
8123429     $    793,424.55    50.00                              0.250      0.017      0.608
8124522     $    358,585.58    75.07                              0.250      0.017      0.608
8124627     $    327,418.20    78.57                              0.250      0.017      0.858
8125966     $    287,454.66    63.74                              0.250      0.017      0.733
8127054     $    556,349.52    65.88                              0.250      0.017      0.733
8127640     $    405,092.92    80.00                              0.250      0.017      0.608
8128866     $    344,361.57    79.99                              0.250      0.017      0.733
8129621     $    709,541.95    59.58                              0.250      0.017      0.483
8129628     $    356,249.34    80.00                              0.250      0.017      0.608
8129989     $    321,214.00    80.00                              0.250      0.017      0.733
8129993     $    282,300.49    80.00                              0.250      0.017      0.608
8131242     $    322,994.82    78.37                              0.250      0.017      0.483
8131863     $    285,888.71    90.00                   33         0.250      0.017      0.733
8131871     $    298,943.40    78.39                              0.250      0.017      0.733
8131889     $    289,715.58    80.00                              0.250      0.017      0.858
8133222     $    292,324.17    78.82                              0.250      0.017      0.608
8133384     $    546,101.18    59.01                              0.250      0.017      0.858
8133642     $    396,870.57    74.77                              0.250      0.017      0.858
8135288     $    297,709.94    68.18                              0.250      0.017      0.483
8135438     $    350,345.06    79.98                              0.250      0.017      0.608
8135545     $    275,978.98    80.00                              0.250      0.017      0.608
8136853     $    398,065.31    79.99                              0.250      0.017      0.858
8137058     $    355,049.73    80.00                              0.250      0.017      0.608
8137441     $    330,795.00    80.00                              0.250      0.017      0.608
8138369     $    323,139.02    80.00                              0.250      0.017      0.858
8138928     $    515,117.19    80.00                              0.250      0.017      0.483
8139031     $    495,990.36    66.67                              0.250      0.017      0.733
8141372     $    297,425.16    43.09                              0.250      0.017      0.733
8141866     $    348,493.73    56.08                              0.250      0.017      0.733
8142496     $    278,382.86    80.00                              0.250      0.017      0.733
8143318     $    495,879.90    79.81                              0.250      0.017      0.608
8144159     $    446,391.35    60.40                              0.250      0.017      0.733
8144316     $    567,352.08    69.68                              0.250      0.017      0.858
8144692     $    435,229.29    80.00                              0.250      0.017      0.733
8145458     $    496,357.48    57.80                              0.250      0.017      0.608
8145486     $    346,225.58    62.50                              0.250      0.017      0.483
8145949     $    420,147.62    80.00                              0.250      0.017      0.858
8146042     $    386,948.85    79.75                              0.250      0.017      0.858
8146147     $    324,724.65    79.92                              0.250      0.017      0.733
8147107     $    382,925.54    90.00                   11         0.250      0.017      0.733
8147278     $    361,080.97    80.00                              0.250      0.017      0.733
8147870     $    298,092.35    80.00                              0.250      0.017      0.858
8149154     $    307,280.98    80.00                              0.250      0.017      0.483
8149574     $    274,717.47    80.00                              0.250      0.017      0.733
8149835     $    481,528.06    80.00                              0.250      0.017      0.608
8150489     $    357,781.12    80.00                              0.250      0.017      0.733
8150991     $    416,624.14    80.00                              0.250      0.017      0.608
8151718     $    305,529.42    80.00                              0.250      0.017      0.483
8151733     $    307,146.12    73.54                              0.250      0.017      0.733
8151793     $    344,374.71    77.78                              0.250      0.017      0.733
8151829     $    367,862.33    65.22                              0.250      0.017      0.733
8152023     $    446,390.90    51.66                              0.250      0.017      0.733
8152441     $    396,946.51    34.04                              0.250      0.017      0.483
8156001     $    349,298.80    80.00                              0.250      0.017      0.608
8156906     $    299,215.05    80.00                              0.250      0.017      0.483
8157359     $    397,281.51    69.57                              0.250      0.017      0.983
8157391     $    279,013.86    80.00                              0.250      0.017      0.733
8158035     $    420,384.48    79.92                              0.250      0.017      0.733
8158186     $    416,871.80    80.00                              0.250      0.017      0.608
8158609     $    285,883.37    90.00                   01         0.250      0.017      0.608
8158928     $    422,759.64    80.00                              0.250      0.017      0.733
8158936     $    382,202.34    69.37                              0.250      0.017      0.733
8159783     $    304,299.76    64.63                              0.250      0.017      0.608
8159991     $    287,950.29    65.95                              0.250      0.017      0.733
8160088     $    490,830.36    79.99                              0.250      0.017      0.483
8161063     $    337,467.60    77.27                              0.250      0.017      0.608
8161612     $    307,345.43    76.84                              0.250      0.017      0.858
8161942     $    324,100.70    90.00                   11         0.250      0.017      0.733
8163465     $    374,692.62    68.18                              0.250      0.017      0.000
8164877     $    354,121.42    80.00                              0.250      0.017      0.608
8165184     $    298,980.05    69.96                              0.250      0.017      0.983
8165447     $    309,769.94    60.00                              0.250      0.017      0.483
8165625     $    303,729.95    80.00                              0.250      0.017      0.733
8165863     $    304,538.01    67.98                              0.250      0.017      0.858
8166439     $    365,377.83    80.00                              0.250      0.017      0.608
8167050     $    516,211.82    56.52                              0.250      0.017      0.608
8167467     $    397,519.04    59.00                              0.250      0.017      0.983
8167795     $    318,376.23    80.00                              0.250      0.017      0.733
8167977     $    311,435.23    75.00                              0.250      0.017      0.858
8168654     $    397,259.81    58.82                              0.250      0.017      0.733
8168869     $    317,238.87    68.09                              0.250      0.017      0.608
8169410     $    385,211.10    80.00                              0.250      0.017      0.483
8170361     $    381,713.21    80.00                              0.250      0.017      0.858
8170486     $    299,240.44    80.00                              0.250      0.017      0.858
8170689     $    420,994.33    67.95                              0.250      0.017      0.858
8173423     $    287,374.09    80.00                              0.250      0.017      0.608
8179348     $    324,995.31    89.99                   33         0.250      0.017      0.858
8179868     $    317,674.69    80.00                              0.250      0.017      0.733
8179912     $    354,921.72    80.00                              0.250      0.017      0.858
8180037     $    525,432.74    80.00                              0.250      0.017      0.858
8180203     $    377,583.68    80.00                              0.250      0.017      0.858
8181875     $    348,179.96    70.28                              0.250      0.017      0.608
8182364     $    277,754.25    80.00                              0.250      0.017      0.858
8182799     $    357,546.26    80.00                              0.250      0.017      0.608
8184056     $    277,114.53    80.00                              0.250      0.017      0.608
8185622     $    641,810.11    80.00                              0.250      0.017      0.858
8187092     $    314,760.31    56.05                              0.250      0.017      0.358
8187378     $    345,820.28    90.00                   01         0.250      0.017      0.608
8189216     $    291,048.05    80.00                              0.250      0.017      0.608
8189920     $    291,856.08    79.99                              0.250      0.017      0.608
8191027     $    538,871.88    80.00                              0.250      0.017      0.608
8191455     $    367,421.48    78.72                              0.250      0.017      0.608
8192653     $    336,749.90    79.98                              0.250      0.017      0.483
8193511     $    548,062.91    55.21                              0.250      0.017      0.733
8194849     $    497,564.59    65.28                              0.250      0.017      0.983
8194905     $    307,802.46    74.70                              0.250      0.017      0.858
8194981     $    377,622.49    79.73                              0.250      0.017      0.608
8196127     $    511,959.22    74.10                              0.250      0.017      0.983
8197126     $    310,445.49    80.00                              0.250      0.017      0.608
8197416     $    357,368.62    80.00                              0.250      0.017      0.858
8199554     $    331,836.85    88.22                   11         0.250      0.017      0.733
8200538     $    635,827.51    80.00                              0.250      0.017      0.733
8202808     $    335,773.66    80.00                              0.250      0.017      0.608
8203365     $    471,979.54    40.93                              0.250      0.017      0.858
8204295     $    386,996.23    75.00                              0.250      0.017      0.608
8206595     $    320,608.03    80.00                              0.250      0.017      0.858
8207112     $    339,725.62    80.00                              0.250      0.017      0.858
8207397     $    331,566.95    80.00                              0.250      0.017      0.608
8208962     $    448,717.22    70.06                              0.250      0.017      0.733
8209527     $    382,634.34    80.00                              0.250      0.017      0.983
8210147     $    294,830.89    64.56                              0.250      0.017      0.608
8211569     $    287,712.86    80.00                              0.250      0.017      0.983
8212330     $    298,203.67    63.16                              0.250      0.017      0.608
8213861     $    305,896.00    77.60                              0.250      0.017      0.733
8213963     $    501,557.84    80.00                              0.250      0.017      0.608
8215776     $    505,805.11    80.00                              0.250      0.017      0.233
8216048     $    338,188.58    80.00                              0.250      0.017      0.983
8218159     $    353,108.67    71.00                              0.250      0.017      0.983
8218730     $    381,838.40    80.00                              0.250      0.017      0.733
8218849     $    493,370.31    80.00                              0.250      0.017      0.858
8219204     $    434,901.88    79.99                              0.250      0.017      0.733
8220538     $    398,320.98    76.34                              0.250      0.017      0.858
8223332     $    317,953.53    80.00                              0.250      0.017      0.608
8223366     $    298,790.82    94.53                   33         0.250      0.017      0.733
8224626     $    380,412.62    80.00                              0.250      0.017      0.608
8228346     $    274,753.05    80.00                              0.250      0.017      0.608
8231106     $    310,004.64    80.00                              0.250      0.017      0.608
8233018     $    417,329.29    80.00                              0.250      0.017      0.858
8233134     $    291,433.55    95.00                   12         0.250      0.017      0.483
8236339     $    279,761.99    80.00                              0.250      0.017      0.858
8236816     $    333,964.27    80.00                              0.250      0.017      0.858
8239289     $    317,830.61    80.00                              0.250      0.017      0.733
8242447     $    326,797.86    80.00                              0.250      0.017      0.608
8243116     $    378,641.55    71.19                              0.250      0.017      0.733
8244612     $    310,732.49    80.00                              0.250      0.017      0.608
8244825     $    667,883.97    75.00                              0.250      0.017      0.483
8249402     $    352,742.58    60.26                              0.250      0.017      0.858
8251162     $    279,181.63    78.80                              0.250      0.017      0.608
8252540     $    372,380.63    78.95                              0.250      0.017      0.733
8254103     $    449,045.27    80.00                              0.250      0.017      0.608
8256681     $    499,628.93    47.62                              0.250      0.017      0.483
8259537     $    353,342.59    90.00                   11         0.250      0.017      0.483
8261796     $    348,236.98    70.00                              0.250      0.017      0.733
8262232     $    291,225.59    80.00                              0.250      0.017      0.733
8263854     $    646,393.34    79.20                              0.250      0.017      0.608
8264133     $    570,255.05    80.00                              0.250      0.017      0.608
8266697     $    298,943.40    80.00                              0.250      0.017      0.733
8266739     $    358,140.60    79.99                              0.250      0.017      0.608
8269975     $    313,026.49    80.00                              0.250      0.017      0.858
8270262     $    346,005.81    80.00                              0.250      0.017      0.608
8273136     $    324,030.87    89.98                   13         0.250      0.017      0.608
8273775     $    304,373.94    80.00                              0.250      0.017      0.608
8274501     $    354,229.13    90.00                   06         0.250      0.017      0.733
8274549     $    318,645.39    73.41                              0.250      0.017      0.733
8275607     $    311,788.76    80.00                              0.250      0.017      0.733
8276132     $    295,010.83    80.00                              0.250      0.017      0.733
8277198     $    339,577.55    80.00                              0.250      0.017      0.608
8277826     $    398,007.88    53.33                              0.250      0.017      0.608
8279544     $    357,961.76    80.00                              0.250      0.017      0.858
8279925     $    319,762.51    74.91                              0.250      0.017      0.483
8280499     $    279,303.69    90.00                   13         0.250      0.017      0.608
8281363     $    365,183.67    80.00                              0.250      0.017      0.608
8284094     $    354,008.54    70.00                              0.250      0.017      0.733
8289056     $    434,169.90    80.00                              0.250      0.017      0.858
8291568     $    286,077.05    80.00                              0.250      0.017      0.608
8294479     $    497,677.74    80.00                              0.250      0.017      0.608
8298023     $    325,931.84    80.00                              0.250      0.017      0.733
8298066     $    446,071.50    80.00                              0.250      0.017      0.608
8299345     $    283,400.68    80.00                              0.250      0.017      0.858
8299591     $    633,947.30    70.00                              0.250      0.017      0.733
8302923     $    488,697.97    70.00                              0.250      0.017      0.858
8306637     $    398,198.83    80.00                              0.250      0.017      0.733
8308110     $    363,032.34    80.00                              0.250      0.017      0.608
8308123     $    348,416.95    73.38                              0.250      0.017      0.483
8308817     $    378,916.75    80.00                              0.250      0.017      0.733
8310291     $    458,069.15    80.00                              0.250      0.017      0.858
8315956     $    337,334.38    75.00                              0.250      0.017      0.858
8316232     $    307,861.68    79.99                              0.250      0.017      0.483
8317228     $    289,519.06    79.99                              0.250      0.017      0.608
8318116     $    462,099.16    80.00                              0.250      0.017      0.733
8318201     $    371,010.31    80.00                              0.250      0.017      0.483
8318599     $    314,673.58    80.00                              0.250      0.017      0.858
8318672     $    847,515.61    58.62                              0.250      0.017      0.608
8319080     $    382,305.71    80.00                              0.250      0.017      0.608
8319754     $    348,280.38    42.58                              0.250      0.017      0.858
8320604     $    307,795.72    80.00                              0.250      0.017      0.733
8323675     $    545,287.94    80.00                              0.250      0.017      0.733
8327701     $    360,485.64    80.00                              0.250      0.017      0.858
8327903     $    322,225.20    76.44                              0.250      0.017      0.733
8346701     $    403,848.62    83.71                   33         0.250      0.017      0.733
8349421     $    467,234.50    80.00                              0.250      0.017      0.733
8350400     $    308,924.22    84.24                   13         0.250      0.017      0.733
8350461     $    298,130.39    80.00                              0.250      0.017      0.733
8351531     $    306,707.19    80.00                              0.250      0.017      0.858
8351730     $    298,708.87    66.67                              0.250      0.017      0.733
8352720     $    466,353.65    80.00                              0.250      0.017      0.483
8356717     $    338,018.95    80.00                              0.250      0.017      0.733
8357714     $    348,717.20    53.85                              0.250      0.017      0.608
8358016     $    374,675.74    80.00                              0.250      0.017      0.733
8362085     $    334,031.36    80.00                              0.250      0.017      0.858
8363209     $    436,414.34    74.79                              0.250      0.017      0.858
8363258     $    318,092.26    80.00                              0.250      0.017      0.733
8364393     $    360,008.40    76.06                              0.250      0.017      0.733
8364691     $    392,943.56    74.77                              0.250      0.017      0.733
8365727     $    510,294.37    69.73                              0.250      0.017      0.733
8367029     $    283,910.16    94.97                   33         0.250      0.017      0.733
8369366     $    278,326.24    80.00                              0.250      0.017      0.858
8373174     $    527,248.50    80.00                              0.250      0.017      0.358
8374017     $    347,290.14    66.04                              0.250      0.017      0.733
8374475     $    358,744.88    80.00                              0.250      0.017      0.858
8377188     $    311,041.80    80.00                              0.250      0.017      0.733
8379706     $    338,753.85    80.00                              0.250      0.017      0.608
8382203     $    350,747.30    75.00                              0.250      0.017      0.733
8385438     $    453,428.71    59.63                              0.250      0.017      0.608
8386171     $    462,365.80    65.82                              0.250      0.017      0.733
8388831     $    437,629.95    80.00                              0.250      0.017      0.733
8390937     $    378,930.14    80.00                              0.250      0.017      0.733
8392618     $    363,448.29    59.27                              0.250      0.017      0.733
8394275     $    319,670.16    80.00                              0.250      0.017      0.733
8396914     $    499,255.54    68.49                              0.250      0.017      0.483
8401492     $    364,710.97    56.31                              0.250      0.017      0.733
8411468     $    639,772.07    74.99                              0.250      0.017      0.733
8437970     $    468,000.54    69.79                              0.250      0.017      0.733
8438652     $    335,301.75    80.00                              0.250      0.017      0.858
8441635     $    456,869.10    80.00                              0.250      0.017      0.608
8441994     $    334,185.24    80.00                              0.250      0.017      0.358
8442856     $    355,442.89    80.00                              0.250      0.017      0.233
8448663     $    898,725.48    18.00                              0.250      0.017      0.733
8456472     $    399,419.14    65.57                              0.250      0.017      0.608
8458717     $    348,773.68    80.00                              0.250      0.017      0.858
8461807     $    524,150.86    77.71                              0.250      0.017      0.358
8466247     $    877,375.65    66.55                              0.250      0.017      1.233
8467643     $    542,087.20    70.00                              0.250      0.017      0.358
8473697     $    305,709.87    95.00                   13         0.250      0.017      1.358
8480209     $    370,161.69    74.14                              0.250      0.017      0.608
8480333     $    359,212.51    71.19                              0.250      0.017      0.108
8483211     $    358,926.68    80.00                              0.250      0.017      0.358
8488832     $    599,150.32    80.00                              0.250      0.017      0.733
8490758     $    305,509.14    80.00                              0.250      0.017      0.108
8492077     $    454,305.44    58.71                              0.250      0.017      0.358
8492942     $    393,442.03    68.52                              0.250      0.017      0.733
8493776     $    382,905.59    79.99                              0.250      0.017      0.358
8494200     $    317,461.21    94.93                   06         0.250      0.017      1.858
8496516     $    349,746.68    21.88                              0.250      0.017      0.608
8497077     $    562,782.02    80.00                              0.250      0.017      0.483
8497665     $    281,041.27    75.00                              0.250      0.017      0.483
8499430     $    319,750.37    38.55                              0.250      0.017      0.233
8501052     $    379,710.85    80.00                              0.250      0.017      0.358
8503335     $    302,559.99    72.84                              0.250      0.017      0.608
8503972     $    379,501.17    76.00                              0.250      0.017      1.108
8504024     $    299,542.04    60.00                              0.250      0.017      0.358
8505575     $    430,314.05    71.78                              0.250      0.017      0.233
8506481     $    376,625.21    56.30                              0.250      0.017      0.233
8506681     $    458,059.80    80.00                              0.250      0.017      0.483
8507799     $    978,540.85    69.92                              0.250      0.017      0.483
8508235     $    327,569.19    72.90                              0.250      0.017      0.358
8508531     $    555,186.81    77.74                              0.250      0.017      0.608
8508774     $    445,669.00    72.52                              0.250      0.017      0.483
8510654     $    923,023.73    48.63                              0.250      0.017      0.000
8511714     $    624,524.43    35.05                              0.250      0.017      0.358
8511978     $    305,098.66    60.59                              0.250      0.017      0.358
8512217     $    331,385.59    80.00                              0.250      0.017      0.358
8514535     $    324,247.02    69.89                              0.250      0.017      0.358
8518825     $    351,850.31    75.00                              0.250      0.017      0.233
8522513     $    309,358.48    78.58                              0.250      0.017      0.233
8522764     $    395,491.13    95.00                   12         0.250      0.017      1.108
8524559     $    346,283.63    80.00                              0.250      0.017      0.483
8525049     $    648,506.17    67.60                              0.250      0.017      0.358
8525200     $    293,376.60    80.00                              0.250      0.017      0.358
8528720     $    416,705.68    63.66                              0.250      0.017      0.733
8529750     $    379,710.85    77.55                              0.250      0.017      0.358
8529987     $    379,448.18    69.09                              0.250      0.017      0.608
8530469     $    491,634.86    80.00                              0.250      0.017      0.483
8531453     $    627,088.07    80.00                              0.250      0.017      0.608
8532386     $    349,047.19    53.33                              0.250      0.017      0.608
8532991     $    553,588.85    76.73                              0.250      0.017      0.483
8533795     $    418,896.60    76.22                              0.250      0.017      0.608
8534420     $    430,871.89    74.34                              0.250      0.017      0.358
8534490     $    454,662.32    54.82                              0.250      0.017      0.483
8535980     $    503,635.22    80.00                              0.250      0.017      0.608
8537542     $    415,948.73    75.41                              0.250      0.017      0.608
8538569     $    599,543.45    68.65                              0.250      0.017      0.358
8538580     $    353,737.28    80.00                              0.250      0.017      0.483
8540840     $    534,612.78    69.93                              0.250      0.017      0.608
8543434     $    499,655.90    87.72                   01         0.250      0.017      0.858
8544300     $    329,755.09    78.57                              0.250      0.017      0.483
8544994     $    288,596.17    95.00                   12         0.250      0.017      0.733
8546629     $    414,676.26    78.30                              0.250      0.017      0.233
8548274     $    364,455.16    66.45                              0.250      0.017      0.108
8548606     $    362,730.60    66.00                              0.250      0.017      0.483
8549722     $    648,057.54    43.27                              0.250      0.017      0.608
8552022     $    323,753.46    80.00                              0.250      0.017      0.358
8553519     $    346,129.77    80.00                              0.250      0.017      0.233
8554955     $    280,571.04    62.17                              0.250      0.017      0.358
8556197     $    598,555.46    79.97                              0.250      0.017      0.483
8556500     $    395,698.68    80.00                              0.250      0.017      0.358
8561803     $    649,505.40    68.71                              0.250      0.017      0.358
8566262     $    353,131.09    95.00                   01         0.250      0.017      0.358
8566553     $    402,900.77    80.00                              0.250      0.017      0.483
8568920     $    631,019.48    75.00                              0.250      0.017      0.358
8571014     $    370,724.66    63.97                              0.250      0.017      0.483
9001897     $    297,396.13    69.14                              0.250      0.017      0.983
9002461     $    292,066.37    80.00                              0.250      0.017      0.733
9011522     $    335,265.78    80.00                              0.250      0.017      0.608
9013201     $    319,762.51    65.98                              0.250      0.017      0.483
9013964     $    399,447.63    57.14                              0.250      0.017      0.858
9062005     $    439,344.86    53.66                              0.250      0.017      0.483
9067192     $    284,586.13    73.08                              0.250      0.017      0.608
9068839     $    283,098.53    90.00                   01         0.250      0.017      0.733

            $344,858,889.87

                                  EXHIBIT F-1B

               [Schedule of Type 1 Mortgage Loans in Group II]


WFMBS


(i)         (ii)                                               (iii)       (iv)        (v)         (vi)           (vii)
--------    -----------------------------------------------    --------    --------    --------    ----------    --------
                                                                                       NET
MORTGAGE                                                                   MORTGAGE    MORTGAGE    CURRENT       ORIGINAL
LOAN                                                  ZIP      PROPERTY    INTEREST    INTEREST    MONTHLY       TERM TO
NUMBER      CITY                   STATE              CODE     TYPE        RATE        RATE        PAYMENT       MATURITY
--------    -----------------------------------------------    --------    --------    --------    ----------    --------
5123433     RISING FAWN             GA                30738      SFD        7.375       6.500      $ 3,063.35      180
5802461     KIRKLAND                WA                98033      SFD        6.625       6.358      $ 6,145.96      180
5802633     GOLETA                  CA                93117      SFD        6.625       6.358      $ 2,458.39      180
5811479     WEST NEW YORK           NJ                07093      SFD        7.000       6.500      $ 8,988.29      180
5831542     SHOREWOOD               MN                55331      SFD        7.000       6.500      $ 4,521.11      180
5849848     DENVER                  PA                17517      SFD        8.000       6.500      $ 2,920.67      180
5861212     CREEDE                  CO                81130      SFD        7.250       6.500      $ 3,674.28      180
5864136     RAMSEY                  NJ                07446      SFD        7.000       6.500      $ 3,595.32      180
5871790     LAGUNA NIGUEL           CA                92677      SFD        7.500       6.500      $ 3,504.11      180
5871904     HIGH RIDGE              MO                63049      SFD        7.250       6.500      $   851.16      120
5876993     ALEXANDRIA              VA                22331      SFD        7.000       6.500      $ 2,921.20      180
5877267     SAN JOSE                CA                95125      SFD        7.125       6.500      $ 2,545.39      180
5878498     LOWER TOWNSHIP          NJ                08251      SFD        7.750       6.500      $ 5,459.40      180
5879014     ATLANTA                 GA                30327      SFD        7.625       6.500      $ 2,802.39      180
5881983     WACCABUC                NY                10597      SFD        6.750       6.483      $ 5,751.92      180
5886207     PRINCETON TOWNSHIP      NJ                08540      SFD        7.625       6.500      $ 3,474.96      180
5887240     SOUTH BEND              IN                46614      SFD        7.125       6.500      $ 3,867.90      180
5887770     GREENWICH               CT                06830      MF2        7.500       6.500      $ 3,059.15      180
5888296     WESTMINSTER             MA                01473      SFD        7.000       6.500      $ 4,224.50      180
5889485     ST LOUIS                MO                63141      SFD        7.250       6.500      $ 3,057.18      180
5890404     BRANCHBURG              NJ                08876      SFD        6.625       6.358      $ 3,539.20      180
5890500     THORNTON                PA                19373      SFD        7.500       6.500      $ 4,635.07      180
5890737     GROSS ILE               MI                48138      LCO        7.500       6.500      $ 2,789.85      180
5891493     LONG BEACH TOWNSHIP     NJ                08008      SFD        7.875       6.500      $ 3,035.04      180
5892359     CHATHAM                 NJ                07928      SFD        7.500       6.500      $ 3,847.10      180
5892709     ROCHESTER               MN                55902      SFD        7.125       6.500      $ 4,058.13      180
5894411     LIVINGSTON              NJ                07039      SFD        7.000       6.500      $ 3,595.32      180
5894711     LIVINGSTON              NJ                07039      SFD        6.750       6.483      $ 3,893.61      180
5895324     WESTON                  FL                33327      SFD        6.875       6.500      $ 4,700.08      180
5895909     LONGWOOD                FL                32779      SFD        8.000       6.500      $ 2,866.96      180
5896000     SEATTLE                 WA                98101      LCO        7.125       6.500      $ 3,378.76      180
5896255     GLENDALE                CA                91206      SFD        7.125       6.500      $ 3,680.85      180
5896845     PROVIDENCE              RI                02906      SFD        7.000       6.500      $ 3,599.81      180
5896849     PONTE VEDRA BEACH       FL                32082      SFD        8.125       6.500      $ 6,889.43      180
5896856     MC LEAN                 VA                22102      PUD        7.750       6.500      $ 6,117.36      180
5897540     LAKE FOREST             IL                60045      SFD        6.875       6.500      $ 4,860.61      180
5898056     LEESBURG                VA                20176      SFD        7.000       6.500      $ 3,235.79      180
5898245     LAFAYETTE               CA                94549      SFD        7.375       6.500      $ 7,359.39      180
5898483     PLANO                   TX                75093      SFD        7.250       6.500      $ 9,128.63      180
5898695     LAGUNA BEACH            CA                92651      SFD        7.250       6.500      $ 9,128.63      180
5898931     NEW YORK                NY                10024      COP        7.500       6.500      $ 3,800.76      180
5899028     PORTLAND                OR                97221      SFD        6.250       5.983      $ 2,435.09      180
5900769     SOLANA BEACH            CA                92075      LCO        7.750       6.500      $ 3,670.98      180
5901633     THOUSAND OAKS           CA                91362      SFD        7.500       6.500      $ 3,337.25      180
5901764     MAMMOTH LAKES           CA                93546      SFD        7.625       6.500      $ 5,296.52      180
5902235     DANA POINT              CA                92629      SFD        7.000       6.500      $ 3,595.32      180
5902495     SARATOGA                CA                95070      SFD        7.250       6.500      $ 3,742.74      180
5902581     PLANO                   TX                75093      SFD        7.125       6.500      $ 5,059.07      180
5902616     HIGHLAND PARK           IL                60035      SFD        6.875       6.500      $ 3,879.57      180
5902716     KELLER                  TX                76262      SFD        7.125       6.500      $ 3,686.28      180
5902879     SANTA ROSA BEACH        FL                32459      SFD        7.375       6.500      $ 6,761.44      180
5904336     WEST PATERSON           NJ                07424      SFD        7.250       6.500      $ 3,377.60      180
5904403     KIRKLAND                WA                98034      SFD        6.875       6.500      $ 5,797.06      180
5904851     HINGHAM                 MA                02043      SFD        6.875       6.500      $ 3,567.42      180
5904905     SAN CLEMENTE            CA                92673      SFD        7.125       6.500      $ 3,170.41      180
5905181     BARRINGTON              RI                02806      SFD        6.875       6.500      $ 4,013.35      180
5906269     FREMONT                 CA                94539      SFD        7.250       6.500      $ 4,883.82      180
5906288     NEWPORT BEACH           CA                92661      SFD        7.250       6.500      $ 2,857.27      180
5906650     SALT LAKE CITY          UT                84124      SFD        7.000       6.500      $ 2,798.87      180
5906745     CHICAGO                 IL                60614      SFD        7.250       6.500      $ 9,128.63      180
5907720     COROLLA                 NC                27927      SFD        7.125       6.500      $ 2,862.43      180
5908617     TALLAHAASSE             FL                32312      SFD        7.000       6.500      $ 2,707.73      180
5908685     LAGUNA BEACH            CA                92651      SFD        7.000       6.500      $ 4,853.68      180
5908700     PLANO                   TX                75074      SFD        7.625       6.500      $ 2,970.07      180
5909122     KENTFIELD               CA                94904      SFD        7.250       6.500      $ 3,047.14      180
5909774     LITTLE ROCK             AR                72211      SFD        6.875       6.500      $ 4,717.91      180
5909850     BATH TOWNSHIP           OH                44333      SFD        7.375       6.500      $ 3,824.67      168
5910363     TEMPE                   AZ                85284      SFD        7.000       6.500      $ 2,831.31      180
5910751     MILLBRAE                CA                94030      SFD        7.250       6.500      $ 3,855.02      180
5910977     ESCONDIDO               CA                92025      SFD        7.375       6.500      $ 5,979.51      180
5911022     KELLER                  TX                76248      SFD        7.000       6.500      $ 3,415.55      180
5912722     LOS ANGELES             CA                91326      PUD        7.500       6.500      $ 3,615.35      180
5913008     OCEANSIDE               CA                92054      LCO        6.750       6.483      $ 2,982.15      180
5913295     MIAMI BEACH             FL                33140      HCO        7.375       6.500      $ 2,189.42      180
5913559     HILLSBOROUGH            CA                94010      SFD        7.375       6.500      $ 5,979.51      180
5913618     SAN JOSE                CA                95125      SFD        7.125       6.500      $ 3,433.11      180
5913778     NORTH OAKS              MN                55127      SFD        7.125       6.500      $ 3,623.33      180
5913802     BOULDER CITY            NV                89005      SFD        7.125       6.500      $ 3,623.33      180
5914363     ALAMEDA                 CA                94502      SFD        7.000       6.500      $ 4,134.62      180
5914755     SCARSDALE               NY                10583      SFD        7.000       6.500      $ 8,988.28      180
5914871     SAN JOSE                CA                95128      SFD        8.000       6.500      $ 4,214.43      180
5915839     COLUMBIA                SC                29206      SFD        6.875       6.500      $ 2,675.57      180
5916017     LOS ANGELES             CA                90027      SFD        7.125       6.500      $ 5,362.53      180
5916256     EDGMONT TOWNSHIP        PA                19073      SFD        7.125       6.500      $ 3,097.94      180
5916322     SAN JOSE                CA                95129      SFD        7.125       6.500      $ 4,909.61      180
5917082     SAN DIEGO               CA                92131      SFD        7.250       6.500      $ 3,423.24      180
5917184     CARMEL                  IN                46032      SFD        6.875       6.500      $ 3,888.49      180
5917225     STRAFFORD               PA                19087      SFD        7.500       6.500      $ 3,128.67      180
5917463     HOT SPRINGS             AR                71909      SFD        7.125       6.500      $ 2,771.85      180
5917614     BRYN ATHYN              PA                19009      SFD        6.875       6.500      $ 2,960.96      180
5917750     YORK                    PA                17406      SFD        7.250       6.500      $ 4,412.78      180
5918124     LOS ALTOS               CA                94022      SFD        7.375       6.500      $ 3,679.70      180
5919224     SOUTH SAN FRANCISCO     CA                94080      SFD        7.875       6.500      $ 2,816.90      180
5919703     POTOMAC                 MD                20854      SFD        7.250       6.500      $ 3,436.93      180
5920532     GREELEY                 CO                80634      SFD        7.000       6.500      $ 3,954.84      180
5921617     SAN DIEGO               CA                92127      SFD        7.000       6.500      $ 3,968.33      180
5922156     LOS GATOS               CA                95032      SFD        7.500       6.500      $ 4,774.12      180
5922238     NAPLES                  FL                34108      HCO        6.875       6.500      $ 5,384.58      180
5922452     WEST LINN               OR                97068      SFD        7.500       6.500      $ 4,245.72      180
5922576     NAPLES                  FL                34102      SFD        7.000       6.500      $ 4,494.15      180
5922702     DOYLESTOWN              PA                18901      SFD        7.000       6.500      $ 3,263.65      180
5923136     SARASOTA                FL                34235      SFD        7.625       6.500      $ 2,690.30      180
5923166     NORTHBOROUGH            MA                01532      SFD        7.500       6.500      $ 3,476.30      180
5924220     LAGUNA NIGUEL           CA                92677      SFD        7.500       6.500      $ 4,171.56      180
5924640     WEST TISBURY            MA                02575      SFD        7.125       6.500      $ 5,887.91      180
5925069     CYPRESS                 TX                77429      SFD        7.000       6.500      $ 3,227.17      180
5925148     EAGLE                   ID                83616      SFD        6.875       6.500      $ 5,072.42      180
5925193     ARROYO GRANDE           CA                93420      SFD        7.500       6.500      $ 3,476.30      180
5925878     MARQUETTE               MI                49855      SFD        7.250       6.500      $ 3,520.00      180
5926729     SAN FRANCISCO           CA                94127      SFD        7.375       6.500      $ 3,267.57      180
5926906     MILPITAS                CA                95035      SFD        7.125       6.500      $ 3,261.00      180
5926982     GUTTENBERG              NJ                07093      HCO        7.125       6.500      $ 3,193.06      180
5927096     WEST CHESTER            PA                19380      SFD        7.375       6.500      $ 3,021.95      180
5929174     SAN LEANDRO             CA                94579      SFD        7.250       6.500      $ 3,195.03      180
5929390     NAPLES                  FL                34108      SFD        7.125       6.500      $ 4,438.57      180
5930114     SUNNYVALE               CA                94087      SFD        7.750       6.500      $ 4,047.49      180
5931007     HIGHLANDS               NC                28741      SFD        7.375       6.500      $ 2,759.77      180
5931068     ROCHESTER HILLS         MI                48309      SFD        7.375       6.500      $ 3,594.61      180
5931076     CHROMO                  CO                81128      SFD        6.875       6.500      $ 3,612.02      180
5931647     BROOKLYN                NY                11235      LCO        7.250       6.500      $ 2,738.59      180
5931769     PASADENA                CA                91107      SFD        7.250       6.500      $ 3,432.37      180
5931834     MIAMI                   FL                33176      SFD        7.000       6.500      $ 3,043.89      180
5932200     SOLDOTNA                AK                99669      SFD        7.500       6.500      $ 1,710.34      180
5932479     SAN FRANCISCO           CA                94117      SFD        6.750       6.483      $ 5,751.91      180
5932642     ROCHESTER               MN                55902      SFD        6.875       6.500      $ 4,682.24      180
5933148     COEUR D ALENE           ID                83814      SFD        7.125       6.500      $ 2,762.79      180
5933500     MONTARA                 CA                94037      SFD        7.125       6.500      $ 4,529.16      180
5933640     LAGUNA NIGUEL           CA                92677      LCO        6.875       6.500      $   874.02      180
5933914     RIVER FOREST            IL                60305      SFD        7.000       6.500      $ 3,235.79      180
5934166     LA JOLLA                CA                92037      SFD        7.375       6.500      $ 6,807.44      180
5934282     FREMONT                 CA                94539      SFD        7.375       6.500      $ 3,426.72      180
5934663     NAPLES                  FL                34103      HCO        7.750       6.500      $ 3,920.42      180
5934734     MARATHON                FL                33050      HCO        7.250       6.500      $ 3,058.10      180
5935599     DUNWOODY                GA                30350      SFD        6.875       6.500      $ 3,460.40      180
5935672     CORAL GABLES            FL                33134      SFD        7.250       6.500      $ 2,921.17      180
5936041     SAN JOSE                CA                95132      SFD        7.500       6.500      $ 3,151.85      180
5936215     RANDOLPH                NJ                07869      SFD        7.125       6.500      $ 4,438.58      180
5936321     MENLO PARK              CA                94025      SFD        7.250       6.500      $ 4,107.89      180
5936793     CASTRO VALLEY           CA                94552      SFD        7.375       6.500      $ 3,633.70      180
5937017     ROSEVILLE               MN                55113      SFD        7.500       6.500      $ 5,237.62      180
5937056     CARMEL                  CA                93923      SFD        7.375       6.500      $ 2,667.78      180
5939429     POMPANO BEACH           FL                33062      SFD        7.250       6.500      $ 3,195.03      180
5940562     TARZANA                 CA                91356      SFD        7.750       6.500      $ 4,549.19      180
5941357     MIAMI                   FL                33173      SFD        7.375       6.500      $ 3,311.73      180
5941415     PEBBLE BEACH            CA                93953      SFD        7.250       6.500      $ 8,215.77      180
5941571     WOODSIDE                CA                94062      SFD        7.375       6.500      $ 6,071.50      180
5941626     SAN JOSE                CA                95129      SFD        7.625       6.500      $ 3,942.03      180
5942590     SAN FRANCISCO           CA                94112      SFD        7.375       6.500      $ 3,780.88      180
5943101     MORGAN HILLS            CA                95037      SFD        7.000       6.500      $ 4,943.56      180
5943755     NEWARK                  CA                94560      SFD        6.875       6.500      $ 2,963.19      180
5943778     NORTHRIDGE              CA                91326      SFD        7.125       6.500      $ 3,188.53      180
5943787     SAN DIEGO               CA                92131      SFD        7.250       6.500      $ 2,692.95      180
5943799     LOS ANGELES             CA                90027      SFD        7.375       6.500      $ 2,879.36      180
5943814     SAN DIEGO               CA                92121      SFD        7.500       6.500      $ 3,429.95      180
5944230     SCOTTSDALE              AZ                85262      SFD        7.125       6.500      $ 3,170.41      180
5944928     DEVON                   PA                19333      SFD        6.750       6.483      $ 6,968.67      180
5945121     EXCELSIOR               MN                55331      SFD        7.250       6.500      $ 4,564.31      180
5945929     OAKLAND                 CA                94605      SFD        7.125       6.500      $ 2,556.26      180
5946675     NEW HYDE PARK           NY                11040      SFD        7.500       6.500      $ 2,600.27      180
5946827     NEWPORT BEACH           CA                92663      SFD        7.125       6.500      $ 7,699.57      180
5948640     NEWTON                  MA                02460      SFD        8.000       6.500      $ 3,344.78      180
5949161     LONG BEACH              CA                90803      SFD        7.375       6.500      $ 3,357.73      180
5949241     SCOTTSDALE              AZ                85255      SFD        8.125       6.500      $ 3,228.06      180
5949952     FRANKLIN                WI                53132      SFD        7.500       6.500      $ 6,025.59      180
5949993     AUSTIN                  TX                78703      PUD        7.375       6.500      $ 3,974.07      180
5950306     INDIANAPOLIS            IN                46260      SFD        6.875       6.500      $ 3,567.42      180
5950413     LUTZ                    FL                33549      SFD        8.000       6.500      $ 4,243.10      180
5950425     HILTON HEAD ISLAND      SC                29928      HCO        8.375       6.500      $ 3,307.61      180
5950436     BUTLER                  NJ                07405      SFD        6.875       6.500      $ 4,414.68      180
5950445     BIXBY                   OK                74008      SFD        7.750       6.500      $ 4,235.74      180
5951093     MILL VALLEY             CA                94941      SFD        7.000       6.500      $ 4,305.39      180
5951524     CARY                    NC                27511      SFD        7.250       6.500      $ 2,909.76      180
5955037     SAN JOSE                CA                95129      SFD        7.375       6.500      $ 4,857.20      180
5955101     TUCSON                  AZ                85750      SFD        7.000       6.500      $ 4,494.14      180
5955165     SARATOGA                CA                95070      SFD        7.250       6.500      $ 5,020.75      180
5955171     CLEAR LAKE              IA                50428      SFD        7.250       6.500      $ 2,777.85      180
5955286     JERSEY CITY             NJ                07305      LCO        7.375       6.500      $ 3,017.35      180
5955503     INCLINE VILLAGE         NV                89451      SFD        7.375       6.500      $ 2,826.92      180
5960300     SAN FRANCISCO           CA                94115      LCO        7.125       6.500      $ 2,717.50      180
5960325     SAN JOSE                CA                95124      SFD        7.250       6.500      $ 4,336.10      180
5965733     SANTA BARBARA           CA                93117      SFD        7.375       6.500      $ 4,553.63      180
5969218     LOUISVILLE              KY                40207      SFD        6.875       6.500      $ 4,138.21      180
5971004     CRESTWOOD               KY                40014      SFD        7.250       6.500      $ 4,104.23      180
5972533     MILLBURN TOWNSHIP       NJ                07078      SFD        6.625       6.358      $ 5,706.96      180
5972551     SPRINGFIELD             VA                22153      SFD        6.875       6.500      $ 2,764.75      180
5972613     THE SEA RANCH           CA                95497      SFD        6.250       5.983      $ 2,658.02      180
5973296     EVERGREEN               CO                80439      SFD        7.125       6.500      $ 4,257.41      180
5974564     SAN JOSE                CA                95148      SFD        7.000       6.500      $ 3,595.31      180
5974910     ANNAPOLIS               MD                21401      SFD        7.250       6.500      $ 4,016.60      180
5976481     LAS VEGAS               NV                89106      SFD        8.375       6.500      $ 3,220.67      170
5976971     BURBANK                 CA                91504      SFD        7.375       6.500      $ 2,833.36      180
5977000     OCALA                   FL                34474      SFD        7.250       6.500      $ 5,887.97      180
5977083     PISGAH FOREST           NC                28768      SFD        7.875       6.500      $ 2,845.35      180
5978749     IRVINE                  CA                92604      PUD        7.500       6.500      $ 3,865.64      180
5980142     SAN JOSE                CA                95132      SFD        7.250       6.500      $ 4,107.89      180
5981326     DALLAS                  TX                75229      SFD        7.125       6.500      $ 4,194.00      180
5982125     FRANKLIN                TN                37069      SFD        7.250       6.500      $ 3,012.45      180
5982143     FRANKLIN                TN                37064      SFD        7.250       6.500      $ 5,367.64      180
5983685     KNOXVILLE               TN                37922      SFD        7.750       6.500      $ 2,838.89      180
5983698     GLOUCESTER              MA                01930      SFD        7.375       6.500      $ 3,679.69      180
5984602     KENT                    NY                10512      SFD        7.125       6.500      $ 4,053.59      180
5984960     WACCABUC                NY                10597      SFD        7.375       6.500      $ 3,072.54      180
5992595     BRIMINGTON              MI                48009      SFD        7.250       6.500      $ 3,950.88      180
7648485     SPARTANBURG             SC                29306      SFD        6.750       6.483      $ 8,849.10      180
7963620     CORNELIUS               OR                97113      SFD        7.625       6.500      $ 3,699.15      180
8045713     HOUSTON                 TX                77099      SFD        7.375       6.500      $ 5,151.57      180
8108426     BULVERDE                TX                78163      SFD        8.125       6.500      $ 3,196.77      180
8119641     WARREN TWP.             NJ                07060      SFD        6.750       6.483      $ 3,097.18      180
8200581     KATY                    TX                77450      SFD        7.125       6.500      $ 4,608.87      180
8235771     GERMANTOWN              MD                20874      SFD        6.750       6.483      $ 2,566.24      180
8249303     CARLSBAD                CA                92009      SFD        7.000       6.500      $ 4,246.51      180
8265056     HUNTINGTON BEACH        CA                92649      SFD        7.000       6.500      $ 4,395.18      180
8323688     HIGHLAND PARK           IL                60035      LCO        7.125       6.500      $ 4,076.24      180
8381648     SKILLMAN                NJ                08558      SFD        6.625       6.358      $ 4,425.09      180
8417564     LAS VEGAS               NV                89108      SFD        7.500       6.500      $ 2,899.23      180
8426610     LIVERMORE               CA                94550      SFD        7.125       6.500      $ 4,130.59      180
8434224     MOUNTAIN VILLAGE        CO                81435      PUD        7.000       6.500      $ 5,842.38      180
8449957     TREASURE ISLAND         FL                33706      SFD        7.000       6.500      $ 4,494.14      180
8450672     LAS VEGAS               NV                89144      SFD        7.000       6.500      $ 3,868.40      180
8455068     CHESAPEAKE              VA                23322      SFD        7.125       6.500      $ 3,985.66      180
8458088     MONUMENT                CO                80132      SFD        7.250       6.500      $ 5,311.49      180
8463451     SAN DIEGO               CA                92131      SFD        7.125       6.500      $ 4,891.49      180
8463725     LIVINGSTON              NJ                07039      SFD        7.125       6.500      $ 4,982.07      180
8465892     OKLAHOMA CITY           OK                73116      SFD        7.625       6.500      $ 7,433.81      180
8467588     EAU CLAIRE              WI                54701      SFD        7.250       6.500      $ 3,067.22      180
8468065     PUYALLUP                WA                98374      SFD        7.125       6.500      $ 5,570.86      180
8468166     NEWPORT COAST           CA                92657      SFD        7.375       6.500      $ 8,111.88      180
8473750     ROSEMONT                PA                19010      SFD        7.375       6.500      $ 3,744.09      180
8473872     MARION                  IA                52302      SFD        7.125       6.500      $ 3,532.74      180
8474105     MINNETRISTA             MN                55331      SFD        7.000       6.500      $ 8,988.27      180
8475076     SAN CLEMENTE            CA                92673      SFD        7.000       6.500      $ 3,460.49      180
8475205     EL PASO                 TX                79922      SFD        6.875       6.500      $ 5,640.98      180
8475937     PARADISE                AZ                85250      SFD        7.500       6.500      $ 5,367.40      180
8476644     JOHNSTON                IA                50131      SFD        7.125       6.500      $ 3,297.23      180
8479590     CARLSBAD                CA                92009      SFD        7.250       6.500      $ 5,075.52      180
8480102     AURORA                  IL                60504      SFD        7.250       6.500      $ 4,009.29      180
8480158     LOVELAND                CO                80538      SFD        7.250       6.500      $ 3,231.53      180
8482107     LONGMONT                CO                80504      SFD        7.250       6.500      $ 3,062.66      180
8482520     ROCHESTER               MN                55901      SFD        7.000       6.500      $ 3,235.78      180
8482590     HOUSTON                 TX                77024      SFD        7.250       6.500      $ 5,020.75      180
8486304     ST. MARY'S POINT        MN                55043      SFD        7.000       6.500      $ 4,291.91      180
8489134     SAN DIEGO               CA                92109      LCO        7.750       6.500      $ 4,206.56      180
8490209     STANFORD                CA                94305      SFD        7.250       6.500      $ 5,020.75      180
8491779     GREELEY                 CO                80634      SFD        7.125       6.500      $ 3,623.32      180
8494186     SHARON                  MA                02067      SFD        6.875       6.500      $ 2,853.93      180
8494364     ALBUQUERQUE             NM                87107      SFD        6.750       6.483      $ 4,619.23      180
8494545     BEL AIR                 CA                90077      SFD        6.875       6.500      $ 3,567.42      180
8495065     TEMECULA                CA                92592      SFD        7.250       6.500      $ 3,532.78      180
8497146     CONCORD                 CA                94521      SFD        7.125       6.500      $ 2,654.09      180
8498327     PHOENIX                 AZ                85028      SFD        7.000       6.500      $ 3,091.97      180
8499069     FREMONT                 CA                94536      SFD        7.000       6.500      $ 2,966.13      180
8505793     LYME                    NH                03768      SFD        6.750       6.483      $ 2,645.88      180
8508033     ALPHARETTA              GA                30004      SFD        7.000       6.500      $ 4,224.49      180
8509585     CORONADO                CA                92118      LCO        7.375       6.500      $ 3,380.72      180
8512708     FORT WAYNE              IN                46804      SFD        7.375       6.500      $ 3,789.16      180
8513283     FREMONT                 CA                94539      SFD        7.250       6.500      $ 5,933.61      180
8513881     MANALAPAN               NJ                07726      SFD        7.250       6.500      $ 4,564.31      180
8514144     PRIOR LAKE              MN                55372      SFD        7.000       6.500      $ 5,842.38      180
8515156     SUNRISE BEACH           TX                78643      SFD        7.000       6.500      $ 3,145.90      180
8515303     RENO                    NV                89511      SFD        7.000       6.500      $ 4,134.61      180
8516859     PARKER                  CO                80138      SFD        7.500       6.500      $ 7,578.63      180
8518070     KIEL                    WI                53042      SFD        7.375       6.500      $ 3,905.99      180
8518572     VENTURA                 CA                93001      SFD        7.000       6.500      $ 4,815.02      180
8518585     ORLANDO                 FL                32836      SFD        7.125       6.500      $ 5,869.79      180
8522578     BOULDER                 CO                80302      SFD        7.000       6.500      $ 4,494.14      180
8523013     VACAVILLE               CA                95687      SFD        7.125       6.500      $ 3,174.03      180
8524013     EVERGREEN               CO                80439      SFD        7.125       6.500      $ 3,875.15      180
8524229     CARPINTERIA             CA                93013      SFD        7.000       6.500      $ 6,831.10      180
8524687     EDINA                   MN                55424      SFD        7.250       6.500      $ 3,169.00      180
8524816     SIMI VALLEY             CA                93065      SFD        6.750       6.483      $ 4,087.74      120
8525534     JEFFERSON               SD                57038      SFD        6.875       6.500      $ 4,459.27      180
8526827     APPLETON                WI                54913      SFD        7.375       6.500      $ 3,644.74      180
8527602     PALOS VERDES ESTATES    CA                90274      SFD        7.125       6.500      $ 6,340.82      180
8527702     PORTLAND                OR                97215      SFD        7.250       6.500      $ 5,550.21      180
8528053     ALPHARETTA              GA                30022      SFD        7.000       6.500      $ 3,914.85      180
8528442     RICHMOND                VA                23220      SFD        6.875       6.500      $ 4,013.34      180
8528517     PHOENIX                 AZ                85021      SFD        6.750       6.483      $ 2,471.04      180
8528650     CHESTERFIELD            MI                48045      SFD        7.250       6.500      $ 4,619.09      180
8530239     FULLERTON               CA                92835      SFD        7.000       6.500      $ 5,725.54      180
8530789     MOUND                   MN                55364      SFD        7.000       6.500      $ 3,730.14      180
8532488     VIRGINIA BEACH          VA                23454      SFD        7.000       6.500      $ 2,966.13      180
8532696     FAIRBURN                GA                30213      SFD        6.875       6.500      $ 4,587.25      180
8534329     STEAMBOAT SPRINGS       CO                80477      SFD        7.125       6.500      $ 4,529.16      180
8535006     TRABUCO CANYON          CA                92679      LCO        7.250       6.500      $ 2,829.87      180
8536061     WESTMINSTER             CO                80234      SFD        7.250       6.500      $ 3,910.63      180
8539170     SAN CARLOS              CA                94070      SFD        7.000       6.500      $ 3,595.31      180
8541743     LITTLETON               CO                80125      SFD        7.250       6.500      $ 3,624.07      180
8543913     NORTH FALMOUTH          MA                02556      SFD        7.375       6.500      $ 3,150.74      180
8545319     LODI                    CA                95242      SFD        7.000       6.500      $ 3,595.31      180
8547783     BURBANK                 CA                91501      SFD        7.000       6.500      $ 4,584.02      180
8549084     SPARTA                  NJ                07871      SFD        7.000       6.500      $ 2,696.48      180
8551409     SAN JOSE                CA                95135      SFD        7.000       6.500      $ 4,516.61      180
8552160     BURNSVILLE              MN                55337      SFD        7.125       6.500      $ 3,025.48      180
8558092     SAN JOSE                CA                95125      SFD        6.875       6.500      $ 3,745.79      180
8569297     FALLBROOK               CA                92028      SFD        6.875       6.500      $ 3,019.82      180
8583831     PHOENIX                 AZ                85007      SFD        7.375       6.500      $ 2,796.57      180
8588443     CLEARWATER              FL                33767      HCO        7.750       6.500      $ 2,833.24      180
9061964     LAGUNA BEACH            CA                92651      SFD        7.500       6.500      $ 9,270.13      180
9071507     SARATOGA                CA                95070      SFD        7.375       6.500      $ 9,199.24      180


COUNT:                             299
WAC:                       7.200525542
WAM:                       178.1162123
WALTV:                     62.18618671

WFMBS
Schedule of Type 1 Mortgage Loans in Group II (Cont'd)


(i)         (viii)       (ix)                (x)       (xi)       (xii)        (xiii)     (xv)       (xvi)
--------    ---------    ----------------    ------    -------    ---------    -------    -------    ---------
                         CUT-OFF
MORTGAGE    SCHEDULED    DATE                                     MORTGAGE                MASTER     FIXED
LOAN        MATURITY     PRINCIPAL                                INSURANCE    SERVICE    SERVICE    RETAINED
NUMBER      DATE         BALANCE             LTV       SUBSIDY    CODE         FEE        FEE        YIELD
--------    ---------    ----------------    ------    -------    ---------    -------    -------    ---------
5123433      1-May-16    $     333,000.00     90.00                  11         0.250      0.017      0.608
5802461      1-Mar-16    $     695,424.65     56.76                             0.250      0.017      0.000
5802633      1-Apr-16    $     279,087.44     42.89                             0.250      0.017      0.000
5811479      1-May-16    $   1,000,000.00     64.52                             0.250      0.017      0.233
5831542      1-May-16    $     503,000.00     66.71                             0.250      0.017      0.233
5849848      1-Nov-15    $     300,232.71     55.57                             0.250      0.017      1.233
5861212      1-May-16    $     402,500.00     70.00                             0.250      0.017      0.483
5864136      1-Apr-16    $     398,738.01     80.00                             0.250      0.017      0.233
5871790      1-Apr-16    $     376,858.39     66.32                             0.250      0.017      0.733
5871904      1-Feb-11    $      70,240.96     29.00                             0.250      0.017      0.483
5876993      1-Mar-16    $     322,943.28     88.32                  33         0.250      0.017      0.233
5877267      1-Apr-16    $     280,123.05     38.23                             0.250      0.017      0.358
5878498      1-Jan-16    $     572,990.30     80.00                             0.250      0.017      0.983
5879014      1-Oct-15    $     293,606.17     65.65                             0.250      0.017      0.858
5881983      1-May-16    $     650,000.00     30.95                             0.250      0.017      0.000
5886207      1-Mar-16    $     369,770.52     80.00                             0.250      0.017      0.858
5887240      1-Mar-16    $     424,326.91     70.58                             0.250      0.017      0.358
5887770      1-Mar-16    $     327,997.16     75.00                             0.250      0.017      0.733
5888296      1-Apr-16    $     468,317.17     61.04                             0.250      0.017      0.233
5889485      1-Feb-16    $     331,779.74     75.26                             0.250      0.017      0.483
5890404      1-Mar-16    $     400,465.24     69.50                             0.250      0.017      0.000
5890500      1-Apr-16    $     498,489.93     77.64                             0.250      0.017      0.733
5890737      1-Mar-16    $     299,126.50     69.99                             0.250      0.017      0.733
5891493      1-Feb-16    $     317,176.43     80.00                             0.250      0.017      1.108
5892359      1-Mar-16    $     412,485.47     60.14                             0.250      0.017      0.733
5892709      1-Mar-16    $     445,195.44     79.29                             0.250      0.017      0.358
5894411      1-Apr-16    $     398,738.01     53.33                             0.250      0.017      0.233
5894711      1-Apr-16    $     438,508.00     40.00                             0.250      0.017      0.000
5895324      1-May-16    $     527,000.00     58.56                             0.250      0.017      0.108
5895909      1-Dec-15    $     295,501.45     75.19                             0.250      0.017      1.233
5896000      1-May-16    $     373,000.00     62.17                             0.250      0.017      0.358
5896255      1-Apr-16    $     405,081.85     64.50                             0.250      0.017      0.358
5896845      1-Apr-16    $     399,236.44     58.90                             0.250      0.017      0.233
5896849      1-Dec-15    $     704,390.26     76.94                             0.250      0.017      1.358
5896856      1-Jan-16    $     642,144.92     68.41                             0.250      0.017      0.983
5897540      1-Apr-16    $     543,261.79     56.48                             0.250      0.017      0.108
5898056      1-Mar-16    $     357,721.79     42.35                             0.250      0.017      0.233
5898245      1-Mar-16    $     795,099.54     57.14                             0.250      0.017      0.608
5898483      1-Mar-16    $     993,807.43     48.08                             0.250      0.017      0.483
5898695      1-Mar-16    $     993,807.43     22.22                             0.250      0.017      0.483
5898931      1-Apr-16    $     408,761.74     39.05                             0.250      0.017      0.733
5899028      1-May-16    $     284,000.00     80.00                             0.250      0.017      0.000
5900769      1-Apr-16    $     388,847.77     53.79                             0.250      0.017      0.983
5901633      1-Mar-16    $     356,489.06     34.29                             0.250      0.017      0.733
5901764      1-Mar-16    $     563,601.82     64.80                             0.250      0.017      0.858
5902235      1-Mar-16    $     397,468.66     33.33                             0.250      0.017      0.233
5902495      1-Mar-16    $     407,461.04     53.25                             0.250      0.017      0.483
5902581      1-Mar-16    $     555,003.69     57.28                             0.250      0.017      0.358
5902616      1-Apr-16    $     433,612.62     68.50    GD 5YR                   0.250      0.017      0.108
5902716      1-Mar-16    $     404,402.43     66.39                             0.250      0.017      0.358
5902879      1-Mar-16    $     730,497.69     61.25                             0.250      0.017      0.608
5904336      1-May-16    $     370,000.00     79.57                             0.250      0.017      0.483
5904403      1-Apr-16    $     647,926.90     66.67                             0.250      0.017      0.108
5904851      1-May-16    $     400,000.00     61.54                             0.250      0.017      0.108
5904905      1-Mar-16    $     347,808.95     70.00                             0.250      0.017      0.358
5905181      1-Apr-16    $     448,564.78     40.91                             0.250      0.017      0.108
5906269      1-Apr-16    $     533,232.29     69.93                             0.250      0.017      0.483
5906288      1-Mar-16    $     311,061.70     34.21                             0.250      0.017      0.483
5906650      1-Apr-16    $     310,407.57     78.24                             0.250      0.017      0.233
5906745      1-Mar-16    $     993,052.90     50.00                             0.250      0.017      0.483
5907720      1-Apr-16    $     315,013.82     39.50                             0.250      0.017      0.358
5908617      1-Mar-16    $     299,343.58     78.86                             0.250      0.017      0.233
5908685      1-Mar-16    $     536,582.70     19.95                             0.250      0.017      0.233
5908700      1-Mar-16    $     316,044.44     76.61                             0.250      0.017      0.858
5909122      1-Mar-16    $     331,709.91     30.62                             0.250      0.017      0.483
5909774      1-Apr-16    $     527,312.82     73.47                             0.250      0.017      0.108
5909850      1-Aug-14    $     387,115.23     73.26                             0.250      0.017      0.608
5910363      1-Apr-16    $     314,006.19     69.25                             0.250      0.017      0.233
5910751      1-Mar-16    $     419,684.88     48.26                             0.250      0.017      0.483
5910977      1-Apr-16    $     648,015.28     68.42                             0.250      0.017      0.608
5911022      1-Mar-16    $     377,595.24     79.17                             0.250      0.017      0.233
5912722      1-Feb-16    $     383,762.28     76.47                             0.250      0.017      0.733
5913008      1-Apr-16    $     335,913.48     65.44                             0.250      0.017      0.000
5913295      1-Mar-16    $     236,542.11     70.00                             0.250      0.017      0.608
5913559      1-Apr-16    $     648,015.28     38.81                             0.250      0.017      0.608
5913618      1-May-16    $     379,000.00     63.38                             0.250      0.017      0.358
5913778      1-Apr-16    $     398,751.67     55.17                             0.250      0.017      0.358
5913802      1-Mar-16    $     397,495.93     74.07                             0.250      0.017      0.358
5914363      1-May-16    $     460,000.00     74.19                             0.250      0.017      0.233
5914755      1-Apr-16    $     996,845.05     62.50                             0.250      0.017      0.233
5914871      1-Apr-16    $     339,725.57     70.00                             0.250      0.017      1.233
5915839      1-Feb-16    $     297,113.07     44.12                             0.250      0.017      0.108
5916017      1-Apr-16    $     590,152.47     69.98                             0.250      0.017      0.358
5916256      1-Apr-16    $     340,932.69     90.00                  01         0.250      0.017      0.358
5916322      1-Mar-16    $     538,606.99     44.24                             0.250      0.017      0.358
5917082      1-Mar-16    $     372,677.78     61.98                             0.250      0.017      0.483
5917184      1-Apr-16    $     434,609.43     78.56                             0.250      0.017      0.108
5917225      1-Mar-16    $     335,455.04     75.00                             0.250      0.017      0.733
5917463      1-Apr-16    $     305,045.03     53.87                             0.250      0.017      0.358
5917614      1-Mar-16    $     329,876.19     80.00                             0.250      0.017      0.108
5917750      1-Apr-16    $     481,907.77     78.60                             0.250      0.017      0.483
5918124      1-Mar-16    $     397,549.76     43.96                             0.250      0.017      0.608
5919224      1-Apr-16    $     296,132.16     50.34                             0.250      0.017      1.108
5919703      1-Apr-16    $     375,337.76     75.00                             0.250      0.017      0.483
5920532      1-Mar-16    $     437,215.56     57.22                             0.250      0.017      0.233
5921617      1-Mar-16    $     438,706.05     80.00                             0.250      0.017      0.233
5922156      1-Apr-16    $     513,444.63     64.38                             0.250      0.017      0.733
5922238      1-Apr-16    $     601,824.40     70.00                             0.250      0.017      0.108
5922452      1-Apr-16    $     456,616.78     58.72                             0.250      0.017      0.733
5922576      1-Apr-16    $     498,422.52     64.94                             0.250      0.017      0.233
5922702      1-May-16    $     363,100.00     67.87                             0.250      0.017      0.233
5923136      1-Mar-16    $     286,273.93     80.00                             0.250      0.017      0.858
5923166      1-Feb-16    $     371,581.08     68.81                             0.250      0.017      0.733
5924220      1-Apr-16    $     448,640.94     56.25                             0.250      0.017      0.733
5924640      1-Mar-16    $     645,930.89     21.67                             0.250      0.017      0.358
5925069      1-Apr-16    $     327,755.77     79.79                             0.250      0.017      0.233
5925148      1-Mar-16    $     565,111.69     70.00                             0.250      0.017      0.108
5925193      1-Mar-16    $     372,727.82     56.82                             0.250      0.017      0.733
5925878      1-Apr-16    $     382,929.67     67.65                             0.250      0.017      0.483
5926729      1-Apr-16    $     354,115.43     53.41                             0.250      0.017      0.608
5926906      1-Apr-16    $     358,876.50     65.45                             0.250      0.017      0.358
5926982      1-Apr-16    $     351,399.91     75.00                             0.250      0.017      0.358
5927096      1-Mar-16    $     326,487.75     90.00                  01         0.250      0.017      0.608
5929174      1-May-16    $     350,000.00     71.43                             0.250      0.017      0.483
5929390      1-Apr-16    $     488,470.81     70.00                             0.250      0.017      0.358
5930114      1-Apr-16    $     427,777.08     44.79                             0.250      0.017      0.983
5931007      1-Apr-16    $     299,083.98     45.11                             0.250      0.017      0.608
5931068      1-Mar-16    $     388,356.41     77.53                             0.250      0.017      0.608
5931076      1-May-16    $     405,000.00     35.68                             0.250      0.017      0.108
5931647      1-Apr-16    $     299,073.91     80.00                             0.250      0.017      0.483
5931769      1-Apr-16    $     374,839.30     45.85                             0.250      0.017      0.483
5931834      1-Apr-16    $     337,581.57     82.40                  13         0.250      0.017      0.233
5932200      1-Apr-16    $     183,942.79     75.00                             0.250      0.017      0.733
5932479      1-Apr-16    $     647,904.34     42.43                             0.250      0.017      0.000
5932642      1-Apr-16    $     523,325.57     40.38                             0.250      0.017      0.108
5933148      1-Mar-16    $     303,081.14     70.11                             0.250      0.017      0.358
5933500      1-May-16    $     500,000.00     28.57                             0.250      0.017      0.358
5933640      1-May-16    $      98,000.00     70.00                             0.250      0.017      0.108
5933914      1-May-16    $     360,000.00     57.60                             0.250      0.017      0.233
5934166      1-May-16    $     740,000.00     46.25                             0.250      0.017      0.608
5934282      1-Apr-16    $     371,362.60     51.74                             0.250      0.017      0.608
5934663      1-Apr-16    $     415,269.48     70.00                             0.250      0.017      0.983
5934734      1-Apr-16    $     333,965.86     79.76                             0.250      0.017      0.483
5935599      1-Apr-16    $     386,762.52     80.00                             0.250      0.017      0.108
5935672      1-Apr-16    $     319,012.16     45.71                             0.250      0.017      0.483
5936041      1-Apr-16    $     338,973.15     72.34                             0.250      0.017      0.733
5936215      1-May-16    $     490,000.00     79.67                             0.250      0.017      0.358
5936321      1-May-16    $     450,000.00     26.47                             0.250      0.017      0.483
5936793      1-May-16    $     395,000.00     64.75                             0.250      0.017      0.608
5937017      1-Apr-16    $     563,293.63     72.44                             0.250      0.017      0.733
5937056      1-Apr-16    $     289,114.51     11.15                             0.250      0.017      0.608
5939429      1-Apr-16    $     348,919.55     67.31                             0.250      0.017      0.483
5940562      1-May-16    $     483,300.00     38.66                             0.250      0.017      0.983
5941357      1-Mar-16    $     357,794.78     70.59                             0.250      0.017      0.608
5941415      1-Apr-16    $     897,221.73     66.67                             0.250      0.017      0.483
5941571      1-May-16    $     660,000.00     18.86                             0.250      0.017      0.608
5941626      1-Apr-16    $     420,739.43     50.24                             0.250      0.017      0.858
5942590      1-Apr-16    $     409,745.06     57.89                             0.250      0.017      0.608
5943101      1-Mar-16    $     546,519.42     63.95                             0.250      0.017      0.233
5943755      1-Mar-16    $     330,124.58     75.00                             0.250      0.017      0.108
5943778      1-Mar-16    $     349,796.42     77.02                             0.250      0.017      0.358
5943787      1-Mar-16    $     293,173.18     65.56                             0.250      0.017      0.483
5943799      1-Mar-16    $     311,082.70     44.71                             0.250      0.017      0.608
5943814      1-Feb-16    $     366,626.66     75.05                             0.250      0.017      0.733
5944230      1-May-16    $     350,000.00     66.04                             0.250      0.017      0.358
5944928      1-May-16    $     787,500.00     75.00                             0.250      0.017      0.000
5945121      1-Apr-16    $     498,456.53     46.95                             0.250      0.017      0.483
5945929      1-May-16    $     282,200.00     62.71                             0.250      0.017      0.358
5946675      1-Apr-16    $     279,652.86     75.00                             0.250      0.017      0.733
5946827      1-Apr-16    $     847,347.31     35.42                             0.250      0.017      0.358
5948640      1-Dec-15    $     344,874.86     51.85                             0.250      0.017      1.233
5949161      1-May-16    $     365,000.00     52.14                             0.250      0.017      0.608
5949241      1-Sep-15    $     323,905.73     90.00                  06         0.250      0.017      1.358
5949952      1-Feb-16    $     643,997.91     74.71                             0.250      0.017      0.733
5949993      1-Mar-16    $     429,353.75     80.00                             0.250      0.017      0.608
5950306      1-May-16    $     400,000.00     64.00    GD 3YR                   0.250      0.017      0.108
5950413      1-Dec-15    $     437,498.40     37.00                             0.250      0.017      1.233
5950425      1-Jun-15    $     325,502.95     80.00                             0.250      0.017      1.608
5950436      1-Apr-16    $     493,421.26     52.38                             0.250      0.017      0.108
5950445      1-Feb-16    $     445,985.72     58.06                             0.250      0.017      0.983
5951093      1-Mar-16    $     475,968.74     55.70                             0.250      0.017      0.233
5951524      1-May-16    $     318,750.00     74.56                             0.250      0.017      0.483
5955037      1-Mar-16    $     524,765.69     66.84                             0.250      0.017      0.608
5955101      1-Mar-16    $     496,835.85     66.67                             0.250      0.017      0.233
5955165      1-Apr-16    $     548,302.17     28.95                             0.250      0.017      0.483
5955171      1-Apr-16    $     303,360.63     71.60                             0.250      0.017      0.483
5955286      1-Mar-16    $     325,990.82     67.63                             0.250      0.017      0.608
5955503      1-Mar-16    $     305,417.63     70.00                             0.250      0.017      0.608
5960300      1-May-16    $     300,000.00     58.82                             0.250      0.017      0.358
5960325      1-May-16    $     475,000.00     61.69                             0.250      0.017      0.483
5965733      1-May-16    $     495,000.00     33.56                             0.250      0.017      0.608
5969218      1-Mar-16    $     461,031.77     80.00                             0.250      0.017      0.108
5971004      1-Apr-16    $     448,212.10     80.00                             0.250      0.017      0.483
5972533      1-Mar-16    $     645,751.47     50.00                             0.250      0.017      0.000
5972551      1-Mar-16    $     308,016.92     70.14                             0.250      0.017      0.108
5972613      1-Mar-16    $     307,907.69     65.26                             0.250      0.017      0.000
5973296      1-Feb-16    $     464,767.10     68.31                             0.250      0.017      0.358
5974564      1-Apr-16    $     398,738.03     66.12                             0.250      0.017      0.233
5974910      1-Mar-16    $     437,275.26     80.00                             0.250      0.017      0.483
5976481      1-Mar-15    $     316,009.11     80.00                             0.250      0.017      1.608
5976971      1-Mar-16    $     306,113.34     74.22                             0.250      0.017      0.608
5977000      1-Mar-16    $     641,005.79     68.25                             0.250      0.017      0.483
5977083      1-Apr-16    $     299,123.40     46.88                             0.250      0.017      1.108
5978749      1-May-16    $     417,000.00     79.43                             0.250      0.017      0.733
5980142      1-Apr-16    $     448,610.86     62.07                             0.250      0.017      0.483
5981326      1-Apr-16    $     461,555.07     74.08                             0.250      0.017      0.358
5982125      1-Apr-16    $     328,981.30     75.34                             0.250      0.017      0.483
5982143      1-Mar-16    $     584,358.77     70.84                             0.250      0.017      0.483
5983685      1-Nov-15    $     296,022.92     79.79                             0.250      0.017      0.983
5983698      1-Apr-16    $     398,778.65     59.00                             0.250      0.017      0.608
5984602      1-Feb-15    $     425,658.01     71.60                             0.250      0.017      0.358
5984960      1-Feb-15    $     318,026.56     51.60                             0.250      0.017      0.608
5992595      1-May-16    $     432,800.00     80.00                             0.250      0.017      0.483
7648485      1-Mar-16    $     993,533.66     68.97                             0.250      0.017      0.000
7963620      1-Feb-16    $     392,427.84     80.00                             0.250      0.017      0.858
8045713      1-Mar-16    $     556,569.69     76.94                             0.250      0.017      0.608
8108426      1-Dec-15    $     327,191.05     83.00                  11         0.250      0.017      1.358
8119641      1-Mar-16    $     347,736.79     35.54                             0.250      0.017      0.000
8200581      1-Mar-16    $     505,614.83     80.00                             0.250      0.017      0.358
8235771      1-Mar-16    $     288,124.76     75.01                             0.250      0.017      0.000
8249303      1-Apr-16    $     470,959.45     80.00                             0.250      0.017      0.233
8265056      1-Mar-16    $     485,895.52     61.20                             0.250      0.017      0.233
8323688      1-Mar-16    $     447,182.94     71.78                             0.250      0.017      0.358
8381648      1-Apr-16    $     502,357.41     79.92                             0.250      0.017      0.000
8417564      1-Mar-16    $     309,073.39     90.65                  01         0.250      0.017      0.733
8426610      1-Mar-16    $     453,145.37     60.49                             0.250      0.017      0.358
8434224      1-Mar-16    $     645,886.61     68.06                             0.250      0.017      0.233
8449957      1-Mar-16    $     496,609.83     35.84                             0.250      0.017      0.233
8450672      1-Mar-16    $     427,659.42     70.00                             0.250      0.017      0.233
8455068      1-Mar-16    $     437,245.53     80.00                             0.250      0.017      0.358
8458088      1-Feb-16    $     576,428.93     66.50                             0.250      0.017      0.483
8463451      1-Mar-16    $     536,619.51     69.68                             0.250      0.017      0.358
8463725      1-Mar-16    $     546,556.92     64.64                             0.250      0.017      0.358
8465892      1-Mar-16    $     791,030.57     79.58                             0.250      0.017      0.858
8467588      1-Mar-16    $     333,718.69     79.06                             0.250      0.017      0.483
8468065      1-Mar-16    $     611,150.01     79.35                             0.250      0.017      0.358
8468166      1-Mar-16    $     876,398.49     69.98                             0.250      0.017      0.608
8473750      1-Mar-16    $     404,506.89     77.89                             0.250      0.017      0.608
8473872      1-Mar-16    $     387,558.55     79.59                             0.250      0.017      0.358
8474105      1-Mar-16    $     993,670.71     54.23                             0.250      0.017      0.233
8475076      1-Mar-16    $     382,563.60     77.00                             0.250      0.017      0.233
8475205      1-Apr-16    $     626,901.86     70.28                             0.250      0.017      0.108
8475937      1-Mar-16    $     575,491.77     41.36                             0.250      0.017      0.733
8476644      1-Mar-16    $     361,721.30     70.00                             0.250      0.017      0.358
8479590      1-Mar-16    $     552,556.93     69.50                             0.250      0.017      0.483
8480102      1-Mar-16    $     436,480.23     80.00                             0.250      0.017      0.483
8480158      1-Mar-16    $     343,771.59     68.08                             0.250      0.017      0.483
8482107      1-Apr-16    $     333,440.90     49.70                             0.250      0.017      0.483
8482520      1-Mar-16    $     357,721.81     80.00                             0.250      0.017      0.233
8482590      1-Mar-16    $     546,292.61     50.00                             0.250      0.017      0.483
8486304      1-Mar-16    $     473,975.31     63.67                             0.250      0.017      0.233
8489134      1-Apr-16    $     445,579.67     68.23                             0.250      0.017      0.983
8490209      1-Apr-16    $     548,302.17     36.67                             0.250      0.017      0.483
8491779      1-Mar-16    $     397,495.95     72.73                             0.250      0.017      0.358
8494186      1-Apr-16    $     318,979.40     68.09                             0.250      0.017      0.108
8494364      1-Mar-16    $     518,624.57     56.43                             0.250      0.017      0.000
8494545      1-Apr-16    $     398,724.25     43.72                             0.250      0.017      0.108
8495065      1-Mar-16    $     384,603.48     77.40                             0.250      0.017      0.483
8497146      1-Apr-16    $     292,085.60     73.25                             0.250      0.017      0.358
8498327      1-Mar-16    $     341,823.07     80.00                             0.250      0.017      0.233
8499069      1-Mar-16    $     327,911.67     64.08                             0.250      0.017      0.233
8505793      1-Apr-16    $     297,681.88     42.71                             0.250      0.017      0.000
8508033      1-Mar-16    $     467,025.71     79.80                             0.250      0.017      0.233
8509585      1-Apr-16    $     366,377.87     75.00                             0.250      0.017      0.608
8512708      1-Mar-16    $     409,376.89     79.98                             0.250      0.017      0.608
8513283      1-Apr-16    $     647,993.47     61.90                             0.250      0.017      0.483
8513881      1-Mar-16    $     490,552.28     64.53                             0.250      0.017      0.483
8514144      1-Mar-16    $     645,885.24     68.78                             0.250      0.017      0.233
8515156      1-Mar-16    $     347,785.10     50.00                             0.250      0.017      0.233
8515303      1-Mar-16    $     457,028.63     80.00                             0.250      0.017      0.233
8516859      1-Mar-16    $     812,064.45     60.56                             0.250      0.017      0.733
8518070      1-Mar-16    $     421,999.09     78.48                             0.250      0.017      0.608
8518572      1-Apr-16    $     534,009.90     53.57                             0.250      0.017      0.233
8518585      1-Mar-16    $     643,943.41     76.69                             0.250      0.017      0.358
8522578      1-Apr-16    $     498,422.53     43.48                             0.250      0.017      0.233
8523013      1-Apr-16    $     349,306.47     79.10                             0.250      0.017      0.358
8524013      1-Mar-16    $     425,121.90     70.02                             0.250      0.017      0.358
8524229      1-Mar-16    $     755,190.48     22.35                             0.250      0.017      0.233
8524687      1-Apr-16    $     346,078.36     38.57                             0.250      0.017      0.483
8524816      1-Apr-11    $     353,914.76     70.63                             0.250      0.017      0.000
8525534      1-Apr-16    $     498,405.31     78.13                             0.250      0.017      0.108
8526827      1-Mar-16    $     393,773.04     79.56                             0.250      0.017      0.608
8527602      1-Apr-16    $     697,815.43     63.64                             0.250      0.017      0.358
8527702      1-Apr-16    $     606,123.12     80.00                             0.250      0.017      0.483
8528053      1-Apr-16    $     434,175.86     60.92                             0.250      0.017      0.233
8528442      1-Apr-16    $     448,564.79     57.69                             0.250      0.017      0.108
8528517      1-Apr-16    $     278,341.70     57.10                             0.250      0.017      0.000
8528650      1-Apr-16    $     504,373.14     69.32                             0.250      0.017      0.483
8530239      1-Apr-16    $     634,990.29     68.86                             0.250      0.017      0.233
8530789      1-Mar-16    $     412,373.75     55.33                             0.250      0.017      0.233
8532488      1-Apr-16    $     328,958.87     78.57                             0.250      0.017      0.233
8532696      1-Apr-16    $     512,709.55     42.16                             0.250      0.017      0.108
8534329      1-Apr-16    $     498,439.59     45.45                             0.250      0.017      0.358
8535006      1-Apr-16    $     309,043.05     74.70                             0.250      0.017      0.483
8536061      1-Apr-16    $     427,069.57     71.40                             0.250      0.017      0.483
8539170      1-Apr-16    $     398,738.02     50.00                             0.250      0.017      0.233
8541743      1-Apr-16    $     395,774.47     66.17                             0.250      0.017      0.483
8543913      1-Apr-16    $     341,454.21     70.62                             0.250      0.017      0.608
8545319      1-Apr-16    $     398,738.02     58.14                             0.250      0.017      0.233
8547783      1-Apr-16    $     508,390.98     63.35                             0.250      0.017      0.233
8549084      1-Apr-16    $     299,053.52     50.00                             0.250      0.017      0.233
8551409      1-Apr-16    $     500,914.64     56.46                             0.250      0.017      0.233
8552160      1-Apr-16    $     332,897.54     68.87                             0.250      0.017      0.358
8558092      1-Apr-16    $     418,660.46     62.69                             0.250      0.017      0.108
8569297      1-Apr-16    $     337,520.08     54.18                             0.250      0.017      0.108
8583831      1-Apr-16    $     303,071.76     80.00                             0.250      0.017      0.608
8588443      1-Apr-16    $     300,110.72     70.00                             0.250      0.017      0.983
9061964      1-Mar-16    $     993,940.86     33.33                             0.250      0.017      0.733
9071507      1-Apr-16    $     996,946.59     30.77                             0.250      0.017      0.608

                         $ 133,893,504.61

                                 EXHIBIT F-2

                [Schedule of Type 2 Mortgage Loans in Group I]

WFMBS


(i)         (ii)                                                  (iii)       (iv)        (v)           (vi)        (viii)
--------    --------------------------------------    --------    --------    --------    ----------    --------    ----------
                                                                              NET
MORTGAGE                                                          MORTGAGE    MORTGAGE    CURRENT       ORIGINAL    SCHEDULED
LOAN                                         ZIP      PROPERTY    INTEREST    INTEREST    MONTHLY       TERM TO     MATURITY
NUMBER      CITY                    STATE    CODE     TYPE        RATE        RATE        PAYMENT       MATURITY    DATE
--------    --------------------------------------    --------    --------    --------    ----------    --------    ----------
8185713     GILROY                   CA      95020      SFD         7.875      6.750      $ 2,437.86      360        1-Jul-30
8244098     LOS GATOS                CA      95030      SFD         7.875      6.750      $ 2,991.98      360        1-Aug-30


COUNT:                                 2
WAC:                               7.875
WAM:                         350.5512079
WALTV:                       77.24396059




WFMBS


(i)         (ix)            (x)       (xi)       (xii)        (xiii)     (xv)       (xvi)
--------    ------------    ------    -------    ---------    -------    -------    --------
            CUT-OFF
MORTGAGE    DATE                                 MORTGAGE                MASTER     FIXED
LOAN        PRINCIPAL                            INSURANCE    SERVICE    SERVICE    RETAINED
NUMBER      BALANCE         LTV       SUBSIDY    CODE         FEE        FEE        YIELD
--------    ------------    ------    -------    ---------    -------    -------    --------
8185713     $ 333,840.43     80.00                             0.250      0.017      0.858
8244098     $ 410,023.86     75.00                             0.250      0.017      0.858

            $ 743,864.29

                                  EXHIBIT F-3A

            [Schedule of Other Servicer Mortgage Loans in Group I]




(i)         (ii)                                      (iii)       (iv)        (v)         (vi)          (vii)       (viii)
--------    --------------------------------------    --------    --------    --------    ----------    --------    ----------
                                                                              NET
MORTGAGE                                                          MORTGAGE    MORTGAGE    CURRENT       ORIGINAL    SCHEDULED
LOAN                                         ZIP      PROPERTY    INTEREST    INTEREST    MONTHLY       TERM TO     MATURITY
NUMBER      CITY                    STATE    CODE     TYPE        RATE        RATE        PAYMENT       MATURITY    DATE
--------    --------------------------------------    --------    --------    --------    ----------    --------    ----------
5854552     PITTSBURG                CA      94565      SFD         8.500      6.750      $ 1,091.86      360        1-Nov-30
5855750     SAN FRANCISCO            CA      94116      SFD         8.500      6.750      $ 2,878.81      360        1-Nov-30
5856378     CAMP VERDE               AZ      86322      PUD         8.250      6.750      $ 5,288.92      360        1-Nov-30
5859020     LAGUNA BEACH             CA      92651      SFD         8.250      6.750      $ 6,310.64      360        1-Nov-30
5871415     MILLVILLE                DE      19970      SFD         8.750      6.750      $   424.82      360        1-Dec-30
5874828     INDIAN SHORES            FL      33785      SFD         8.250      6.750      $ 3,863.96      360        1-Oct-30
5875624     LAFAYETTE                CA      94549      SFD         8.125      6.750      $ 3,675.36      360        1-Nov-30
5876175     CAMARILLO                CA      93010      SFD         8.250      6.750      $ 3,630.31      360        1-Dec-30
5877546     TOMS RIVER               NJ      08753      SFD         8.625      6.750      $ 2,061.54      360        1-Dec-30
5877609     ASHBURN                  VA      20147      SFD         8.250      6.750      $ 2,568.59      360        1-Dec-30
5880050     HOUSTON                  TX      77006      SFD         8.750      6.750      $ 2,787.00      360        1-Nov-30
5883983     ST CHARLES               IL      60175      SFD         7.500      6.750      $ 2,349.36      360        1-Apr-31
5889198     CAMARILLO                CA      93010      SFD         8.125      6.750      $ 2,368.57      360        1-Dec-30
5889317     SAG HARBOR               NY      11963      SFD         8.500      6.750      $ 2,214.48      360        1-Jan-31
5889469     SAN JOSE                 CA      95148      SFD         8.375      6.750      $ 3,259.19      360        1-Jan-31
5889592     REDONDO BEACH            CA      90277      SFD         8.375      6.750      $ 2,975.69      360        1-Dec-30
5889879     NEWPORT COAST            CA      92657      PUD         7.875      6.750      $ 5,634.52      360        1-Jan-31
5889886     MEAD                     CO      80542      SFD         8.750      6.750      $ 3,807.63      360        1-Jan-31
5891596     LAS VEGAS                NV      89128      SFD         7.750      6.750      $ 2,836.99      360        1-Jan-31
5892634     WAYLAND                  MA      01778      SFD         9.000      6.750      $ 2,234.03      360        1-Dec-30
5894194     FREEMONT                 CA      94536      SFD         8.250      6.750      $ 2,253.80      360        1-Dec-30
5895703     LUTHERVILLE              MD      21093      SFD         7.875      6.750      $ 4,712.95      360        1-Jan-31
5895850     RANCHO MURIETA           CA      95683      PUD         8.250      6.750      $ 6,348.21      360        1-Dec-30
5898734     LAKE ARROWHEAD           CA      92324      SFD         8.375      6.750      $ 6,384.61      360        1-Dec-30
5898752     MANASSAS                 VA      20112      SFD         7.625      6.750      $ 2,255.74      360        1-Jan-31
5898783     SCOTTSDALE               AZ      85259      SFD         8.250      6.750      $ 5,358.41      360        1-Dec-30
5899293     OAKLAND                  CA      94602      MF2         8.250      6.750      $ 3,756.33      360        1-Dec-30
5899888     SCOTTSDALE               AZ      85255      SFD         8.250      6.750      $ 5,634.51      360        1-Jan-31
5902621     TUCSON                   AZ      85716      SFD         8.375      6.750      $ 3,344.32      360        1-Jan-31
5903698     READINGTON TOWNSHIP      NJ      08822      SFD         7.625      6.750      $ 5,662.35      360        1-Feb-31
5903933     CHARLOTTE                NC      28297      PUD         7.500      6.750      $ 2,908.73      360        1-Dec-30
5904408     LAREDO                   TX      78041      SFD         8.500      6.750      $ 2,663.52      360        1-Jan-31
5904688     REDWOOD CITY             CA      94063      SFD         8.250      6.750      $ 2,270.70      360        1-Jan-31
5904805     WALDORF                  MD      20804      SFD         7.750      6.750      $ 2,288.94      360        1-Jan-31
5904814     NEWARK                   CA      94560      SFD         7.875      6.750      $ 2,211.46      360        1-Jan-31
5905010     SAN DIEGO                CA      92130      SFD         8.125      6.750      $ 3,712.49      360        1-Jan-31
5905037     SAN JOSE                 CA      95121      SFD         8.250      6.750      $ 2,394.66      360        1-Jan-31
5905348     DUXBURY                  MA      02332      SFD         8.125      6.750      $ 2,041.87      360        1-Dec-30
5905438     WASHINGTON               DC      20005      SFD         8.125      6.750      $ 3,088.79      360        1-Dec-30
5906082     PETALUMA                 CA      94954      SFD         7.375      6.750      $ 3,094.22      360        1-Jan-31
5906565     MIAMI                    FL      33157      PUD         8.125      6.750      $ 2,221.92      360        1-Dec-30
5906767     POTOMAC FALLS            VA      20165      SFD         8.500      6.750      $ 2,575.86      360        1-Dec-30
5907063     COLTS NECK               NJ      07722      SFD         8.500      6.750      $ 5,174.79      360        1-Dec-30
5907361     CHARLESTON               WV      25304      SFD         7.000      6.733      $ 4,324.47      360        1-Mar-31
5907518     LAS VEGAS                NV      89109      SFD         8.875      6.750      $ 5,612.28      360        1-Oct-30
5907607     SEA ISLE                 NJ      08423      HCO         8.250      6.750      $ 4,778.06      360        1-Dec-30
5908575     EASTPOINT                FL      32328      SFD         8.250      6.750      $ 4,687.91      360        1-Jan-31
5909679     FISHERS                  IN      46038      SFD         8.750      6.750      $ 3,110.08      360        1-Dec-30
5909698     NEW HAVEN                CT      06511      SFD         7.750      6.750      $ 3,567.74      360        1-Nov-30
5909727     MATINECOCK               NY      11560      SFD         7.500      6.750      $ 5,768.52      360        1-Jan-31
5911390     IRVINE                   CA      92602      SFD         8.250      6.750      $ 2,390.91      360        1-Dec-30
5913345     BATON ROUGE              LA      70818      SFD         7.375      6.750      $ 2,320.67      360        1-Apr-31
5914572     LADERA RANCH             CA      92694      SFD         7.750      6.750      $ 2,142.08      360        1-Jan-31
5914641     WASHINGTON               DC      20007      SFD         8.125      6.750      $ 7,424.98      360        1-Jan-31
5914658     HUNTINGTON BEACH         CA      92649      SFD         8.000      6.750      $ 2,729.61      360        1-Jan-31
5914992     HAMILTON                 MI      49419      SFD         7.625      6.750      $ 2,434.79      360        1-Apr-31
5915051     DUBLIN                   OH      43017      SFD         7.500      6.750      $ 2,681.14      360        1-Apr-31
5915810     HUNTINGTON BEACH         CA      92649      SFD         7.750      6.750      $ 3,173.71      360        1-Jan-31
5915995     PASADENA                 MD      21122      SFD         7.750      6.750      $ 2,005.96      360        1-Jan-31
5916021     GERMANTOWN               MD      20874      SFD         7.750      6.750      $ 2,963.09      360        1-Jan-31
5916024     MESA                     AZ      85213      SFD         7.500      6.750      $ 2,194.02      360        1-Mar-31
5916063     HUNTINGTON BEACH         CA      92649      SFD         7.625      6.750      $ 2,486.84      360        1-Jan-31
5916274     HUNTINGTON BEACH         CA      92649      SFD         7.500      6.750      $ 2,396.21      360        1-Jan-31
5916352     KESWICK                  VA      22947      SFD         8.125      6.750      $ 4,454.99      360        1-Jan-31
5916387     SMYRNA                   TN      37167      SFD         8.250      6.750      $ 2,606.90      360        1-Jan-31
5919175     ESCONDIDO                CA      92026      SFD         7.625      6.750      $ 3,036.44      360        1-Mar-31
5920405     NEW YORK                 NY      10024      HCO         8.000      6.750      $ 2,054.55      360        1-Feb-31
5921249     BATON ROUGE              LA      70808      SFD         7.500      6.750      $ 2,496.20      360        1-Apr-31
5923010     STERLING                 VA      20165      SFD         7.625      6.750      $ 3,057.67      360        1-Mar-31
5934968     SUNNYVALE                CA      94087      SFD         8.000      6.750      $ 2,568.18      360        1-Mar-31
5938038     FAIRFAX                  VA      22031      SFD         7.375      6.750      $ 2,375.92      360        1-Jan-31
5938239     OAK BROOK                IL      60523      HCO         8.000      6.750      $   657.45      360        1-Mar-31
5940336     MALDEN                   MA      02148      SFD         8.500      6.750      $ 1,537.83      360        1-Mar-31
5940501     SANTA ROSA               CA      95405      SFD         7.250      6.750      $ 3,028.86      360        1-Mar-31
5942486     SAN DIEGO                CA      92130      SFD         7.250      6.750      $ 2,836.08      360        1-Mar-31
5942517     PROVO                    UT      84604      SFD         7.875      6.750      $ 3,253.39      360        1-Mar-31
5942529     STEVENSON RANCH AREA     CA      91381      SFD         7.750      6.750      $ 3,084.87      360        1-Mar-31
5942773     ALAMEDA                  CA      94502      SFD         7.500      6.750      $ 2,293.42      360        1-Mar-31
5942805     DUMWOODY                 GA      30350      SFD         7.500      6.750      $ 2,789.17      360        1-Mar-31
5942828     SAN RAMON                CA      94583      SFD         7.875      6.750      $ 2,465.24      360        1-Mar-31
5942843     SAN JOSE                 CA      95129      SFD         7.500      6.750      $ 2,307.41      360        1-Mar-31
5942864     NORTHFIELD               IL      60093      LCO         7.875      6.750      $ 2,943.78      360        1-Mar-31
5942927     PISMO BEACH              CA      93449      SFD         7.375      6.750      $ 2,956.09      360        1-Mar-31
5942976     SAN JOSE                 CA      95118      SFD         7.875      6.750      $ 2,922.03      360        1-Mar-31
5943034     TUSTIN                   CA      92782      SFD         7.375      6.750      $ 3,166.05      360        1-Mar-31
5943127     MAMMOTH LAKES            CA      93546      LCO         7.625      6.750      $ 2,448.97      360        1-Mar-31
5943143     SAN DIEGO                CA      92130      SFD         7.625      6.750      $ 3,239.57      360        1-Mar-31
5943175     NORTH ATTLEBORO          MA      02760      SFD         7.500      6.750      $ 2,314.40      360        1-Mar-31
5943184     NORTH ANDOVER            MA      01845      SFD         7.250      6.750      $ 2,455.83      360        1-Mar-31
5943192     PROSPER                  TX      75078      SFD         8.375      6.750      $ 2,790.99      360        1-Jan-31
5943204     BOULDER                  CO      80302      SFD         7.750      6.750      $ 2,868.51      360        1-Mar-31
5943213     BLUE SPRINGS             MO      64015      SFD         7.250      6.750      $ 2,865.15      360        1-Mar-31
5943226     BOULDER                  CO      80305      SFD         8.000      6.750      $ 3,378.99      360        1-Mar-31
5943253     SKOKIE                   IL      60076      SFD         7.750      6.750      $ 2,256.70      360        1-Mar-31
5943264     BOULDER                  CO      80304      SFD         8.500      6.750      $ 2,399.01      360        1-Mar-31
5943492     DANVILLE                 CA      94506      SFD         7.375      6.750      $ 4,083.27      360        1-Mar-31
5943514     SEATTLE                  WA      98166      SFD         7.500      6.750      $ 2,447.25      360        1-Mar-31
5943850     PHILADELPHIA             PA      19118      SFD         7.750      6.750      $ 2,170.73      360        1-Mar-31
5943864     GLENN DALE               MD      20769      SFD         7.625      6.750      $ 2,717.93      360        1-Jan-31
5943910     HILLSDALE                NJ      07642      SFD         8.125      6.750      $ 2,672.99      360        1-Feb-31
5943929     HAZELHURST               WI      54531      SFD         8.125      6.750      $ 1,150.87      360        1-Mar-31
5944103     CHARLOTTESVILLE          VA      22911      SFD         7.500      6.750      $ 2,307.41      360        1-Mar-31
5944163     CORCORAN                 MN      55340      SFD         7.375      6.750      $ 3,629.85      360        1-Mar-31
5944187     POTOMAC                  MD      20854      SFD         8.250      6.750      $ 4,131.97      360        1-Dec-30
5944218     WILMETTE                 IL      60091      PUD         8.375      6.750      $ 2,261.22      360        1-Mar-31
5944321     PLANO                    TX      75025      SFD         7.250      6.750      $ 2,281.20      360        1-Apr-31
5944519     OAK BROOK                IL      60523      SFD         8.000      6.750      $ 4,035.71      360        1-Feb-31
5945105     VIRGINIA BEACH           VA      23451      SFD         7.875      6.750      $ 3,099.67      360        1-Feb-31
5946496     ACTON                    MA      01720      SFD         7.500      6.750      $ 3,159.40      360        1-Mar-31
5947112     WARWICK                  NY      10990      SFD         8.000      6.750      $ 2,935.06      360        1-Feb-31
5947860     BOSTON                   MA      02118      HCO         8.000      6.750      $ 3,228.57      360        1-Dec-30
5948553     GAITHERSBURG             MD      20878      SFD         7.500      6.750      $ 3,216.39      360        1-Mar-31
5948646     RIDGE                    NY      11961      SFD         8.000      6.750      $ 1,320.78      360        1-Mar-31
5949782     GLENCOE                  IL      60022      SFD         8.375      6.750      $ 3,800.37      360        1-Feb-31
5949798     GOLDEN                   CO      80403      SFD         8.625      6.750      $ 1,361.13      360        1-Mar-31
5949808     NORTHBROOK               IL      60062      SFD         7.625      6.750      $ 3,291.24      360        1-Mar-31
5949822     MELBOURNE                FL      32935      SFD         8.500      6.750      $ 1,138.00      360        1-Feb-31
5949846     GOLDEN                   CO      80403      SFD         7.875      6.750      $ 2,746.20      360        1-Mar-31
5949867     GILBERT                  AZ      85296      SFD         7.750      6.750      $ 2,352.34      360        1-Feb-31
5949899     ROWLEY                   MA      01969      SFD         8.250      6.750      $ 2,328.93      360        1-Jan-31
5949930     BOULDER                  CO      80304      SFD         7.375      6.750      $ 3,071.43      360        1-Mar-31
5949947     CARPENTERSVILLE          IL      60110      SFD         7.500      6.750      $ 2,427.67      360        1-Jan-31
5949970     TUCSON                   AZ      85749      SFD         7.375      6.750      $ 1,174.15      360        1-Mar-31
5950163     LONGMONT                 CO      80501      SFD         7.625      6.750      $   934.29      360        1-Mar-31
5951528     LYONS                    CO      80540      SFD         8.625      6.750      $ 2,216.70      360        1-Mar-31
5951592     CREVE COEUR              MO      63141      SFD         7.625      6.750      $ 2,399.43      360        1-Mar-31
5951596     BROOMFIELD               CO      80020      SFD         7.500      6.750      $ 2,718.55      360        1-Mar-31
5952150     FOX POINT                WI      53217      SFD         7.750      6.750      $ 3,832.81      360        1-Mar-31
5952178     BOULDER                  CO      80304      SFD         7.625      6.750      $ 4,529.89      360        1-Mar-31
5952199     NEW BERN                 NC      28562      SFD         7.375      6.750      $ 2,259.89      360        1-Feb-31
5952217     CHESAPEAKE               VA      23322      SFD         7.875      6.750      $ 1,810.01      360        1-Feb-31
5952223     SOUTHLAKE                TX      76092      SFD         7.875      6.750      $ 3,018.11      360        1-Feb-31
5952233     KING CITY                CA      93930      SFD         8.000      6.750      $ 2,179.29      360        1-Feb-31
5952278     BROOKFIELD               WI      53045      SFD         7.875      6.750      $ 2,175.21      360        1-Mar-31
5952293     UNIVERSITY PARK          TX      75225      SFD         7.125      6.750      $ 3,611.14      360        1-Mar-31
5952334     TUCSON                   AZ      85749      SFD         7.500      6.750      $ 2,359.85      360        1-Mar-31
5952363     CHICAGO                  IL      60610      SFD         7.750      6.750      $ 2,378.49      360        1-Mar-31
5952370     BRECKENRIDGE             CO      80424      LCO         7.375      6.750      $ 3,038.98      360        1-Mar-31
5952388     BOULDER                  CO      80304      SFD         8.125      6.750      $ 3,754.07      360        1-Mar-31
5952620     SOUTH WINDSOR            CT      06074      SFD         7.750      6.750      $ 3,761.17      360        1-Jan-31
5952658     LONGMONT                 CO      80503      SFD         7.750      6.750      $ 2,550.43      360        1-Mar-31
5952680     BLUE SPRINGS             MO      64015      SFD         7.375      6.750      $ 4,144.06      360        1-Feb-31
5952743     LEANDER                  TX      78641      SFD         7.750      6.750      $ 1,665.66      360        1-Feb-31
5952755     SEDALIA                  CO      80135      SFD         7.750      6.750      $ 4,649.52      360        1-Feb-31
5952828     RANDOLPH                 NJ      07869      SFD         7.375      6.750      $ 1,949.09      360        1-Mar-31
5953717     ANN ARBOR                MI      48104      SFD         7.625      6.750      $ 2,633.00      360        1-Mar-31
5953739     POTOMAC                  MD      20878      SFD         7.625      6.750      $ 2,787.30      360        1-Mar-31
5953747     BIRMINGHAM               MI      48009      SFD         7.875      6.750      $ 3,263.54      360        1-Mar-31
5953762     LEXINGTON                SC      29072      SFD         7.500      6.750      $ 2,821.33      360        1-Mar-31
5953774     FAIRFIELD                CA      94585      SFD         7.500      6.750      $ 2,385.73      360        1-Mar-31
5953792     COMMERCE TWP             MI      48382      SFD         7.375      6.750      $ 3,916.13      360        1-Feb-31
5953803     HURON                    OH      44839      SFD         7.625      6.750      $ 2,250.79      360        1-Mar-31
5953808     INDIANAPOLIS             IN      46256      SFD         7.500      6.750      $ 2,307.41      360        1-Mar-31
5953822     CINCINNATI               OH      45243      SFD         8.250      6.750      $ 3,793.90      360        1-Mar-31
5953846     LEESBURG                 VA      20175      SFD         8.000      6.750      $ 2,583.32      357        1-Dec-30
5953911     ANN ARBOR                MI      48108      SFD         7.625      6.750      $ 2,583.45      360        1-Mar-31
5953931     ANTIOCH                  CA      94509      SFD         7.500      6.750      $ 2,309.51      360        1-Mar-31
5953940     CORNELIUS                NC      28031      SFD         7.750      6.750      $ 2,937.30      360        1-Mar-31
5953946     PEACHTREE CITY           GA      30269      SFD         7.000      6.733      $ 2,874.11      360        1-Mar-31
5953959     ST LOUIS                 MO      63141      SFD         8.125      6.750      $ 4,499.54      360        1-Feb-31
5954008     SCOTTSDALE               AZ      85251      SFD         7.500      6.750      $ 2,897.20      360        1-Mar-31
5954023     TRACY                    CA      95377      SFD         7.250      6.750      $ 2,087.46      360        1-Mar-31
5954040     CINCINNATI               OH      45243      SFD         8.500      6.750      $ 4,882.61      360        1-Mar-31
5954059     LAKEWOOD                 NJ      08701      SFD         8.000      6.750      $ 2,542.49      360        1-Mar-31
5954090     ALEXANDRIA               VA      22315      SFD         8.125      6.750      $ 3,053.15      360        1-Feb-31
5954113     CLARKSTON                MI      48348      LCO         7.875      6.750      $ 1,087.61      360        1-Mar-31
5954134     PROSPECT                 KY      40059      SFD         7.625      6.750      $ 3,536.49      360        1-Feb-31
5954143     MANSFIELD                MA      02048      SFD         7.500      6.750      $ 2,006.75      360        1-Mar-31
5954198     CINCINNATI               OH      45243      SFD         8.500      6.750      $ 4,997.94      360        1-Feb-31
5954245     LIVERMORE                CA      94550      SFD         7.500      6.750      $ 3,321.27      360        1-Mar-31
5954259     CINCINNATI               OH      45242      SFD         7.750      6.750      $ 3,582.07      360        1-Mar-31
5954285     SCOTTSDALE               AZ      85259      SFD         7.375      6.750      $ 1,939.42      360        1-Mar-31
5954286     CLAYTON                  CA      94517      SFD         7.375      6.750      $ 2,515.44      360        1-Mar-31
5954305     COLORADO SPRINGS         CO      80906      SFD         6.875      6.608      $ 2,286.12      360        1-Mar-31
5954306     LIVERMORE                CA      94550      SFD         7.625      6.750      $ 2,993.97      360        1-Mar-31
5954313     TRACY                    CA      95376      SFD         7.500      6.750      $ 2,625.56      360        1-Mar-31
5954314     CENTREVILLE              VA      20120      SFD         7.500      6.750      $ 2,766.80      360        1-Mar-31
5954323     MONETA                   VA      24121      SFD         7.500      6.750      $ 4,335.14      360        1-Mar-31
5954326     SCOTTSDALE               AZ      85255      SFD         7.625      6.750      $ 4,115.83      360        1-Mar-31
5954351     OVERLAND PARK            KS      66223      SFD         8.750      6.750      $ 3,996.44      360        1-Mar-31
5954358     ANNANDALE                VA      22003      SFD         7.375      6.750      $ 3,626.04      360        1-Mar-31
5954369     EDISON                   NJ      08820      SFD         7.750      6.750      $ 1,654.92      360        1-Feb-31
5954432     CASTLE ROCK              CO      80104      SFD         7.500      6.750      $ 2,342.37      360        1-Mar-31
5954443     ATLANTA                  GA      30319      SFD         7.500      6.750      $ 2,589.89      360        1-Feb-31
5954446     HIGHLAND PARK            IL      60035      SFD         8.375      6.750      $ 2,850.28      360        1-Feb-31
5954453     VIRGINIA BEACH           VA      23455      SFD         7.625      6.750      $ 4,600.66      360        1-Feb-31
5954459     HOLLY                    MI      48442      SFD         7.625      6.750      $ 3,715.92      360        1-Mar-31
5954464     DEERFIELD                IL      60015      PUD         8.500      6.750      $ 3,537.01      360        1-Feb-31
5954479     WASHINGTON               DC      20007      SFD         7.250      6.750      $ 3,342.67      360        1-Mar-31
5954493     CLARKSTON                MI      48348      SFD         7.500      6.750      $ 4,391.07      360        1-Mar-31
5954736     WEST WARWCIK             RI      02893      SFD         7.500      6.750      $   377.58      360        1-Mar-31
5954747     HIGHLAND                 MI      48357      SFD         7.375      6.750      $ 2,762.71      360        1-Mar-31
5954753     ANAHEIM                  CA      92808      SFD         7.500      6.750      $ 2,796.86      360        1-Mar-31
5954762     LITTLETON                CO      80127      SFD         7.625      6.750      $ 2,303.73      360        1-Mar-31
5954766     WEXFORD                  PA      15090      SFD         7.500      6.750      $ 2,629.05      360        1-Mar-31
5954772     ISLE OF PALMS            SC      29451      SFD         7.125      6.750      $ 3,166.48      360        1-Mar-31
5954782     ARLINGTON                VA      22207      SFD         7.500      6.750      $ 2,782.88      360        1-Mar-31
5954801     ASHBURN                  VA      20147      SFD         7.375      6.750      $ 2,141.10      360        1-Mar-31
5954804     CORPUS CHRISTI           TX      78413      SFD         7.500      6.750      $ 2,768.89      360        1-Mar-31
5954808     SHELBY TWP               MI      48315      SFD         7.500      6.750      $ 2,209.52      360        1-Mar-31
5954812     PEORIA                   AZ      85382      SFD         8.375      6.750      $ 1,317.59      360        1-Mar-31
5954815     TUPELO                   MS      38802      SFD         7.500      6.750      $ 2,181.55      360        1-Mar-31
5954818     COLUMBUS                 OH      43220      SFD         7.625      6.750      $ 2,298.92      360        1-Feb-31
5954825     VEIENNA                  VA      22182      SFD         8.250      6.750      $ 2,466.53      353        1-Jul-30
5954852     COLUMBIA                 MD      21044      SFD         7.500      6.750      $ 2,202.53      360        1-Mar-31
5954859     SNOHOMISH                WA      98296      SFD         7.500      6.750      $ 2,273.50      360        1-Mar-31
5954892     CLIFTON                  VA      20124      SFD         7.750      6.750      $ 3,131.80      360        1-Mar-31
5954903     ANN ARBOR                MI      48108      SFD         7.375      6.750      $ 2,445.96      360        1-Mar-31
5954918     HARWOOD                  MD      20776      SFD         7.875      6.750      $ 2,472.49      360        1-Mar-31
5954973     PROSPECT                 KY      40059      SFD         7.625      6.750      $ 2,795.43      360        1-Feb-31
5955114     STOW                     MA      01775      PUD         7.625      6.750      $ 2,477.28      360        1-Mar-31
5955126     NEW ALBANY               OH      43054      PUD         7.375      6.750      $ 2,394.58      360        1-Mar-31
5955135     LIBERTYVILLE             IL      60048      SFD         8.250      6.750      $ 1,753.46      360        1-Mar-31
5955210     SAN LUIS OBISPO          CA      93405      SFD         7.875      6.750      $ 3,083.72      360        1-Mar-31
5955225     SCARBOROUGH              ME      04074      SFD         8.125      6.750      $ 2,103.87      360        1-Dec-30
5955262     UPPER GRANDVIEW          NY      10960      SFD         8.250      6.750      $ 3,485.88      360        1-Mar-31
5955290     NORTH ANDOVER            MA      01845      SFD         7.875      6.750      $ 2,247.72      360        1-Mar-31
5955313     HOUSTON                  TX      77094      SFD         8.250      6.750      $ 2,968.25      360        1-Mar-31
5958476     ANSELMO                  CA      94960      SFD         7.250      6.750      $ 2,455.83      360        1-Mar-31
5958488     SEBASTOPOL               CA      95472      SFD         7.500      6.750      $ 2,447.25      360        1-Mar-31
5958491     YORBA LINDA              CA      92887      SFD         8.125      6.750      $ 3,638.24      360        1-Jan-31
5958506     LIVERMORE                CA      94550      SFD         7.875      6.750      $ 2,755.26      360        1-Feb-31
5958512     GILROY                   CA      95020      SFD         8.375      6.750      $ 4,241.20      360        1-Jan-31
5958523     CARLSBAD                 CA      92009      SFD         7.500      6.750      $ 3,146.47      360        1-Mar-31
5958534     AGOURA HILLS             CA      91301      SFD         7.875      6.750      $ 2,893.03      360        1-Mar-31
5958536     SAN FRANCISCO            CA      94132      SFD         7.500      6.750      $ 3,006.62      360        1-Feb-31
5958546     LOS ANGELES              CA      91436      SFD         7.625      6.750      $ 3,538.97      360        1-Mar-31
5958547     OAKLAND                  CA      94602      SFD         8.125      6.750      $ 4,083.73      360        1-Jan-31
5958554     KENSINGTON               CA      94707      SFD         7.875      6.750      $ 2,769.77      360        1-Feb-31
5958559     LOS GATOS                CA      95030      SFD         8.375      6.750      $ 2,280.22      360        1-Jan-31
5958567     LAGUNA NIGUEL            CA      92677      SFD         7.625      6.750      $ 2,300.33      360        1-Mar-31
5958577     SAN JOSE                 CA      95138      SFD         7.625      6.750      $ 4,600.66      360        1-Feb-31
5958589     FREMONT                  CA      94539      SFD         8.250      6.750      $ 3,005.07      360        1-Jan-31
5958595     PLEASANTON               CA      94566      SFD         7.500      6.750      $ 2,747.91      360        1-Feb-31
5958612     FAIRFAX STATION          VA      22039      SFD         7.750      6.750      $ 2,063.27      360        1-Feb-31
5958619     NEWPORT BEACH            CA      92663      SFD         8.125      6.750      $ 2,413.12      360        1-Jan-31
5958636     TIBURON                  CA      94920      SFD         8.000      6.750      $ 2,201.29      360        1-Mar-31
5958645     SAN FRANCISCO            CA      94127      SFD         7.500      6.750      $ 4,544.89      360        1-Feb-31
5958659     SAN FRANCISCO            CA      94127      SFD         7.625      6.750      $ 2,590.53      360        1-Feb-31
5958661     LAFAYETTE                CA      94549      SFD         8.125      6.750      $ 3,051.66      360        1-Jan-31
5958859     MAMARONECK               NY      10543      SFD         7.750      6.750      $ 3,223.86      360        1-Feb-31
5958884     RYE                      NY      10580      SFD         7.625      6.750      $ 4,246.76      360        1-Mar-31
5958917     MANHASSET                NY      11030      SFD         7.000      6.733      $ 2,661.21      360        1-Mar-31
5959017     GREAT NECK               NY      11020      SFD         7.750      6.750      $ 4,656.68      360        1-Feb-31
5959043     NEWARK                   CA      94560      SFD         7.625      6.750      $ 2,229.55      360        1-Mar-31
5959064     PALO ALTO                CA      94306      SFD         8.375      6.750      $ 3,800.36      360        1-Dec-30
5959066     NEW ROCHELLE             NY      10804      SFD         7.375      6.750      $ 2,365.91      360        1-Mar-31
5959078     LAWRENCE                 NY      11559      SFD         6.875      6.608      $ 3,054.72      360        1-Mar-31
5959097     MORGAN HILL              CA      95037      SFD         7.500      6.750      $ 3,335.25      360        1-Feb-31
5959179     NEW HEMPSTEAD            NY      10977      SFD         6.625      6.358      $ 3,201.55      360        1-Mar-31
5959189     SAN CARLOS               CA      94070      SFD         7.500      6.750      $ 2,587.09      360        1-Mar-31
5959198     LAGUNA HILLS             CA      92653      SFD         7.875      6.750      $ 2,523.24      360        1-Mar-31
5959232     ROCKVILLE CENTRE         NY      11750      SFD         7.500      6.750      $ 4,544.89      360        1-Mar-31
5959262     LAFAYETTE                CA      94549      SFD         8.125      6.750      $ 2,969.99      360        1-Jan-31
5959298     PLEASANTON               CA      94566      SFD         7.875      6.750      $ 2,936.53      360        1-Mar-31
5959879     ENCINITAS                CA      92024      SFD         7.750      6.750      $ 2,599.14      360        1-Jan-31
5959892     SAN JOSE                 CA      95136      SFD         7.750      6.750      $ 2,246.67      360        1-Jan-31
5959896     SAN JOSE                 CA      95127      SFD         7.500      6.750      $ 3,326.72      360        1-Feb-31
5959905     UKIAH                    CA      95482      SFD         7.750      6.750      $ 3,725.34      360        1-Jan-31
5959909     MORAGA                   CA      94556      SFD         7.625      6.750      $ 2,802.86      360        1-Feb-31
5959917     SAN FRANCISCO            CA      94112      SFD         7.625      6.750      $ 2,388.80      360        1-Feb-31
5959921     SUNNYVALE                CA      90486      SFD         7.625      6.750      $ 2,972.73      360        1-Jan-31
5960084     GARDEN CITY              NY      11530      SFD         7.125      6.750      $ 2,021.16      360        1-Mar-31
5960123     FORT LEE                 NJ      07024      MF2         7.625      6.750      $ 3,892.87      360        1-Jan-31
5960143     WHITESTONE               NY      11357      MF2         8.125      6.750      $ 2,969.99      360        1-Jan-31
5960161     EL DORADO HILLS          CA      95762      SFD         7.625      6.750      $ 2,769.46      360        1-Feb-31
5960168     SAN RAMON                CA      94583      SFD         7.875      6.750      $ 3,552.84      360        1-Jan-31
5960200     MANHATTAN BEACH          CA      90266      SFD         7.625      6.750      $ 4,374.17      360        1-Feb-31
5960220     SUNNYVALE                CA      95050      SFD         7.500      6.750      $ 2,321.39      360        1-Jan-31
5960241     WALNUT CREEK             CA      94596      SFD         7.875      6.750      $ 4,343.17      360        1-Feb-31
5960252     SAN JOSE                 CA      95118      SFD         7.750      6.750      $ 2,808.34      360        1-Jan-31
5960262     SANTA CLARA              CA      95050      SFD         7.750      6.750      $ 2,836.99      360        1-Jan-31
5960270     OAKLAND                  CA      94618      SFD         8.000      6.750      $ 2,935.06      360        1-Jan-31
5960287     TRACY                    CA      95376      SFD         7.875      6.750      $ 2,175.21      360        1-Jan-31
5960316     SAN FRANCISCO            CA      94122      SFD         8.375      6.750      $ 3,356.48      360        1-Oct-30
5960324     SAN JOSE                 CA      95127      SFD         7.500      6.750      $ 3,081.79      360        1-Feb-31
5960336     GREAT FALLS              VA      22066      SFD         7.625      6.750      $ 3,567.28      360        1-Mar-31
5960374     GARDEN CITY              NY      11530      SFD         7.750      6.750      $ 3,188.03      360        1-Feb-31
5960396     GREAT NECK               NY      11023      SFD         7.500      6.750      $ 2,517.17      360        1-Mar-31
5960423     UP MONTCLAIR             NJ      07043      SFD         7.500      6.750      $ 2,120.02      360        1-Mar-31
5960613     WILMINGTON               NC      28405      SFD         7.875      6.750      $ 3,081.54      360        1-Jan-31
5960669     BROOKLYN                 NY      11209      SFD         7.375      6.750      $ 2,969.90      360        1-Feb-31
5960719     HARSENS ISLAND           MI      48028      SFD         7.625      6.750      $ 2,158.77      360        1-Mar-31
5960751     ST CHARLES               IL      60174      SFD         7.750      6.750      $ 2,806.90      360        1-Mar-31
5960767     BOCA RATON               FL      33433      SFD         7.750      6.750      $ 2,407.15      360        1-Feb-31
5960793     RIVERSIDE                CA      92503      SFD         7.750      6.750      $ 2,132.41      360        1-Feb-31
5960799     ANAHEIM                  CA      92808      SFD         7.500      6.750      $ 3,445.73      360        1-Jan-31
5960805     PHILADELPHIA             PA      19103      SFD         7.750      6.750      $ 3,940.27      360        1-Mar-31
5960811     FOSTER CITY              CA      94404      SFD         7.875      6.750      $ 4,495.43      360        1-Feb-31
5960821     CHICAGO                  IL      60646      PUD         8.375      6.750      $ 2,233.10      360        1-Feb-31
5960831     NEWPORT BEACH            CA      92663      SFD         7.500      6.750      $ 3,663.88      360        1-Feb-31
5960842     HONEY BROOK              PA      19344      SFD         7.750      6.750      $ 3,223.85      360        1-Mar-31
5960852     ORADELL                  NJ      07649      SFD         7.625      6.750      $ 2,477.28      360        1-Mar-31
5960858     MORGAN HILL              CA      95037      SFD         8.250      6.750      $ 2,178.67      360        1-Mar-31
5960869     WESTBURY                 NY      11590      SFD         7.875      6.750      $ 2,066.45      360        1-Feb-31
5960871     BOSTON                   MA      02108      HCO         7.500      6.750      $ 2,677.99      360        1-Mar-31
5960877     IRVINE                   CA      92612      SFD         7.875      6.750      $ 2,314.43      360        1-Feb-31
5960928     CONGERS                  NY      10920      SFD         7.875      6.750      $ 2,486.03      240        1-Feb-21
5961122     HOLMDEL                  NJ      07733      SFD         7.625      6.750      $ 3,496.50      360        1-Feb-31
5961130     PISMO BEACH              CA      93449      SFD         7.750      6.750      $ 2,836.99      360        1-Feb-31
5961134     RANCHO PALOS VERDES      CA      90275      SFD         7.750      6.750      $ 3,080.57      360        1-Feb-31
5961138     QUOGUE                   NY      11959      SFD         7.500      6.750      $ 3,034.59      360        1-Mar-31
5961142     DALY CITY                CA      94015      SFD         7.625      6.750      $ 2,484.36      360        1-Mar-31
5961145     OAKLAND                  CA      94618      SFD         7.625      6.750      $ 3,892.87      360        1-Mar-31
5961148     SAN JOSE                 CA      95120      SFD         7.750      6.750      $ 2,464.46      360        1-Feb-31
5961163     WALNUT                   CA      91789      SFD         7.500      6.750      $ 2,167.56      360        1-Feb-31
5961169     ARCADIA                  CA      91006      SFD         7.750      6.750      $ 3,381.47      360        1-Feb-31
5961511     ELLENTON                 FL      34222      SFD         7.625      6.750      $ 2,901.95      360        1-Mar-31
5961569     GAMBRILLS                MD      21054      SFD         7.125      6.750      $ 2,344.54      360        1-Mar-31
5961638     VIRGINIA BEACH           VA      23454      SFD         7.125      6.750      $ 3,082.26      360        1-Mar-31
5962248     CUDJOE KEY               FL      33042      SFD         8.250      6.750      $ 2,478.43      360        1-Jan-31
5962382     SPRINGFIELD              MO      65810      SFD         7.750      6.750      $ 2,309.71      360        1-Mar-31
5962406     MEQUON                   WI      53092      SFD         7.875      6.750      $ 3,081.54      360        1-Mar-31
5962438     ORLANDO                  FL      32804      SFD         7.750      6.750      $ 2,463.03      360        1-Feb-31
5962928     NEWARK                   DE      19711      SFD         7.750      6.750      $ 2,686.55      360        1-Mar-31
5963896     NEW PROVIDENCE           NJ      07974      SFD         7.625      6.750      $ 2,095.07      360        1-Mar-31
5965946     ISLE OF PALMS            SC      29451      SFD         7.625      6.750      $ 2,477.28      360        1-Mar-31


COUNT:                             317
WAC:                       7.794888767
WAM:                       356.7024418
WALTV:                     71.78301128

(i)         (ix)               (x)       (xi)       (xii)        (xiii)     (xv)       (xvi)
--------    ---------------    ------    -------    ---------    -------    -------    --------
            CUT-OFF
MORTGAGE    DATE                                    MORTGAGE                MASTER     FIXED
LOAN        PRINCIPAL                               INSURANCE    SERVICE    SERVICE    RETAINED
NUMBER      BALANCE            LTV       SUBSIDY    CODE         FEE        FEE        YIELD
--------    ---------------    ------    -------    ---------    -------    -------    --------
5854552     $    141,474.46    66.82                              0.250      0.017      1.483
5855750     $    373,014.82    80.00                              0.250      0.017      1.483
5856378     $    701,259.76    80.00                              0.250      0.017      1.233
5859020     $    836,730.42    70.00                              0.250      0.017      1.233
5871415     $     51,014.92    72.97                              0.250      0.017      1.733
5874828     $    511,982.33    77.93                              0.250      0.017      1.233
5875624     $    493,024.02    75.00                              0.250      0.017      1.108
5876175     $    481,662.97    85.00                 12           0.250      0.017      1.233
5877546     $    264,256.21    95.00                 33           0.250      0.017      1.608
5877609     $    340,794.75    90.00                 12           0.250      0.017      1.233
5880050     $    353,018.53    77.01                              0.250      0.017      1.733
5883983     $    335,750.64    80.00                              0.250      0.017      0.483
5889198     $    317,942.41    50.63                              0.250      0.017      1.108
5889317     $    287,294.63    80.00                              0.250      0.017      1.483
5889469     $    427,722.70    80.00                              0.250      0.017      1.358
5889592     $    390,266.14    90.00                 06           0.250      0.017      1.358
5889879     $    773,463.27    70.00                              0.250      0.017      0.858
5889886     $    482,873.89    80.00                              0.250      0.017      1.733
5891596     $    394,871.16    80.00                              0.250      0.017      0.733
5892634     $    276,880.27    90.00                 06           0.250      0.017      1.983
5894194     $    299,030.25    40.61                              0.250      0.017      1.233
5895703     $    647,954.25    66.33                              0.250      0.017      0.858
5895850     $    842,268.58    65.00                              0.250      0.017      1.233
5898734     $    837,352.76    60.00                              0.250      0.017      1.358
5898752     $    317,768.50    90.00                 11           0.250      0.017      0.608
5898783     $    710,944.44    59.19                              0.250      0.017      1.233
5899293     $    498,194.67    75.19                              0.250      0.017      1.233
5899888     $    748,067.14    40.54                              0.250      0.017      1.233
5902621     $    438,724.97    80.00                              0.250      0.017      1.358
5903698     $    798,251.88    78.05                              0.250      0.017      0.608
5903933     $    414,436.94    79.97                              0.250      0.017      0.483
5904408     $    345,040.93    80.00                              0.250      0.017      1.483
5904688     $    301,471.09    75.00                              0.250      0.017      1.233
5904805     $    318,589.22    90.00                 11           0.250      0.017      0.733
5904814     $    304,152.11    70.93                              0.250      0.017      0.858
5905010     $    498,678.36    74.07                              0.250      0.017      1.108
5905037     $    317,928.57    75.00                              0.250      0.017      1.233
5905348     $    274,025.78    79.02                              0.250      0.017      1.108
5905438     $    414,620.83    80.00                              0.250      0.017      1.108
5906082     $    446,623.83    80.00                              0.250      0.017      0.358
5906565     $    297,863.74    95.00                 12           0.250      0.017      1.108
5906767     $    333,970.81    91.78                 06           0.250      0.017      1.483
5907063     $    670,932.39    80.00                              0.250      0.017      1.483
5907361     $    648,926.29    56.52                              0.250      0.017      0.000
5907518     $    694,588.95    70.00                              0.250      0.017      1.858
5907607     $    633,944.12    80.00                              0.250      0.017      1.233
5908575     $    622,391.87    80.00                              0.250      0.017      1.233
5909679     $    394,178.04    80.00                              0.250      0.017      1.733
5909698     $    495,674.85    80.00                              0.250      0.017      0.733
5909727     $    822,527.86    67.35                              0.250      0.017      0.483
5911390     $    317,221.24    79.99                              0.250      0.017      1.233
5913345     $    335,744.33    73.04                              0.250      0.017      0.358
5914572     $    298,147.64    78.78                              0.250      0.017      0.733
5914641     $    997,356.71    68.97                              0.250      0.017      1.108
5914658     $    370,991.53    80.00                              0.250      0.017      0.983
5914992     $    343,747.97    80.00                              0.250      0.017      0.608
5915051     $    383,165.42    57.45                              0.250      0.017      0.483
5915810     $    441,737.15    79.99                              0.250      0.017      0.733
5915995     $    279,201.80    80.00                              0.250      0.017      0.733
5916021     $    412,420.94    80.00                              0.250      0.017      0.733
5916024     $    312,909.01    90.00                 06           0.250      0.017      0.483
5916063     $    350,323.05    80.00                              0.250      0.017      0.608
5916274     $    341,673.10    79.98                              0.250      0.017      0.483
5916352     $    598,229.64    63.83                              0.250      0.017      1.108
5916387     $    346,105.73    79.95                              0.250      0.017      1.233
5919175     $    428,377.02    66.00                              0.250      0.017      0.608
5920405     $    279,432.58    70.00                              0.250      0.017      0.983
5921249     $    356,735.05    59.50                              0.250      0.017      0.483
5923010     $    431,372.67    80.00                              0.250      0.017      0.608
5934968     $    349,528.74    53.85                              0.250      0.017      0.983
5938038     $    342,943.30    80.00                              0.250      0.017      0.358
5938239     $     89,479.36    80.00                              0.250      0.017      0.983
5940336     $    199,551.84    52.63                              0.250      0.017      1.483
5940501     $    443,305.19    80.00                              0.250      0.017      0.233
5942486     $    415,089.40    80.00                              0.250      0.017      0.233
5942517     $    448,080.38    70.00                              0.250      0.017      0.858
5942529     $    429,990.22    79.99                              0.250      0.017      0.733
5942773     $    327,511.64    80.00                              0.250      0.017      0.483
5942805     $    398,306.06    73.46                              0.250      0.017      0.483
5942828     $    339,530.48    80.00                              0.250      0.017      0.858
5942843     $    329,508.65    72.53                              0.250      0.017      0.483
5942864     $    405,439.36    70.00                              0.250      0.017      0.858
5942927     $    427,346.66    79.85                              0.250      0.017      0.358
5942976     $    402,443.50    72.61                              0.250      0.017      0.858
5943034     $    457,700.26    80.00                              0.250      0.017      0.358
5943127     $    345,497.55    89.89                 06           0.250      0.017      0.608
5943143     $    457,035.36    79.99                              0.250      0.017      0.608
5943175     $    330,507.16    76.98                              0.250      0.017      0.483
5943184     $    359,436.64    53.73                              0.250      0.017      0.233
5943192     $    366,277.44    80.00                              0.250      0.017      1.358
5943204     $    399,832.99    79.76                              0.250      0.017      0.733
5943213     $    419,342.72    75.00                              0.250      0.017      0.233
5943226     $    459,879.96    68.73                              0.250      0.017      0.983
5943253     $    314,553.91    74.12                              0.250      0.017      0.733
5943264     $    311,620.64    60.58                              0.250      0.017      1.483
5943492     $    590,297.53    80.00                              0.250      0.017      0.358
5943514     $    349,478.88    93.33                 06           0.250      0.017      0.483
5943850     $    302,570.90    70.47                              0.250      0.017      0.733
5943864     $    382,877.64    80.00                              0.250      0.017      0.608
5943910     $    359,288.74    80.00                              0.250      0.017      1.108
5943929     $    154,796.53    65.40                              0.250      0.017      1.108
5944103     $    329,508.65    62.15                              0.250      0.017      0.483
5944163     $    524,547.72    70.00                              0.250      0.017      0.358
5944187     $    548,222.13    43.31                              0.250      0.017      1.233
5944218     $    297,128.87    79.33                              0.250      0.017      1.358
5944321     $    334,139.13    80.00                              0.250      0.017      0.233
5944519     $    548,885.48    45.83                              0.250      0.017      0.983
5945105     $    426,611.59    71.25                              0.250      0.017      0.858
5946496     $    451,177.23    74.56                              0.250      0.017      0.483
5947112     $    399,189.45    65.57                              0.250      0.017      0.983
5947860     $    438,504.00    80.00                              0.250      0.017      0.983
5948553     $    459,315.09    76.67                              0.250      0.017      0.483
5948646     $    179,757.63    75.00                              0.250      0.017      0.983
5949782     $    448,712.15    72.99                              0.250      0.017      1.358
5949798     $    174,792.62    70.00                              0.250      0.017      1.608
5949808     $    464,324.76    79.49                              0.250      0.017      0.608
5949822     $    147,545.27    47.33                              0.250      0.017      1.483
5949846     $    378,226.99    75.00                              0.250      0.017      0.858
5949867     $    327,650.26    78.74                              0.250      0.017      0.733
5949899     $    309,129.77    75.43                              0.250      0.017      1.233
5949930     $    444,021.16    79.98                              0.250      0.017      0.358
5949947     $    346,038.24    80.00                              0.250      0.017      0.483
5949970     $    169,740.49    63.43                              0.250      0.017      0.358
5950163     $    131,707.67    75.00                              0.250      0.017      0.608
5951528     $    284,662.27    66.43                              0.250      0.017      1.608
5951592     $    338,507.70    84.12                 11           0.250      0.017      0.608
5951596     $    388,221.10    76.69                              0.250      0.017      0.483
5952150     $    534,242.36    62.94                              0.250      0.017      0.733
5952178     $    639,070.61    80.00                              0.250      0.017      0.608
5952199     $    326,448.49    80.00                              0.250      0.017      0.358
5952217     $    249,113.21    79.80                              0.250      0.017      0.858
5952223     $    415,384.94    79.29                              0.250      0.017      0.858
5952233     $    296,385.60    87.05                 33           0.250      0.017      0.983
5952278     $    299,585.73    42.86                              0.250      0.017      0.858
5952293     $    535,140.17    80.00                              0.250      0.017      0.108
5952334     $    336,997.49    75.00                              0.250      0.017      0.483
5952363     $    331,529.84    79.05                              0.250      0.017      0.733
5952370     $    439,328.32    63.86                              0.250      0.017      0.358
5952388     $    504,936.28    80.90                              0.250      0.017      1.108
5952620     $    523,503.39    79.16                              0.250      0.017      0.733
5952658     $    355,495.85    79.46                              0.250      0.017      0.733
5952680     $    598,621.88    75.00                              0.250      0.017      0.358
5952743     $    231,157.15    66.43                              0.250      0.017      0.733
5952755     $    647,616.92    78.67                              0.250      0.017      0.733
5952828     $    281,769.20    85.00                              0.250      0.017      0.358
5953717     $    371,459.79    79.91                              0.250      0.017      0.608
5953739     $    393,228.13    75.01                              0.250      0.017      0.608
5953747     $    449,478.45    77.60                              0.250      0.017      0.858
5953762     $    402,899.22    79.98                              0.250      0.017      0.483
5953774     $    340,691.96    74.99                              0.250      0.017      0.483
5953792     $    565,394.77    75.60                              0.250      0.017      0.358
5953803     $    317,538.21    79.50                              0.250      0.017      0.608
5953808     $    329,491.92    88.95                 06           0.250      0.017      0.483
5953822     $    504,353.74    70.14                              0.250      0.017      1.233
5953846     $    350,866.42    79.85                              0.250      0.017      0.983
5953911     $    364,469.96    78.49                              0.250      0.017      0.608
5953931     $    329,808.20    79.99                              0.250      0.017      0.483
5953940     $    409,419.37    71.30                              0.250      0.017      0.733
5953946     $    431,289.71    80.00                              0.250      0.017      0.000
5953959     $    604,802.68    75.75                              0.250      0.017      1.108
5954008     $    413,733.06    77.45                              0.250      0.017      0.483
5954023     $    305,521.14    90.00                 11           0.250      0.017      0.233
5954040     $    627,563.63    45.36                              0.250      0.017      1.483
5954059     $    346,033.47    90.00                 11           0.250      0.017      0.983
5954090     $    410,387.58    80.00                              0.250      0.017      1.108
5954113     $    149,792.86    77.18                              0.250      0.017      0.858
5954134     $    498,558.20    68.26                              0.250      0.017      0.608
5954143     $    286,571.99    70.00                              0.250      0.017      0.483
5954198     $    648,810.30    66.33                              0.250      0.017      1.483
5954245     $    474,292.76    63.76                              0.250      0.017      0.483
5954259     $    499,291.92    51.02                              0.250      0.017      0.733
5954285     $    280,371.35    79.99                              0.250      0.017      0.358
5954286     $    363,424.25    59.70                              0.250      0.017      0.358
5954305     $    347,413.59    80.00                              0.250      0.017      0.000
5954306     $    422,385.74    72.93                              0.250      0.017      0.608
5954313     $    374,940.89    64.74                              0.250      0.017      0.483
5954314     $    395,110.82    47.96                              0.250      0.017      0.483
5954323     $    619,076.84    80.00                              0.250      0.017      0.483
5954326     $    580,655.56    79.12                              0.250      0.017      0.608
5954351     $    507,413.33    80.00                              0.250      0.017      1.733
5954358     $    523,877.02    77.21                              0.250      0.017      0.358
5954369     $    230,507.69    74.52                              0.250      0.017      0.733
5954432     $    334,501.21    79.76                              0.250      0.017      0.483
5954443     $    369,570.16    80.00                              0.250      0.017      0.483
5954446     $    374,295.83    51.02                              0.250      0.017      1.358
5954453     $    648,579.66    74.29                              0.250      0.017      0.608
5954459     $    524,237.62    75.00                              0.250      0.017      0.608
5954464     $    459,158.03    56.79                              0.250      0.017      1.483
5954479     $    489,233.19    58.33                              0.250      0.017      0.233
5954493     $    624,283.85    67.17                              0.250      0.017      0.483
5954736     $     53,864.80    35.06                              0.250      0.017      0.483
5954747     $    399,389.37    59.26                              0.250      0.017      0.358
5954753     $    399,404.42    80.00                              0.250      0.017      0.483
5954762     $    325,007.35    80.00                              0.250      0.017      0.608
5954766     $    375,440.16    80.00                              0.250      0.017      0.483
5954772     $    469,058.15    70.20                              0.250      0.017      0.108
5954782     $    397,407.39    79.60                              0.250      0.017      0.483
5954801     $    309,526.77    72.94                              0.250      0.017      0.358
5954804     $    395,404.24    80.00                              0.250      0.017      0.483
5954808     $    315,328.86    71.14                              0.250      0.017      0.483
5954812     $    173,133.75    80.00                              0.250      0.017      1.358
5954815     $    311,535.45    80.00                              0.250      0.017      0.483
5954818     $    323,118.95    80.00                              0.250      0.017      0.608
5954825     $    325,931.96    79.66                              0.250      0.017      1.233
5954852     $    314,128.48    88.73                 13           0.250      0.017      0.483
5954859     $    324,552.19    79.99                              0.250      0.017      0.483
5954892     $    436,530.93    79.48                              0.250      0.017      0.733
5954903     $    353,377.03    80.00                              0.250      0.017      0.358
5954918     $    340,529.10    72.55                              0.250      0.017      0.858
5954973     $    394,086.98    78.99                              0.250      0.017      0.608
5955114     $    349,491.75    65.67                              0.250      0.017      0.608
5955126     $    346,170.74    80.00                              0.250      0.017      0.358
5955135     $    233,101.31    58.35                              0.250      0.017      1.233
5955210     $    424,712.70    79.64                              0.250      0.017      0.858
5955225     $    282,410.60    79.99                              0.250      0.017      1.108
5955262     $    463,406.21    80.00                              0.250      0.017      1.233
5955290     $    309,571.91    68.89                              0.250      0.017      0.858
5955313     $    394,594.39    90.00                 11           0.250      0.017      1.233
5958476     $    359,436.64    54.14                              0.250      0.017      0.233
5958488     $    349,478.88    45.57                              0.250      0.017      0.483
5958491     $    488,704.79    68.06                              0.250      0.017      1.108
5958506     $    379,210.31    64.41                              0.250      0.017      0.858
5958512     $    556,598.11    55.80                              0.250      0.017      1.358
5958523     $    449,329.97    64.29                              0.250      0.017      0.483
5958534     $    398,449.02    60.92                              0.250      0.017      0.858
5958536     $    428,935.39    53.82                              0.250      0.017      0.483
5958546     $    499,273.92    46.00                              0.250      0.017      0.608
5958547     $    548,546.23    51.64                              0.250      0.017      1.108
5958554     $    381,206.13    46.59                              0.250      0.017      0.858
5958559     $    299,186.10    38.46                              0.250      0.017      1.358
5958567     $    324,528.05    69.89                              0.250      0.017      0.608
5958577     $    648,579.66    53.24                              0.250      0.017      0.608
5958589     $    398,969.15    61.54                              0.250      0.017      1.233
5958595     $    392,119.54    66.61                              0.250      0.017      0.483
5958612     $    287,386.25    61.28                              0.250      0.017      0.733
5958619     $    324,140.92    31.65                              0.250      0.017      1.108
5958636     $    299,596.08    30.00                              0.250      0.017      0.983
5958645     $    648,543.77    63.41                              0.250      0.017      0.483
5958659     $    364,785.54    59.03                              0.250      0.017      0.608
5958661     $    409,913.63    68.50                              0.250      0.017      1.108
5958859     $    449,041.00    65.69                              0.250      0.017      0.733
5958884     $    599,128.72    48.04                              0.250      0.017      0.608
5958917     $    399,342.33    32.65                              0.250      0.017      0.000
5959017     $    648,614.80    42.62                              0.250      0.017      0.733
5959043     $    314,542.57    47.37                              0.250      0.017      0.608
5959064     $    498,037.56    33.90                              0.250      0.017      1.358
5959066     $    342,027.09    65.00                              0.250      0.017      0.358
5959078     $    464,216.44    46.97                              0.250      0.017      0.000
5959097     $    475,931.35    64.46                              0.250      0.017      0.483
5959179     $    499,115.30    67.66                              0.250      0.017      0.000
5959189     $    358,892.85    55.22                              0.250      0.017      0.483
5959198     $    347,519.45    42.44                              0.250      0.017      0.858
5959232     $    649,032.21    65.20                              0.250      0.017      0.483
5959262     $    398,942.69    41.28                              0.250      0.017      1.108
5959298     $    404,257.28    63.78                              0.250      0.017      0.858
5959879     $    361,763.18    80.00                              0.250      0.017      0.733
5959892     $    312,706.04    80.00                              0.250      0.017      0.733
5959896     $    471,486.54    80.00                              0.250      0.017      0.483
5959905     $    518,517.69    80.00                              0.250      0.017      0.733
5959909     $    395,134.70    80.00                              0.250      0.017      0.608
5959917     $    336,762.53    75.00                              0.250      0.017      0.608
5959921     $    418,772.44    80.00                              0.250      0.017      0.608
5960084     $    299,404.00    71.43                              0.250      0.017      0.108
5960123     $    548,392.45    77.46                              0.250      0.017      0.608
5960143     $    398,942.69    76.92                              0.250      0.017      1.108
5960161     $    390,424.99    79.65                              0.250      0.017      0.608
5960168     $    488,630.59    80.00                              0.250      0.017      0.858
5960200     $    616,649.57    79.23                              0.250      0.017      0.608
5960220     $    331,005.16    80.00                              0.250      0.017      0.483
5960241     $    597,755.17    79.87                              0.250      0.017      0.858
5960252     $    390,882.54    80.00                              0.250      0.017      0.733
5960262     $    394,871.16    80.00                              0.250      0.017      0.733
5960270     $    398,915.65    70.80                              0.250      0.017      0.983
5960287     $    299,166.00    78.10                              0.250      0.017      0.858
5960316     $    439,637.94    80.00                              0.250      0.017      1.358
5960324     $    439,762.55    79.99                              0.250      0.017      0.483
5960336     $    503,268.12    78.14                              0.250      0.017      0.608
5960374     $    444,051.69    71.77                              0.250      0.017      0.733
5960396     $    359,463.99    80.00                              0.250      0.017      0.483
5960423     $    302,748.55    80.00                              0.250      0.017      0.483
5960613     $    423,818.42    48.57                              0.250      0.017      0.858
5960669     $    429,012.38    74.14                              0.250      0.017      0.358
5960719     $    304,557.10    38.13                              0.250      0.017      0.608
5960751     $    391,245.16    79.98                              0.250      0.017      0.733
5960767     $    335,283.95    80.00                              0.250      0.017      0.733
5960793     $    297,015.60    79.99                              0.250      0.017      0.733
5960799     $    491,323.30    80.00                              0.250      0.017      0.483
5960805     $    549,221.12    69.18                              0.250      0.017      0.733
5960811     $    618,483.81    77.50                              0.250      0.017      0.858
5960821     $    293,248.33    79.41                              0.250      0.017      1.358
5960831     $    522,826.05    73.80                              0.250      0.017      0.483
5960842     $    448,878.10    75.00                              0.250      0.017      0.733
5960852     $    314,269.35    76.09                              0.250      0.017      0.608
5960858     $    289,628.89    47.93                              0.250      0.017      1.233
5960869     $    284,407.72    78.51                              0.250      0.017      0.858
5960871     $    382,429.74    69.64                              0.250      0.017      0.483
5960877     $    318,536.63    89.98                 33           0.250      0.017      0.858
5960928     $    298,437.96    70.59                              0.250      0.017      0.858
5961122     $    492,920.55    79.94                              0.250      0.017      0.608
5961130     $    395,156.10    75.00                              0.250      0.017      0.733
5961134     $    429,083.62    76.11                              0.250      0.017      0.733
5961138     $    433,353.81    80.00                              0.250      0.017      0.483
5961142     $    350,490.29    79.95                              0.250      0.017      0.608
5961145     $    549,201.31    79.14                              0.250      0.017      0.608
5961148     $    343,266.91    55.48                              0.250      0.017      0.733
5961163     $    309,305.50    75.61                              0.250      0.017      0.483
5961169     $    470,994.12    52.44                              0.250      0.017      0.733
5961511     $    409,404.63    78.10                              0.250      0.017      0.608
5961569     $    347,441.77    80.00                              0.250      0.017      0.108
5961638     $    456,766.12    75.00                              0.250      0.017      0.108
5962248     $    329,049.81    79.99                              0.250      0.017      1.233
5962382     $    321,893.12    80.00                              0.250      0.017      0.733
5962406     $    424,413.12    62.50                              0.250      0.017      0.858
5962438     $    339,269.19    90.00                 11           0.250      0.017      0.733
5962928     $    374,468.94    75.00                              0.250      0.017      0.733
5963896     $    295,570.16    80.00                              0.250      0.017      0.608
5965946     $    349,491.75    70.00                              0.250      0.017      0.608

            $129,588,801.47

                                  EXHIBIT F-3A

WFMBS


(i)         (xvii)                                   (xviii)
--------    ----------------------------    ----------------------------
MORTGAGE                                    NMI
LOAN                                        LOAN
NUMBER      SERVICER                        SELLER
--------    ----------------------------    ----------------------------
5854552     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5855750     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5856378     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5859020     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5871415     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5874828     WASHINGTON MUTUAL BANK, F.A.    WASHINGTON MUTUAL BANK, F.A.
5875624     WASHINGTON MUTUAL BANK, F.A.    WASHINGTON MUTUAL BANK, F.A.
5876175     WASHINGTON MUTUAL BANK, F.A.    WASHINGTON MUTUAL BANK, F.A.
5877546     COLUMBIA NATIONAL, INC.         COLUMBIA NATIONAL, INC.
5877609     COLUMBIA NATIONAL, INC.         COLUMBIA NATIONAL, INC.
5880050     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5883983     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5889198     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5889317     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5889469     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5889592     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5889879     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5889886     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5891596     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5892634     FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
5894194     COUNTRYWIDE FUNDING CORP.       COUNTRYWIDE FUNDING CORP.
5895703     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5895850     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5898734     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5898752     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5898783     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5899293     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5899888     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5902621     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5903698     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5903933     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5904408     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5904688     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5904805     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5904814     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5905010     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5905037     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5905348     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5905438     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5906082     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5906565     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5906767     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5907063     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5907361     HUNTINGTON MORTGAGE COMPANY     HUNTINGTON MORTGAGE COMPANY
5907518     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5907607     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5908575     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5909679     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5909698     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5909727     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5911390     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5913345     HIBERNIA NATIONAL BANK          HIBERNIA NATIONAL BANK
5914572     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5914641     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5914658     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5914992     HUNTINGTON MORTGAGE COMPANY     HUNTINGTON MORTGAGE COMPANY
5915051     HUNTINGTON MORTGAGE COMPANY     HUNTINGTON MORTGAGE COMPANY
5915810     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5915995     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5916021     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5916024     HIBERNIA NATIONAL BANK          HIBERNIA NATIONAL BANK
5916063     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5916274     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5916352     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5916387     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5919175     COLONIAL SAVINGS & LOAN         COLONIAL SAVINGS & LOAN
5920405     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921249     HIBERNIA NATIONAL BANK          HIBERNIA NATIONAL BANK
5923010     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5934968     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5938038     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5938239     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5940336     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5940501     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942486     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942517     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942529     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942773     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942805     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942828     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942843     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942864     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942927     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5942976     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943034     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943127     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943143     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943175     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943184     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943192     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943204     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943213     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943226     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943253     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943264     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943492     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943514     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943850     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943864     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943910     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5943929     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5944103     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5944163     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5944187     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5944218     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5944321     COLONIAL SAVINGS & LOAN         COLONIAL SAVINGS & LOAN
5944519     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5945105     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5946496     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5947112     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5947860     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5948553     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5948646     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5949782     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5949798     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5949808     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5949822     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5949846     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5949867     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5949899     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5949930     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5949947     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5949970     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5950163     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5951528     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5951592     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5951596     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952150     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952178     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952199     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952217     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952223     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952233     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952278     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952293     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952334     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952363     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952370     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952388     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952620     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952658     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952680     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952743     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952755     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5952828     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953717     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953739     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953747     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953762     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953774     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953792     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953803     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953808     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953822     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953846     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953911     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953931     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953940     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5953946     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5953959     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954008     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5954023     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954040     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954059     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5954090     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954113     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954134     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954143     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5954198     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954245     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954259     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954285     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954286     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954305     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954306     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954313     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954314     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954323     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954326     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954351     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954358     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5954369     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954432     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954443     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5954446     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954453     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954459     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954464     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954479     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954493     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954736     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954747     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954753     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5954762     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954766     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5954772     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954782     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954801     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954804     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5954808     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954812     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954815     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5954818     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954825     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954852     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954859     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954892     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954903     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954918     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5954973     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5955114     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5955126     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5955135     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5955210     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5955225     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5955262     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5955290     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5955313     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN
5958476     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958488     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958491     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958506     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958512     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958523     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958534     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958536     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958546     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958547     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958554     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958559     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958567     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958577     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958589     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958595     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958612     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958619     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958636     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958645     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958659     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958661     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958859     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958884     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5958917     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959017     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959043     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959064     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959066     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959078     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959097     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959179     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959189     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959198     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959232     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959262     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959298     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959879     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959892     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959896     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959905     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959909     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959917     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5959921     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960084     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960123     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960143     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960161     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960168     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960200     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960220     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960241     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960252     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960262     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960270     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960287     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960316     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960324     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960336     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960374     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960396     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960423     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960613     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5960669     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960719     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960751     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960767     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960793     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960799     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960805     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960811     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960821     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960831     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960842     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960852     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960858     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960869     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5960871     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960877     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5960928     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961122     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961130     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961134     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961138     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961142     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961145     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961148     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961163     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961169     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5961511     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5961569     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5961638     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5962248     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5962382     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5962406     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5962438     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5962928     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5963896     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5965946     FLEET REAL ESTATE FUNDIN        FLEET REAL ESTATE FUNDIN

COUNT:                               317
WAC:                         7.794888767
WAM:                         356.7024418
WALTV:                       71.78301128

                                  EXHIBIT F-3B

             [Schedule of Other Sevicer Mortgage Loans in Group II]


WFMBS


(i)         (ii)                                                  (iii)       (iv)        (v)           (vi)        (viii)
--------    --------------------------------------    --------    --------    --------    ----------    --------    ----------
                                                                              NET
MORTGAGE                                                          MORTGAGE    MORTGAGE    CURRENT       ORIGINAL    SCHEDULED
LOAN                                         ZIP      PROPERTY    INTEREST    INTEREST    MONTHLY       TERM TO     MATURITY
NUMBER      CITY                    STATE    CODE     TYPE        RATE        RATE        PAYMENT       MATURITY    DATE
--------    --------------------------------------    --------    --------    --------    ----------    --------    ----------
5712157     STATEN ISLAND            NY      10301      SFD         7.000      6.500      $ 2,921.19      180        1-Nov-14
5849920     LA QUINTA                CA      92253      SFD         8.125      6.500      $ 5,337.10      180        1-Oct-15
5858920     GRAYSON                  LA      71435      SFD         8.250      6.500      $   600.52      180        1-Nov-15
5866842     AUSTIN                   TX      78734      SFD         7.875      6.500      $ 3,461.84      180        1-Jan-16
5872154     CHIPPEWA LAKE            OH      44215      SFD         8.125      6.500      $   847.50      179        1-Oct-15
5872159     KERRVILLE                TX      78028      SFD         8.125      6.500      $   601.81      180        1-Oct-15
5872160     OOLTEWAH                 TN      37363      SFD         7.875      6.500      $ 1,327.83      180        1-Nov-15
5872162     MERIDIAN                 ID      83642      SFD         8.000      6.500      $ 3,344.78      180        1-Nov-15
5872181     HENDERSON                NV      89052      SFD         7.750      6.500      $ 3,077.19      180        1-Oct-15
5872851     SOUTH TULSA              OK      74136      SFD         7.375      6.500      $ 3,532.51      180        1-Nov-15
5873541     RYE                      NY      10580      SFD         7.500      6.500      $ 3,939.81      180        1-Dec-15
5873552     COLTS NECK               NJ      07722      SFD         7.875      6.500      $ 2,845.35      180        1-Nov-15
5873564     MOORESTOWN               NJ      08057      SFD         7.625      6.500      $ 3,234.43      180        1-Nov-15
5874012     SAINT GEORGE             UT      84790      SFD         6.500      6.108      $ 1,819.79      180        1-Feb-14
5874018     SHELBYVILLE              TN      37160      SFD         7.375      6.500      $ 1,103.91      180        1-Dec-15
5875324     MIAMI                    FL      33175      SFD         8.000      6.500      $ 4,300.44      180        1-Dec-15
5876556     CRESTED BUTTE            CO      81224      SFD         7.875      6.500      $ 4,078.33      180        1-Feb-16
5877078     SUGAR LAND               TX      77478      SFD         8.000      6.500      $ 1,462.15      180        1-Nov-15
5877199     AUSTIN                   TX      78746      SFD         7.750      6.500      $ 3,424.83      180        1-Nov-15
5877298     HARVARD                  MA      01451      SFD         7.875      6.500      $ 8,199.40      120        1-Dec-10
5880087     EVANSTON                 IL      60202      SFD         8.375      6.500      $ 8,894.58      180        1-Dec-15
5880121     VERMILLION               OH      44089      SFD         7.875      6.500      $ 3,262.67      180        1-Dec-15
5889309     PLYMOUTH                 MA      02360      SFD         7.500      6.500      $ 3,337.25      180        1-Dec-15
5889858     ATLANTA                  GA      30307      SFD         7.625      6.500      $ 3,269.46      180        1-Jan-16
5890698     MIAMI                    FL      33133      SFD         7.750      6.500      $ 3,261.52      180        1-Dec-15
5891665     ORLAND PARK              IL      60462      SFD         8.250      6.500      $ 5,820.85      180        1-Jan-16
5893453     BETHESDA                 MD      20817      PUD         7.625      6.500      $ 3,923.35      180        1-Jan-16
5895561     SAG HARBOR               NY      11963      SFD         7.625      6.500      $ 4,110.18      180        1-Dec-15
5895572     BASKING RIDGE            NJ      07920      SFD         7.625      6.500      $ 5,714.08      180        1-Dec-15
5895581     MOUNT KISCO              NY      10549      LCO         7.750      6.500      $ 4,706.38      180        1-Dec-15
5895597     WHITE PLAINS             NY      10603      SFD         7.125      6.500      $ 3,260.54      180        1-Dec-15
5895600     LINWOOD                  NJ      08221      SFD         8.125      6.500      $ 4,332.98      180        1-Dec-15
5895602     MASSAPEQUA PARK          NY      11762      SFD         7.875      6.500      $ 2,731.54      180        1-Dec-15
5896550     MARS                     PA      16046      SFD         7.875      6.500      $ 3,869.68      180        1-Dec-15
5899130     WEST LAFAYETTE           IN      47906      SFD         7.500      6.500      $ 2,966.44      180        1-Apr-16
5901458     CHESTER                  NJ      07931      SFD         7.875      6.500      $ 8,536.05      180        1-Jan-16
5903557     DIAMOND BAR              CA      91765      PUD         7.375      6.500      $ 8,739.28      180        1-Jan-16
5906217     SAN FRANCISCO            CA      94116      SFD         8.250      6.500      $ 3,686.53      180        1-Nov-15
5906247     CHEBOYGAN                MI      49721      SFD         8.125      6.500      $ 4,814.41      180        1-Oct-15
5907152     AUSTELL                  GA      30106      SFD         8.000      6.500      $   573.40      180        1-Feb-16
5907466     KELLER                   TX      76248      SFD         7.500      6.500      $ 2,692.97      180        1-Jan-16
5907479     NELLYSFORD               VA      22958      SFD         7.625      6.500      $ 3,960.72      180        1-Feb-16
5907525     NEW YORK                 NY      10010      HCO         7.625      6.500      $ 6,071.84      180        1-Jan-16
5907648     POWDER SPRINGS           GA      30127      SFD         7.875      6.500      $ 9,484.50      180        1-Jan-15
5907709     EL CAJON                 CA      92019      SFD         7.750      6.500      $ 2,646.87      180        1-Nov-15
5907762     ROCK HILL                SC      29732      SFD         8.125      6.500      $ 4,101.88      180        1-Nov-15
5907783     PAWLEYS ISLAND           SC      29585      SFD         7.750      6.500      $ 4,706.38      180        1-Jan-16
5907794     LA JOLLA                 CA      92037      PUD         6.875      6.500      $ 2,666.65      180        1-Dec-15
5907851     SOUTHAMPTON              NY      11968      SFD         8.000      6.500      $ 3,210.99      180        1-Dec-15
5907872     COLTS NECK               NJ      07722      SFD         7.750      6.500      $ 4,706.38      180        1-Jan-16
5907906     POQUOSON                 VA      23662      SFD         7.250      6.500      $ 5,039.01      180        1-Nov-15
5907922     BURLINGTON               CT      06013      SFD         6.750      6.483      $ 3,760.87      180        1-Jan-16
5909809     PONTE VEDRA BEACH        FL      32082      SFD         7.625      6.500      $ 4,670.65      180        1-Nov-15
5909840     HOUSTON                  TX      77024      SFD         7.375      6.500      $ 7,175.41      180        1-Dec-15
5909849     CARY                     NC      27513      PUD         7.625      6.500      $ 2,615.56      180        1-Dec-15
5909862     GREENSBORO               NC      27408      SFD         7.500      6.500      $ 6,007.04      180        1-Jan-16
5909886     NAGS HEAD                NC      27959      SFD         7.625      6.500      $ 2,802.39      180        1-Jan-16
5909895     NORWALK                  CT      06850      SFD         7.750      6.500      $ 3,576.85      180        1-Dec-15
5910008     FORSYTH                  GA      31029      PUD         7.625      6.500      $ 3,176.04      180        1-Nov-15
5911291     BOULDER JUNCTION         WI      54512      SFD         8.125      6.500      $ 2,599.78      180        1-Oct-15
5913371     TULSA                    OK      74114      SFD         7.250      6.500      $ 5,020.75      180        1-Mar-16
5915604     SIOUX FALLS              SD      57108      SFD         7.375      6.500      $ 5,924.31      180        1-Jan-16
5915619     COLUMBIA                 SC      29223      SFD         8.000      6.500      $ 3,050.45      180        1-Jan-16
5915696     TULSA                    OK      74133      SFD         7.875      6.500      $ 4,742.25      180        1-Jan-16
5915740     CAMAS                    WA      98607      SFD         7.750      6.500      $ 5,129.96      180        1-Jan-16
5915757     CANTON                   MA      02021      SFD         6.625      6.358      $ 3,090.54      180        1-Feb-16
5915960     WAYNE                    PA      19087      SFD         6.750      6.483      $ 2,743.22      180        1-Dec-15
5920092     JERSEY CITY              NJ      07302      MF2         7.500      6.500      $ 4,153.02      180        1-Feb-16
5920173     OSSINING                 NY      10562      SFD         8.125      6.500      $ 3,081.23      180        1-Jan-16
5920211     HOLLISWOOD               NY      11423      SFD         7.750      6.500      $ 3,614.50      180        1-Jan-16
5920320     NEW YORK                 NY      10016      COP         8.250      6.500      $ 3,996.98      180        1-Feb-16
5920347     LAKE SUCCESS             NY      11020      SFD         7.625      6.500      $ 4,203.59      180        1-Jan-16
5920363     WEST COVINA              CA      91791      SFD         7.250      6.500      $ 4,016.60      180        1-Feb-16
5920365     NEW YORK                 NY      10011      COP         8.000      6.500      $ 8,123.05      180        1-Dec-15
5920392     MILLBROOK                NY      12545      SFD         7.625      6.500      $ 9,294.60      180        1-Jan-16
5920415     FORT SALONGA             NY      11768      SFD         7.000      6.500      $ 3,820.02      180        1-Feb-16
5920424     MASSAPEQUA               NY      11758      SFD         7.250      6.500      $ 3,651.45      180        1-Feb-16
5920427     BRIDGEHAMPTON            NY      11932      SFD         8.000      6.500      $14,334.78      180        1-Feb-16
5920449     ROSLYN HARBOR            NY      11576      SFD         7.625      6.500      $ 4,670.65      180        1-Jan-16
5920452     MILPITAS                 CA      95035      SFD         7.375      6.500      $ 3,997.07      180        1-Jan-16
5920466     LANDENBERG               PA      19350      SFD         7.875      6.500      $ 2,750.50      180        1-Jan-16
5920527     SAN FRANCISCO            CA      94115      SFD         7.375      6.500      $ 5,767.92      180        1-Feb-16
5920539     OAK PARK                 CA      91377      SFD         7.250      6.500      $ 4,564.31      180        1-Dec-15
5920542     NORTH WALES              PA      19454      SFD         7.875      6.500      $ 3,414.42      180        1-Jan-16
5920557     SANTA MONICA             CA      90405      HCO         7.500      6.500      $ 4,635.06      180        1-Feb-16
5921627     SIMI VALLEY              CA      93065      SFD         7.500      6.500      $ 2,616.49      180        1-Nov-15
5921631     SARASOTA                 FL      34236      SFD         7.875      6.500      $ 3,378.85      180        1-Jan-16
5921641     ATLANTA                  GA      30319      SFD         7.500      6.500      $ 5,311.90      120        1-Jan-11
5921648     ROUGEMONT                NC      27522      SFD         7.750      6.500      $ 6,118.29      180        1-Jan-16
5921654     MEMPHIS                  TN      38104      SFD         7.875      6.500      $ 4,826.73      120        1-Dec-10
5921662     CORAL GABLES             FL      33143      SFD         7.625      6.500      $ 6,071.84      180        1-Jan-16
5921670     HIGHLANDS RANCH          CO      80130      SFD         8.250      6.500      $ 4,042.57      180        1-Jan-16
5921673     LONG BEACH               CA      90803      SFD         8.000      6.500      $ 4,634.91      180        1-Feb-16
5921684     BELLAIRE                 TX      77401      SFD         7.750      6.500      $ 3,106.21      180        1-Jan-16
5921692     ATHENS                   TX      75751      SFD         7.750      6.500      $ 5,045.24      180        1-Jan-16
5921709     DALLAS                   TX      75248      SFD         7.375      6.500      $ 4,962.99      180        1-Jan-16
5921719     EL PASO                  TX      79922      SFD         7.250      6.500      $ 3,907.05      180        1-Feb-16
5921725     THE WOODLANDS            TX      77382      SFD         7.000      6.500      $ 5,400.16      180        1-Feb-16
5921748     MONTGOMERY               TX      77356      SFD         7.500      6.500      $ 3,453.12      180        1-Jan-16
5921784     HOUSTON                  TX      77019      PUD         7.250      6.500      $ 5,477.18      180        1-Jan-16
5921799     COPPELL                  TX      75019      SFD         7.500      6.500      $ 4,198.91      180        1-Jan-16
5921832     WESTON                   FL      33332      PUD         7.750      6.500      $ 3,030.91      180        1-Jan-16
5921842     HIGHLAND BEACH           FL      33487      HCO         7.750      6.500      $ 4,706.38      180        1-Dec-15
5921854     POMPANO BEACH            FL      33062      SFD         7.875      6.500      $ 7,113.38      180        1-Feb-16
5921863     DEERFIELD BEACH          FL      33441      SFD         7.625      6.500      $ 2,989.22      180        1-Feb-16
5921867     IRVINE                   CA      92602      SFD         7.500      6.500      $ 4,206.32      180        1-Dec-15
5921881     CARLSBAD                 CA      92009      PUD         7.750      6.500      $ 6,118.30      180        1-Feb-16
5938286     REDMOND                  WA      98052      SFD         7.875      6.500      $ 2,693.60      180        1-Nov-15
5938301     AUSTIN                   TX      78746      SFD         7.500      6.500      $ 4,542.37      180        1-Feb-16
5938342     COTO DE CAZA             CA      92679      SFD         7.500      6.500      $ 3,569.00      180        1-Jan-16
5938364     GLENDALE                 CA      91206      SFD         7.500      6.500      $ 3,619.99      180        1-Jan-16
5938369     SAN JOSE                 CA      95112      HCO         7.625      6.500      $ 3,534.00      180        1-Feb-16
5938408     BELL CANYON              CA      91307      SFD         7.500      6.500      $ 5,237.62      180        1-Feb-16
5938431     LA CRESCENTA             CA      91214      SFD         7.000      6.500      $ 2,750.42      180        1-Feb-16
5938441     LINCOLN                  CA      95648      SFD         7.125      6.500      $ 3,261.00      180        1-Jan-16
5938453     SAN CLEMENTE             CA      92673      SFD         7.000      6.500      $ 2,876.25      180        1-Feb-16
5938467     PASADENA                 CA      91103      LCO         7.500      6.500      $ 1,575.93      180        1-Jan-16
5938486     PORTLAND                 OR      97229      SFD         7.750      6.500      $ 4,221.62      180        1-Jan-16
5938488     LAGUNA HILLS             CA      92653      PUD         7.375      6.500      $ 3,610.70      180        1-Feb-16
5938491     WEST CHESTER             PA      19380      SFD         6.875      6.500      $ 4,552.03      180        1-Mar-16
5938513     LOS ANGELES              CA      90069      SFD         7.000      6.500      $ 5,123.32      180        1-Mar-16
5938580     LONG BEACH               CA      90814      SFD         7.250      6.500      $ 4,016.60      180        1-Jan-16
5938591     PISMO BEACH              CA      93449      SFD         7.625      6.500      $ 3,549.70      180        1-Jan-16
5938599     CARLSBAD                 CA      92008      SFD         7.500      6.500      $ 1,504.08      180        1-Feb-16
5938610     FULLERTON                CA      92835      SFD         7.125      6.500      $ 3,297.23      180        1-Feb-16
5939467     BETHESDA                 MD      20816      SFD         7.500      6.500      $ 3,337.25      180        1-Mar-16
5939485     GLENDALE                 CA      91208      SFD         7.250      6.500      $ 4,746.89      180        1-Feb-16
5939498     BETHESDA                 MD      20814      SFD         7.500      6.500      $ 4,635.07      180        1-Feb-16
5939514     WALNUT CREEK             CA      94598      SFD         7.625      6.500      $ 2,942.51      180        1-Feb-16
5939525     PLANO                    TX      75093      SFD         6.875      6.500      $ 4,780.34      180        1-Feb-16
5939536     HIGHLAND PARK            TX      75205      SFD         7.625      6.500      $ 4,819.18      180        1-Feb-16
5939555     DAVIE                    FL      33328      SFD         7.250      6.500      $ 3,651.45      180        1-Feb-16
5939599     FREMONT                  CA      94539      SFD         7.375      6.500      $ 2,759.77      180        1-Feb-16
5939611     GLENDALE                 CA      91207      SFD         6.625      6.358      $ 3,485.64      180        1-Feb-16
5939633     DALY CITY                CA      94015      SFD         7.375      6.500      $   919.93      180        1-Feb-16
5939651     LAS VEGAS                NV      89134      SFD         7.125      6.500      $ 1,915.84      180        1-Feb-16
5939660     ROCKVILLE                MD      20852      SFD         7.375      6.500      $ 3,679.70      180        1-Feb-16
5940893     DANA POINT               CA      92629      SFD         7.250      6.500      $ 3,039.84      180        1-Mar-16
5940913     SIMI VALLEY              CA      93063      SFD         6.625      6.358      $ 2,282.79      180        1-Mar-16
5940923     LAGUNA NIGUEL            CA      92677      SFD         7.375      6.500      $ 3,687.97      180        1-Jan-16
5940942     MERRICK                  NY      11566      SFD         7.875      6.500      $ 3,839.33      180        1-Jan-16
5940949     HERNDON                  VA      20170      SFD         7.000      6.500      $ 4,494.15      180        1-Mar-16
5941029     BELTON                   MO      64012      SFD         7.000      6.500      $ 3,505.43      180        1-Mar-16
5941037     LAKE ARROWHEAD           CA      92352      SFD         7.250      6.500      $ 3,274.90      180        1-Mar-16
5941050     ORANGE                   CA      92867      SFD         7.000      6.500      $ 5,842.39      180        1-Mar-16
5941079     AUSTIN                   TX      78735      LCO         6.875      6.500      $ 3,817.14      180        1-Mar-16
5941083     SAN JOSE                 CA      95116      SFD         7.250      6.500      $ 3,943.57      180        1-Mar-16
5941093     RIVERSIDE                CA      92504      SFD         7.250      6.500      $ 3,200.59      180        1-Mar-16
5942125     AUSTIN                   TX      78733      SFD         7.375      6.500      $ 3,219.74      180        1-Feb-16
5945590     OAK HILL                 VA      20171      SFD         6.750      6.483      $ 3,220.63      180        1-Mar-16
5945610     UPPER MARLBORO           MD      20772      SFD         7.500      6.500      $ 3,151.85      180        1-Mar-16
5951518     JACKSONVILLE             FL      32210      SFD         7.500      6.500      $ 4,356.96      180        1-Mar-16
5959918     GREENLAWN                NY      11740      SFD         7.750      6.500      $ 4,151.03      180        1-Mar-16
5959929     CARTER LAKE              IA      51510      SFD         7.375      6.500      $ 5,519.54      180        1-Mar-16
5959944     RANCHO MIRAGE            CA      92270      SFD         7.875      6.500      $ 6,164.93      180        1-Feb-16


COUNT:                           155
WAC:                     7.567798147
WAM:                     174.4753018
WALTV:                   65.99472427

WFMBS

(i)         (ix)              (x)       (xi)       (xii)        (xiii)     (xv)       (xvi)
--------    --------------    ------    -------    ---------    -------    -------    --------
            CUT-OFF
MORTGAGE    DATE                                   MORTGAGE                MASTER     FIXED
LOAN        PRINCIPAL                              INSURANCE    SERVICE    SERVICE    RETAINED
NUMBER      BALANCE           LTV       SUBSIDY    CODE         FEE        FEE        YIELD
--------    --------------    ------    -------    ---------    -------    -------    --------
5712157     $   305,599.36     71.74                             0.250      0.017      0.233
5849920     $   542,966.20    100.00                             0.375      0.017      1.233
5858920     $    60,832.05     79.87                             0.250      0.017      1.483
5866842     $   360,515.20     40.56                             0.250      0.017      1.108
5872154     $    86,220.17     63.37                             0.375      0.017      1.233
5872159     $    61,223.89     54.35                             0.375      0.017      1.233
5872160     $   137,504.90     80.00                             0.375      0.017      0.983
5872162     $   343,829.27     95.24                             0.375      0.017      1.108
5872181     $   320,023.61     75.77                             0.375      0.017      0.858
5872851     $   376,855.95     80.00                             0.375      0.017      0.483
5873541     $   418,501.48     42.50                             0.250      0.017      0.733
5873552     $   294,653.36     28.57                             0.250      0.017      1.108
5873564     $   339,944.78     80.00                             0.250      0.017      0.858
5874012     $   161,182.41     95.00                  06         0.375      0.017      0.000
5874018     $   118,145.29     77.42                             0.375      0.017      0.483
5875324     $   439,165.45     73.41                             0.250      0.017      1.233
5876556     $   426,205.85     78.90                             0.250      0.017      1.108
5877078     $   150,302.49     60.47                             0.250      0.017      1.233
5877199     $   357,295.15     55.13                             0.250      0.017      0.983
5877298     $   660,301.16     75.00                             0.250      0.017      1.108
5880087     $   897,103.54     60.67                             0.250      0.017      1.608
5880121     $   338,907.06     74.78                             0.250      0.017      1.108
5889309     $   354,495.13     78.26                             0.250      0.017      0.733
5889858     $   345,777.97     78.65                             0.250      0.017      0.858
5890698     $   341,314.92     90.00                  11         0.250      0.017      0.983
5891665     $   593,146.32     79.47                             0.250      0.017      1.483
5893453     $   414,933.57     65.12                             0.250      0.017      0.858
5895561     $   433,344.22     80.00                             0.250      0.017      0.858
5895572     $   600,269.15     32.19                             0.250      0.017      0.858
5895581     $   492,517.91     66.67                             0.250      0.017      0.983
5895597     $   354,011.73     89.99                  12         0.250      0.017      0.358
5895600     $   443,481.80     52.63                             0.250      0.017      1.358
5895602     $   283,736.71     78.90                             0.250      0.017      1.108
5896550     $   401,419.13     80.00                             0.250      0.017      1.108
5899130     $   319,033.56     72.73                             0.250      0.017      0.733
5901458     $   887,357.03     45.00                             0.250      0.017      1.108
5903557     $   938,289.64     50.00                             0.250      0.017      0.608
5906217     $   373,444.05     40.00                             0.250      0.017      1.483
5906247     $   489,791.55     65.53                             0.250      0.017      1.358
5907152     $    58,564.28     52.63                             0.250      0.017      1.233
5907466     $   286,957.58     70.00                             0.250      0.017      0.733
5907479     $   420,176.15     80.00                             0.250      0.017      0.858
5907525     $   640,881.27     41.14                             0.250      0.017      0.858
5907648     $   950,874.91     76.92                             0.250      0.017      1.108
5907709     $   276,134.10     73.04                             0.250      0.017      0.983
5907762     $   418,570.19     66.34                             0.250      0.017      1.358
5907783     $   490,183.22     24.39                             0.250      0.017      0.983
5907794     $   294,176.91     46.72                             0.250      0.017      0.108
5907851     $   330,948.43     80.00                             0.250      0.017      1.233
5907872     $   494,033.66     34.48                             0.250      0.017      0.983
5907906     $   540,614.24     80.00                             0.250      0.017      0.483
5907922     $   419,283.51     79.59                             0.250      0.017      0.000
5909809     $   479,781.61     33.33                             0.250      0.017      0.858
5909840     $   767,944.43     80.00                             0.250      0.017      0.608
5909849     $   275,658.60     58.03                             0.250      0.017      0.858
5909862     $   640,098.15     80.00                             0.250      0.017      0.733
5909886     $   296,381.14     30.00                             0.250      0.017      0.858
5909895     $   374,313.61     50.67                             0.250      0.017      0.983
5910008     $   333,808.64     55.28                             0.250      0.017      0.858
5911291     $   262,862.05     78.26                             0.250      0.017      1.358
5913371     $   546,594.08     69.62                             0.250      0.017      0.483
5915604     $   636,061.62     80.00                             0.250      0.017      0.608
5915619     $   315,473.14     80.00                             0.250      0.017      1.233
5915696     $   494,097.97     74.63                             0.250      0.017      1.108
5915740     $   538,496.66     72.67                             0.250      0.017      0.983
5915757     $   348,539.34     79.81                             0.250      0.017      0.000
5915960     $   302,149.45     67.39                             0.250      0.017      0.000
5920092     $   443,915.51     80.00                             0.250      0.017      0.733
5920173     $   316,304.42     80.00                             0.250      0.017      1.358
5920211     $   379,417.85     80.00                             0.250      0.017      0.983
5920320     $   408,482.48     74.91                             0.250      0.017      1.483
5920347     $   444,571.68     58.06                             0.250      0.017      0.858
5920363     $   435,900.53     67.69                             0.250      0.017      0.483
5920365     $   837,553.24     59.44                             0.250      0.017      1.233
5920392     $   982,991.96     69.78                             0.250      0.017      0.858
5920415     $   420,953.93     58.62                             0.250      0.017      0.233
5920424     $   396,273.23     34.78                             0.250      0.017      0.483
5920427     $ 1,486,620.16     40.00                             0.250      0.017      1.233
5920449     $   493,968.54     55.56                             0.250      0.017      0.858
5920452     $   429,144.05     67.16                             0.250      0.017      0.608
5920466     $   286,576.99     80.00                             0.250      0.017      1.108
5920527     $   621,221.18     66.00                             0.250      0.017      0.608
5920539     $   491,905.07     58.89                             0.250      0.017      0.483
5920542     $   355,750.72     80.00                             0.250      0.017      1.108
5920557     $   495,441.45     40.00                             0.250      0.017      0.733
5921627     $   277,054.84     61.49                             0.250      0.017      0.733
5921631     $   352,044.99     75.00                             0.250      0.017      1.108
5921641     $   437,345.20     79.63                             0.250      0.017      0.733
5921648     $   637,131.10     22.41                             0.250      0.017      0.983
5921654     $   388,845.91     80.00                             0.250      0.017      1.108
5921662     $   642,159.14     78.79                             0.250      0.017      0.858
5921670     $   411,940.16     79.98                             0.250      0.017      1.483
5921673     $   480,767.17     52.43                             0.250      0.017      1.233
5921684     $   324,216.69     33.33                             0.250      0.017      0.983
5921692     $   528,636.95     80.00                             0.250      0.017      0.983
5921709     $   532,849.76     75.77                             0.250      0.017      0.608
5921719     $   419,744.08     80.00                             0.250      0.017      0.483
5921725     $   595,080.29     80.00                             0.250      0.017      0.233
5921748     $   367,957.66     68.35                             0.250      0.017      0.733
5921784     $   592,523.87     65.57                             0.250      0.017      0.483
5921799     $   447,426.60     79.99                             0.250      0.017      0.733
5921832     $   318,155.49     85.87                  13         0.250      0.017      0.983
5921842     $   492,517.91     57.14                             0.250      0.017      0.983
5921854     $   743,382.25     75.00                             0.250      0.017      1.108
5921863     $   317,114.08     71.91                             0.250      0.017      0.858
5921867     $   446,811.90     80.00                             0.250      0.017      0.733
5921881     $   644,201.56     73.03                             0.250      0.017      0.983
5938286     $   278,938.48     80.16                             0.250      0.017      1.108
5938301     $   485,523.27     51.04                             0.250      0.017      0.733
5938342     $   380,305.21     51.68                             0.250      0.017      0.733
5938364     $   385,738.13     68.51                             0.250      0.017      0.733
5938369     $   374,908.14     80.00                             0.250      0.017      0.858
5938408     $   559,848.83     62.78                             0.250      0.017      0.733
5938431     $   303,086.81     71.16                             0.250      0.017      0.233
5938441     $   355,465.82     79.80                             0.250      0.017      0.358
5938453     $   316,953.55     72.73                             0.250      0.017      0.233
5938467     $   167,926.92     60.71                             0.250      0.017      0.733
5938486     $   443,148.19     65.00                             0.250      0.017      0.983
5938488     $   388,882.45     45.38                             0.250      0.017      0.608
5938491     $   507,134.95     80.00                             0.250      0.017      0.108
5938513     $   565,511.08     43.85                             0.250      0.017      0.233
5938580     $   434,517.50     57.76                             0.250      0.017      0.483
5938591     $   375,416.07     80.00                             0.250      0.017      0.858
5938599     $   160,374.00     49.54                             0.250      0.017      0.733
5938610     $   360,571.79     59.97                             0.250      0.017      0.358
5939467     $   357,818.70     71.01                             0.250      0.017      0.733
5939485     $   515,155.18     47.27                             0.250      0.017      0.483
5939498     $   495,441.42     74.18                             0.250      0.017      0.733
5939514     $   312,159.18     74.12                             0.250      0.017      0.858
5939525     $   530,782.72     80.00                             0.250      0.017      0.108
5939536     $   511,247.36     59.30                             0.250      0.017      0.858
5939555     $   396,273.23     63.83                             0.250      0.017      0.483
5939599     $   297,235.02     27.27                             0.250      0.017      0.608
5939611     $   393,096.92     52.93                             0.250      0.017      0.000
5939633     $    99,078.32     20.41                             0.250      0.017      0.608
5939651     $   209,508.04     90.00                  11         0.250      0.017      0.358
5939660     $   396,286.85     73.39                             0.250      0.017      0.608
5940893     $   330,937.86     62.24                             0.250      0.017      0.483
5940913     $   258,082.17     62.65                             0.250      0.017      0.000
5940923     $   395,958.25     79.98                             0.250      0.017      0.608
5940942     $   397,994.02     80.00                             0.250      0.017      1.108
5940949     $   496,835.83     54.54                             0.250      0.017      0.233
5941029     $   387,531.96     70.91                             0.250      0.017      0.233
5941037     $   355,723.58     79.94                             0.250      0.017      0.483
5941050     $   645,886.59     65.00                             0.250      0.017      0.233
5941079     $   425,262.06     66.88                             0.250      0.017      0.108
5941083     $   429,324.80     80.00                             0.250      0.017      0.483
5941093     $   348,438.82     89.90                  06         0.250      0.017      0.483
5942125     $   346,774.16     53.85                             0.250      0.017      0.608
5945590     $   361,596.58     79.99                             0.250      0.017      0.000
5945610     $   337,939.88     80.00                             0.250      0.017      0.733
5951518     $   467,152.21     55.29                             0.250      0.017      0.733
5959918     $   438,385.77     75.00                             0.250      0.017      0.983
5959929     $   593,492.15     75.00                             0.250      0.017      0.608
5959944     $   644,264.61     68.06                             0.250      0.017      1.108

            $66,642,117.97


                                  EXHIBIT F-3B

(i)         (xvii)                          (xviii)
--------    ----------------------------    ----------------------------
MORTGAGE                                    NMI
LOAN                                        LOAN
NUMBER      SERVICER                        SELLER
--------    ----------------------------    ----------------------------
5712157     CENDANT MORTGAGE CORPORA        CENDANT MORTGAGE CORPORA
5849920     CENDANT MORTGAGE COPRORA        CENDANT MORTGAGE COPRORA
5858920     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5866842     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5872154     CENDANT MORTGAGE CORPORA        CENDANT MORTGAGE CORPORA
5872159     CENDANT MORTGAGE CORPORA        CENDANT MORTGAGE CORPORA
5872160     CENDANT MORTGAGE CORPORA        CENDANT MORTGAGE CORPORA
5872162     CENDANT MORTGAGE CORPORA        CENDANT MORTGAGE CORPORA
5872181     CENDANT MORTGAGE CORPORA        CENDANT MORTGAGE CORPORA
5872851     CENDANT MORTGAGE CORPORA        CENDANT MORTGAGE CORPORA
5873541     CHASE MANHATTAN MORTGAGE COR    CHASE MANHATTAN MORTGAGE COR
5873552     CHASE MANHATTAN MORTGAGE COR    CHASE MANHATTAN MORTGAGE COR
5873564     CHASE MANHATTAN MORTGAGE COR    CHASE MANHATTAN MORTGAGE COR
5874012     CENDANT MORTGAGE CORPORA        CENDANT MORTGAGE CORPORA
5874018     CENDANT MORTGAGE CORPORA        CENDANT MORTGAGE CORPORA
5875324     FLEET REAL ESTATE FUNDING CO    FLEET REAL ESTATE FUNDING CO
5876556     HIBERNIA NATIONAL BANK          HIBERNIA NATIONAL BANK
5877078     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5877199     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5877298     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5880087     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5880121     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5889309     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5889858     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5890698     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5891665     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5893453     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5895561     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5895572     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5895581     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5895597     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5895600     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5895602     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5896550     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5899130     HUNTINGTON MORTGAGE COMPANY     HUNTINGTON MORTGAGE COMPANY
5901458     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5903557     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5906217     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5906247     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5907152     NATIONAL CITY MORTGAGE C        NATIONAL CITY MORTGAGE C
5907466     FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
5907479     FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
5907525     FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
5907648     FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
5907709     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5907762     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5907783     FIRST HORIZON HOME LOAN CORP    FIRST HORIZON HOME LOAN CORP
5907794     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5907851     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5907872     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5907906     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5907922     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5909809     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5909840     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5909849     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5909862     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5909886     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5909895     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5910008     FIRST UNION MORTGAGE CORP       FIRST UNION MORTGAGE CORP
5911291     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5913371     HIBERNIA NATIONAL BANK          HIBERNIA NATIONAL BANK
5915604     SUNTRUST MORTGAGE, INC. FKA     SUNTRUST MORTGAGE, INC. FKA
5915619     SUNTRUST MORTGAGE, INC. FKA     SUNTRUST MORTGAGE, INC. FKA
5915696     SUNTRUST MORTGAGE, INC. FKA     SUNTRUST MORTGAGE, INC. FKA
5915740     SUNTRUST MORTGAGE, INC. FKA     SUNTRUST MORTGAGE, INC. FKA
5915757     SUNTRUST MORTGAGE, INC. FKA     SUNTRUST MORTGAGE, INC. FKA
5915960     SUNTRUST MORTGAGE, INC. FKA     SUNTRUST MORTGAGE, INC. FKA
5920092     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920173     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920211     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920320     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920347     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920363     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5920365     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920392     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920415     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5920424     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5920427     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920449     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920452     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5920466     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920527     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5920539     HSBC MORTGAGE CORPORATION       HSBC MORTGAGE CORPORATION
5920542     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5920557     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921627     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921631     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921641     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921648     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921654     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921662     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921670     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921673     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921684     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921692     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921709     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921719     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921725     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921748     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921784     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921799     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921832     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921842     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921854     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921863     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921867     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5921881     CHASE MANHATTAN MORTGAGE        CHASE MANHATTAN MORTGAGE
5938286     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938301     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938342     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938364     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938369     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938408     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938431     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938441     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938453     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938467     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938486     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938488     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938491     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938513     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938580     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938591     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938599     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5938610     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939467     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939485     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939498     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939514     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939525     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939536     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939555     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939599     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939611     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939633     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939651     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5939660     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5940893     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5940913     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5940923     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5940942     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5940949     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5941029     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5941037     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5941050     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5941079     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5941083     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5941093     FIRST NATIONWIDE MORTGAGE CO    FIRST NATIONWIDE MORTGAGE CO
5942125     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5945590     CHEVY CHASE SAVINGS BANK        CHEVY CHASE SAVINGS BANK
5945610     CHEVY CHASE SAVINGS BANK        CHEVY CHASE SAVINGS BANK
5951518     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5959918     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5959929     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.
5959944     HOMESIDE LENDING, INC.          HOMESIDE LENDING, INC.

COUNT:                               155
WAC:                         7.567798147
WAM:                         174.4753018
WALTV:                       65.99472427

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

Loan Information

      Name of Mortgagor:                  ____________________________________

      Servicer
      Loan No.:                           ____________________________________

Custodian/Trust Administrator

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Custodian/Trustee
      Mortgage File No.:                  ____________________________________

Seller

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2001-12

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 2001-12, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of May 25, 2001 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on   _____________________   as   instrument   no.
      ______________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _______________________     in
      book/reel/docket  ____________________ of official records at page/image
      ____________.

( )   Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
      _________________  in the  County  Recorder's  Office  of the  County of
      ___________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on
      ______________________________  as instrument no.  ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

      (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

      (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

      (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

      (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                       By:____________________________________
                                          Name:
                                          Title:

Date: ________________, 20__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That  the  Purchaser's  Taxpayer  Identification  Number  is
[             ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-12, Class [I-A-R][I-A-LR] Certificate (the "Class [I-A-R][I-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [I-A-R][I-A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [I-A-R][I-A-LR] Certificate in excess of cash flows generated by the Class [I-A-R][I-A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [I-A-R][I-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [I-A-R][I-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [I-A-R][I-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [I-A-R][I-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.


                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.



____________________________________
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

        [Letter from Transferor of Class [I-A-R][I-A-LR] Certificate]




                                     [Date]




First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

      Re:   Wells Fargo Asset Securities Corporation,
            Series 2001-12, Class [I-A-R][I-A-LR]
            -----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.



                                                Very truly yours,
                                                [Transferor]



                                                ______________________

                                    EXHIBIT J

                   WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-12
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    _________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-12, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 25, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-12.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3.  Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                National City Mortgage Co. Servicing Agreement

             First Union Mortgage Corporation Servicing Agreement

               Washington Mutual Bank, F.A. Servicing Agreement

             HSBC Mortgage Corporation (USA) Servicing Agreement

                  HomeSide Lending Inc. Servicing Agreement

           Chase Manhattan Mortgage Corporation Servicing Agreement

                 Chevy Chase Bank, F.S.B. Servicing Agreement

                  Colonial Savings F.A. Servicing Agreement

                  Hibernia National Bank Servicing Agreement

               Cendant Mortgage Corporation Servicing Agreement

             The Huntington Mortgage Company Servicing Agreement

           First Horizon Home Loan Corporation Servicing Agreement

                   Fleet Mortgage Corp. Servicing Agreement

          First Nationwide Mortgage Corporation Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

                 Columbia National, Inc. Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M

                    [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and
 (the "Purchaser").

                              PRELIMINARY STATEMENT

            ________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-12, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of May 25, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trust Administrator and the United States Trust Company of New York, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01  Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund  established and maintained  pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Moody's or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either Moody's or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02  Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01  Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02  Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03  Purchaser's Election to Commence Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04  Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01  Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-12. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02  Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03  Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04  Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01  Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02  Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03  Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04  Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,
                  _____________________________
                  _____________________________
                  _____________________________
                  Attention: __________________

            Section 4.05  Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06  Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07  Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08  Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09  Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Wells Fargo Bank Minnesota, National
                                          Association



                                       By:____________________________________
                                          Name:
                                          Title:



                                          _____________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
               Mortgage Pass-Through Certificates, Series 2001-12
                 Applicable Unscheduled Principal Receipt Period

                                                  Full Unscheduled             Partial Unscheduled
Servicer                                         Principal Receipts            Principal Receipts
--------                                         ------------------            ------------------

WFHM (Exhibits F-1A and F-1B)                        Prior Month                   Prior Month
WFHM (Exhibits F-2A, F-2B and F-2C)                   Mid-Month                     Mid-Month
HSBC Mortgage Corporation (USA)                       Mid-Month                    Prior Month
HomeSide Lending, Inc.                                Mid-Month                    Prior Month
Fleet Mortgage Corp.                                  Mid-Month                    Prior Month
First Union Mortgage Corporation                      Mid-Month                    Prior Month
Chase Manhattan Mortgage Corporation                  Mid-Month                    Prior Month
First Nationwide Mortgage Corporation                 Mid-Month                    Prior Month
National City Mortgage Co.                            Mid-Month                    Prior Month
First Horizon Home Loan Corporation                   Mid-Month                    Prior Month
Countrywide Home Loans, Inc.                         Prior Month                   Prior Month
Washington Mutual Bank, FA                            Mid-Month                    Prior Month
The Huntington Mortgage Company                       Mid-Month                    Prior Month
Hibernia National Bank                                Mid-Month                    Prior Month
Colonial Savings, F.A.                                Mid-Month                    Prior Month
Columbia National, Inc.                               Mid-Month                    Prior Month
SunTrust Mortgage, Inc.                               Mid-Month                    Prior Month
Cendant Mortgage Corporation                          Mid-Month                    Prior Month
Chevy Chase Bank, F.S.B.                              Mid-Month                    Prior Month
